                     OPPENHEIMER MULTIPLE STRATEGIES FUND
                   Supplement dated January 13, 2003 to the
                      Prospectus dated November 22, 2002

The following  replaces the paragraph  titled  "Portfolio  Management Team" on page 15 of the Prospectus:

   "Portfolio  Managers.  Effective  January 13, 2003,  the equity  portion of
   the  Fund's  portfolio  is  managed  by  Christopher   Leavy  and  Emmanuel
   Ferreira,  supported  by other  members of the  Manager's  value  portfolio team,  and the  fixed-income  portion of the portfolio is managed by Angelo
   Manioudakis,  supported  by  other  members  of  the  Manager's  high-grade fixed-income  team.  Mr.  Leavy  has been a Senior  Vice  President  of the
   Manager since September 2000.  Prior to joining the Manager,  he had been a portfolio  manager at Morgan  Stanley  Dean  Witter  Investment  Management
   (1997-2000).  Mr.  Ferreira  is a Vice  President  of the  Manager  and Mr.
   Manioudakis  is a Senior Vice  President of the  Manager.  Prior to joining the  Manager in January  2003,  Mr.  Ferreira  was a  portfolio  manager at
   Lashire  Investments  (1999-2003),  and a  senior  analyst  at  Mark  Asset
   Management  (1997-1999).  Prior to joining the Manager, Mr. Manioudakis was a portfolio  manager at Morgan Stanley  Investment  Management (from August
   1993 to April 2002)."

January 13, 2003                                            PS0240.025

                  OPPENHEIMER MULTIPLE STRATEGIES FUND
                 Supplement dated January 2, 2003 to the
                  Statement of Additional Information
                           dated November 22, 2002

1.    Effective  December 31, 2002, Mr. Leon Levy resigned as a Trustee of the
   Fund  and Mr.  Clayton  Yeutter  was  elected  as  Chairman  of the  Board,
   effective  January  1,  2003.   Therefore,   the  Statement  of  Additional
   Information  is revised by deleting the  biography  for Mr. Levy on page 46 and by adding the following to Mr.  Yeutter's  biography:  "Chairman of the
   Board of Trustees."

2.    In the Trustee  compensation  table on page 51, the title of  "Chairman"
   after Mr.  Levy's  name is  deleted  and the title of  "Chairman"  is added after Mr.  Yeutter's  name. In addition,  the  following  footnote is added following Mr. Levy's name and following Mr. Yeutter's name:

            7.  Effective  January 1, 2003,  Clayton  Yeutter became
           Chairman  of the Board of  Trustees  of the Board I Funds
           upon the retirement of Leon Levy.

January 2, 2003                                             PX0240.012

Oppenheimer
Multiple Strategies Fund

Prospectus dated November 22, 2002

                                          Oppenheimer Multiple Strategies Fund
                                          is a mutual fund that seeks total
                                          return consistent with the
                                          preservation of principal. It
                                          invests in a variety of equity and
                                          debt securities of U.S. and foreign
                                          issuers, as well as money market
                                          instruments.
                                             This Prospectus contains
                                          important information about the
                                          Fund's objective, its investment
                                          policies, strategies and risks. It
                                          also contains important information
                                          about how to buy and sell shares of
                                          the Fund and other account features.
                                          Please read this Prospectus
As with all mutual funds, the             carefully before you invest and keep
Securities and Exchange Commission        it for future reference about your
has not approved or disapproved the       account.
Fund's securities nor has it
determined that this Prospectus is
accurate or complete. It is a
criminal offense to represent
otherwise.

                                                      (logo) OppenheimerFunds
                                                       The Right Way to Invest

CONTENTS

---------------------------------------------------------------------------------

                    ABOUT THE FUND

                    The Fund's Investment Objective and Strategies
                    Main Risks of Investing in the Fund
                    The Fund's Past Performance
                    Fees and Expenses of the Fund
                    About the Fund's Investments
                    How the Fund is Managed

                    ABOUT YOUR ACCOUNT

                    How to Buy Shares
                    Class A Shares
                    Class B Shares
                    Class C Shares
                    Class N Shares

                    Special Investor Services
                    AccountLink
                    PhoneLink
                    OppenheimerFunds Internet Website
                    Retirement Plans

                    How to Sell Shares
                    By Mail
                    By Telephone

                    How to Exchange Shares
                    Shareholder Account Rules and Policies
                    Dividends, Capital Gains and Taxes
                    Financial Highlights

---------------------------------------------------------------------------------

A B O U T  T H E  F U N D

The Fund's Investment Objective and Strategies

WHAT IS THE FUND'S INVESTMENT OBJECTIVE? The Fund seeks high total investment return consistent with preservation of principal.

WHAT DOES THE FUND MAINLY INVEST IN? The Fund buys a variety of different types of securities to seek its objective. Mainly, these include:
o     Equity securities. Primarily common stocks of U.S. and foreign companies.
o     Debt securities. Including bonds and notes issued by domestic and foreign companies (which can include lower-grade, high-yield securities), securities issued or guaranteed by the U.S. Government and its agencies and instrumentalities, including mortgage-related securities (these are referred to as "U.S. Government securities"), and debt obligations of foreign governments.
o     Money market instruments, which are obligations that have a maturity of
      13 months or less, including short-term U.S. Government securities, corporate and bank debt obligations and commercial paper.

      These investments are more fully explained in "About the Fund's
Investments," below.

HOW DO THE PORTFOLIO MANAGERS DECIDE WHAT SECURITIES TO BUY OR SELL? In
selecting securities for the Fund, the Fund's portfolio managers use different investment styles to carry out an asset allocation strategy that seeks broad diversification across asset classes. They normally maintain a balanced mix of stocks, debt securities and cash, although the Fund has no requirements to weight the portfolio holdings in a fixed proportion.
Therefore, the portfolio's mix of equity and debt securities and cash will change over time as the portfolio managers seek relative values and opportunities in different asset classes.

      Because the goal of total return looks for an increase in the overall portfolio value from a combination of capital growth and income, the Fund invests in stocks mainly for their capital appreciation potential and in debt securities for income. The income from debt securities and money market instruments can also help the Fund preserve principal when stock markets are volatile.

      The portfolio managers employ both "growth" and "value" styles in selecting stocks. They employ fundamental analysis of a company's financial statements and management structure, operations and product development, as well as the industry of which the company is part. Value investing seeks stocks that are temporarily out of favor or undervalued in the market by various measures, such as the stock's price/earnings ratio. Growth investing seeks stocks that the manager believes have possibilities for increases in stock price because of strong earnings growth compared to the market, the development of new products or services or other favorable economic factors.

WHO IS THE FUND DESIGNED FOR? The Fund is designed primarily for investors seeking high total return from their investment over the long term, from a fund employing different investment styles in allocating its assets among a variety of types of securities. While the Fund seeks to select investments consistent with the preservation of principal, investors should be willing to assume the risks of short-term share price fluctuations that are typical for a fund with significant investments in stocks and foreign securities. Since the Fund's income level will fluctuate, it is not designed for investors needing an assured level of current income. Because of its focus on seeking total return over the long-term, the Fund may be appropriate for a part of an investor's retirement plan portfolio. However, the Fund is not a complete investment program.

Main Risks of Investing in the Fund

All investments have risks to some degree. The Fund's investments are subject to changes in their value from a number of factors described below. There is also the risk that poor security selection by the Fund's investment Manager,
OppenheimerFunds, Inc., will cause the Fund to underperform other funds having similar objectives.

RISKS OF INVESTING IN STOCKS. Stocks fluctuate in price, and their short-term volatility at times may be great. The Fund will normally invest at least 25%
of its total assets in stocks and other equity securities, and the value of the Fund's portfolio therefore will be affected by changes in the stock markets. Market risk will affect the Fund's net asset values per share, which will fluctuate as the values of the Fund's portfolio securities change. A variety of factors can affect the price of a particular stock and the prices of individual stocks do not all move in the same direction uniformly or at the same time. Different stock markets may behave differently from each other.

      Other factors can affect a particular stock's price, such as poor earnings reports by the issuer, loss of major customers, major litigation against the issuer, or changes in government regulations affecting the issuer. The Fund has no requirements to invest in companies in any particular capitalization range, and can invest in securities of large companies and also small and medium-size companies, which may have more volatile stock prices than large companies.

RISKS OF FOREIGN INVESTING. The Fund can buy securities issued by companies or governments in any country, whether a developed or an emerging market country. While the Fund has no limits on the amounts it can invest in foreign securities, it normally expects to invest not more than 50% of its assets in foreign securities. Foreign securities may offer special investment opportunities, but there are also special risks. The change in value of a foreign currency against the U.S. dollar will result in a change in the U.S.
dollar value of foreign securities. Foreign issuers are not subject to the same accounting and disclosure requirements that U.S. companies are subject
to. The value of foreign investments may be affected by exchange control regulations, expropriation or nationalization of a company's assets, foreign taxes, delays in settlement of transactions, changes in governmental, economic or monetary policy in the U.S. or abroad, or other political and economic factors.

Special Risks of Emerging and Developing Markets. Securities in emerging and developing markets present risks not found in more mature markets.
      Those securities may be more difficult to sell at an acceptable price and their prices may be more volatile than securities of issuers in more developed markets. Settlements of trades may be subject to greater delays so that the Fund might not receive the proceeds of a sale of a security on a timely basis.

      Emerging markets might have less developed trading markets and exchanges, and legal and accounting systems. Investments may be subject to greater risks of government restrictions on withdrawing the sales proceeds of securities from the country. Economies of developing countries may be more dependent on relatively few industries that may be highly vulnerable to local and global changes. Governments may be more unstable and present greater risks of nationalization or restrictions on foreign ownership of stocks of local companies. These investments may be very speculative.

CREDIT RISK. Debt securities are subject to credit risk. Credit risk is the risk that the issuer of a security might not make interest and principal payments on the security as they become due. If the issuer fails to pay interest, the Fund's income might be reduced and if the issuer fails to repay principal, the value of that security and of the Fund's shares might fall. A downgrade in an issuer's credit rating or other adverse news about an issuer can cause the market value of that issuer's securities to fall. While the
Fund's investments in U.S. Government securities are subject to little credit risk, the Fund's other investments in debt securities, particularly high-yield lower-grade debt securities, are subject to risks of default.

Special Risks of Lower-Grade Securities. The Fund can invest up to 35% of its total assets in securities below investment-grade to seek income.
      Therefore, the Fund's credit risks are greater than those of funds that buy only investment-grade bonds. Lower-grade debt securities (commonly called "junk bonds") may be subject to greater market fluctuations and greater risks of loss of income and principal than investment-grade debt securities. Securities that are (or that have fallen) below investment grade are exposed to a greater risk that the issuers of those securities might not meet their debt obligations. The market for lower-grade securities may be less liquid, especially during times of general economic distress, and therefore they may be harder to sell at an acceptable price. These risks can reduce the Fund's share prices and the income it earns.

INTEREST RATE RISKS. The values of debt securities are subject to change when prevailing interest rates change. When interest rates fall, the values of already-issued debt securities generally rise. When interest rates rise, the values of already-issued debt securities generally fall and they may sell at a discount from their face amount. The magnitude of these fluctuations will often be greater for debt securities having longer maturities than shorter-term debt securities. The Fund's share prices can go up or down when interest rates change because of the effect of the changes on the value of the Fund's investments in debt securities.

PREPAYMENT RISK. Prepayment risk occurs when the issuer of a security can prepay the principal prior to the security's maturity. Securities subject to prepayment risk, including the mortgage-related securities that the Fund can buy, have greater potential for loss when interest rates rise. The impact of prepayments on the price of a security may be difficult to predict and may increase the volatility of the price. Additionally, the Fund might buy mortgage-related securities at a premium. Accelerated prepayments on those securities could cause the Fund to lose a portion of its principal investment represented by the premium the Fund paid.

      If interest rates rise rapidly, prepayments might occur at slower rates than expected, which could have the effect of lengthening the expected maturity of a short or medium-term security. That could cause its value to fluctuate more widely in response to changes in interest rates. In turn, this could cause the value of the Fund's shares to fluctuate more.

      The prices and yields of mortgage-related securities are determined, in part, by assumptions about the cash flows from the rate of payments of the underlying mortgages. Changes in interest rates may cause the rate of expected prepayments of those mortgages to change. In general, prepayments increase when general interest rates fall and decrease when interest rates rise.

      If prepayments of mortgages underlying a mortgage-related security occur faster than expected when interest rates fall, the market value and yield of the mortgage-related security could be reduced. Additionally, the
Fund may have to reinvest the prepayment proceeds in other securities paying interest at lower rates, which could reduce the Fund's yield.

ASSET ALLOCATION RISKS. Because the Fund typically invests in a combination of stocks, bonds and money market instruments to seek total return, it might not achieve growth in its share prices to the same degree as funds focusing on stocks during periods of rapidly rising prices. Also, the Fund's investments in stocks may make it more difficult for the Manager to preserve principal in volatile stock markets. The Fund's use of value and growth styles in selecting stocks might not be successful, particularly if stocks selected as value investments fail to appreciate in price to the extent the
Manager expected.

HOW RISKY IS THE FUND OVERALL? The risks described above collectively form the overall risk profile of the Fund, and can affect the value of the Fund's investments, its investment performance and the prices of its shares.
Particular investments and investment strategies also have risks. These risks mean that you can lose money by investing in the Fund. When you redeem your shares, they may be worth more or less than what you paid for them. There is no assurance that the Fund will achieve its investment objective.

      In the short term, domestic and foreign stock markets can be volatile, and the price of the Fund's shares will go up and down in response to those changes. The Fund's income-oriented investments may help cushion the Fund's total return from changes in stock prices, but debt securities are subject to credit, prepayment and interest rate risks. In the OppenheimerFunds spectrum, the Fund may be less volatile than funds that focus only on stock investments, but has less opportunities for capital growth than funds focused solely on stocks and more risks than the funds that focus solely on investment grade bonds.

An investment in the Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The Fund's Past Performance

The bar chart and table below show one measure of the risks of investing in the Fund, by showing changes in the Fund's performance (for its Class A shares) from year to year for the last 10 calendar years and by showing how the average annual total returns of the Fund's shares, both before and after taxes, compare to those of broad-based market indices.

The after-tax returns are shown for Class A shares only and are calculated using the historical highest individual federal marginal income tax rates in effect during the periods shown, and do not reflect the impact of state or local taxes.  The after-tax returns for the other classes of shares will vary. In certain cases, the figure representing "Return After Taxes on
Distributions and Sale of Fund Shares" may be higher than the other return figures for the same period.  A higher after-tax return results when a capital loss occurs upon redemption and translates into an assumed tax
deduction that benefits the shareholder.   The after-tax returns are
calculated based on certain assumptions mandated by regulation and your actual after-tax returns may differ from those shown, depending on your individual tax situation.  The after-tax returns set forth below are not relevant to investors who hold their fund shares through tax-deferred arrangements such as 401(k) plans or IRAs or to institutional investors not subject to tax. The Fund's past investment performance, before and after taxes, is not necessarily an indication of how the Fund will perform in the future.

Annual Total Returns (Class A) (as of 12/31 each year)

[See appendix to prospectus for data in bar chart showing annual total returns]

Sales charges and taxes are not included in the calculations of return in
              ---------
this bar chart, and if those charges and taxes were included, the returns may
                                     ---------                            ---
be less than those shown.

For the period  from  1/1/02  through  9/30/02,  the  cumulative  return  (not annualized)  before  taxes for Class A shares was  -16.14%.  During the period
             -------------
shown in the bar chart, the highest return (not  annualized)  before taxes for
                                                              ------------
a  calendar  quarter  was  11.15%  (4th Qtr '98) and the  lowest  return  (not annualized) before taxes for a calendar quarter was -11.03% (3rd Qtr '01).
            ------------

-------------------------------------------------------------------------------------
Average Annual Total Returns        1 Year            5 Years          10 Years
for    the    periods    ended    (or life of       (or life of       (or life of
December 31, 2001               class, if less)   class, if less)   class, if less)
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Class  A   Shares   (inception
4/24/87)                            -4.17%             7.33%             9.70%
  Return Before Taxes               -5.83%             4.41%             6.93%
  Return After Taxes on             -2.05%             4.95%             6.89%
  Distributions
  Return    After   Taxes   on
  Distributions  and  Sale  of
  Fund Shares
-------------------------------------------------------------------------------------
S&P 500  Index (reflects no
deduction for fees, expenses        -11.88%           10.70%            12.93%1
or taxes)
-------------------------------------------------------------------------------------
Lehman  Bros.  Aggregate  Bond
Index  (reflects  no deduction       8.44%             7.43%            7.23%1
for fees, expenses or taxes)
-------------------------------------------------------------------------------------
Class  B   Shares   (inception      -4.02%             7.42%             9.35%
8/29/95)
-------------------------------------------------------------------------------------
Class  C   Shares   (inception      -0.12%             7.71%             9.25%
12/1/93)
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Class  N   Shares   (inception       N/A2               N/A               N/A
3/1/01)
-------------------------------------------------------------------------------------
1  From 12/31/91.
2  Because this is a new class of shares, return data for the period specified is not available.

The Fund's average annual total returns include the applicable sales charge:
for Class A, the current maximum initial sales charge of 5.75%; for Class B, the contingent deferred sales charges of 5% (1-year) and 2% (5 years); and
for Class C, the 1% contingent deferred sales charge for the 1-year period.
Because Class B shares convert to Class A shares 72 months after purchase,
Class B "life-of-class" performance does not include any contingent deferred sales charge and uses Class A performance for the period after conversion.
The Fund's returns measure the performance of a hypothetical account and assume that all dividends and capital gains distributions have been reinvested in additional shares. The performance of the Fund's Class A shares is compared to the Standard & Poor's 500 Index, an unmanaged index of U.S.
equity securities, and to the Lehman Brothers Aggregate Bond Index, an
unmanaged index of U.S. corporate, government and mortgage-backed securities.  The performance of the indices includes the reinvestment of income but does not reflect transaction costs.  The Fund's investments vary from the securities in the indices.

Fees and Expenses of the Fund

      The following tables are provided to help you understand the fees and expenses you may pay if you buy and hold shares of the Fund.  The Fund pays a variety of expenses directly for management of its assets, administration, distribution of its shares and other services.  Those expenses are subtracted from the Fund's assets to calculate the Fund's net asset values per share.
All shareholders therefore pay those expenses indirectly.  Shareholders pay other transaction expenses directly, such as sales charges.  The numbers below are based on the Fund's expenses during its fiscal year ended September
30, 2002.

Shareholder Fees (charges paid directly from your investment):

                                  Class A    Class B   Class C   Class N
                                   Shares    Shares     Shares    Shares
 --------------------------------------------------------------------------
 --------------------------------------------------------------------------
 Maximum Sales Charge (Load) on
 purchases (as % of offering       5.75%      None       None      None
 price)
 --------------------------------------------------------------------------
 --------------------------------------------------------------------------
 Maximum Deferred Sales Charge
 (Load) (as % of the lower of
 the original offering             None1       5%2        1%3       1%4
 price or redemption proceeds)
 ---------------------------------

1. A contingent deferred sales charge may apply to redemptions of investments of $1 million or more ($500,000 for certain retirement plan accounts) of
   Class A shares. See "How to Buy Shares" for details.
2. Applies to redemptions in first year after purchase. The contingent deferred sales charge declines to 1% in the sixth year and is eliminated after that.
3. Applies to shares redeemed within 12 months of purchase.
4. Applies to shares redeemed within 18 months of a retirement plan's first purchase of Class N shares.

Annual Fund Operating Expenses (deducted from Fund assets):
(% of average daily net assets)

 -----------------------------------
                                    Class A    Class B    Class C     Class N
                                      Shares     Shares     Shares    Shares
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Management Fees                      0.71%      0.71%      0.71%      0.71%
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Distribution     and/or    Service   0.20%      1.00%      1.00%      0.50%
 (12b-1) Fees
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Other Expenses                       0.24%      0.26%      0.25%      0.27%
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Total Annual Operating Expenses      1.15%      1.97%      1.96%      1.48%
 -----------------------------------

Expenses may vary in future years.  "Other expenses" include transfer agent fees, custodial fees, and accounting and legal expenses that the Fund pays.
The Transfer Agent has voluntarily undertaken to the Fund to limit the transfer agent fees to 0.35% of average daily net assets per fiscal year for all classes.  That undertaking may be amended or withdrawn at any time.  For the Fund's fiscal year ended September 30, 2002, the transfer agent fees did not exceed the expense limitation described above.

EXAMPLES. The following examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The examples assume that you invest $10,000 in a class of shares of the Fund for the time periods indicated and reinvest your dividends and distributions.

      The first example assumes that you redeem all of your shares at the end of those periods. The second example assumes that you keep your shares. Both examples also assume that your investment has a 5% return each year and that the class's operating expenses remain the same. Your actual costs may be higher or lower because expenses will vary over time. Based on these assumptions your expenses would be as follows:

 --------------------------
 If shares are redeemed:      1 Year      3 Years       5 Years     10 Years
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Class A Shares                $685         $919        $1,172       $1,892
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Class B Shares                $700         $918        $1,262       $1,8891
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Class C Shares                $299         $615        $1,057       $2,285
 --------------------------             -------------              ------------
 ------------------------------------------------------------------------------
 Class N Shares                $251         $468         $808        $1,768
 --------------------------

 --------------------------
 If shares are not            1 Year      3 Years       5 Years     10 Years
 redeemed:
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Class A Shares                $685         $919        $1,172       $1,892
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Class B Shares                $200         $618        $1,062       $1,8891
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Class C Shares                $199         $615        $1,057       $2,285
 --------------------------             -------------              ------------
 ------------------------------------------------------------------------------
 Class N Shares                $151         $468         $808        $1,768
 --------------------------

In the first example, expenses include the initial sales charge for Class A and the applicable Class B, Class C or Class N contingent deferred sales charges. In the second example, the Class A expenses include the sales charge, but Class B, Class C and Class N expenses do not include the contingent deferred sales charges.
1.    Class B expenses for years 7 through 10 are based on Class A expenses, since Class B shares automatically convert to Class A shares after 6 years.

About the Fund's Investments

THE FUND'S PRINCIPAL INVESTMENT POLICIES. The allocation of the Fund's portfolio among different investments will vary over time based upon the
Manager's evaluation of economic and market trends. The Fund's portfolio might not always include all of the different types of investments described below. The Statement of Additional Information contains more detailed information about the Fund's investment policies and risks.

      At times the Fund may focus more on investing for capital appreciation with less emphasis on seeking income, while seeking to preserve principal. At other times, for example when stock markets are less stable, the Fund might have greater relative emphasis on income-seeking investments, such as government securities and money market instruments.

      The Manager tries to reduce risks by carefully researching securities before they are purchased. The Fund attempts to reduce its exposure to market risks by diversifying its investments, that is, by not holding a substantial amount of stock of any one company and by not investing too great a percentage of the Fund's assets in any one issuer. Also, the Fund does not concentrate 25% or more of its total assets in investments in any one industry. However, changes in the overall market prices of securities and the income they pay can occur at any time. The share prices of the Fund will change daily based on changes in market prices of securities and market conditions and in response to other economic events.

      In seeking broad diversification of the Fund's portfolio over asset classes, issuers and economies, the portfolio managers consider overall and relative economic conditions in U.S. and foreign markets. They seek broad diversification by investing in different countries to help moderate the special risks of investing in foreign securities and lower-grade, high-yield debt securities.

Stock Investments. The Fund's stock investments may be exchange-traded or over-the-counter securities. Over-the-counter securities may have less liquidity than exchange-traded securities. Stocks represent an ownership interest in a company and common stocks rank below preferred stocks and bonds in their claim for dividends and assets if the issuer is liquidated or becomes bankrupt.

Debt Securities. The Fund will normally invest at least 25% of its assets in fixed-income senior securities, such as bonds and notes. The debt securities the Fund buys may be rated by nationally recognized rating organizations or they may be unrated securities assigned a rating by the Manager.

      The Fund has no requirements as to the maturity of the debt securities it can buy, or as to the market capitalization range of the issuers of those securities. The Fund's investments may be investment grade or below investment grade in credit quality. The Manager does not rely solely on ratings by rating organizations in selecting debt securities but evaluates business and economic factors affecting an issuer as well.

      The Fund's foreign debt investments can be denominated in U.S. dollars or in foreign currencies. Foreign government securities might not be backed by the government's full faith and credit. The Fund can buy
      "Brady Bonds." Those are U.S. dollar-denominated debt securities collateralized by zero-coupon U.S. Treasury securities. They are typically issued by governments of emerging market countries and are considered speculative securities with higher risks of default. The
      Fund will buy foreign currency only in connection with the purchase and sale of foreign securities and not for speculation.

   o  U.S. Government Securities. The Fund can invest in securities issued or guaranteed by the U.S. Treasury or other U.S. Government agencies or federally-chartered corporate entities referred to as
      "instrumentalities." These are referred to as "U.S. Government securities" in this Prospectus. They can include collateralized mortgage obligations ("CMOs") and other mortgage-related securities.

   o  U.S. Treasury Obligations. These include Treasury bills (having maturities of one year or less when issued), Treasury notes (having maturities of more than one and up to ten years when issued), and
      Treasury bonds (having maturities of more than ten years when issued).
      Treasury securities are backed by the full faith and credit of the
      United States as to timely payments of interest and repayment of principal. Although not rated, Treasury obligations have little credit risk, but prior to their maturity they are subject to interest rate risk.

   o  Obligations of U.S. Government Agencies or Instrumentalities. These
      include direct obligations and mortgage-related securities that have different levels of credit support from the U.S. Government. These have relatively little credit risk. Some are supported by the full faith and credit of the U.S. Government, such as Government National Mortgage
      Association pass-through mortgage certificates (called "Ginnie Maes").
      Some are supported by the right of the issuer to borrow from the U.S.
      Treasury under certain circumstances, such as Federal National Mortgage
      Association bonds ("Fannie Maes"). Others are supported only by the credit of the entity that issued them, such as Federal Home Loan
      Mortgage Corporation obligations ("Freddie Macs").

   o  Mortgage-Related U.S. Government Securities. The Fund can buy interests in pools of residential or commercial mortgages, in the form of CMOs and other "pass-through" mortgage securities. CMOs that are U.S.
      Government securities have collateral to secure payment of interest and principal. They may be issued in different series each having different interest rates and maturities. The collateral is either in the form of mortgage pass-through certificates issued or guaranteed by a U.S.
      agency or instrumentality or mortgage loans insured by a U.S.
      Government agency.

o     Forward Rolls. The Fund can enter into "forward roll"  transactions with respect to  mortgage-related  securities.  In this type of  transaction,
      the   Fund   sells  a   mortgage-related   security   to  a  buyer   and
      simultaneously  agrees to repurchase a similar  security at a later date at a set price.

      During the period  between  the sale and the  repurchase,  the Fund will not be  entitled  to receive  interest  and  principal  payments  on the securities  that have been sold. It is possible that the market value of the  securities  the Fund sells may decline below the price at which the
      Fund is obligated to  repurchase  securities,  or that the  counterparty might default in its  obligation.  A  substantial  portion of the Fund's assets may be subject to forward roll transactions at any given time.

   o  Private-Issuer Mortgage-Backed Securities. The Fund can invest in mortgage-backed securities issued by private issuers, which do not offer the credit backing of U.S. Government mortgage-related securities. Primarily these would include multi-class debt or pass-through certificates secured by mortgage loans. They may be issued by banks, savings and loans, mortgage bankers and other
      non-governmental issuers. Private issuer mortgage-backed securities are subject to the credit risks of the issuers (as well as interest rate risks and prepayment risks), although in some cases they may be supported by insurance or guarantees.

   ?  High-Yield, Lower-Grade Debt Securities. The Fund can purchase a variety of lower-grade, high-yield debt securities, to seek current income. These securities are sometimes called "junk bonds." The Fund limits these investments to not more than 35% of its assets.

      Lower-grade debt securities are those rated below "Baa" by Moody's
      Investors Service ("Moody's") or lower than "BBB" by Standard & Poor's
      ("S&P") or that have comparable ratings by other nationally-recognized rating organizations. They include unrated securities assigned a comparable rating by the Manager. The Fund can invest in securities rated as low as "C" or "D" or which are in default at the time the Fund buys them. While securities rated "Baa" by Moody's or "BBB" by S&P are considered "investment grade," they have some speculative
      characteristics.

   o  Money Market Instruments. The Fund can invest in money market instruments, which include short-term certificates of deposit, bankers'
      acceptances, commercial paper, U.S. Government obligations, and other debt instruments (including bonds) issued by corporations. These securities may have variable or floating interest rates. The Fund's investments in commercial paper in general will be limited to paper in the top two rating categories of S&P or Moody's.

CAN THE FUND'S INVESTMENT OBJECTIVE AND POLICIES CHANGE? The Fund's Board of
Trustees can change non-fundamental investment policies without shareholder approval, although significant changes will be described in amendments to this Prospectus. Fundamental policies cannot be changed without the approval of a majority of the Fund's outstanding voting shares. The Fund's objective is a fundamental policy. Other investment restrictions that are fundamental policies are listed in the Statement of Additional Information. An investment policy is not fundamental unless this Prospectus or the Statement of
Additional Information says that it is.

OTHER INVESTMENT STRATEGIES. To seek its objective, the Fund can use the investment techniques and strategies described below. The Fund might not always use all of them. These techniques have risks, although some are designed to help reduce overall investment or market risks.

Other Equity Investments. The Fund's equity investments are mainly common stocks, but also include preferred stocks and securities convertible into common stock. The Manager considers some convertible securities to be "equity equivalents" because of the conversion feature and in that case their rating has less impact on the investment decision than in the case of other debt securities.

Zero-Coupon and "Stripped" Securities. Some of the U.S. Government debt securities the Fund buys are zero-coupon bonds that pay no interest.
      They are issued at a substantial discount from their face value.
      "Stripped" securities are the separate income or principal components of a debt security. Some CMOs or other mortgage-related securities may be stripped, with each component having a different proportion of principal or interest payments. One class might receive all the interest and the other all the principal payments.

      Zero-coupon and stripped securities are subject to greater fluctuations in price from interest rate changes than interest-bearing securities.
      The Fund may have to pay out the imputed income on zero-coupon securities without receiving the actual cash currently. Interest-only securities are particularly sensitive to changes in interest rates.

      The values of interest-only mortgage related securities are also very sensitive to prepayments of underlying mortgages. When prepayments tend to fall, the timing of the cash flows to these securities increases, making them more sensitive to changes in interest rates. The market for some of these securities may be limited, making it difficult for the
      Fund to dispose of its holdings quickly at an acceptable price.

Illiquid and Restricted Securities. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. Restricted securities may have terms that limit their resale to other investors or may require registration under federal securities laws before they can be publicly sold. The Fund will not invest more than 10% of its net assets in illiquid or restricted securities. The Board can increase that limit to 15%. Certain restricted securities that are eligible for resale to qualified institutional purchasers may not be subject to that limit. The Manager monitors holdings of illiquid securities on an ongoing basis to determine whether to sell any holdings to maintain adequate liquidity.

Derivative Investments. The Fund can invest in a number of different kinds of
      "derivative" investments. In general terms, a derivative investment is an investment contract whose value depends on (or is derived from) the value of an underlying asset, interest rate or index. In the broadest sense, options, futures contracts, and other hedging instruments the
      Fund might use may be considered "derivative" investments. In addition to using derivatives for hedging, the Fund might use other derivative investments because they offer the potential for increased value. The
      Fund currently does not use derivatives to a substantial degree and is not required to use them in seeking its objective.

      Derivatives have risks. If the issuer of the derivative investment does not pay the amount due, the Fund can lose money on the investment. The underlying security or investment on which a derivative is based, and the derivative itself, may not perform the way the Manager expected it
      to. As a result of these risks, the Fund could realize less principal or income from the investment than expected or its hedge might be unsuccessful. As a result, the Fund's share prices could fall. Certain derivative investments held by the Fund might be illiquid.

   o  Credit Derivatives.  The Fund may enter into credit default swaps, both
      (i) directly and (ii) indirectly in the form of a swap embedded within a structured note, to protect against the risk that a security will
      default.   The Fund pays a fee to enter into the trade and receives a
      fixed payment during the life of the swap.   If there is a credit
      event, the Fund either delivers the defaulted bond (if the Fund has taken the short position in the credit default swap) or pays the par amount of the defaulted bond (if the Fund has taken the long position in the credit default swap note). Risks of credit default swaps include the cost of paying for credit protection if there are no credit events.

Hedging. The Fund can buy and sell futures contracts, put and call options, and forward contracts. These are all referred to as "hedging instruments."  The Fund is not required to use hedging instruments to seek its objective. The Fund does not use hedging instruments for speculative purposes, and has limits on its use of them.

      The Fund could buy and sell options, futures and forward contracts for a number of purposes. It might do so to try to manage its exposure to the possibility that the prices of its portfolio securities may decline, or to establish a position in the securities market as a temporary substitute for purchasing individual securities. It might do so to try to manage its exposure to changing interest rates. Forward contracts can be used to try to manage foreign currency risks on the
      Fund's foreign investments.

      There are also special risks in particular hedging strategies. Options trading involves the payment of premiums and can increase portfolio turnover. If a covered call written by the Fund is exercised on an investment that has increased in value, the Fund will be required to sell the investment at the call price and will not be able to realize any profit if the investment has increased in value above the call price.

      If the Manager used a hedging instrument at the wrong time or judged market conditions incorrectly, the strategy could reduce the Fund's return. The Fund could also experience losses if the prices of its futures and options positions were not correlated with its other investments or if it could not close out a position because of an illiquid market.

o     Temporary  Defensive  and  Interim  Investments.  In times of adverse or unstable market,  economic or political conditions,  the Fund can invest up to 100% of its assets in temporary defensive investments.  Generally, they would be high-quality,  short-term money market  instruments,  such
      as  U.S.   government   securities,   highly  rated  commercial   paper,
      short-term  corporate  debt  obligations,  bank  deposits or  repurchase agreements.  The Fund can also hold these  types of  securities  pending the  investment  of proceeds  from the sale of Fund shares or  portfolio securities or to meet  anticipated  redemptions  of Fund shares.  To the extent the Fund  invests in these  securities,  it might not achieve its investment objective of total return.

How the Fund Is Managed

THE MANAGER. The Manager chooses the Fund's investments and handles its day-to-day business. The Manager carries out its duties, subject to the policies established by the Fund's Board of Trustees, under an investment advisory agreement that states the Manager's responsibilities. The agreement sets the fees the Fund pays to the Manager and describes the expenses that the Fund is responsible to pay to conduct its business.

      The Manager and its subsidiaries and controlled affiliates managed more than $120 billion in assets as of September 30, 2002 including other
Oppenheimer funds, with more than 7 million shareholder accounts. The Manager is located at 498 Seventh Avenue, New York, New York 10018.

Portfolio Management Team.   The Fund is managed by a team of individuals
      from the Manager's growth, value, global, high grade and high yield investment departments.  The portfolio management team is primarily responsible for the selection of the Fund's portfolio securities.

Advisory Fees. Under the investment advisory agreement, the Fund pays the
      Manager an advisory fee at an annual rate that declines on additional assets as the Fund grows: 0.75% of the first $200 million of average annual net assets of the Fund, 0.72% of the next $200 million, 0.69% of the next $200 million, 0.66% of the next $200 million, 0.60% of the next $700 million, and 0.58% of average annual net assets in excess of
      $1.5 billion. The Fund's management fee for its last fiscal year ended
      September 30, 2002 was 0.71% of average annual net assets for each class of shares.

ABOUT your account

How to Buy Shares

You can buy shares several ways, as described below. The Fund's Distributor,
OppenheimerFunds Distributor, Inc., may appoint servicing agents to accept purchase (and redemption) orders. The Distributor, in its sole discretion, may reject any purchase order for the Fund's shares.

Buying Shares Through Your Dealer. You can buy shares through any dealer, broker or financial institution that has a sales agreement with the
      Distributor. Your dealer will place your order with the Distributor on your behalf.
Buying Shares Through the Distributor. Complete an OppenheimerFunds New
      Account Application and return it with a check payable to
      "OppenheimerFunds Distributor, Inc." Mail it to P.O. Box 5270, Denver,
      Colorado 80217. If you don't list a dealer on the application, the
      Distributor will act as your agent in buying the shares. However, we recommend that you discuss your investment with a financial advisor before you make a purchase to be sure that the Fund is appropriate for you.
o     Paying by Federal Funds Wire. Shares purchased through the Distributor may be paid for by Federal Funds wire. The minimum investment is
      $2,500. Before sending a wire, call the Distributor's Wire Department at 1.800.225.5677 to notify the Distributor of the wire and to receive further instructions.
o     Buying Shares Through OppenheimerFunds AccountLink. With AccountLink,
      you pay for shares by electronic funds transfers from your bank account. Shares are purchased for your account by a transfer of money from your bank account through the Automated Clearing House (ACH)
      system. You can provide those instructions automatically, under an
      Asset Builder Plan, described below, or by telephone instructions using
      OppenheimerFunds PhoneLink, also described below. Please refer to
      "AccountLink," below for more details.
o     Buying Shares Through Asset Builder Plans. You may purchase shares of the Fund automatically each month from your account at a bank or other financial institution under an Asset Builder Plan with AccountLink.
      Details are in the Asset Builder Application and the Statement of
      Additional Information.

WHAT IS THE MINIMUM AMOUNT YOU MUST INVEST? In most cases, you can buy Fund shares with a minimum initial investment of $1,000 and make additional investments at any time with as little as $50. There are reduced minimums available under the following special investment plans:
o     If you establish one of the many types of retirement plan accounts that
      OppenheimerFunds offers, more fully described below under "Special
      Investor Services," you can start your account with as little as $500.
o     By using an Asset Builder Plan or Automatic Exchange Plan (details are in the Statement of Additional Information), or government allotment plan, you can make subsequent investments (after making the initial investment of $500) for as little as $50. For any type of account established under one of these plans prior to November 1, 2002, the minimum additional investment will remain $25.
o     The minimum investment requirement does not apply to reinvesting dividends from the Fund or other Oppenheimer funds (a list of them appears in the Statement of Additional Information, or you can ask your dealer or call the Transfer Agent), or reinvesting distributions from unit investment trusts that have made arrangements with the
      Distributor.

AT WHAT PRICE ARE SHARES SOLD? Shares are sold at their offering price which is the net asset value per share plus any initial sales charge that applies.
The offering price that applies to a purchase order is based on the next calculation of the net asset value per share that is made after the
Distributor receives the purchase order at its offices in Colorado, or after any agent appointed by the Distributor receives the order.

Net Asset Value. The Fund calculates the net asset value of each class of shares as of the close of The New York Stock Exchange, on each day the
      Exchange is open for trading (referred to in this Prospectus as a
      "regular business day"). The Exchange normally closes at 4:00 P.M.,
      Eastern time, but may close earlier on some days. All references to time in this Prospectus mean "Eastern time."

      The net asset value per share is determined by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding. To determine net asset value, the
      Fund's Board of Trustees has established procedures to value the Fund's securities, in general, based on market value. The Board has adopted special procedures for valuing illiquid and restricted securities and obligations for which market values cannot be readily obtained.
      Because some foreign securities trade in markets and on exchanges that operate on weekends and U.S. holidays, the values of some of the Fund's foreign investments may change on days when investors cannot buy or redeem Fund shares.

      If, after the close of the principal market on which a security held by the Fund is traded, and before the time the Fund's securities are priced that day, an event occurs that the Manager deems likely to cause a material change in the value of such security, the Fund's Board of
      Trustees has authorized the Manager, subject to the Board's review, to ascertain a fair value for such security.  A security's valuation may differ depending on the method used for determining value.

The Offering Price. To receive the offering price for a particular day, in most cases the Distributor or its designated agent must receive your order by the time The New York Stock Exchange closes that day. If your order is received on a day when the Exchange is closed or after it has closed, the order will receive the next offering price that is determined after your order is received.
Buying Through a Dealer. If you buy shares through a dealer, your dealer must receive the order by the close of The New York Stock Exchange and transmit it to the Distributor so that it is received before the
      Distributor's close of business on a regular business day (normally
      5:00 P.M.) to receive that day's offering price, unless your dealer has made alternative arrangements with the Distributor. Otherwise, the order will receive the next offering price that is determined.

------------------------------------------------------------------------------
WHAT CLASSES OF SHARES DOES THE FUND OFFER? The Fund offers investors four different classes of shares. The different classes of shares represent investments in the same portfolio of securities, but the classes are subject to different expenses and will likely have different share prices. When you buy shares, be sure to specify the class of shares. If you do not choose a class, your investment will be made in Class A shares.
------------------------------------------------------------------------------
------------------------------------------------------------------------------

------------------------------------------------------------------------------
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Class A Shares. If you buy Class A shares, you pay an initial sales charge
      (on investments up to $1 million for regular accounts or lesser amounts for certain retirement plans). The amount of that sales charge will vary depending on the amount you invest. The sales charge rates are listed in "How Can You Buy Class A Shares?" below.
------------------------------------------------------------------------------
Class B Shares. If you buy Class B shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge.
      If you sell your shares within 6 years of buying them, you will normally pay a contingent deferred sales charge. That contingent deferred sales charge varies depending on how long you own your shares, as described in "How Can You Buy Class B Shares?" below.
------------------------------------------------------------------------------
Class C Shares. If you buy Class C shares, you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge.
      If you sell your shares within 12 months of buying them, you will normally pay a contingent deferred sales charge of 1.0%, as described in "How Can You Buy Class C Shares?" below.
------------------------------------------------------------------------------
Class N Shares. If you buy Class N shares (available only through certain retirement plans), you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge. If you sell your shares within 18 months of the retirement plan's first purchase of
      Class N shares, you may pay a contingent deferred sales charge of 1.0%, as described in "How Can You Buy Class N Shares?" below.

WHICH CLASS OF SHARES SHOULD YOU CHOOSE? Once you decide that the Fund is an appropriate investment for you, the decision as to which class of shares is best suited to your needs depends on a number of factors that you should discuss with your financial advisor. Some factors to consider are how much you plan to invest and how long you plan to hold your investment. If your goals and objectives change over time and you plan to purchase additional shares, you should re-evaluate those factors to see if you should consider another class of shares. The Fund's operating costs that apply to a class of shares and the effect of the different types of sales charges on your investment will vary your investment results over time.

      The discussion below is not intended to be investment advice or a recommendation, because each investor's financial considerations are different. The discussion below assumes that you will purchase only one class of shares and not a combination of shares of different classes. Of course, these examples are based on approximations of the effects of current sales charges and expenses projected over time, and do not detail all of the considerations in selecting a class of shares. You should analyze your options carefully with your financial advisor before making that choice.

How Long Do You Expect to Hold Your Investment? While future financial needs cannot be predicted with certainty, knowing how long you expect to hold your investment will assist you in selecting the appropriate class of shares. Because of the effect of class-based expenses, your choice will also depend on how much you plan to invest. For example, the reduced sales charges available for larger purchases of Class A shares may, over time, offset the effect of paying an initial sales charge on your investment, compared to the effect over time of higher class-based expenses on shares of Class B, Class C or Class N. For retirement plans that qualify to purchase Class N shares, Class N shares will generally be more advantageous than Class B and Class C shares.

   o  Investing for the Shorter Term. While the Fund is meant to be a long-term investment, if you have a relatively short-term investment horizon (that is, you plan to hold your shares for not more than six years), you should probably consider purchasing Class A or Class C shares rather than Class B shares. That is because of the effect of the
      Class B contingent deferred sales charge if you redeem within six years, as well as the effect of the Class B asset-based sales charge on the investment return for that class in the short-term. Class C shares might be the appropriate choice (especially for investments of less than $100,000), because there is no initial sales charge on Class C shares, and the contingent deferred sales charge does not apply to amounts you sell after holding them one year.

      However, if you plan to invest more than $100,000 for the shorter term, then as your investment horizon increases toward six years, Class C shares might not be as advantageous as Class A shares. That is because the annual asset-based sales charge on Class C shares will have a greater impact on your account over the longer term than the reduced front-end sales charge available for larger purchases of Class A shares.

      And for non-retirement plan investors who invest $1 million or more, in most cases Class A shares will be the most advantageous choice, no matter how long you intend to hold your shares. For that reason, the
      Distributor normally will not accept purchase orders of $500,000 or more of Class B shares or $1 million or more of Class C shares from a single investor.

o     Investing for the Longer Term.  If you are investing  less than $100,000 for the  longer-term,  for example for retirement,  and do not expect to need  access to your money for seven  years or more,  Class B shares may be appropriate.

Are There  Differences  in Account  Features  That Matter to You? Some account features  may  not  be  available  to  Class  B,  Class  C and  Class  N shareholders.  Other  features  may  not be  advisable  (because  of the effect of the  contingent  deferred  sales  charge) for Class B, Class C and Class N shareholders.  Therefore,  you should  carefully  review how you plan to use your  investment  account before deciding which class of shares to buy.

      Additionally, the dividends payable to Class B, Class C and Class N shareholders will be reduced by the additional expenses borne by those classes that are not borne by Class A shares, such as the Class B,
      Class C and Class N asset-based sales charge described below and in the
      Statement of Additional Information. Share certificates are only available for Class A shares. If you are considering using your shares as collateral for a loan, that may be a factor to consider.

How Do Share Classes Affect Payments to Your Broker? A financial advisor may receive different compensation for selling one class of shares than for selling another class. It is important to remember that Class B, Class
      C and Class N contingent deferred sales charges and asset-based sales charges have the same purpose as the front-end sales charge on sales of
      Class A shares: to compensate the Distributor for concessions and expenses it pays to dealers and financial institutions for selling shares. The Distributor may pay additional compensation from its own resources to securities dealers or financial institutions based upon the value of shares of the Fund owned by the dealer or financial institution for its own account or for its customers.

SPECIAL SALES CHARGE ARRANGEMENTS AND WAIVERS. Appendix C to the Statement of
Additional Information details the conditions for the waiver of sales charges that apply in certain cases, and the special sales charge rates that apply to purchases of shares of the Fund by certain groups, or under specified retirement plan arrangements or in other special types of transactions. To receive a waiver or special sales charge rate, you must advise the
Distributor when purchasing shares or the Transfer Agent when redeeming shares that a special condition applies.

HOW CAN YOU BUY CLASS A SHARES? Class A shares are sold at their offering price, which is normally net asset value plus an initial sales charge.
However, in some cases, described below, purchases are not subject to an initial sales charge, and the offering price will be the net asset value. In other cases, reduced sales charges may be available, as described below or in the Statement of Additional Information. Out of the amount you invest, the
Fund receives the net asset value to invest for your account.

      The sales charge varies depending on the amount of your purchase. A portion of the sales charge may be retained by the Distributor or allocated to your dealer as a concession. The Distributor reserves the right to reallow the entire concession to dealers. The current sales charge rates and concessions paid to dealers and brokers are as follows:

 ------------------------------------------------------------------------------
 Amount of Purchase       Front-End Sales  Front-End Sales   Concession As
                                           Charge As a
                          Charge As a      Percentage of
                          Percentage of    Net               Percentage of
                          Offering Price   Amount Invested   Offering Price
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Less than $25,000             5.75%             6.10%             4.75%
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 $25,000 or more but           5.50%             5.82%             4.75%
 less than $50,000
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 $50,000 or more but           4.75%             4.99%             4.00%
 less than $100,000
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 $100,000 or more but          3.75%             3.90%             3.00%
 less than $250,000
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 $250,000 or more but          2.50%             2.56%             2.00%
 less than $500,000
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 $500,000 or more but          2.00%             2.04%             1.60%
 less than $1 million
 ------------------------------------------------------------------------------

Can You Reduce Class A Sales Charges? You may be eligible to buy Class A shares at reduced sales charge rates under the Fund's "Right of
      Accumulation" or a Letter of Intent, as described in "Reduced Sales
      Charges" in the Statement of Additional Information.

Class A Contingent Deferred Sales Charge. There is no initial sales charge on purchases of Class A shares of any one or more of the Oppenheimer funds aggregating $1 million or more, or for certain purchases by particular types of retirement plans that were permitted to purchase such shares prior to March 1, 2001 ("grandfathered retirement accounts").
      Retirement plans are not permitted to make initial purchases of Class A shares subject to a contingent deferred sales charge. The Distributor pays dealers of record concessions in an amount equal to 1.0% of purchases of $1 million or more other than by grandfathered retirement accounts. For grandfathered retirement accounts, the concession is
      0.75% of the first $2.5 million of purchases plus 0.25% of purchases in excess of $2.5 million. In either case, the concession will not be paid on purchases of shares by exchange or that were previously subject to a front-end sales charge and dealer concession.

      If you redeem any of those shares within an 18-month "holding period"
      measured from the beginning of the calendar month of their purchase, a contingent deferred sales charge (called the "Class A contingent deferred sales charge") may be deducted from the redemption proceeds.
      That sales charge will be equal to 1.0% of the lesser of:
o     the aggregate net asset value of the redeemed shares at the time of redemption (excluding shares purchased by reinvestment of dividends or capital gain distributions) or
o     the original net asset value of the redeemed shares.

      The Class A contingent deferred sales charge will not exceed the aggregate amount of the concessions the Distributor paid to your dealer on all purchases of Class A shares of all Oppenheimer funds you made that were subject to the Class A contingent deferred sales charge.

Purchases by Certain Retirement Plans. There is no initial sales charge on purchases of Class A shares of any one or more Oppenheimer funds by retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor and by retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or recordkeepers which have entered into a special agreement with the Distributor. The Distributor currently pays dealers of record concessions in an amount equal to 0.25% of the purchase price of Class A shares by those retirement plans from its own resources at the time of sale, subject to certain exceptions as described in the
      Statement of Additional Information. There is no contingent deferred sales charge upon the redemption of such shares.

HOW CAN YOU BUY CLASS B SHARES? Class B shares are sold at net asset value per share without an initial sales charge. However, if Class B shares are redeemed within six years from the beginning of the calendar month of their purchase, a contingent deferred sales charge will be deducted from the redemption proceeds. The Class B contingent deferred sales charge is paid to compensate the Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class B shares.

      The amount of the contingent deferred sales charge will depend on the number of years since you invested and the dollar amount being redeemed, according to the following schedule for the Class B contingent deferred sales charge holding period:

-------------------------------------------------------------------------------
Years Since Beginning of Month in       Contingent Deferred Sales Charge on
Which Purchase Order was Accepted       Redemptions in That Year
                                        (As % of Amount Subject to Charge)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
0 - 1                                   5.0%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
1 - 2                                   4.0%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
2 - 3                                   3.0%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
3 - 4                                   3.0%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
4 - 5                                   2.0%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
5 - 6                                   1.0%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
More than 6                             None
-------------------------------------------------------------------------------
In the table,  a "year" is a  12-month  period.  In  applying  the  contingent deferred  sales charge,  all purchases are considered to have been made on the first regular business day of the month in which the purchase was made.

Automatic Conversion of Class B Shares. Class B shares automatically convert to Class A shares 72 months after you purchase them. This conversion feature relieves Class B shareholders of the asset-based sales charge that applies to Class B shares under the Class B Distribution and
      Service Plan, described below. The conversion is based on the relative net asset value of the two classes, and no sales load or other charge is imposed. When any Class B shares that you hold convert, any other
      Class B shares that were acquired by reinvesting dividends and distributions on the converted shares will also convert to Class A shares. For further information on the conversion feature and its tax implications, see "Class B Conversion" in the Statement of Additional
      Information.

How Can you Buy Class C Shares? Class C shares are sold at net asset value per share without an initial sales charge. However, if Class C shares are redeemed within a holding period of 12 months from the beginning of the calendar month of their purchase, a contingent deferred sales charge of 1.0%
will be deducted from the redemption proceeds. The Class C contingent deferred sales charge is paid to compensate the Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class C shares.

HOW CAN YOU BUY CLASS N SHARES? Class N shares are offered for sale to retirement plans (including IRAs and 403(b) plans) that purchase $500,000 or more of Class N shares of one or more Oppenheimer funds or to group retirement plans (which do not include IRAs and 403(b) plans) that have assets of $500,000 or more or 100 or more eligible participants. See
"Availability of Class N shares" in the Statement of Additional Information for other circumstances where Class N shares are available for purchase.

      A contingent deferred sales charge of 1.0% will be imposed upon the redemption of Class N shares, if:
o     The group retirement plan is terminated or Class N shares of all
      Oppenheimer funds are terminated as an investment option of the plan and Class N shares are redeemed within 18 months after the plan's first purchase of Class N shares of any Oppenheimer fund, or
o     With respect to an IRA or 403(b) plan, Class N shares are redeemed within 18 months of the plan's first purchase of Class N shares of any
      Oppenheimer fund.

      Retirement plans that offer Class N shares may impose charges on plan participant accounts. The procedures for buying, selling, exchanging and transferring the Fund's other classes of shares (other than the time those orders must be received by the Distributor or Transfer Agent in Colorado) and
the special account features applicable to purchasers of those other classes of shares described elsewhere in this Prospectus do not apply to Class N shares offered through a group retirement plan. Instructions for buying, selling, exchanging or transferring Class N shares offered through a group retirement plan must be submitted by the plan, not by plan participants for whose benefit the shares are held.

DISTRIBUTION AND SERVICE (12b-1) PLANS.

Service Plan for Class A Shares. The Fund has adopted a Service Plan for
      Class A shares. It reimburses the Distributor for a portion of its costs incurred for services provided to accounts that hold Class A shares. Reimbursement is made quarterly at an annual rate of up to
      0.25% of the average annual net assets of Class A shares of the Fund.
      The Distributor currently uses all of those fees to pay dealers, brokers, banks and other financial institutions quarterly for providing personal service and maintenance of accounts of their customers that hold Class A shares. With respect to Class A shares subject to a Class
      A contingent deferred sales charge purchased by grandfathered retirement accounts, the Distributor pays the 0.25% service fee to dealers in advance for the first year after the shares are sold by the dealer. After the shares have been held for a year, the Distributor pays the service fee to dealers on a quarterly basis.

Distribution and Service Plans for Class B, Class C and Class N Shares. The
      Fund has adopted Distribution and Service Plans for Class B, Class C and Class N shares to pay the Distributor for its services and costs in distributing Class B, Class C and Class N shares and servicing accounts. Under the plans, the Fund pays the Distributor an annual asset-based sales charge of 0.75% on Class B and Class C shares and
      0.25% on Class N shares. The Distributor also receives a service fee of
      0.25% per year under the Class B, Class C and Class N plans.

      The asset-based sales charge and service fees increase Class B and
      Class C expenses by 1.0% and increase Class N expenses by 0.50% of the net assets per year of the respective class. Because these fees are paid out of the Fund's assets on an on-going basis, over time these fees will increase the cost of your investment and may cost you more than other types of sales charges.

      The Distributor uses the service fees to compensate dealers for providing personal services for accounts that hold Class B, Class C or
      Class N shares. The Distributor pays the 0.25% service fees to dealers in advance for the first year after the shares are sold by the dealer.
      After the shares have been held for a year, the Distributor pays the service fees to dealers on a quarterly basis. The Distributor retains the service fees for accounts for which it renders the required personal services.

      The Distributor currently pays a sales concession of 3.75% of the purchase price of Class B shares to dealers from its own resources at the time of sale. Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of
      Class B shares is therefore 4.00% of the purchase price. The
      Distributor retains the Class B asset-based sales charge.  See the
      Statement of Additional Information for exceptions.

      The Distributor currently pays a sales concession of 0.75% of the purchase price of Class C shares to dealers from its own resources at the time of sale. Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of
      Class C shares is therefore 1.0% of the purchase price. The Distributor pays the asset-based sales charge as an ongoing concession to the dealer on Class C shares that have been outstanding for a year or more.
      See the Statement of Additional Information for exceptions.

      The Distributor currently pays a sales concession of 0.75% of the purchase price of Class N shares to dealers from its own resources at the time of sale. Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of
      Class N shares is therefore 1.0% of the purchase price. The Distributor retains the asset-based sales charge on Class N shares. See the
      Statement of Additional Information for exceptions.

Special Investor Services

ACCOUNTLINK. You can use our AccountLink feature to link your Fund account with an account at a U.S. bank or other financial institution. It must be an
Automated Clearing House (ACH) member. AccountLink lets you:
    o transmit funds electronically to purchase shares by telephone (through a service representative or by PhoneLink) or automatically under Asset
      Builder Plans, or
    o have the Transfer Agent send redemption proceeds or transmit dividends and distributions directly to your bank account. Please call the
      Transfer Agent for more information.

      You may purchase shares by telephone only after your account has been established. To purchase shares in amounts up to $250,000 through a telephone representative, call the Distributor at 1.800.225.5677. The purchase payment will be debited from your bank account.

      AccountLink privileges should be requested on your Application or your dealer's settlement instructions if you buy your shares through a dealer.
After your account is established, you can request AccountLink privileges by sending signature-guaranteed instructions and proper documentation to the
Transfer Agent. AccountLink privileges will apply to each shareholder listed in the registration on your account as well as to your dealer representative of record unless and until the Transfer Agent receives written instructions terminating or changing those privileges. After you establish AccountLink for your account, any change of bank account information must be made by signature-guaranteed instructions to the Transfer Agent signed by all shareholders who own the account.

PHONELINK. PhoneLink is the OppenheimerFunds automated telephone system that enables shareholders to perform a number of account transactions automatically using a touch-tone phone. PhoneLink may be used on already-established Fund accounts after you obtain a Personal Identification
Number (PIN), by calling the PhoneLink number, 1.800.225.5677.
Purchasing Shares. You may purchase shares in amounts up to $100,000 by phone, by calling 1.800.225.5677. You must have established AccountLink privileges to link your bank account with the Fund to pay for these purchases.
Exchanging Shares. With the OppenheimerFunds Exchange Privilege, described below, you can exchange shares automatically by phone from your Fund account to another OppenheimerFunds account you have already established by calling the special PhoneLink number.
Selling Shares. You can redeem shares by telephone automatically by calling the PhoneLink number and the Fund will send the proceeds directly to your AccountLink bank account. Please refer to "How to Sell Shares,"
      below for details.

CAN YOU SUBMIT TRANSACTION REQUESTS BY FAX? You may send requests for certain types of account transactions to the Transfer Agent by fax (telecopier).
Please call 1.800.225.5677 for information about which transactions may be handled this way. Transaction requests submitted by fax are subject to the same rules and restrictions as written and telephone requests described in this Prospectus.

OPPENHEIMERFUNDS INTERNET WEBSITE. You can obtain information about the Fund, as well as your account balance, on the OppenheimerFunds Internet website, at
www.oppenheimerfunds.com. Additionally, shareholders listed in the account
------------------------
registration (and the dealer of record) may request certain account transactions through a special section of that website. To perform account transactions or obtain account information online, you must first obtain a user I.D. and password on that website. If you do not want to have Internet account transaction capability for your account, please call the Transfer
Agent at 1.800.225.5677. At times, the website may be inaccessible or its transaction features may be unavailable.

AUTOMATIC WITHDRAWAL AND EXCHANGE PLANS. The Fund has several plans that enable you to sell shares automatically or exchange them to another
OppenheimerFunds account on a regular basis. Please call the Transfer Agent or consult the Statement of Additional Information for details.

REINVESTMENT PRIVILEGE.  If you redeem some or all of your Class A or Class B shares of the Fund, you have up to six months to reinvest all or part of the redemption proceeds in Class A shares of the Fund or other Oppenheimer funds without paying a sales charge. This privilege applies only to Class A shares that you purchased subject to an initial sales charge and to Class A or Class
B shares on which you paid a contingent deferred sales charge when you redeemed them. This privilege does not apply to Class C or Class N shares.
You must be sure to ask the Distributor for this privilege when you send your payment.

RETIREMENT PLANS. You may buy shares of the Fund for your retirement plan account. If you participate in a plan sponsored by your employer, the plan trustee or administrator must buy the shares for your plan account. The
Distributor also offers a number of different retirement plans that individuals and employers can use:
Individual Retirement Accounts (IRAs). These include regular IRAs, Roth IRAs,
      SIMPLE IRAs and rollover IRAs.
SEP-IRAs. These are Simplified Employee Pension Plan IRAs for small business owners or self-employed individuals.
403(b)(7) Custodial Plans. These are tax-deferred plans for employees of eligible tax-exempt organizations, such as schools, hospitals and charitable organizations.
401(k) Plans. These are special retirement plans for businesses.
Pension and Profit-Sharing Plans. These plans are designed for businesses and self-employed individuals.
      Please call the Distributor for OppenheimerFunds retirement plan documents, which include applications and important plan information.

How to Sell Shares

You can sell (redeem) some or all of your shares on any regular business day.
Your shares will be sold at the next net asset value calculated after your order is received in proper form (which means that it must comply with the procedures described below) and is accepted by the Transfer Agent. The Fund lets you sell your shares by writing a letter or by telephone. You can also set up Automatic Withdrawal Plans to redeem shares on a regular basis. If you have questions about any of these procedures, and especially if you are redeeming shares in a special situation, such as due to the death of the owner or from a retirement plan account, please call the Transfer Agent first, at 1.800.225.5677, for assistance.

Certain Requests Require a Signature Guarantee. To protect you and the Fund from fraud, the following redemption requests must be in writing and must include a signature guarantee (although there may be other situations that also require a signature guarantee):
   o  You wish to redeem more than $100,000 and receive a check
   o  The redemption check is not payable to all shareholders listed on the account statement
   o  The redemption check is not sent to the address of record on your account statement
   o  Shares are being transferred to a Fund account with a different owner or name
   o  Shares are being redeemed by someone (such as an Executor) other than the owners.

Where Can You Have Your Signature Guaranteed? The Transfer Agent will accept a guarantee of your signature by a number of financial institutions, including:
o     a U.S. bank, trust company, credit union or savings association,
o     a foreign bank that has a U.S. correspondent bank,
o     a U.S. registered dealer or broker in securities, municipal securities or government securities, or
o     a U.S. national securities exchange, a registered securities association or a clearing agency.
      If you are signing on behalf of a corporation, partnership or other business or as a fiduciary, you must also include your title in the signature.

Retirement Plan Accounts. There are special procedures to sell shares in an
      OppenheimerFunds retirement plan account. Call the Transfer Agent for a distribution request form. Special income tax withholding requirements apply to distributions from retirement plans. You must submit a withholding form with your redemption request to avoid delay in getting your money and if you do not want tax withheld. If your employer holds your retirement plan account for you in the name of the plan, you must ask the plan trustee or administrator to request the sale of the Fund shares in your plan account.

HOW DO you SELL SHARES BY MAIL? Write a letter of instruction that includes:
   o  Your name
   o  The Fund's name
   o  Your Fund account number (from your account statement)
   o  The dollar amount or number of shares to be redeemed
   o  Any special payment instructions
   o  Any share certificates for the shares you are selling
   o  The signatures of all registered owners exactly as the account is registered, and
   o  Any special documents requested by the Transfer Agent to assure proper authorization of the person asking to sell the shares.

Use the following address for            Send courier or express mail
requests by mail:                        requests to:
OppenheimerFunds Services                OppenheimerFunds Services
P.O. Box 5270                            10200 E. Girard Avenue, Building D
Denver, Colorado 80217                   Denver, Colorado 80231

HOW DO you SELL SHARES BY TELEPHONE? You and your dealer representative of record may also sell your shares by telephone. To receive the redemption price calculated on a particular regular business day, your call must be received by the Transfer Agent by the close of The New York Stock Exchange that day, which is normally 4:00 P.M., but may be earlier on some days. You may not redeem shares held in an OppenheimerFunds retirement plan account or under a share certificate by telephone.
   o  To redeem shares through a service representative or automatically on
      PhoneLink, call 1.800.225.5677.
      Whichever method you use, you may have a check sent to the address on the account statement, or, if you have linked your Fund account to your bank account on AccountLink, you may have the proceeds sent to that bank account.

Are There Limits on Amounts Redeemed by Telephone?
Telephone Redemptions Paid by Check. Up to $100,000 may be redeemed by telephone in any seven-day period. The check must be payable to all owners of record of the shares and must be sent to the address on the account statement. This service is not available within 30 days of changing the address on an account.
Telephone Redemptions Through AccountLink.  There are no dollar limits on telephone redemption proceeds sent to a bank account designated when you establish AccountLink. Normally the ACH transfer to your bank is initiated on the business day after the redemption. You do not receive dividends on the proceeds of the shares you redeemed while they are waiting to be transferred.

CAN  YOU  SELL  SHARES  THROUGH  your  DEALER?   The   Distributor   has  made
arrangements  to repurchase  Fund shares from dealers and brokers on behalf of their  customers.  Brokers or dealers  may  charge for that  service.  If your shares are held in the name of your dealer,  you must redeem them through your dealer.

HOW CONTINGENT DEFERRED SALES CHARGES AFFECT REDEMPTIONS. If you purchase shares subject to a Class A, Class B, Class C or Class N contingent deferred sales charge and redeem any of those shares during the applicable holding period for the class of shares, the contingent deferred sales charge will be deducted from the redemption proceeds (unless you are eligible for a waiver of that sales charge based on the categories listed in Appendix C to the
Statement of Additional Information and you advise the Transfer Agent of your eligibility for the waiver when you place your redemption request.)

      A  contingent  deferred  sales charge will be based on the lesser of the net  asset  value of the  redeemed  shares  at the time of  redemption  or the original net asset value.  A contingent  deferred  sales charge is not imposed on:
o     the amount of your  account  value  represented  by an  increase  in net asset value over the initial purchase price,
o     shares  purchased by the  reinvestment  of  dividends  or capital  gains distributions, or
o     shares redeemed in the special circumstances  described in Appendix C to the Statement of Additional Information.
      To determine whether a contingent deferred sales charge applies to a redemption, the Fund redeems shares in the following order:
   1. shares acquired by reinvestment of dividends and capital gains distributions,
   2. shares held for the holding period that applies to the class, and
   3. shares held the longest during the holding period.

      Contingent deferred sales charges are not charged when you exchange shares of the Fund for shares of other Oppenheimer funds. However, if you exchange them within the applicable contingent deferred sales charge holding period, the holding period will carry over to the fund whose shares you acquire. Similarly, if you acquire shares of this Fund by exchanging shares of another Oppenheimer fund that are still subject to a contingent deferred sales charge holding period, that holding period will carry over to this Fund.

How to Exchange Shares

Shares of the Fund may be exchanged for shares of certain Oppenheimer funds at net asset value per share at the time of exchange, without sales charge.
Shares of the Fund can be purchased by exchange of shares of other
Oppenheimer funds on the same basis. To exchange shares, you must meet several conditions:
   o  Shares of the fund selected for exchange must be available for sale in your state of residence.
   o  The prospectuses of both funds must offer the exchange privilege.
   o  You must hold the shares you buy when you establish your account for at least seven days before you can exchange them. After the account is open seven days, you can exchange shares every regular business day.
   o  You must meet the minimum purchase requirements for the fund whose shares you purchase by exchange.
   o  Before exchanging into a fund, you must obtain and read its prospectus.
      Shares of a particular class of the Fund may be exchanged only for shares of the same class in the other Oppenheimer funds. For example, you can exchange Class A shares of this Fund only for Class A shares of another fund.
In some cases, sales charges may be imposed on exchange transactions. For tax purposes, exchanges of shares involve a sale of the shares of the fund you own and a purchase of the shares of the other fund, which may result in a capital gain or loss. Please refer to "How to Exchange Shares" in the
Statement of Additional Information for more details.

      You can find a list of Oppenheimer funds currently available for exchanges in the Statement of Additional Information or obtain one by calling a service representative at 1.800.225.5677. That list can change from time to time.

HOW DO you SUBMIT EXCHANGE REQUESTS? Exchanges may be requested in writing or by telephone:

Written Exchange Requests. Submit an OppenheimerFunds Exchange Request form, signed by all owners of the account. Send it to the Transfer Agent at the address on the back cover. Exchanges of shares held under certificates cannot be processed unless the Transfer Agent receives the certificates with the request.
Telephone  Exchange  Requests.  Telephone exchange requests may be made either by calling a service  representative or by using PhoneLink for automated exchanges by calling  1.800.225.5677.  Telephone  exchanges  may be made only  between  accounts  that are  registered  with the same name(s) and address.  Shares  held  under  certificates  may  not  be  exchanged  by telephone.

ARE THERE LIMITATIONS ON EXCHANGES? There are certain exchange policies you should be aware of:
o     Shares are normally redeemed from one fund and purchased from the other fund in the exchange transaction on the same regular business day on which the Transfer Agent receives an exchange request that conforms to the policies described above. It must be received by the close of The
      New York Stock Exchange that day, which is normally 4:00 P.M. but may be earlier on some days. However, either fund may delay the purchase of shares of the fund you are exchanging into up to seven days if it determines it would be disadvantaged by the same day exchange.
o     The interests of the Fund's long-term shareholders and its ability to manage its investments may be adversely affected when its shares are repeatedly bought and sold in response to short-term market fluctuations--also known as "market timing." When large dollar amounts are involved, the Fund may have difficulty implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer's Fund shares. These factors may hurt the Fund's performance and its shareholders. When the Manager believes frequent trading would have a disruptive effect on the Fund's ability to manage its investments, the Manager and the Fund may reject purchase orders and exchanges into the Fund by any person, group or account that the
      Manager believes to be a market timer.
   o  The Fund may amend, suspend or terminate the exchange privilege at any time. The Fund will provide you notice whenever it is required to do so by applicable law, but it may impose changes at any time for emergency purposes.
   o  If the Transfer Agent cannot exchange all the shares you request because of a restriction cited above, only the shares eligible for exchange will be exchanged.

Shareholder Account Rules and Policies

More information about the Fund's policies and procedures for buying, selling and exchanging shares is contained in the Statement of Additional Information.
A $12 annual fee is assessed on any account valued at less than $500. The fee is automatically deducted from accounts annually on or about the second to last business day of September. See the Statement of Additional
      Information, or visit the OppenheimerFunds website, to learn how you can avoid this fee and for circumstances when this fee will not be assessed.
The offering of shares may be suspended during any period in which the determination of net asset value is suspended, and the offering may be suspended by the Board of Trustees at any time the Board believes it is in the Fund's best interest to do so.
Telephone transaction privileges for purchases, redemptions or exchanges may be modified, suspended or terminated by the Fund at any time. The Fund will provide you notice whenever it is required to do so by applicable law. If an account has more than one owner, the Fund and the Transfer
      Agent may rely on the instructions of any one owner. Telephone privileges apply to each owner of the account and the dealer representative of record for the account unless the Transfer Agent receives cancellation instructions from an owner of the account.
The Transfer Agent will record any telephone calls to verify data concerning transactions and has adopted other procedures to confirm that telephone instructions are genuine, by requiring callers to provide tax identification numbers and other account data or by using PINs, and by confirming such transactions in writing. The Transfer Agent and the
      Fund will not be liable for losses or expenses arising out of telephone instructions reasonably believed to be genuine.
Redemption or transfer requests will not be honored until the Transfer Agent receives all required documents in proper form. From time to time, the
      Transfer Agent in its discretion may waive certain of the requirements for redemptions stated in this Prospectus.
Dealers that perform account transactions for their clients by participating in NETWORKING through the National Securities Clearing Corporation are responsible for obtaining their clients' permission to perform those transactions, and are responsible to their clients who are shareholders of the Fund if the dealer performs any transaction erroneously or improperly.
The redemption price for shares will vary from day to day because the value of the securities in the Fund's portfolio fluctuates. The redemption price, which is the net asset value per share, will normally differ for each class of shares. The redemption value of your shares may be more or less than their original cost.
Payment for redeemed shares ordinarily is made in cash. It is forwarded by check, or through AccountLink within seven days after the Transfer
      Agent receives redemption instructions in proper form. However, under unusual circumstances determined by the Securities and Exchange
      Commission, payment may be delayed or suspended. For accounts registered in the name of a broker-dealer, payment will normally be forwarded within three business days after redemption.
The Transfer Agent may delay processing any type of redemption payment as described under "How to Sell Shares" for recently purchased shares, but only until the purchase payment has cleared. That delay may be as much as 10 days from the date the shares were purchased. That delay may be avoided if you purchase shares by Federal Funds wire or certified check, or arrange with your bank to provide telephone or written assurance to the Transfer Agent that your purchase payment has cleared.
Involuntary redemptions of small accounts may be made by the Fund if the account value has fallen below $500 for reasons other than the fact that the market value of shares has dropped. In some cases, involuntary redemptions may be made to repay the Distributor for losses from the cancellation of share purchase orders.
Shares may be "redeemed in kind" under unusual circumstances (such as a lack of liquidity in the Fund's portfolio to meet redemptions). This means that the redemption proceeds will be paid with liquid securities from the Fund's portfolio.
"Backup withholding" of federal income tax may be applied against taxable dividends, distributions and redemption proceeds (including exchanges)
      if you fail to furnish the Fund your correct, certified Social Security or Employer Identification Number when you sign your application, or if you under-report your income to the Internal Revenue Service.
To avoid sending duplicate copies of materials to households, the Fund will mail only one copy of each prospectus, annual and semi-annual report and annual notice of the Fund's privacy policy to shareholders having the same last name and address on the Fund's records. The consolidation of these mailings, called householding, benefits the Fund through reduced mailing expense.

      If you want to receive multiple copies of these materials, you may call the Transfer Agent at 1.800.225.5677. You may also notify the Transfer
      Agent in writing. Individual copies of prospectuses, reports and privacy notices will be sent to you commencing within 30 days after the
      Transfer Agent receives your request to stop householding.

Dividends, Capital Gains and Taxes

Dividends. The Fund intends to declare dividends separately for each class of shares from net investment income on a quarterly basis in March, June,
September and December on a date selected by the Board of Trustees. Dividends and distributions paid to Class A shares will generally be higher than dividends for Class B, Class C and Class N shares, which normally have higher expenses than Class A.  The Fund has no fixed dividend rate and cannot guarantee that it will pay any dividends or distributions.

Capital Gains. The Fund may realize capital gains on the sale of portfolio securities. If it does, it may make distributions out of any net short-term or long-term capital gains in December of each year. The Fund may make supplemental distributions of dividends and capital gains following the end of its fiscal year. There can be no assurance that the Fund will pay any capital gains distributions in a particular year.

WHAT CHOICES DO YOU HAVE FOR RECEIVING DISTRIBUTIONS? When you open your account, specify on your application how you want to receive your dividends and distributions. You have four options:
Reinvest All Distributions in the Fund. You can elect to reinvest all dividends and capital gains distributions in additional shares of the
      Fund.
Reinvest Dividends or Capital Gains. You can elect to reinvest some distributions (dividends, short-term capital gains or long-term capital gains distributions) in the Fund while receiving the other types of distributions by check or having them sent to your bank account through
      AccountLink.
Receive All Distributions in Cash. You can elect to receive a check for all dividends and capital gains distributions or have them sent to your bank through AccountLink.
Reinvest Your Distributions in Another OppenheimerFunds Account. You can
      reinvest all distributions in the same class of shares of another
      OppenheimerFunds account you have established.

TAXES. If your shares are not held in a tax-deferred retirement account, you should be aware of the following tax implications of investing in the Fund.
Distributions are subject to federal income tax and may be subject to state or local taxes. Dividends paid from short-term capital gains and net investment income are taxable as ordinary income. Long-term capital gains are taxable as long-term capital gains when distributed to shareholders. It does not matter how long you have held your shares. Whether you reinvest your distributions in additional shares or take them in cash, the tax treatment is the same.

      Every year the Fund will send you and the IRS a statement showing the amount of any taxable distribution you received in the previous year. Any long-term capital gains will be separately identified in the tax information the Fund sends you after the end of the calendar year.

Avoid "Buying a Dividend." If you buy shares on or just before the ex-dividend date, or just before the Fund declares a capital gains distribution, you will pay the full price for the shares and then receive a portion of the price back as a taxable dividend or capital gain.
Remember, There May be Taxes on Transactions. Because the Fund's share prices fluctuate, you may have a capital gain or loss when you sell or exchange your shares. A capital gain or loss is the difference between the price you paid for the shares and the price you received when you sold them. Any capital gain is subject to capital gains tax.
Returns of Capital Can Occur. In certain cases, distributions made by the
      Fund may be considered a non-taxable return of capital to shareholders.
      If that occurs, it will be identified in notices to shareholders.

      This  information  is only a  summary  of  certain  federal  income  tax information  about your  investment.  You should consult with your tax advisor about  the  effect  of an  investment  in the  Fund  on  your  particular  tax situation.

Financial Highlights

The Financial Highlights Table is presented to help you understand the Fund's financial performance for the past five fiscal years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by KPMG LLP the Fund's independent auditors, whose report, along with the Fund's financial statements, is included in the Statement of Additional Information, which is available on request.

29 | OPPENHEIMER MULTIPLE STRATEGIES FUND

FINANCIAL HIGHLIGHTS

Class A  Year Ended September 30,             2002      2001      2000      1999      1998
==========================================================================================

 Per Share Operating Data
------------------------------------------------------------------------------------------

 Net asset value, beginning of period       $12.14    $14.23    $14.06    $13.69    $16.17
------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                         .35       .43       .53       .54       .51
 Net realized and unrealized gain (loss)     (1.29)    (1.40)     1.21      1.59     (1.22)
                                            ----------------------------------------------
 Total from investment operations             (.94)     (.97)     1.74      2.13      (.71)
------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income         (.31)     (.38)     (.48)     (.54)     (.49)
 Distributions from net realized gain         (.38)     (.74)    (1.09)    (1.22)    (1.28)
                                            ----------------------------------------------
 Total dividends and/or distributions
 to shareholders                              (.69)    (1.12)    (1.57)    (1.76)    (1.77)
------------------------------------------------------------------------------------------
 Net asset value, end of period             $10.51    $12.14    $14.23    $14.06    $13.69
------------------------------------------------------------------------------------------

==========================================================================================
 Total Return, at Net Asset Value(1)         (8.58)%   (7.27)%   13.31%    16.29%    (4.71)%
------------------------------------------------------------------------------------------

==========================================================================================
 Ratios/Supplemental Data
------------------------------------------------------------------------------------------

 Net assets, end of period
 (in thousands)                           $483,311  $562,281  $639,648  $635,603  $624,895
------------------------------------------------------------------------------------------
 Average net assets (in thousands)        $570,796  $626,251  $644,356  $660,113  $699,665
------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income                        2.84%     3.16%     3.71%     3.70%     3.34%
 Expenses                                     1.15%     1.01%     1.13%     1.09%     1.08%(3)
------------------------------------------------------------------------------------------
 Portfolio turnover rate                        31%       40%       33%       15%       59%
1. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year. 2. Annualized for periods of less than one full year. 3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses. See accompanying Notes to Financial Statements. 30 | OPPENHEIMER MULTIPLE STRATEGIES FUND FINANCIAL HIGHLIGHTS Continued

Class B  Year Ended September 30,             2002      2001      2000      1999      1998
==========================================================================================

 Per Share Operating Data
------------------------------------------------------------------------------------------
 Net asset value, beginning of period      $ 12.01   $ 14.08   $ 13.93   $ 13.57   $ 16.04
------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                         .25       .31       .41       .41       .38
 Net realized and unrealized gain (loss)     (1.29)    (1.36)     1.19      1.58     (1.20)
                                            -----------------------------------------------
 Total from investment operations            (1.04)    (1.05)     1.60      1.99      (.82)
------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income         (.21)     (.28)     (.36)     (.41)     (.37)
 Distributions from net realized gain         (.38)     (.74)    (1.09)    (1.22)    (1.28)
                                            -----------------------------------------------
 Total dividends and/or distributions
 to shareholders                              (.59)    (1.02)    (1.45)    (1.63)    (1.65)
------------------------------------------------------------------------------------------
 Net asset value, end of period             $10.38    $12.01    $14.08    $13.93    $13.57
                                            ==============================================

==========================================================================================
 Total Return, at Net Asset Value(1)         (9.38)%   (7.96)%   12.30%    15.35%    (5.49)%
------------------------------------------------------------------------------------------

==========================================================================================
 Ratios/Supplemental Data
------------------------------------------------------------------------------------------

 Net assets, end of period (in thousands)  $54,757   $63,487   $66,777   $68,875   $73,036
------------------------------------------------------------------------------------------
 Average net assets (in thousands)         $64,702   $67,959   $66,956   $73,673   $74,442
 Ratios to average net assets:(2)
 Net investment income                        2.02%     2.37%     2.92%     2.85%     2.53%
 Expenses                                     1.97%     1.81%     1.94%     1.93%     1.91%(3)
------------------------------------------------------------------------------------------
 Portfolio turnover rate                        31%       40%       33%       15%       59%
1. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year. 2. Annualized for periods of less than one full year. 3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses. See accompanying Notes to Financial Statements. 31 | OPPENHEIMER MULTIPLE STRATEGIES FUND FINANCIAL HIGHLIGHTS Continued

Class C  Year Ended September 30,             2002      2001      2000      1999      1998
==========================================================================================

 Per Share Operating Data
------------------------------------------------------------------------------------------

 Net asset value, beginning of period      $ 12.06   $ 14.13   $ 13.97   $ 13.61   $ 16.07
------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                         .24       .31       .41       .42       .38
 Net realized and unrealized gain (loss)     (1.29)    (1.37)     1.20      1.57     (1.20)
                                            -----------------------------------------------
 Total from investment operations            (1.05)    (1.06)     1.61      1.99      (.82)
------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income         (.21)     (.27)     (.36)     (.41)     (.36)
 Distributions from net realized gain         (.38)     (.74)    (1.09)    (1.22)    (1.28)
                                            -----------------------------------------------
 Total dividends and/or distributions
 to shareholders                              (.59)    (1.01)    (1.45)    (1.63)    (1.64)
------------------------------------------------------------------------------------------
 Net asset value, end of period             $10.42    $12.06    $14.13    $13.97    $13.61
                                            ==============================================
==========================================================================================
 Total Return, at Net Asset Value(1)         (9.41)%   (8.00)%   12.35%    15.28%    (5.43)%
------------------------------------------------------------------------------------------

==========================================================================================
 Ratios/Supplemental Data
------------------------------------------------------------------------------------------

 Net assets, end of period (in thousands)  $33,300   $36,171   $38,522   $38,978   $48,417
------------------------------------------------------------------------------------------
 Average net assets (in thousands)         $37,412   $39,030   $38,597   $43,701   $52,325
------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income                        2.03%     2.37%     2.92%     2.85%     2.51%
 Expenses                                     1.96%     1.81%     1.94%     1.93%     1.91%(3)
------------------------------------------------------------------------------------------
 Portfolio turnover rate                        31%       40%       33%       15%       59%

1. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses. See accompanying Notes to Financial Statements.

32 | OPPENHEIMER MULTIPLE STRATEGIES FUND

FINANCIAL HIGHLIGHTS Continued

Class N  Year Ended September 30,                               2002    2001(1)
===============================================================================
 Per Share Operating Data
-------------------------------------------------------------------------------
 Net asset value, beginning of period                        $ 12.13   $ 13.67
-------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                           .39       .24
 Net realized and unrealized loss                              (1.38)    (1.48)
                                                             ------------------
 Total from investment operations                               (.99)    (1.24)
-------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                           (.28)     (.30)
 Distributions from net realized gain                           (.38)       --
                                                             ------------------
 Total dividends and/or distributions
 to shareholders                                                (.66)     (.30)
-------------------------------------------------------------------------------
 Net asset value, end of period                               $10.48    $12.13
                                                              =================

===============================================================================
 Total Return, at Net Asset Value(2)                           (8.94)%   (9.30)%
-------------------------------------------------------------------------------

===============================================================================
 Ratios/Supplemental Data
-------------------------------------------------------------------------------

 Net assets, end of period (in thousands)                       $798       $95
-------------------------------------------------------------------------------
 Average net assets (in thousands)                              $454       $12
-------------------------------------------------------------------------------
 Ratios to average net assets:(3)
 Net investment income                                          2.49%     5.81%
 Expenses                                                       1.48%     1.32%
-------------------------------------------------------------------------------
 Portfolio turnover rate                                          31%       40%

1. For the period from March 1, 2001 (inception of offering) to September 30,
2001.
2. Assumes an investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.

INFORMATION AND SERVICES

For More Information on Oppenheimer Multiple Strategies Fund
The following additional information about the Fund is available without charge upon request:

STATEMENT OF ADDITIONAL INFORMATION. This document includes additional information about the Fund's investment policies, risks, and operations. It is incorporated by reference into this Prospectus (which means it is legally part of this Prospectus).

ANNUAL AND SEMI-ANNUAL REPORTS. Additional information about the Fund's investments and performance is available in the Fund's Annual and Semi-Annual
Reports to shareholders. The Annual Report includes a discussion of market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

How to Get More Information
You can request the Statement of Additional Information, the Annual and
Semi-Annual Reports, the notice explaining the Fund's privacy policy and other information about the Fund or your account:

------------------------------------------------------------------------------
By Telephone:                 Call OppenheimerFunds Services toll-free:
                              1.800.CALL.OPP (225-5677)
------------------------------------------------------------------------------
------------------------------------------------------------------------------
By Mail:                      Write to:
                              OppenheimerFunds Services
                              P.O. Box 5270
                              Denver, Colorado 80217-5270
------------------------------------------------------------------------------
------------------------------------------------------------------------------
On the Internet:              You can send us a request by e-mail or read or
                              down-load documents on the OppenheimerFunds
                              website: www.oppenheimerfunds.com
                                       ------------------------
------------------------------------------------------------------------------

Information about the Fund including the Statement of Additional Information can be reviewed and copied at the SEC's Public Reference Room in Washington,
D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1.202.942.8090.  Reports and other information about the Fund are available on the EDGAR database on the SEC's Internet website at www.sec.gov. Copies may be obtained after payment of a duplicating
           -----------
fee by electronic request at the SEC's e-mail address: publicinfo@sec.gov or by writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102.
No one has been authorized to provide any information about the Fund or to make any representations about the Fund other than what is contained in this
Prospectus. This Prospectus is not an offer to sell shares of the Fund, nor a solicitation of an offer to buy shares of the Fund, to any person in any state or other jurisdiction where it is unlawful to make such an offer.

The Fund's shares are distributed by:                [logo]   OppenheimerFunds
Distributor, Inc.
The Fund's SEC File No.: 811-3864
PR0240.001.1102
Printed on recycled paper

                          Appendix to Prospectus of
                     Oppenheimer Multiple Strategies Fund

      Graphic material included in the Prospectus of Oppenheimer Multiple
Strategies Fund under the heading "Annual Total Returns (Class A)(% as of
12/31 each year)":

      A bar chart will be included in the Prospectus of Oppenheimer Multiple
Strategies Fund (the "Fund") depicting the annual total returns of a hypothetical investment in Class A shares of the Fund for each of the past ten calendar years, without deducting sales charges. Set forth below are the relevant data points that will appear in the bar chart:

Calendar                Annual
Year                    Total
Ended                                           Returns

12/31/92                7.54%
12/31/93                16.30%
12/31/94                -1.59%
12/31/95                22.79%
12/31/96                17.23%
12/31/97                17.77%
12/31/98                 7.05%
12/31/99                10.60%
12/31/00                 6.57%
12/31/01                 1.68%

 ------------------------------------------------------------------------------
 Oppenheimer Multiple Strategies Fund
 ------------------------------------------------------------------------------

6803 S. Tucson Way, Centennial, Colorado 80112-3924
1.800.225.5677

Statement of Additional Information dated November 22, 2002

      This  Statement of  Additional  Information  is not a  Prospectus.  This
document  contains  additional  information  about  the Fund  and  supplements information  in the  Prospectus  dated  November 22,  2002.  It should be read together with the Prospectus.  You can obtain the Prospectus by writing to the
Fund's Transfer Agent,  OppenheimerFunds  Services,  at P.O. Box 5270, Denver,
Colorado  80217,  or by calling the  Transfer  Agent at the  toll-free  number shown above, or by downloading it from the  OppenheimerFunds  Internet website at www.oppenheimerfunds.com.

Contents
                                                                        Page
About the Fund
Additional Information About the Fund's Investment Policies and Risks.. 2

About Your Account

Financial Information About the Fund

   -------------------------------------------------------------------------
   ABOUT THE FUND
   -------------------------------------------------------------------------

Additional Information About the Fund's Investment Policies and Risks

      The investment objective, the principal investment policies and the main risks of the Fund are described in the Prospectus. This Statement of
Additional Information contains supplemental information about those policies and risks and the types of securities that the Fund's investment Manager,
OppenheimerFunds, Inc., can select for the Fund. Additional information is also provided about the strategies that the Fund may use to try to achieve its objective.

The Fund's Investment Policies.

The composition of the Fund's portfolio and the techniques and strategies that the Manager may use will vary over time. The Fund is not required to use all of the investment techniques and strategies described below in seeking its goal. It may use some of the special investment techniques and strategies at some times or not at all.

      In selecting securities for the Fund's portfolio, the Manager evaluates the merits of particular securities primarily through the exercise of its own investment analysis. That process may include, among other things, evaluation of the issuer's historical operations, prospects for the industry of which the issuer is part, the issuer's financial condition, its pending product developments and business (and those of competitors), the effect of general market and economic conditions on the issuer's business, and legislative proposals that might affect the issuer.

      |X| Investments in Equity Securities. The Fund's investments in equity securities can include those of foreign and U.S. companies. Equity securities include common stocks, preferred stocks, rights and warrants, and securities convertible into common stock. The Fund's investments can include stocks of companies in any market capitalization range, if the Manager believes the investment is consistent with the Fund's objective, including the preservation of principal. Certain equity securities might be selected not only for their appreciation possibilities but because they may provide dividend income.

      Small-cap growth companies may offer greater opportunities for capital appreciation than securities of large, more established companies. However, these securities also involve greater risks than securities of larger companies. Securities of small capitalization issuers may be subject to greater price volatility in general than securities of large-cap and mid-cap companies. Therefore, to the degree that the Fund has investments in smaller capitalization companies at times of market volatility, the Fund's share price may fluctuate more. Those investments may be limited to the extent the
Manager believes that such investments would be inconsistent with the goal of preservation of principal. As noted below, the Fund limits investments in unseasoned small-cap issuers.

            |_| Preferred Stocks. Preferred stock, unlike common stock, has a stated dividend rate payable from the corporation's earnings. Preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate. "Cumulative" dividend provisions require all or a portion of prior unpaid dividends to be paid before dividends can be paid on the issuer's common stock.

      If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline. Preferred stock may have mandatory sinking fund provisions, as well as provisions allowing calls or redemptions prior to maturity, which also have a negative impact on prices when interest rates decline. The rights of preferred stock on distribution of a corporation's assets in the event of a liquidation are generally subordinate to the rights associated with a corporation's debt securities. Preferred stock generally has a preference over common stock on the distribution of a corporation's assets in the event of liquidation of the corporation. Preferred stock may be "participating" stock, which means that it may be entitled to a dividend exceeding the stated dividend in certain cases.

            |_| Growth Companies. The Fund may invest in securities of
"growth" companies. Growth companies are those companies that the Manager believes are entering into a growth cycle in their business, with the expectation that their stock will increase in value. They may be established companies as well as newer companies in the development stage.

      Growth companies may have a variety of characteristics that in the
Manager's view define them as "growth" issuers. They may be generating or applying new technologies, new or improved distribution techniques or new services. They may own or develop natural resources. They may be companies that can benefit from changing consumer demands or lifestyles, or companies that have projected earnings in excess of the average for their sector or industry. In each case, they have prospects that the Manager believes are favorable for the long term. The portfolio managers of the Fund look for growth companies with strong, capable management, sound financial and accounting policies, successful product development and marketing and other factors.

            |_| Value Investing. In selecting equity investments for the
Fund's portfolio, the portfolio manager also uses a value investing style coupled with fundamental analysis of issuers. In using a value approach, the manager looks for stocks and other equity securities that appear to be temporarily undervalued, by various measures, such as price/earnings ratios.
Value investing seeks stocks having prices that are low in relation to their real worth or future prospects, with the expectation that the Fund will realize appreciation in the value of its holdings when other investors realize the intrinsic value of the stock.

      Using value investing requires research as to the issuer's underlying financial condition and prospects. Some of the measures used to identify these securities include, among others:
o     Price/earnings ratio, which is the stock's price divided by its earnings per share. A stock having a price/earnings ratio lower than its historical range, or lower than the market as a whole or that of similar companies may offer attractive investment opportunities.
o     Price/book value ratio, which is the stock price divided by the book value of the company per share. It measures the company's stock price in relation to its asset value.
o     Dividend yield, which is measured by dividing the annual dividend by the stock price per share.

o     Valuation of assets which compares the stock price to the value of the company's underlying assets, including their projected value in the marketplace and liquidation value.

            |_| Convertible Securities. While some convertible securities are a form of debt security, in many cases their conversion feature (allowing conversion into equity securities) causes them to be regarded by the Manager more as "equity equivalents." As a result, the rating assigned to the security has less impact on the Manager's investment decision with respect to convertible securities than in the case of non-convertible debt fixed-income securities. Convertible securities are subject to the credit risks and interest rate risks described below in "Debt Securities."

      To determine whether convertible securities should be regarded as
"equity equivalents," the Manager examines the following factors:

(1)   whether, at the option of the investor, the convertible security can be exchanged for a fixed number of shares of common stock of the issuer,
(2)   whether the issuer of the convertible securities has restated its earnings per share of common stock on a fully diluted basis
         (considering the effect of conversion of the convertible
         securities), and
(3)   the extent to which the convertible security may be a defensive "equity substitute," providing the ability to participate in any
         appreciation in the price of the issuer's common stock.

      The value of a convertible security is a function of its "investment value" and its "conversion value." If the investment value exceeds the conversion value, the security will behave more like a debt security and the security's price will likely increase when interest rates fall and decrease when interest rates rise. If the conversion value exceeds the investment value, the security will behave more like an equity security. In that case it will likely sell at a premium over its conversion value and its price will tend to fluctuate directly with the price of the underlying security.

            |_| Rights and Warrants. As a fundamental policy, the Fund cannot invest more than 5% of its total assets in warrants nor more than 2% of that amount in warrants that are not listed on the New York or American Stock
Exchanges. That limit does not apply to warrants and rights the Fund has acquired as part of units of securities or that are attached to other securities that the Fund buys.

      Warrants basically are options to purchase equity securities at specific prices valid for a specific period of time. Their prices do not necessarily move parallel to the prices of the underlying securities. Rights are similar to warrants, but normally have a short duration and are distributed directly by the issuer to its shareholders. Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

      |X| Debt Securities. The Fund can invest in a variety of domestic and foreign debt securities for current income. Foreign debt securities are subject to the risks of foreign securities described below. In general, domestic and foreign fixed-income securities are also subject to two additional types of risk: credit risk and interest rate risk.

         |_| Credit Risk. Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due. In general, lower-grade, higher-yield bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds.

      The Fund's debt investments can include investment-grade and non-investment-grade bonds (commonly referred to as "junk bonds").
Investment-grade bonds are bonds rated at least "Baa" by Moody's Investors
Service, Inc., at least "BBB" by Standard & Poor's Rating Service or Duff &
Phelps, Inc., or have comparable ratings by another nationally-recognized statistical rating organization.

      In making investments in debt securities, the Manager may rely to some extent on the ratings of ratings organizations or it may use its own research to evaluate a security's credit-worthiness. If the securities are unrated, to be considered part of the Fund's holdings of investment-grade securities, they must be judged by the Manager to be of comparable quality to bonds rated as investment-grade by a rating organization.

         |_| Special Risks of Lower-Grade Securities. The Fund can invest a substantial portion of its assets in lower-grade debt securities. Because lower-grade securities tend to offer higher yields than investment-grade securities, the Fund may invest in lower-grade securities if the Manager is trying to achieve greater income. In some cases, the appreciation possibilities of lower-grade securities may be a reason they are selected for the Fund's portfolio. However, these investments will be made only when consistent with the Fund's goal of preservation of principal that is part of the Fund's objective.
      The Fund may invest up to 35% of its total assets in "lower-grade" debt securities. "Lower-grade" debt securities are those rated below "investment grade" which means they have a rating lower than "Baa" by Moody's or lower than "BBB" by Standard & Poor's or similar ratings by other rating organizations. If they are unrated, and are determined by the Manager to be of comparable quality to debt securities rated below investment grade, they are included in the limitation on the percentage of the Fund's assets that can be invested in lower-grade securities. The Fund can invest in securities rated as low as "C" or "D" or which are in default at the time the Fund buys them.

      Some of the special credit risks of lower-grade securities are discussed below. There is a greater risk that the issuer may default on its obligation to pay interest or to repay principal than in the case of investment-grade securities. The issuer's low creditworthiness may increase the potential for its insolvency. An overall decline in values in the high-yield bond market is also more likely during a period of a general economic downturn. An economic downturn or an increase in interest rates could severely disrupt the market for high-yield bonds, adversely affecting the values of outstanding bonds as well as the ability of issuers to pay interest or repay principal. In the case of foreign high-yield bonds, these risks are in addition to the special risks of foreign investing discussed in the Prospectus and in this Statement of Additional Information.

      However, the Fund's limitations on these investments may reduce some of the risks to the Fund, as will the Fund's policy of diversifying its investments. Additionally, to the extent they can be converted into stock, convertible securities may be less subject to some of these risks than non-convertible high-yield bonds, since stock may be more liquid and less affected by some of these risk factors.

      While securities rated "Baa" by Moody's or "BBB" by Standard & Poor's or Duff & Phelps are investment-grade and are not regarded as junk bonds, those securities may be subject to special risks, and have some speculative characteristics. The debt security ratings definitions of the principal rating definitions are included in Appendix A to this Statement of Additional
Information.

         |_| Interest Rate Risk. Interest rate risk refers to the
fluctuations in value of fixed-income securities resulting from the inverse relationship between price and yield. For example, an increase in general interest rates will tend to reduce the market value of already-issued fixed-income investments, and a decline in general interest rates will tend to increase their value. In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.

      Fluctuations in the market value of fixed-income securities after the
Fund buys them will not affect the interest payable on those securities, nor the cash income from them. However, those price fluctuations will be reflected in the valuations of the securities, and therefore the Fund's net asset values will be affected by those fluctuations.

      |X| Mortgage-Related Securities. Mortgage-related securities are a form of derivative investment collateralized by pools of commercial or residential mortgages. Pools of mortgage loans are assembled as securities for sale to investors by government agencies or entities or by private issuers. These securities include collateralized mortgage obligations ("CMOs"), mortgage pass-through securities, stripped mortgage pass-through securities, interests in real estate mortgage investment conduits ("REMICs") and other real estate related securities.

      Mortgage-related securities that are issued or guaranteed by agencies or instrumentalities of the U.S. government have relatively little credit risk (depending on the nature of the issuer) but are subject to interest rate risks and prepayment risks, as described in the Prospectus.

      As with other debt securities, the prices of mortgage-related securities tend to move inversely to changes in interest rates. The Fund can buy mortgage-related securities that have interest rates that move inversely to changes in general interest rates, based on a multiple of a specific index. Although the value of a mortgage-related security may decline when interest rates rise, the converse is not always the case.

      In periods of declining interest rates, mortgages are more likely to be prepaid. Therefore, a mortgage-related security's maturity can be shortened by unscheduled prepayments on the underlying mortgages. Therefore, it is not possible to predict accurately the security's yield. The principal that is returned earlier than expected may have to be reinvested in other investments having a lower yield than the prepaid security. Therefore, these securities may be less effective as a means of "locking in" attractive long-term interest rates, and they may have less potential for appreciation during periods of declining interest rates, than conventional bonds with comparable stated maturities.

      Prepayment risks can lead to substantial fluctuations in the value of a mortgage-related security.  In turn, this can affect the value of the Fund's shares. If a mortgage-related security has been purchased at a premium, all or part of the premium the Fund paid may be lost if there is a decline in the market value of the security, whether that results from interest rate changes or prepayments on the underlying mortgages. In the case of stripped mortgage-related securities, if they experience greater rates of prepayment than were anticipated, the Fund may fail to recoup its initial investment on the security.

      During periods of rapidly rising interest rates, prepayments of mortgage-related securities may occur at slower than expected rates. Slower prepayments effectively may lengthen a mortgage-related security's expected maturity. Generally, that would cause the value of the security to fluctuate more widely in response to changes in interest rates. If the prepayments on the Fund's mortgage-related securities were to decrease broadly, the Fund's effective duration, and therefore its sensitivity to interest rate changes, would increase.

      As with other debt securities, the values of mortgage-related securities may be affected by changes in the market's perception of the creditworthiness of the entity issuing the securities or guaranteeing them.
Their values may also be affected by changes in government regulations and tax policies.

         |_| Collateralized Mortgage Obligations. CMOs are multi-class bonds that are backed by pools of mortgage loans or mortgage pass-through certificates. They may be collateralized by:

            (1) pass-through certificates issued or guaranteed by Ginnie Mae,
                Fannie Mae, or Freddie Mac,
            (2) unsecuritized mortgage loans insured by the Federal Housing
                Administration or guaranteed by the Department of Veterans'
                Affairs,
            (3) unsecuritized conventional mortgages,
            (4) other mortgage-related securities, or
            (5) any combination of these.

      Each class of CMO, referred to as a "tranche," is issued at a specific coupon rate and has a stated maturity or final distribution date. Principal prepayments on the underlying mortgages may cause the CMO to be retired much earlier than the stated maturity or final distribution date. The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in different ways. One or more tranches may have coupon rates that reset periodically at a specified increase over an index.
These are floating rate CMOs, and typically have a cap on the coupon rate.
Inverse floating rate CMOs have a coupon rate that moves in the reverse direction to an applicable index. The coupon rate on these CMOs will increase as general interest rates decrease. These are usually much more volatile than fixed rate CMOs or floating rate CMOs.

      |X| U.S. Government Securities. These are securities issued or
guaranteed by the U.S. Treasury or other U.S. government agencies or federally-chartered corporate entities referred to as "instrumentalities."
The obligations of U.S. government agencies or instrumentalities in which the
Fund may invest may or may not be guaranteed or supported by the "full faith and credit" of the United States. "Full faith and credit" means generally that the taxing power of the U.S. government is pledged to the payment of interest and repayment of principal on a security. If a security is not backed by the full faith and credit of the United States, the owner of the security must look principally to the agency issuing the obligation for repayment. The owner might be able to assert a claim against the United
States if the issuing agency or instrumentality does not meet its commitment.
The Fund will invest in securities of U.S. government agencies and instrumentalities only if the Manager is satisfied that the credit risk with respect to such instrumentality is minimal.

         |_| U.S. Treasury Obligations. These include Treasury bills (having maturities of one year or less when issued), Treasury notes (having maturities of from one to ten years), and Treasury bonds (having maturities of more than ten years). Treasury securities are backed by the full faith and credit of the United States as to timely payments of interest and repayments of principal. They also can include U. S. Treasury securities that have been
"stripped" by a Federal Reserve Bank, zero-coupon U.S. Treasury securities described below, and Treasury Inflation-Protection Securities ("TIPS").

         |_| Treasury Inflation-Protection Securities. The Fund can buy these
U.S. Treasury securities, called "TIPS," that are designed to provide an investment vehicle that is not vulnerable to inflation. The interest rate paid by TIPS is fixed. The principal value rises or falls semi-annually based on changes in the published Consumer Price Index. If inflation occurs, the principal and interest payments on TIPS are adjusted to protect investors from inflationary loss. If deflation occurs, the principal and interest payments will be adjusted downward, although the principal will not fall below its face amount at maturity.

         |_| Obligations Issued or Guaranteed by U.S. Government Agencies or
Instrumentalities. These include direct obligations and mortgage-related securities that have different levels of credit support from the government.
Some are supported by the full faith and credit of the U.S. government, such as Government National Mortgage Association pass-through mortgage certificates (called "Ginnie Maes"). Some are supported by the right of the issuer to borrow from the U.S. Treasury under certain circumstances, such as
Federal National Mortgage Association bonds ("Fannie Maes"). Others are supported only by the credit of the entity that issued them, such as Federal
Home Loan Mortgage Corporation obligations ("Freddie Macs").

         |_| U.S. Government Mortgage-Related Securities. The Fund can invest in a variety of mortgage-related securities that are issued by U.S.
government agencies or instrumentalities, some of which are described below.

         |_| GNMA Certificates. The Government National Mortgage Association
("GNMA") is a wholly-owned corporate instrumentality of the United States within the U.S. Department of Housing and Urban Development. GNMA's principal programs involve its guarantees of privately-issued securities backed by pools of mortgages. Ginnie Maes are debt securities representing an interest in one or a pool of mortgages that are insured by the Federal Housing
Administration or the Farmers Home Administration or guaranteed by the
Veterans Administration.

      The Ginnie Maes in which the Fund invests are of the "fully modified pass-through" type. They provide that the registered holders of the
Certificates will receive timely monthly payments of the pro-rata share of the scheduled principal payments on the underlying mortgages, whether or not those amounts are collected by the issuers. Amounts paid include, on a pro rata basis, any prepayment of principal of such mortgages and interest (net of servicing and other charges) on the aggregate unpaid principal balance of the Ginnie Maes, whether or not the interest on the underlying mortgages has been collected by the issuers.

      The Ginnie Maes purchased by the Fund are guaranteed as to timely payment of principal and interest by GNMA. It is expected that payments received by the issuers of Ginnie Maes on account of the mortgages backing the Ginnie Maes will be sufficient to make the required payments of principal of and interest on those GNMA Certificates. However if those payments are insufficient, the guaranty agreements between the issuers of the Certificates and GNMA require the issuers to make advances sufficient for the payments. If the issuers fail to make those payments, GNMA will do so.

      Under federal law, the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty issued by GNMA as to such mortgage pools. An opinion of an
Assistant Attorney General of the United States, dated December 9, 1969, states that such guaranties "constitute general obligations of the United
States backed by its full faith and credit." GNMA is empowered to borrow from the United States Treasury to the extent necessary to make any payments of principal and interest required under those guaranties.

      Ginnie Maes are backed by the aggregate indebtedness secured by the underlying FHA-insured, FMHA-insured or VA-guaranteed mortgages. Except to the extent of payments received by the issuers on account of such mortgages,
Ginnie Maes do not constitute a liability of those issuers, nor do they evidence any recourse against those issuers. Recourse is solely against GNMA.
Holders of Ginnie Maes (such as the Fund) have no security interest in or lien on the underlying mortgages.

      Monthly payments of principal will be made, and additional prepayments of principal may be made, to the Fund with respect to the mortgages underlying the Ginnie Maes held by the Fund. All of the mortgages in the pools relating to the Ginnie Maes in the Fund are subject to repayment without any significant premium or penalty, at the option of the mortgagors.
While the mortgages on one-to-four-family dwellings underlying certain Ginnie
Maes have a stated maturity of up to 30 years, it has been the experience of the mortgage industry that the average life of comparable mortgages, as a result of prepayments, refinancing and payments from foreclosures, is considerably less.

            |_| Federal Home Loan Mortgage Corporation Certificates. FHLMC, a
corporate instrumentality of the United States, issues FHLMC Certificates representing interests in mortgage loans. FHLMC guarantees to each registered holder of a FHLMC Certificate timely payment of the amounts representing a holder's proportionate share in:

(i)   interest payments less servicing and guarantee fees,
(ii)  principal prepayments and
(iii) the ultimate collection of amounts representing the holder's proportionate interest in principal payments on the
                  mortgage loans in the pool represented by the FHLMC
                  Certificate, in each case whether or not such amounts are
                  actually received.

      The obligations of FHLMC under its guarantees are obligations solely of
FHLMC and are not backed by the full faith and credit of the United States.

            |_| Federal National Mortgage Association (Fannie Mae)
Certificates. Fannie Mae, a federally-chartered and privately-owned corporation, issues Fannie Mae Certificates which are backed by a pool of mortgage loans. Fannie Mae guarantees to each registered holder of a Fannie
Mae Certificate that the holder will receive amounts representing the holder's proportionate interest in scheduled principal and interest payments, and any principal prepayments, on the mortgage loans in the pool represented by such Certificate, less servicing and guarantee fees, and the holder's proportionate interest in the full principal amount of any foreclosed or other liquidated mortgage loan. In each case the guarantee applies whether or not those amounts are actually received. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by the full faith and credit of the United States or any of its agencies or instrumentalities other than Fannie Mae.

            |_| Zero-Coupon U.S. Government Securities. The Fund may buy
zero-coupon U.S. government securities. These will typically be U.S. Treasury
Notes and Bonds that have been stripped of their unmatured interest coupons, the coupons themselves, or certificates representing interests in those stripped debt obligations and coupons.

      Zero-coupon securities do not make periodic interest payments and are sold at a deep discount from their face value at maturity. The buyer recognizes a rate of return determined by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. This discount depends on the time remaining until maturity, as well as prevailing interest rates, the liquidity of the security and the credit quality of the issuer. The discount typically decreases as the maturity date approaches.

      Because zero-coupon securities pay no interest and compound semi-annually at the rate fixed at the time of their issuance, their value is generally more volatile than the value of other debt securities that pay interest. Their value may fall more dramatically than the value of interest-bearing securities when interest rates rise. When prevailing interest rates fall, zero-coupon securities tend to rise more rapidly in value because they have a fixed rate of return.

      The Fund's investment in zero-coupon securities may cause the Fund to recognize income and make distributions to shareholders before it receives any cash payments on the zero-coupon investment. To generate cash to satisfy those distribution requirements, the Fund may have to sell portfolio securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of Fund shares.

         |X| Forward Rolls. The Fund can enter into "forward roll"
transactions with respect to mortgage-related securities. In this type of transaction, the Fund sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security (the same type of security, having the same coupon and maturity) at a later date at a set price. The securities that are repurchased will have the same interest rate as the securities that are sold, but typically will be collateralized by different pools of mortgages (with different prepayment histories) than the securities that have been sold. Proceeds from the sale are invested in short-term instruments, such as repurchase agreements.  The income from those investments, plus the fees from the forward roll transaction, are expected to generate income to the Fund in excess of the yield on the securities that have been sold.

      The Fund will only enter into "covered" rolls.  That is, to assure its future payment of the purchase price, the Fund will identify on its books cash, U.S. government securities or other high-grade debt securities in an amount equal to the payment obligation under the roll.

      These transactions have risks. During the period between the sale and the repurchase, the Fund will not be entitled to receive interest and principal payments on the securities that have been sold. It is possible that the market value of the securities the Fund sells may decline below the price at which the Fund is obligated to repurchase securities.

      |X| Money Market Instruments. The following is a brief description of the types of money market securities the Fund can invest in. Money market securities are high-quality, short-term debt instruments that may be issued by the U.S. government, corporations, banks or other entities. They may have fixed, variable or floating interest rates.

            |_| U.S. Government Securities. These include obligations issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, described above.

            |_| Bank Obligations. The Fund can buy time deposits,
certificates of deposit and bankers' acceptances. They must be:

               o obligations issued or guaranteed by a domestic bank
                 (including a foreign branch of a domestic bank) having total assets of at least $500 million, or
               o banker's acceptances (which may or may not be supported by letters of credit) but only if guaranteed by a U.S.
                 commercial bank with total assets of at least U.S. $500
                 million.

      The Fund can purchase certificates of deposit of $100,000 or less of a domestic bank even if that bank has assets of less than $500 million, if the certificate of deposit is fully insured as to principal by the Federal
Deposit Insurance Corporation. The Fund can buy only one such certificate of deposit from any one bank with that amount of assets and limits its investments in those certificates of deposit to 10% of its assets. "Banks"
include U.S. commercial banks, savings banks and savings and loan associations.

            |_| Commercial Paper. The Fund can invest in commercial paper if it is rated within the top two rating categories of Standard & Poor's and
Moody's. If the paper is not rated, it may be purchased if issued by a company having a credit rating of at least "AA" by Standard & Poor's or "Aa"
by Moody's.

      The Fund can buy commercial paper, including U.S. dollar-denominated securities of foreign branches of U.S. banks, issued by other entities if the commercial paper is guaranteed as to principal and interest by a bank, government or corporation whose certificates of deposit or commercial paper may otherwise be purchased by the Fund.

            |_| Variable Amount Master Demand Notes. Master demand notes are corporate obligations that permit the investment of fluctuating amounts by the Fund at varying rates of interest under direct arrangements between the
Fund, as lender, and the borrower. They permit daily changes in the amounts borrowed. The Fund has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount. The borrower may prepay up to the full amount of the note without penalty. These notes may or may not be backed by bank letters of credit.

      Because these notes are direct lending arrangements between the lender and borrower, it is not expected that there will be a trading market for them. There is no secondary market for these notes, although they are redeemable (and thus are immediately repayable by the borrower) at principal amount, plus accrued interest, at any time. Accordingly, the Fund's right to redeem such notes is dependent upon the ability of the borrower to pay principal and interest on demand.

      The Fund has no limitations on the type of issuer from whom these notes will be purchased. However, in connection with such purchases and on an ongoing basis, the Manager will consider the earning power, cash flow and other liquidity ratios of the issuer, and its ability to pay principal and interest on demand, including a situation in which all holders of such notes made demand simultaneously. Investments in master demand notes are subject to the limitation on investments by the Fund in illiquid securities, described in the Prospectus. Currently, the Fund does not intend that its investments in variable amount master demand notes will exceed 5% of its total assets.

      |X| Portfolio Turnover.  The Fund can engage in short-term trading to try to achieve its objective. "Portfolio turnover" describes the rate at which the Fund traded its portfolio securities during its last fiscal year.
For example, if a fund sold all of its securities during the year, its portfolio turnover rate would have been 100%. The Fund's portfolio turnover rate will fluctuate from year to year. Currently, the Fund expects to have a portfolio turnover rate of at least 100% annually.

      Increased portfolio turnover creates higher brokerage and transaction costs for the Fund,
which may reduce its overall performance. Additionally, the realization of capital gains from selling portfolio securities may result in distributions of taxable long-term capital gains to shareholders, since the Fund will normally distribute all of its capital gains realized each year, to avoid excise taxes under the Internal Revenue Code.

Other Investment Techniques and Strategies. In seeking its objective, the
Fund may from time to time use the types of investment strategies and investments described below. It is not required to use all of these strategies at all times, and at times may not use them.

      |X| Foreign Securities. The Fund expects to have substantial
investments in foreign securities. These include equity securities issued by foreign companies and debt securities issued by foreign companies or governments, including supra-national entities. "Foreign securities" include equity and debt securities of companies organized under the laws of countries other than the United States and debt securities issued or guaranteed by governments other than the U.S. government or by foreign supra-national entities. They also include securities of companies (including those that are located in the U.S. or organized under U.S. law) that derive a significant portion of their revenue or profits from foreign businesses, investments or sales, or that have a significant portion of their assets abroad. They may be traded on foreign securities exchanges or in the foreign over-the-counter markets.

      Securities of foreign issuers that are represented by American
Depository Receipts or that are listed on a U.S. securities exchange or traded in the U.S. over-the-counter markets are not considered "foreign securities" for the purpose of the Fund's investment allocations, because they are not subject to many of the special considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

      Because the Fund may purchase securities denominated in foreign currencies, a change in the value of such foreign currency against the U.S.
dollar will result in a change in the amount of income the Fund has available for distribution. Because a portion of the Fund's investment income may be received in foreign currencies, the Fund will be required to compute its income in U.S. dollars for distribution to shareholders, and therefore the
Fund will absorb the cost of currency fluctuations. After the Fund has distributed income, subsequent foreign currency losses may result in the
Fund's having distributed more income in a particular fiscal period than was available from investment income, which could result in a return of capital to shareholders.

      Investing in foreign securities offers potential benefits not available from investing solely in securities of domestic issuers. They include the opportunity to invest in foreign issuers that appear to offer growth potential, or in foreign countries with economic policies or business cycles different from those of the U.S., or to reduce fluctuations in portfolio value by taking advantage of foreign stock markets that do not move in a manner parallel to U.S. markets. The Fund will hold foreign currency only in connection with the purchase or sale of foreign securities.

            |_| Foreign Debt Obligations. The debt obligations of foreign
governments and entities may or may not be supported by the full faith and credit of the foreign government. The Fund may buy securities issued by certain "supra-national" entities, which include entities designated or supported by governments to promote economic reconstruction or development, international banking organizations and related government agencies. Examples are the International Bank for Reconstruction and Development (commonly called the "World Bank"), the Asian Development bank and the Inter-American
Development Bank.

      The governmental members of these supra-national entities are
"stockholders" that typically make capital contributions and may be committed to make additional capital contributions if the entity is unable to repay its borrowings. A supra-national entity's lending activities may be limited to a percentage of its total capital, reserves and net income. There can be no assurance that the constituent foreign governments will continue to be able or willing to honor their capitalization commitments for those entities.

      The Fund can invest in U.S. dollar-denominated "Brady Bonds." These foreign debt obligations may be fixed-rate par bonds or floating-rate discount bonds. They are generally collateralized in full as to repayment of principal at maturity by U.S. Treasury zero-coupon obligations that have the same maturity as the Brady Bonds. Brady Bonds can be viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity. Those uncollateralized amounts constitute what is called the "residual risk."

      If there is a default on collateralized Brady Bonds resulting in acceleration of the payment obligations of the issuer, the zero-coupon U.S.
Treasury securities held as collateral for the payment of principal will not be distributed to investors, nor will those obligations be sold to distribute the proceeds. The collateral will be held by the collateral agent to the scheduled maturity of the defaulted Brady Bonds. The defaulted bonds will continue to remain outstanding, and the face amount of the collateral will equal the principal payments which would have then been due on the Brady
Bonds in the normal course. Because of the residual risk of Brady Bonds and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, Brady Bonds are considered speculative investments.

            |_| Risks of Foreign Investing. Investments in foreign securities may offer special opportunities for investing but also present special additional risks and considerations not typically associated with investments in domestic securities. Some of these additional risks are:
o     reduction of income by foreign taxes;
o     fluctuation in value of foreign investments due to changes in currency rates or currency control regulations (for example, currency blockage);
o     transaction charges for currency exchange;
o     lack of public information about foreign issuers;
o     lack of uniform accounting, auditing and financial reporting standards in foreign countries comparable to those applicable to domestic issuers;
o     less volume on foreign exchanges than on U.S. exchanges;
o     greater volatility and less liquidity on foreign markets than in the
              U.S.;
o     less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o     greater difficulties in commencing lawsuits;
o     higher brokerage commission rates than in the U.S.;
o     increased risks of delays in settlement of portfolio transactions or loss of certificates for portfolio securities;
o     possibilities in some countries of expropriation, confiscatory taxation, political, financial or social instability or adverse diplomatic developments; and
o     unfavorable differences between the U.S. economy and foreign economies.

            In the past, U.S. government policies have discouraged certain investments abroad by U.S. investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

            |_| Special Risks of Emerging Markets. Emerging and developing
markets abroad may also offer special opportunities for growth investing but have greater risks than more developed foreign markets, such as those in
Europe, Canada, Australia, New Zealand and Japan. There may be even less liquidity in their securities markets, and settlements of purchases and sales of securities may be subject to additional delays. They are subject to greater risks of limitations on the repatriation of income and profits because of currency restrictions imposed by local governments. Those countries may also be subject to the risk of greater political and economic instability, which can greatly affect the volatility of prices of securities in those countries. The Manager will consider these factors when evaluating securities in these markets, because the selection of those securities must be consistent with the Fund's goal of preservation of principal.

      |X| Zero-Coupon Securities. The Fund can buy zero-coupon and delayed interest securities, and "stripped" securities. Stripped securities are debt securities whose interest coupons are separated from the security and sold separately. The Fund can buy different types of zero-coupon or stripped securities, including, among others, U.S. Treasury notes or bonds that have been stripped of their interest coupons, U.S. Treasury bills issued without interest coupons, and certificates representing interests in stripped securities.

      The Fund may buy zero-coupon and delayed interest securities, and
"stripped" securities of corporations and of foreign government issuers.
These are similar in structure to zero-coupon and "stripped" U.S. government securities, but in the case of foreign government securities may or may not be backed by the "full faith and credit" of the issuing foreign government.
Zero coupon securities issued by foreign governments and by corporations will be subject to greater credit risks than U.S. government zero-coupon securities.

      Zero-coupon securities do not make periodic interest payments and are sold at a deep discount from their face value. The buyer recognizes a rate of return determined by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. This discount depends on the time remaining until maturity, as well as prevailing interest rates, the liquidity of the security and the credit quality of the issuer. In the absence of threats to the issuer's credit quality, the discount typically decreases as the maturity date approaches. Some zero-coupon securities are convertible, in that they are zero-coupon securities until a predetermined date, at which time they convert to a security with a specified coupon rate.

      Because zero-coupon securities pay no interest and compound semi-annually at the rate fixed at the time of their issuance, their value is generally more volatile than the value of other debt securities. Their value may fall more dramatically than the value of interest-bearing securities when interest rates rise. When prevailing interest rates fall, zero-coupon securities tend to rise more rapidly in value because they have a fixed rate of return.

      The Fund's investment in zero-coupon securities may cause the Fund to recognize income and make distributions to shareholders before it receives any cash payments on the zero-coupon investment. To generate cash to satisfy those distribution requirements, the Fund may have to sell portfolio securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of Fund shares.

      |X| Commercial (Privately-Issued) Mortgage-Related Securities. The Fund
may invest in commercial mortgage-related securities issued by private entities. Generally these are multi-class debt or pass-through certificates secured by mortgage loans on commercial properties. They are subject to the credit risk of the issuer. These securities typically are structured to provide protection to investors in senior classes from possible losses on the underlying loans. They do so by having holders of subordinated classes take the first loss if there are defaults on the underlying loans. They may also be protected to some extent by guarantees, reserve funds or additional collateralization mechanisms.

      |X| "Stripped" Mortgage-Related Securities. The Fund can invest in stripped mortgage-related securities that are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities. Each has a specified percentage of the underlying security's principal or interest payments. These are a form of derivative investment.

      Mortgage securities may be partially stripped so that each class receives some interest and some principal. However, they may be completely stripped. In that case all of the interest is distributed to holders of one type of security, known as an "interest-only" security, or "I/O," and all of the principal is distributed to holders of another type of security, known as a "principal-only" security or "P/O." Strips can be created for pass-through certificates or CMOs.

      The yields to maturity of I/Os and P/Os are very sensitive to principal repayments (including prepayments) on the underlying mortgages. If the underlying mortgages experience greater than anticipated prepayments of principal, the Fund might not fully recoup its investment in an I/O based on those assets. If underlying mortgages experience less than anticipated prepayments of principal, the yield on the P/Os based on them could decline substantially.

      |X| Floating Rate and Variable Rate Obligations.      Variable rate
demand obligations have a demand feature that allows the Fund to tender the obligation to the issuer or a third party prior to its maturity. The tender may be at par value plus accrued interest, according to the terms of the obligations.

      The interest rate on a floating rate demand note is adjusted automatically according to a stated prevailing market rate, such as a bank's prime rate, the 91-day U.S. Treasury Bill rate, or some other standard. The instrument's rate is adjusted automatically each time the base rate is adjusted. The interest rate on a variable rate demand note is also based on a stated prevailing market rate but is adjusted automatically at specified intervals of not less than one year. Generally, the changes in the interest rate on such securities reduce the fluctuation in their market value. As interest rates decrease or increase, the potential for capital appreciation or depreciation is less than that for fixed-rate obligations of the same maturity. The Manager may determine that an unrated floating rate or variable rate demand obligation meets the Fund's quality standards by reason of being backed by a letter of credit or guarantee issued by a bank that meets those quality standards.

      Floating rate and variable rate demand notes that have a stated
maturity in excess of one year may have features that permit the holder to recover the principal amount of the underlying security at specified intervals not exceeding one year and upon no more than 30 days' notice. The issuer of that type of note normally has a corresponding right in its discretion, after a given period, to prepay the outstanding principal amount of the note plus accrued interest. Generally the issuer must provide a specified number of days' notice to the holder.

      |X| Investing in Small, Unseasoned Companies. The Fund can invest in securities of small, unseasoned companies. These are companies that have been in operation for less than three years, including the operations of any predecessors. Securities of these companies may be subject to volatility in their prices. They may have a limited trading market, which may adversely affect the Fund's ability to dispose of them and can reduce the price the
Fund might be able to obtain for them. Other investors that own a security issued by a small, unseasoned issuer for which there is limited liquidity might trade the security when the Fund is attempting to dispose of its holdings of that security. In that case the Fund might receive a lower price for its holdings than might otherwise be obtained. The Fund currently does not intend to invest more than 5% of its net assets in those securities.

      |X| Investment in Other Investment Companies. The Fund can also invest in the securities of other investment companies, which can include open-end funds, closed-end funds and unit investment trusts, subject to the limits set forth in the Investment Company Act of 1940 (the "Investment Company Act")
that apply to those types of investments.  For example, the Fund can invest in Exchange-Traded Funds, which are typically open-end funds or unit investment trusts, listed on a stock exchange.  The Fund might do so as a way of gaining exposure to the segments of the equity or fixed-income markets represented by the Exchange-Traded Funds' portfolio, at times when the Fund may not be able to buy those portfolio securities directly.

      Investing in another investment company may involve the payment of substantial premiums above the value of such investment company's portfolio securities and is subject to limitations under the Investment Company Act.
The Fund does not intend to invest in other investment companies unless the
Manager believes that the potential benefits of the investment justify the payment of any premiums or sales charges.  As a shareholder of an investment company, the Fund would be subject to its ratable share of that investment company's expenses, including its advisory and administration expenses.  The
Fund does not anticipate investing a substantial amount of its net assets in shares of other investment companies.

      |X| When-Issued and Delayed-Delivery Transactions. The Fund may invest in securities on a "when-issued" basis and may purchase or sell securities on a "delayed-delivery" or "forward commitment" basis. When-issued and delayed-delivery are terms that refer to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery.

      When such transactions are negotiated, the price (which is generally expressed in yield terms) is fixed at the time the commitment is made.
Delivery and payment for the securities take place at a later date. The securities are subject to change in value from market fluctuations during the period until settlement. The value at delivery may be less than the purchase price. For example, changes in interest rates in a direction other than that expected by the Manager before settlement will affect the value of such securities and may cause a loss to the Fund. During the period between purchase and settlement, no payment is made by the Fund to the issuer and no interest accrues to the Fund from the investment. No income begins to accrue to the Fund on a when-issued security until the Fund receives the security at settlement of the trade.

      The Fund will engage in when-issued transactions to secure what the
Manager considers to be an advantageous price and yield at the time of entering into the obligation. When the Fund enters into a when-issued or delayed-delivery transaction, it relies on the other party to complete the transaction. Its failure to do so may cause the Fund to lose the opportunity to obtain the security at a price and yield the Manager considers to be advantageous.

      When the Fund engages in when-issued and delayed-delivery transactions, it does so for the purpose of acquiring or selling securities consistent with its investment objective and policies for its portfolio or for delivery pursuant to options contracts it has entered into, and not for the purpose of investment leverage. Although the Fund will enter into delayed-delivery or when-issued purchase transactions to acquire securities, it may dispose of a commitment prior to settlement. If the Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition or to dispose of its right to delivery or receive against a forward commitment, it may incur a gain or loss.

      At the time the Fund makes the commitment to purchase or sell a security on a when-issued or delayed-delivery basis, it records the transaction on its books and reflects the value of the security purchased in determining the Fund's net asset value. In a sale transaction, it records the proceeds to be received. The Fund will identify on its books liquid assets at least equal in value to the value of the Fund's purchase commitments until the Fund pays for the investment.

      When-issued and delayed-delivery transactions can be used by the Fund as a defensive technique to hedge against anticipated changes in interest rates and prices. For instance, in periods of rising interest rates and falling prices, the Fund might sell securities in its portfolio on a forward commitment basis to attempt to limit its exposure to anticipated falling prices. In periods of falling interest rates and rising prices, the Fund might sell portfolio securities and purchase the same or similar securities on a when-issued or delayed-delivery basis to obtain the benefit of currently higher cash yields.

      |X| Participation Interests. The Fund can invest in participation interests, subject to the Fund's limitation on investments in illiquid investments. A participation interest is an undivided interest in a loan made by the issuing financial institution in the proportion that the buyers participation interest bears to the total principal amount of the loan. No more than 5% of the Fund's net assets can be invested in participation interests of the same borrower. The issuing financial institution may have no obligation to the Fund other than to pay the Fund the proportionate amount of the principal and interest payments it receives.

      Participation interests are primarily dependent upon the
creditworthiness of the borrowing corporation, which is obligated to make payments of principal and interest on the loan. There is a risk that a borrower may have difficulty making payments. If a borrower fails to pay scheduled interest or principal payments, the Fund could experience a reduction in its income. The value of that participation interest might also decline, which could affect the net asset value of the Fund's shares. If the issuing financial institution fails to perform its obligations under the participation agreement, the Fund might incur costs and delays in realizing payment and suffer a loss of principal and/or interest.

      |X| Repurchase Agreements. The Fund can acquire securities subject to repurchase agreements. It may do so for liquidity purposes to meet anticipated redemptions of Fund shares, or pending the investment of the proceeds from sales of Fund shares, or pending the settlement of portfolio securities transactions, or for temporary defensive purposes, as described below.

      In a repurchase transaction, the Fund buys a security from, and simultaneously resells it to, an approved vendor for delivery on an agreed-upon future date. The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is in effect. Approved vendors include
U.S. commercial banks, U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government securities. They must meet credit requirements set by the Fund's Board of Trustees from time to time.

      The majority of these transactions run from day to day, and delivery pursuant to the resale typically occurs within one to five days of the purchase. Repurchase agreements having a maturity beyond seven days are subject to the Fund's limits on holding illiquid investments. The Fund will not enter into a repurchase agreement that causes more than 10% of its net assets to be subject to repurchase agreements having a maturity beyond seven days. There is no limit on the amount of the Fund's net assets that may be subject to repurchase agreements having maturities of seven days or less.

      Repurchase  agreements,  considered "loans" under the Investment Company
Act, are  collateralized  by the underlying  security.  The Fund's  repurchase agreements  require  that at all times while the  repurchase  agreement  is in effect,  the value of the collateral must equal or exceed the repurchase price to fully collateralize the repayment obligation.  However, if the vendor fails to pay the resale  price on the  delivery  date,  the Fund may incur  costs in disposing of the collateral  and may  experience  losses if there is any delay
in  its  ability  to  do  so.  The   Manager   will   monitor   the   vendor's
creditworthiness  to  confirm  that the vendor is  financially  sound and will
continuously   monitor  the   collateral's   value.   They  must  meet  credit
requirements set by the Manager from time to time.

      Pursuant to an Exemptive Order issued by the Securities and Exchange
Commission, the Fund, along with other affiliated entities managed by the
Manager, may transfer uninvested cash balances into one or more joint repurchase accounts. These balances are invested in one or more repurchase agreements, secured by U.S. government securities. Securities that are pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each joint repurchase arrangement requires that the market value of the collateral be sufficient to cover payments of interest and principal; however, in the event of default by the other party to the agreement, retention or sale of the collateral may be subject to legal proceedings.

      |X| Illiquid and Restricted Securities. Under the policies and
procedures established by the Fund's Board of Trustees, the Manager determines the liquidity of certain of the Fund's investments. To enable the
Fund to sell its holdings of a restricted security not registered under the
Securities Act of 1933, the Fund may have to cause those securities to be registered. The expenses of registering restricted securities may be negotiated by the Fund with the issuer at the time the Fund buys the securities. When the Fund must arrange registration because the Fund wishes to sell the security, a considerable period may elapse between the time the decision is made to sell the security and the time the security is registered so that the Fund could sell it. The Fund would bear the risks of any downward price fluctuation during that period.

      The Fund may also acquire restricted securities through private placements. Those securities have contractual restrictions on their public resale. Those restrictions might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.

      The Fund has limitations that apply to purchases of restricted securities, as stated in the Prospectus. Those percentage restrictions do not limit purchases of restricted securities that are eligible for sale to qualified institutional purchasers under Rule 144A of the Securities Act of
1933, if those securities have been determined to be liquid by the Manager under Board-approved guidelines. Those guidelines take into account the trading activity for such securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, the Fund's holdings of that security may be considered to be illiquid.

      Illiquid securities include repurchase agreements maturing in more than seven days and participation interests that do not have puts exercisable within seven days.

      |X| Loans of Portfolio Securities. To raise cash for liquidity purposes or income, the Fund can lend its portfolio securities to brokers, dealers and other types of financial institutions approved by the Fund's Board of
Trustees. As a fundamental policy, these loans are limited to not more than
25% of the value of the Fund's net assets. The Fund currently does not intend to engage in loans of securities, but if it does so, such loans will not likely exceed 5% of the Fund's total assets.

      There are some risks in connection with securities lending. The Fund might experience a delay in receiving additional collateral to secure a loan, or a delay in recovery of the loaned securities if the borrower defaults. The
Fund must receive collateral for a loan. Under current applicable regulatory requirements (which are subject to change), on each business day the loan collateral must be at least equal to the value of the loaned securities. It must consist of cash, bank letters of credit, securities of the U.S.
government or its agencies or instrumentalities, or other cash equivalents in which the Fund is permitted to invest. To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by the Fund if the demand meets the terms of the letter. The terms of the letter of credit and the issuing bank both must be satisfactory to the Fund.

      When it lends securities, the Fund receives amounts equal to the dividends or interest on loaned securities. It also receives one or more of
(a) negotiated loan fees, (b) interest on securities used as collateral, and
(c) interest on any short-term debt securities purchased with such loan collateral. Either type of interest may be shared with the borrower. The Fund may also pay reasonable finder's, custodian and administrative fees in connection with these loans. The terms of the Fund's loans must meet applicable tests under the Internal Revenue Code and must permit the Fund to reacquire loaned securities on five days' notice or in time to vote on any important matter.

      |X| Asset-Backed Securities. Asset-backed securities are fractional interests in pools of assets, typically accounts receivable or consumer loans. They are issued by trusts or special-purpose corporations. They are similar to mortgage-backed securities, described above, and are backed by a pool of assets that consist of obligations of individual borrowers. The income from the pool is passed through to the holders of participation interest in the pools. The pools may offer a credit enhancement, such as a bank letter of credit, to try to reduce the risks that the underlying debtors will not pay their obligations when due. However, the enhancement, if any, might not be for the full par value of the security. If the enhancement is exhausted and any required payments of interest or repayments of principal are not made, the Fund could suffer a loss on its investment or delays in receiving payment.

      The value of an asset-backed security is affected by changes in the market's perception of the asset backing the security, the creditworthiness of the servicing agent for the loan pool, the originator of the loans, or the financial institution providing any credit enhancement, and is also affected if any credit enhancement has been exhausted. The risks of investing in asset-backed securities are ultimately related to payment of consumer loans by the individual borrowers. As a purchaser of an asset-backed security, the
Fund would generally have no recourse to the entity that originated the loans in the event of default by a borrower. The underlying loans are subject to prepayments, which may shorten the weighted average life of asset-backed securities and may lower their return, in the same manner as in the case of mortgage-backed securities and CMOs, described above. Unlike mortgage-backed securities, asset-backed securities typically do not have the benefit of a security interest in the underlying collateral.

      |X| Derivatives. The Fund can invest in a variety of derivative investments to seek income or for hedging purposes. Some derivative investments the Fund can use are the hedging instruments described below in this Statement of Additional Information. However, the Fund is not obligated to use derivatives in seeking its objective.

      Some of the derivative investments the Fund can use include debt exchangeable for common stock of an issuer or "equity-linked debt securities"
of an issuer. At maturity, the debt security is exchanged for common stock of the issuer or it is payable in an amount based on the price of the issuer's common stock at the time of maturity. Both alternatives present a risk that the amount payable at maturity will be less than the principal amount of the debt because the price of the issuer's common stock might not be as high as the Manager expected.

      Other derivative investments the Fund can invest in include mortgage-related securities (described above) and "index-linked" notes.
Principal and/or interest payments on these notes depend on the performance of an underlying index. Currency-indexed securities are another derivative the Fund may use. Typically these are short-term or intermediate-term debt securities. Their value at maturity or the rates at which they pay income are determined by the change in value of the U.S. dollar against one or more foreign currencies or an index. In some cases, these securities may pay an amount at maturity based on a multiple of the amount of the relative currency movements. This type of index security offers the potential for increased income or principal payments but at a greater risk of loss than a typical debt security of the same maturity and credit quality.

      |X| Credit  Derivatives.  The Fund may enter into credit  default swaps, both  directly  ("unfunded  swaps")  and  indirectly  in  the  form  of a swap embedded  within a structured  note ("funded  swaps"),  to protect against the risk  that a  security  will  default.  Unfunded  and  funded  credit  default swaps  may be on a single  security,  or on a basket of  securities.  The Fund pays a fee to enter  into the swap and  receives  a fixed  payment  during the life of the swap.  The Fund may take a short  position  in the credit  default swap (also known as "buying credit  protection"),  or may take a long position in the credit default swap note (also known as "selling credit protection").

      The Fund  would  take a short  position  in a credit  default  swap (the
"unfunded  swap")  against a long portfolio  position to decrease  exposure to specific  high yield  issuers.  If the short credit  default swap is against a corporate  issue,  the Fund must own that  corporate  issue.  However,  if the short credit default swap is against  sovereign debt, the Fund may own either:
(i) the  reference  obligation,  (ii)  any  sovereign  debt  of  that  foreign country,  or (iii)  sovereign debt of any country that the Manager  determines is closely correlated as an inexact bona fide hedge.

      If the Fund takes a short  position in the credit default swap, if there is a credit  event  (including  bankruptcy,  failure to timely pay interest or principal, or a restructuring),  the Fund will deliver the defaulted bonds and the swap  counterparty  will pay the par  amount of the bonds.  An  associated risk is  adverse  pricing  when  purchasing  bonds  to  satisfy  the  delivery obligation.  If the swap is on a basket of securities,  the notional amount of the swap is  reduced by the par amount of the  defaulted  bond,  and the fixed payments are then made on the reduced notional amount.

      Taking  a  long  position  in  the  credit   default  swap  note  (i.e.,
purchasing the "funded  swap") would increase the Fund's  exposure to specific high yield  corporate  issuers.  The goal would be to  increase  liquidity  in that  market  sector  via the swap  note and its  associated  increase  in the number of trading  instruments,  the  number and type of market  participants, and market capitalization.

      If the Fund takes a long  position in the credit  default swap note,  if there is a credit  event the Fund will pay the par amount of the bonds and the swap  counterparty  will  deliver  the  bonds.  If the swap is on a basket  of securities,  the  notional  amount of the swap is reduced by the par amount of the  defaulted  bond,  and the fixed  payments  are then  made on the  reduced notional amount.

      The Fund will invest no more than 25% of its total assets in  "unfunded"
credit default swaps.  The Fund will limit its  investments in "funded" credit default swap notes to no more than 10% of its total assets.

      Other  risks of credit  default  swaps  include  the cost of paying  for credit  protection if there are no credit events,  pricing  transparency  when assessing the cost of a credit default swap,  counterparty  risk, and the need to  fund  the  delivery  obligation  (either  cash  or  the  defaulted  bonds, depending on whether the Fund is long or short the swap, respectively).

      |X| Hedging. Although the Fund can use hedging instruments, it is not obligated to use them in seeking its objective. To attempt to protect against declines in the market value of the Fund's portfolio, to permit the Fund to retain unrealized gains in the value of portfolio securities that have appreciated, or to facilitate selling securities for investment reasons, the
Fund could:

      ?  sell futures contracts,
      ?  buy puts on such futures or on securities, or
|_|   write covered calls on securities or futures. Covered calls may also be used to increase the Fund's income, but the Manager does not expect to engage extensively in that practice.

      The Fund can use hedging to establish a position in the securities market as a temporary substitute for purchasing particular securities. In that case the Fund would normally seek to purchase the securities and then terminate that hedging position. The Fund might also use this type of hedge to attempt to protect against the possibility that its portfolio securities would not be fully included in a rise in value of the market. To do so the
Fund could:

      ?  buy futures, or
      ?  buy calls on such futures or on securities.

      The Fund's strategy of hedging with futures and options on futures will be incidental to the Fund's activities in the underlying cash market. The particular hedging instruments the Fund can use are described below. The Fund may employ new hedging instruments and strategies when they are developed, if those investment methods are consistent with the Fund's investment objective and are permissible under applicable regulations governing the Fund.

      |_| Futures. The Fund can buy and sell futures contracts that relate to
(1) broadly-based stock indices (these are referred to as "stock index futures"), (2) bond indices (these are referred to as "bond index futures"),
(3) debt securities (these are referred to as "interest rate futures"), (4)
foreign currencies (these are referred to as "forward contracts") and (5)
commodities.

      A broadly-based stock index is used as the basis for trading stock index futures. They may in some cases be based on stocks of issuers in a particular industry or group of industries. A stock index assigns relative values to the common stocks included in the index and its value fluctuates in response to the changes in value of the underlying stocks. A stock index cannot be purchased or sold directly. Bond index futures are similar contracts based on the future value of the basket of securities that comprise the index. These contracts obligate the seller to deliver, and the purchaser to take, cash to settle the futures transaction. There is no delivery made of the underlying securities to settle the futures obligation. Either party may also settle the transaction by entering into an offsetting contract.

      An interest rate future obligates the seller to deliver (and the purchaser to take) cash or a specified type of debt security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position.

      The Fund can invest a portion of its assets in commodity futures contracts. Commodity futures may be based upon commodities within five main commodity groups: (1) energy, which includes crude oil, natural gas, gasoline and heating oil; (2) livestock, which includes cattle and hogs; (3)
agriculture, which includes wheat, corn, soybeans, cotton, coffee, sugar and cocoa; (4) industrial metals, which includes aluminum, copper, lead, nickel, tin and zinc; and (5) precious metals, which includes gold, platinum and silver. The Fund may purchase and sell commodity futures contracts, options on futures contracts and options and futures on commodity indices with respect to these five main commodity groups and the individual commodities within each group, as well as other types of commodities.

      No money is paid or received by the Fund on the purchase or sale of a future. Upon entering into a futures transaction, the Fund will be required to deposit an initial margin payment with the futures commission merchant
(the "futures broker"). Initial margin payments will be deposited with the
Fund's custodian bank in an account registered in the futures broker's name.
However, the futures broker can gain access to that account only under specified conditions. As the future is marked to market (that is, its value on the Fund's books is changed) to reflect changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker daily.

      At any time prior to expiration of the future, the Fund may elect to close out its position by taking an opposite position, at which time a final determination of variation margin is made and any additional cash must be paid by or released to the Fund. Any loss or gain on the future is then realized by the Fund for tax purposes. All futures transactions (except forward contracts) are effected through a clearinghouse associated with the exchange on which the contracts are traded.

      Put and Call Options. The Fund can buy and sell certain kinds of put options ("puts") and call options ("calls"). The Fund can buy and sell exchange-traded and over-the-counter put and call options, including index options, securities options, currency options, commodities options, and options on the other types of futures described above.

            |_| Writing Covered Call Options. The Fund can write (that is,
sell) covered calls. If the Fund sells a call option, it must be covered.
That means the Fund must own the security subject to the call while the call is outstanding, or, for certain types of calls, the call may be covered by segregating liquid assets to enable the Fund to satisfy its obligations if the call is exercised. Up to 35% of the Fund's total assets may be subject to calls the Fund writes.

      When the Fund writes a call on a security, it receives cash (a premium). The Fund agrees to sell the underlying security to a purchaser of a corresponding call on the same security during the call period at a fixed exercise price regardless of market price changes during the call period. The call period is usually not more than nine months. The exercise price may differ from the market price of the underlying security. The Fund has the risk of loss that the price of the underlying security may decline during the call period. That risk may be offset to some extent by the premium the Fund receives. If the value of the investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium and the investment.

      When the Fund writes a call on an index, it receives cash (a premium).
If the buyer of the call exercises it, the Fund will pay an amount of cash equal to the difference between the closing price of the call and the exercise price, multiplied by a specified multiple that determines the total value of the call for each point of difference. If the value of the underlying investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case, the fund would keep the cash premium.

      The Fund's custodian, or a securities depository acting for the custodian, will act as the Fund's escrow agent, through the facilities of the
Options Clearing Corporation ("OCC"), as to the investments on which the Fund has written calls traded on exchanges or as to other acceptable escrow securities. In that way, no margin will be required for such transactions.
OCC will release the securities on the expiration of the option or when the
Fund enters into a closing transaction.

      When the Fund writes an over-the-counter ("OTC") option, it will enter into an arrangement with a primary U.S. government securities dealer which will establish a formula price at which the Fund will have the absolute right to repurchase that OTC option. The formula price will generally be based on a multiple of the premium received for the option, plus the amount by which the option is exercisable below the market price of the underlying security (that is, the option is "in the money"). When the Fund writes an OTC option, it will treat as illiquid (for purposes of its restriction on holding illiquid securities) the mark-to-market value of any OTC option it holds, unless the option is subject to a buy-back agreement by the executing broker.

      To terminate its obligation on a call it has written, the Fund may purchase a corresponding call in a "closing purchase transaction." The Fund will then realize a profit or loss, depending upon whether the net of the amount of the option transaction costs and the premium received on the call the Fund wrote is more or less than the price of the call the Fund purchases to close out the transaction. The Fund may realize a profit if the call expires unexercised, because the Fund will retain the underlying security and the premium it received when it wrote the call. Any such profits are considered short-term capital gains for federal income tax purposes, as are the premiums on lapsed calls. When distributed by the Fund they are taxable as ordinary income. If the Fund cannot effect a closing purchase transaction due to the lack of a market, it will have to hold the callable securities until the call expires or is exercised.

      The Fund may also write calls on a futures contract without owning the futures contract or securities deliverable under the contract. To do so, at the time the call is written, the Fund must cover the call by segregating an equivalent dollar amount of liquid assets. The Fund will segregate additional liquid assets if the value of the segregated assets drops below 100% of the current value of the future. Because of this segregation requirement, in no circumstances would the Fund's receipt of an exercise notice as to that future require the Fund to deliver a futures contract. It would simply put the Fund in a short futures position, which is permitted by the Fund's hedging policies.

            |_| Writing Put Options. The Fund can sell put options. A put
option on securities gives the purchaser the right to sell, and the writer the obligation to buy, the underlying investment at the exercise price during the option period. The Fund will not write puts if, as a result, more than
25% of the Fund's net assets would be required to be segregated to cover such put options.

      If the Fund writes a put, the put must be covered by segregated liquid assets. The premium the Fund receives from writing a put represents a profit, as long as the price of the underlying investment remains equal to or above the exercise price of the put. However, the Fund also assumes the obligation during the option period to buy the underlying investment from the buyer of the put at the exercise price, even if the value of the investment falls below the exercise price. If a put the Fund has written expires unexercised, the Fund realizes a gain in the amount of the premium less the transaction costs incurred. If the put is exercised, the Fund must fulfill its obligation to purchase the underlying investment at the exercise price. That price will usually exceed the market value of the investment at that time. In that case, the Fund may incur a loss if it sells the underlying investment. That loss will be equal to the sum of the sale price of the underlying investment and the premium received minus the sum of the exercise price and any transaction costs the Fund incurred.

      When writing a put option on a security, to secure its obligation to pay for the underlying security the Fund will identify liquid assets on its books with a value equal to or greater than the exercise price of the underlying securities. The Fund therefore forgoes the opportunity of investing the segregated assets or writing calls against those assets.

      As long as the Fund's obligation as the put writer continues, it may be assigned an exercise notice by the broker-dealer through which the put was sold. That notice will require the Fund to take delivery of the underlying security and pay the exercise price. The Fund has no control over when it may be required to purchase the underlying security, since it may be assigned an exercise notice at any time prior to the termination of its obligation as the writer of the put. That obligation terminates upon expiration of the put. It may also terminate if, before it receives an exercise notice, the Fund effects a closing purchase transaction by purchasing a put of the same series as it sold. Once the Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

      The Fund may decide to effect a closing purchase transaction to realize a profit on an outstanding put option it has written or to prevent the underlying security from being put. Effecting a closing purchase transaction will also permit the Fund to write another put option on the security, or to sell the security and use the proceeds from the sale for other investments.
The Fund will realize a profit or loss from a closing purchase transaction depending on whether the cost of the transaction is less or more than the premium received from writing the put option. Any profits from writing puts are considered short-term capital gains for federal tax purposes, and when distributed by the Fund, are taxable as ordinary income.

      |_| Purchasing Calls and Puts. The Fund can purchase calls to protect against the possibility that the Fund's portfolio will not participate in an anticipated rise in the securities market. When the Fund buys a call (other than in a closing purchase transaction), it pays a premium. The Fund then has the right to buy the underlying investment from a seller of a corresponding call on the same investment during the call period at a fixed exercise price.
The Fund benefits only if it sells the call at a profit or if, during the call period, the market price of the underlying investment is above the sum of the call price plus the transaction costs and the premium paid for the call and the Fund exercises the call. If the Fund does not exercise the call or sell it (whether or not at a profit), the call will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to purchase the underlying investment.

      The Fund can buy puts whether or not it holds the underlying investment in its portfolio. When the Fund purchases a put, it pays a premium and, except as to puts on indices, has the right to sell the underlying investment to a seller of a put on a corresponding investment during the put period at a fixed exercise price.

      Buying a put on an investment the Fund does not own (such as an index or future) permits the Fund either to resell the put or to buy the underlying investment and sell it at the exercise price. The resale price will vary inversely to the price of the underlying investment. If the market price of the underlying investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date.

      Buying a put on securities or futures the Fund owns enables the Fund to attempt to protect itself during the put period against a decline in the value of the underlying investment below the exercise price by selling the underlying investment at the exercise price to a seller of a corresponding put. If the market price of the underlying investment is equal to or above the exercise price and, as a result, the put is not exercised or resold, the put will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to sell the underlying investment.
However, the Fund may sell the put prior to its expiration. That sale may or may not be at a profit.

      When the Fund purchases a call or put on an index or future, it pays a premium, but settlement is in cash rather than by delivery of the underlying investment to the Fund. Gain or loss depends on changes in the index in question (and thus on price movements in the securities market generally)
rather than on price movements in individual securities or futures contracts.

      The Fund may buy a call or put only if, after the purchase, the value of all call and put options held by the Fund will not exceed 5% of the Fund's total assets.

            |_| Buying and Selling Options on Foreign Currencies. The Fund
can buy and sell calls and puts on foreign currencies. They include puts and calls that trade on a securities or commodities exchange or in the over-the-counter markets or are quoted by major recognized dealers in such options. The Fund could use these calls and puts to try to protect against declines in the dollar value of foreign securities and increases in the dollar cost of foreign securities the Fund wants to acquire.

      If the Manager anticipates a rise in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of those securities may be partially offset by purchasing calls or writing puts on that foreign currency. If the Manager anticipates a decline in the dollar value of a foreign currency, the decline in the dollar value of portfolio securities denominated in that currency might be partially offset by writing calls or purchasing puts on that foreign currency. However, the currency rates could fluctuate in a direction adverse to the Fund's position.
The Fund will then have incurred option premium payments and transaction costs without a corresponding benefit.

      A call the Fund writes on a foreign currency is "covered" if the Fund owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or it can do so for additional cash consideration identified on its books upon conversion or exchange of other foreign currency held in its portfolio).

      The Fund could write a call on a foreign currency to provide a hedge against a decline in the U.S. dollar value of a security which the Fund owns or has the right to acquire and which is denominated in the currency underlying the option. That decline might be one that occurs due to an expected adverse change in the exchange rate. This is known as a
"cross-hedging" strategy. In those circumstances, the Fund covers the option by identifying on its books cash, U.S. government securities or other liquid, high grade debt securities in an amount equal to the exercise price of the option.

      |_| Risks of Hedging with Options and Futures. The use of hedging instruments requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management. If the Manager uses a hedging instrument at the wrong time or judges market conditions incorrectly, hedging strategies may reduce the Fund's return. The
Fund could also experience losses if the prices of its futures and options positions were not correlated with its other investments.

      The Fund's option activities could affect its portfolio turnover rate and brokerage commissions. The exercise of calls written by the Fund might cause the Fund to sell related portfolio securities, thus increasing its turnover rate. The exercise by the Fund of puts on securities will cause the sale of underlying investments, increasing portfolio turnover. Although the decision whether to exercise a put it holds is within the Fund's control, holding a put might cause the Fund to sell the related investments for reasons that would not exist in the absence of the put.

      The Fund could pay a brokerage commission each time it buys a call or put, sells a call or put, or buys or sells an underlying investment in connection with the exercise of a call or put. Those commissions could be higher on a relative basis than the commissions for direct purchases or sales of the underlying investments. Premiums paid for options are small in relation to the market value of the underlying investments. Consequently, put and call options offer large amounts of leverage. The leverage offered by trading in options could result in the Fund's net asset value being more sensitive to changes in the value of the underlying investment.

      If a covered call written by the Fund is exercised on an investment that has increased in value, the Fund will be required to sell the investment at the call price. It will not be able to realize any profit if the investment has increased in value above the call price.

      An option position may be closed out only on a market that provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular option. The Fund might experience losses if it could not close out a position because of an illiquid market for the future or option.

      There is a risk in using short hedging by selling futures or purchasing puts on broadly-based indices or futures to attempt to protect against declines in the value of the Fund's portfolio securities. The risk is that the prices of the futures or the applicable index will correlate imperfectly with the behavior of the cash prices of the Fund's securities. For example, it is possible that while the Fund has used hedging instruments in a short hedge, the market may advance and the value of the securities held in the
Fund's portfolio might decline. If that occurred, the Fund would lose money on the hedging instruments and also experience a decline in the value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the indices upon which the hedging instruments are based.

      The risk of imperfect correlation increases as the composition of the
Fund's portfolio diverges from the securities included in the applicable index. To compensate for the imperfect correlation of movements in the price of the portfolio securities being hedged and movements in the price of the hedging instruments, the Fund might use hedging instruments in a greater dollar amount than the dollar amount of portfolio securities being hedged. It might do so if the historical volatility of the prices of the portfolio securities being hedged is more than the historical volatility of the applicable index.

      The ordinary spreads between prices in the cash and futures markets are subject to distortions, due to differences in the nature of those markets.
First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion.
Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities markets. Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

      The Fund can use hedging instruments to establish a position in the securities markets as a temporary substitute for the purchase of individual securities (long hedging) by buying futures and/or calls on such futures, broadly-based indices or on securities. It is possible that when the Fund does so the market might decline. If the Fund then concludes not to invest in securities because of concerns that the market might decline further or for other reasons, the Fund will realize a loss on the hedging instruments that is not offset by a reduction in the price of the securities purchased.

      |_| Forward Contracts. Forward contracts are foreign currency exchange contracts. They are used to buy or sell foreign currency for future delivery at a fixed price. The Fund uses them to "lock in" the U.S. dollar price of a security denominated in a foreign currency that the Fund has bought or sold, or to protect against possible losses from changes in the relative values of the U.S. dollar and a foreign currency. The Fund limits its exposure in foreign currency exchange contracts in a particular foreign currency to the amount of its assets denominated in that currency or a closely-correlated currency. The Fund may also use "cross-hedging" where the Fund hedges against changes in currencies other than the currency in which a security it holds is denominated.

      Under a forward contract, one party agrees to purchase, and another party agrees to sell, a specific currency at a future date. That date may be any fixed number of days from the date of the contract agreed upon by the parties. The transaction price is set at the time the contract is entered into. These contracts are traded in the inter-bank market conducted directly among currency traders (usually large commercial banks) and their customers.

      The Fund may use forward contracts to protect against uncertainty in the level of future exchange rates. The use of forward contracts does not eliminate the risk of fluctuations in the prices of the underlying securities the Fund owns or intends to acquire, but it does fix a rate of exchange in advance. Although forward contracts may reduce the risk of loss from a decline in the value of the hedged currency, at the same time they limit any potential gain if the value of the hedged currency increases.

      When the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when it anticipates receiving dividend payments in a foreign currency, the Fund might desire to "lock-in"
the U.S. dollar price of the security or the U.S. dollar equivalent of the dividend payments. To do so, the Fund could enter into a forward contract for the purchase or sale of the amount of foreign currency involved in the underlying transaction, in a fixed amount of U.S. dollars per unit of the foreign currency. This is called a "transaction hedge." The transaction hedge will protect the Fund against a loss from an adverse change in the currency exchange rates during the period between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

      The Fund could also use forward contracts to lock in the U.S. dollar value of portfolio positions. This is called a "position hedge." When the
Fund believes that foreign currency might suffer a substantial decline against the U.S. dollar, it could enter into a forward contract to sell an amount of that foreign currency approximating the value of some or all of the
Fund's portfolio securities denominated in that foreign currency. When the
Fund believes that the U.S. dollar might suffer a substantial decline against a foreign currency, it could enter into a forward contract to buy that foreign currency for a fixed dollar amount. Alternatively, the Fund could enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount if the Fund believes that the U.S. dollar value of the foreign currency to be sold pursuant to its forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which portfolio securities of the Fund are denominated. That is referred to as a
"cross hedge."

      The Fund will cover its short positions in these cases by identifying on its books liquid assets having a value equal to the aggregate amount of the Fund's commitment under forward contracts. The Fund will not enter into forward contracts or maintain a net exposure to such contracts if the consummation of the contracts would obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's portfolio securities or other assets denominated in that currency or another currency that is the subject of the hedge.

      However, to avoid excess transactions and transaction costs, the Fund may maintain a net exposure to forward contracts in excess of the value of the Fund's portfolio securities or other assets denominated in foreign currencies if the excess amount is "covered" by liquid securities denominated in any currency. The cover must be at least equal at all times to the amount of that excess. As one alternative, the Fund may purchase a call option permitting the Fund to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward contract price. As another alternative, the Fund may purchase a put option permitting the Fund to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the forward contact price.

      The precise matching of the amounts under forward contracts and the value of the securities involved generally will not be possible because the future value of securities denominated in foreign currencies will change as a consequence of market movements between the date the forward contract is entered into and the date it is sold. In some cases the Manager might decide to sell the security and deliver foreign currency to settle the original purchase obligation. If the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver, the Fund may have to purchase additional foreign currency on the "spot" (that is, cash)
market to settle the security trade. If the market value of the security instead exceeds the amount of foreign currency the Fund is obligated to deliver to settle the trade, the Fund might have to sell on the spot market some of the foreign currency received upon the sale of the security. There will be additional transaction costs on the spot market in those cases.

      The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the Fund to sustain losses on these contracts and to pay additional transactions costs.
The use of forward contracts in this manner might reduce the Fund's performance if there are unanticipated changes in currency prices to a greater degree than if the Fund had not entered into such contracts.

      At or before the maturity of a forward contract requiring the Fund to sell a currency, the Fund might sell a portfolio security and use the sale proceeds to make delivery of the currency. In the alternative the Fund might retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract. Under that contract the Fund will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, the Fund might close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance. The gain or loss will depend on the extent to which the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and offsetting contract.

      The costs to the Fund of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no brokerage fees or commissions are involved. Because these contracts are not traded on an exchange, the Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

      Although the Fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S.
dollars on a daily basis. The Fund may convert foreign currency from time to time, and will incur costs in doing so. Foreign exchange dealers do not charge a fee for conversion, but they do seek to realize a profit based on the difference between the prices at which they buy and sell various currencies. Thus, a dealer might offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

      ?  Interest  Rate Swap  Transactions.  The Fund can enter into  interest rate swap  agreements.  In an interest  rate swap,  the Fund and another party exchange  their  right to receive or their  obligation  to pay  interest  on a security.  For  example,  they might swap the right to receive  floating  rate payments  for fixed  rate  payments.  The Fund can enter  into  swaps  only on securities  that it owns.  The Fund will not enter into swaps with  respect to more than 25% of its total assets. Also,
the Fund will  identify  liquid  assets on the Fund's  books  (such as cash or
U.S.  government  securities)  to cover any  amounts it could owe under  swaps that exceed the  amounts it is  entitled  to receive,  and it will adjust that amount daily, as needed.

      Swap  agreements  entail both interest rate risk and credit risk.  There is a risk that,  based on  movements  of  interest  rates in the  future,  the payments  made by the Fund under a swap  agreement  will be  greater  than the payments  it  received.  Credit  risk  arises  from the  possibility  that the counterparty  will  default.  If the  counterparty  defaults,  the Fund's loss will consist of the net amount of contractual  interest payments that the Fund has not yet  received.  The  Manager  will  monitor  the  creditworthiness  of counterparties  to the Fund's  interest rate swap  transactions  on an ongoing basis.

      The Fund can enter into swap  transactions  with certain  counterparties pursuant to master netting  agreements.  A master netting  agreement  provides that all swaps done between the Fund and that  counterparty  shall be regarded as parts of an integral  agreement.  If amounts  are  payable on a  particular date in the same  currency  in respect of one or more swap  transactions,  the amount  payable  on that date in that  currency  shall be the net  amount.  In addition,  the master netting agreement may provide that if one party defaults generally or on one swap,  the  counterparty  can  terminate  all of the swaps with that party.  Under these  agreements,  if a default  results in a loss to one party,  the measure of that party's  damages is calculated by reference to the average cost of a  replacement  swap for each swap.  It is measured by the mark-to-market  value at the time of the  termination  of each swap. The gains and losses on all swaps are then netted,  and the result is the counterparty's gain or loss on  termination.  The termination of all swaps and the netting of gains and losses on termination is generally referred to as "aggregation."

      |_| Regulatory Aspects of Hedging Instruments. When using futures and options on futures, the Fund is required to operate within certain guidelines and restrictions with respect to the use of futures as established by the
Commodities Futures Trading Commission (the "CFTC"). In particular, the Fund is exempted from registration with the CFTC as a "commodity pool operator" if the Fund complies with the requirements of Rule 4.5 adopted by the CFTC. The
Rule does not limit the percentage of the Fund's assets that may be used for futures margin and related options premiums for a bona fide hedging position.
However, under the Rule, the Fund must limit its aggregate initial futures margin and related options premiums to not more than 5% of the Fund's net assets for hedging strategies that are not considered bona fide hedging strategies under the Rule. Under the Rule, the Fund must also use short futures and options on futures solely for bona fide hedging purposes within the meaning and intent of the applicable provisions of the Commodity Exchange
Act.

      Transactions in options by the Fund are subject to limitations established by the option exchanges. The exchanges limit the maximum number of options that may be written or held by a single investor or group of investors acting in concert. Those limits apply regardless of whether the options were written or purchased on the same or different exchanges or are held in one or more accounts or through one or more different exchanges or through one or more brokers. Thus, the number of options that the Fund may write or hold may be affected by options written or held by other entities, including other investment companies having the same advisor as the Fund (or an advisor that is an affiliate of the Fund's advisor). The exchanges also impose position limits on futures transactions. An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions.

      Under interpretations of the staff of the Securities and Exchange
Commission regarding applicable provisions of the Investment Company Act, when the Fund purchases a future, it must identify liquid assets on its books in an amount equal to the purchase price of the future, less the margin deposit applicable to it.

      |_| Tax Aspects of Certain Hedging Instruments. Certain foreign currency exchange contracts in which the Fund may invest are treated as
"Section 1256 contracts" under the Internal Revenue Code. In general, gains or losses relating to Section 1256 contracts are characterized as 60%
long-term and 40% short-term capital gains or losses under the Code. However, foreign currency gains or losses arising from Section 1256 contracts that are forward contracts generally are treated as ordinary income or loss. In addition, Section 1256 contracts held by the Fund at the end of each taxable year are "marked-to-market," and unrealized gains or losses are treated as though they were realized. These contracts also may be marked-to-market for purposes of determining the excise tax applicable to investment company distributions and for other purposes under rules prescribed pursuant to the
Internal Revenue Code. An election can be made by the Fund to exempt those transactions from this marked-to-market treatment.

      Certain forward contracts the Fund enters into may result in
"straddles" for federal income tax purposes. The straddle rules may affect the character and timing of gains (or losses) recognized by the Fund on straddle positions. Generally, a loss sustained on the disposition of a position making up a straddle is allowed only to the extent that the loss exceeds any unrecognized gain in the offsetting positions making up the straddle. Disallowed loss is generally allowed at the point where there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of.

      Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:
      (1)   gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities, and
      (2)   gains or losses attributable to fluctuations in the value of a foreign currency between the date of acquisition of a debt security denominated in a foreign currency or foreign currency forward contracts and the date of disposition.

      Currency gains and losses are offset against market gains and losses on each trade before determining a net "Section 988" gain or loss under the
Internal Revenue Code for that trade, which may increase or decrease the amount of the Fund's investment income available for distribution to its shareholders.

Investment Restrictions

      |X| What Are "Fundamental Policies?" Fundamental policies are those policies that the Fund has adopted to govern its investments that can be changed only by the vote of a "majority" of the Fund's outstanding voting securities. Under the Investment Company Act, a "majority" vote is defined as the vote of the holders of the lesser of:

o     67% or more of the shares present or represented by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
o     more than 50% of the outstanding shares.

      The Fund's investment objective is a fundamental policy. Other policies described in the Prospectus or this Statement of Additional Information are
"fundamental" only if they are identified as such. The Fund's Board of
Trustees can change non-fundamental policies without shareholder approval.
However, significant changes to investment policies will be described in supplements or updates to the Prospectus or this Statement of Additional
Information, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

      |X| What Are the Fund's Additional Fundamental Policies? The following investment restrictions are fundamental policies of the Fund.

o     The Fund cannot buy securities issued or guaranteed by any one issuer if more than 5% of its total assets would be invested in securities of that issuer or if it would then own more than 10% of that issuer's voting securities. That restriction applies to 75% of the Fund's total assets. The limit does not apply to securities issued by the U.S.
      government or any of its agencies or instrumentalities.

o     The Fund cannot lend money. However, it can buy debt securities that its investment policies and restrictions permit it to purchase. The
      Fund may also lend its portfolio securities subject to the percentage restrictions set forth in this Statement of Additional Information and may enter into repurchase agreements.

o     The Fund cannot concentrate investments. That means it cannot invest
      25% or more of its total assets in companies in any one industry.
      Obligations of the U.S. government, its agencies and instrumentalities are not considered to be part of an "industry" for the purposes of this restriction.
o     The Fund cannot buy or sell real estate, including futures contracts.
      However, the Fund can purchase debt securities secured by real estate or interests in real estate.

o     The Fund cannot underwrite securities of other companies. A permitted exception is in case it is deemed to be an underwriter under the
      Securities Act of 1933 when reselling any securities held in its own portfolio.

o     The Fund cannot invest in physical commodities or commodity contracts.
      However, the Fund may buy and sell the hedging instruments permitted by any of its other investment policies. The Fund can also buy and sell options, futures, securities or other instruments backed by, or the investment return from which is linked to changes in the price of, physical commodities.

o     The Fund cannot invest in the securities issued by any company for the purpose of acquiring control or management of that company, except in connection with a merger, reorganization, consolidation or acquisition of assets.

o     The Fund cannot invest in or hold securities of any issuer if officers and Trustees of the Fund or the Manager individually beneficially own more than 1/2 of 1% of the securities of that issuer and together own more than 5% of the securities of that issuer.

o     The Fund cannot buy securities on margin. However, this does not prohibit the Fund from making margin deposits in connection with any of the hedging instruments permitted by any of its other investment policies.

o     The Fund cannot borrow money in excess of 5% of the value of its total assets. It can borrow only as a temporary measure for extraordinary or emergency purposes.

o     The Fund cannot mortgage, hypothecate or pledge any of its assets to secure a debt. However, the escrow arrangements in connection with hedging instruments are not considered to involve a mortgage, hypothecation or pledge.

o     The Fund cannot issue "senior securities," but this does not prohibit certain investment activities for which assets of the Fund are designated as segregated, or margin, collateral or escrow arrangements are established, to cover the related obligations.  Examples of those activities include borrowing money, reverse repurchase agreements, delayed-delivery and when-issued arrangements for portfolio securities transactions, and contracts to buy or sell derivatives, hedging instruments, options or futures.

      Unless the Prospectus or this Statement of Additional Information states that a percentage restriction applies on an ongoing basis, it applies only at the time the Fund makes an investment. The Fund need not sell securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.

      For purposes of the Fund's policy not to concentrate its investments as described above, the Fund has adopted the industry classifications set forth in Appendix B to this Statement of Additional Information. This is not a fundamental policy.

How the Fund is Managed

Organization and History. The Fund is an open-end, diversified management investment company with an unlimited number of authorized shares of beneficial interest. The Fund was organized as a Massachusetts business trust in 1987.

|X|   Classes of Shares. The Trustees are authorized, without shareholder approval, to create new series and classes of shares.  The Trustees may reclassify unissued shares of the Fund into additional series or classes of shares.  The Trustees also may divide or combine the shares of a class into a greater or lesser number of shares without changing the proportionate beneficial interest of a shareholder in the Fund.  Shares do not have cumulative voting rights or preemptive or subscription rights.  Shares may be voted in person (for record owners) or by proxy at shareholder meetings.

      The Fund currently has four classes of shares: Class A, Class B, Class
C and Class N.  All classes invest in the same investment portfolio.  Only retirement plans may purchase Class N shares.  Each class of shares:
o     has its own dividends and distributions,
o     pays certain expenses which may be different for the different classes,
o     may have a different net asset value,
o     may have separate voting rights on matters in which interests of one class are different from interests of another class, and
o     votes as a class on matters that affect that class alone.

      Shares are freely transferable, and each share of each class has one vote at shareholder meetings, with fractional shares voting proportionally on matters submitted to the vote of shareholders.  Each share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

|X|   Meetings of Shareholders.  As a Massachusetts business trust, the Fund is not required to hold, and does not plan to hold, regular annual meetings of shareholders. The Fund will hold meetings when required to do so by the
Investment Company Act or other applicable law. It will also do so when a shareholder meeting is called by the Trustees or upon proper request of the shareholders.

      Shareholders have the right, upon the declaration in writing or vote of two-thirds of the outstanding shares of the Fund, to remove a Trustee.  The
Trustees will call a meeting of shareholders to vote on the removal of a
Trustee upon the written request of the record holders of 10% of its outstanding shares.  If the Trustees receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders to request a meeting to remove a Trustee, the Trustees will then either make the
Fund's shareholder list available to the applicants or mail their communication to all other shareholders at the applicants' expense. The shareholders making the request must have been shareholders for at least six months and must hold shares of the Fund valued at $25,000 or more or constituting at least 1% of the Fund's outstanding shares. The Trustees may also take other action as permitted by the Investment Company Act.

|X|   Shareholder and Trustee Liability.  The Fund's Declaration of Trust
contains an express disclaimer of shareholder or Trustee liability for the
Fund's obligations. It also provides for indemnification and reimbursement of expenses out of the Fund's property for any shareholder held personally liable for its obligations.  The Declaration of Trust also states that upon request, the Fund shall assume the defense of any claim made against a shareholder for any act or obligation of the Fund and shall satisfy any judgment on that claim.  Massachusetts law permits a shareholder of a business trust (such as the Fund) to be held personally liable as a "partner"
under certain circumstances. However, the risk that a Fund shareholder will incur financial loss from being held liable as a "partner" of the Fund is limited to the relatively remote circumstances in which the Fund would be unable to meet its obligations.

      The Fund's contractual arrangements state that any person doing business with the Fund (and each shareholder of the Fund) agrees under its
Declaration of Trust to look solely to the assets of the Fund for satisfaction of any claim or demand that may arise out of any dealings with the Fund. Additionally, the Trustees shall have no personal liability to any such person, to the extent permitted by law.

Board of Trustees and Oversight Committees. The Fund is governed by a Board of Trustees, which is responsible for protecting the interests of shareholders under Massachusetts law. The Trustees meet periodically throughout the year to oversee the Fund's activities, review its performance, and review the actions of the Manager.  Although the Fund will not normally hold annual meetings of its shareholders, it may hold shareholder meetings from time to time on important matters, and shareholders have the right to call a meeting to remove a Trustee or to take other action described in the
Fund's Declaration of Trust.

      The Board of Trustees has an Audit Committee, a Study Committee and a
Proxy Committee.  The members of the Audit Committee are Kenneth Randall
(Chairman), Benjamin Lipstein and Edward Regan.  The Audit Committee held 5 meetings during the Fund's fiscal year ended September 30, 2002.  The Audit
Committee provides the Board with recommendations regarding the selection of the Fund's independent auditor. The Audit Committee also reviews the scope and results of audits and the audit fees charged, reviews reports from the
Fund's independent auditor concerning the Fund's internal accounting procedures, and controls and reviews reports of the Manager's internal auditor, among other duties as set forth in the Committee's charter.

      The members of the Study Committee are Benjamin Lipstein (Chairman),
Robert Galli and Elizabeth Moynihan.  The Study Committee held 8 meetings during the Fund's fiscal year ended September 30, 2002.  The Study Committee evaluates and reports to the Board on the Fund's contractual arrangements, including the Investment Advisory and Distribution Agreements, transfer and shareholder service agreements and custodian agreements as well as the policies and procedures adopted by the Fund to comply with the Investment
Company Act and other applicable law, among other duties as set forth in the
Committee's charter.

      The members of the Proxy Committee are Edward Regan (Chairman), Russell
Reynolds and Clayton Yeutter.  The Proxy Committee held one meeting during the Fund's fiscal year ended September 30, 2002.  The Proxy Committee provides the Board with recommendations for proxy voting and monitors proxy voting by the Fund.

Trustees and Officers of the Fund. Except Mr. Murphy, each of the Trustees is an "Independent Trustee", as defined in the Investment Company Act of the
Fund ("Independent Trustee"). Mr. Murphy is an "Interested Trustee," because he is affiliated with the Manager by virtue of his positions as an officer and director of the Manager, and as a shareholder of its parent company.

      The Fund's Trustees and officers and their positions held with the Fund and length of service in such position(s) and their principal occupations and business affiliations during the past five years are listed in the chart below. The information for the Trustees also includes the dollar range of shares of the Fund as well as the aggregate dollar range of shares beneficially owned in any of the Oppenheimer funds overseen by the Trustees.
All of the Trustees are also trustees or directors of the following publicly offered Oppenheimer funds (referred to as "Board I Funds"):

Oppenheimer California Municipal Fund   Oppenheimer International Growth Fund
                                        Oppenheimer  International  Small Company
Oppenheimer Capital Appreciation Fund   Fund
Oppenheimer Capital Preservation Fund   Oppenheimer Money Market Fund, Inc.
Oppenheimer Developing Markets Fund     Oppenheimer Multiple Strategies Fund
Oppenheimer Discovery Fund              Oppenheimer Multi-Sector Income Trust
Oppenheimer Emerging Growth Fund        Oppenheimer Multi-State Municipal Trust
Oppenheimer Emerging Technologies Fund  Oppenheimer Municipal Bond Fund
Oppenheimer Enterprise Fund             Oppenheimer New York Municipal Fund
Oppenheimer Europe Fund                 Oppenheimer Series Fund, Inc.
Oppenheimer Global Fund                 Oppenheimer Trinity Core Fund
Oppenheimer Global Growth & Income Fund Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer  Gold  &  Special  Minerals
Fund                                    Oppenheimer Trinity Value Fund
Oppenheimer Growth Fund                 Oppenheimer U.S. Government Trust

      In addition  to being a trustee or  director  of the Board I Funds,  Mr.
Galli  is  also  a  director  or  trustee  of  10  other   portfolios  in  the
OppenheimerFunds complex. Present or former officers,  directors, trustees and employees (and their  immediate  family  members) of the Fund, the Manager and its affiliates,  and retirement plans  established by them for their employees are  permitted  to  purchase  Class  A  shares  of  the  Fund  and  the  other
Oppenheimer  funds at net asset value without sales charge.  The sales charges on Class A shares is waived for that group  because of the  economies of sales efforts realized by the Distributor.

      Messrs. Evans, Levine, Murphy, Masterson, Molleur, Negri, Rubinstein,
Vottiero, Wixted and Zack, and Mses. Bechtolt, Feld and Ives and respectively hold the same offices with one or more of the other Board I Funds as with the
Fund.  As of October 29, 2002, the Trustees and officers of the Fund, as a group, owned of record or beneficially less than 1% of each class of shares of the Fund.  The foregoing statement does not reflect ownership of shares of the Fund held of record by an employee benefit plan for employees of the
Manager, other than the shares beneficially owned under the plan by the officers of the Fund listed above. In addition, each Independent Trustee, and his or her family members, do not own securities of either the Manager or
Distributor of the Board I Funds or any person directly or indirectly controlling, controlled by or under common control with the Manager or
Distributor.

|X|   Affiliated Transactions and Material Business Relationships. Mr.
Reynolds has reported that he has a controlling interest in The Directorship
Search Group, Inc. ("The Directorship Search Group"), a director recruiting firm that provided consulting services to Massachusetts Mutual Life Insurance
Company (which controls the Manager) for fees aggregating $110,000 from
January 1, 2000 through December 31, 2001, an amount representing less than
5% of the annual revenues of The Directorship Search Group.  Mr. Reynolds estimates that The Directorship Search Group will bill Massachusetts Mutual
Life Insurance Company $150,000 for services to be provided during the calendar year 2002.

      The Independent Trustees have unanimously (except for Mr. Reynolds, who abstained) determined that the consulting arrangements between The
Directorship Search Group and Massachusetts Mutual Life Insurance Company
were not material business or professional relationships that would compromise Mr. Reynolds' status as an Independent Trustee. Nonetheless, to assure certainty as to determinations of the Board and the Independent
Trustees as to matters upon which the Investment Company Act or the rules thereunder require approval by a majority of Independent Trustees, Mr.
Reynolds will not be counted for purposes of determining whether a quorum of
Independent Trustees was present or whether a majority of Independent
Trustees approved the matter.

      The address of each Trustee in the chart below is 6803 S. Tucson Way,
Centennial, CO 80112-3924.  Each Trustee serves for an indefinite term, until his or her resignation, retirement, death or removal.

-------------------------------------------------------------------------------------
                                Independent Trustees
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Name,               Principal Occupation(s) During Past 5     Dollar     Aggregate
                                                                         Dollar
                                                                         Range Of
                                                                         Shares
                                                                         Beneficially
                                                                         Owned in
                    Years;                                    Range of   Any of the
Position(s) Held    Other Trusteeships/Directorships Held by  Shares     Oppenheimer
with Fund,          Trustee;                                  BeneficiallFunds
Length of Service,  Number of Portfolios in Fund Complex      Owned in   Overseen
Age                 Currently Overseen by Trustee             the Fund   by Trustee
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
                                                                As of December 31,
                                                                       2001
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Leon Levy,          General  Partner  (since 1982) of Odyssey $0         None
Chairman of the     Partners,  L.P. (investment  partnership)
Board of Trustees,  and  Chairman of the Board  (since  1981)
Trustee since 1987  of Avatar  Holdings,  Inc.  (real  estate
Age: 77             development).  Oversees 31  portfolios in
                    the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Robert G. Galli,    A   trustee   or    director   of   other $0         Over
Trustee since 1993  Oppenheimer    funds.    Formerly    Vice            $100,000
Age: 69             Chairman (October  1995-December 1997) of
                    the Manager.  Oversees 41  portfolios  in
                    the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Phillip A.          The   Director   (since   1991)   of  the $0         Over
Griffiths,          Institute for Advanced Study,  Princeton,            $100,000
Trustee, since 1999 N.J.,   director   (since  2001)  of  GSI
Age: 64             Lumonics  and a  member  of the  National
                    Academy   of   Sciences   (since   1979);
                    formerly  (in  descending   chronological
                    order)  a  director   of  Bankers   Trust
                    Corporation,  Provost  and  Professor  of
                    Mathematics   at   Duke   University,   a
                    director of Research Triangle  Institute,
                    Raleigh,   N.C.,   and  a  Professor   of
                    Mathematics   at   Harvard    University.
                    Oversees    31    portfolios    in    the
                    OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Benjamin Lipstein,  Professor  Emeritus of  Marketing,  Stern $0         Over
Trustee since 1987  Graduate      School     of      Business            $100,000
Age: 79             Administration,   New  York   University.
                    Oversees    31    portfolios    in    the
                    OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Joel W. Motley1,    Director (January 2002-present),          $0         $0
Trustee since 2002  Columbia Equity Financial Corp.
Age: 50             (privately-held financial adviser);
                    Managing Director (January
                    2002-present), Carmona Motley, Inc.
                    (privately-held financial adviser);
                    Formerly he held the following
                    positions: Managing Director (January
                    1998-December 2001), Carmona Motley
                    Hoffman Inc. (privately-held financial
                    adviser); Managing Director (January
                    1992-December 1997), Carmona Motley &
                    Co. (privately-held financial adviser).
                    Oversees 31 portfolios in the
                    OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Elizabeth B.        Author  and  architectural  historian;  a $0         $50,001-$100,000
Moynihan,           trustee  of the Freer  Gallery of Art and
Trustee since 1992  Arthur M.  Sackler  Gallery  (Smithsonian
Age: 73             Institute),   Trustees   Council  of  the
                    National  Building  Museum;  a member  of
                    the   Trustees   Council,    Preservation
                    League  of New York  State.  Oversees  31
                    portfolios   in   the    OppenheimerFunds
                    complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Kenneth A.          A director  of Dominion  Resources,  Inc. $10,001-$50Over
Randall, Trustee    (electric  utility  holding  company) and            $100,000
since 1987          Prime   Retail,    Inc.    (real   estate
Age: 75             investment  trust);  formerly  a director
                    of Dominion Energy,  Inc. (electric power
                    and oil & gas  producer),  President  and
                    Chief    Executive    Officer    of   The
                    Conference  Board,  Inc.   (international
                    economic  and  business  research)  and a
                    director of  Lumbermens  Mutual  Casualty
                    Company,   American  Motorists  Insurance
                    Company   and   American    Manufacturers
                    Mutual  Insurance  Company.  Oversees  31
                    portfolios   in   the    OppenheimerFunds
                    complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Edward V. Regan,    President,   Baruch   College,   CUNY;  a $1-$10,000 $50,001-$100,000
Trustee since 1993  director   of   RBAsset    (real   estate
Age: 72             manager);   a  director   of   OffitBank;
                    formerly  Trustee,  Financial  Accounting
                    Foundation   (FASB  and   GASB),   Senior
                    Fellow   of   Jerome    Levy    Economics
                    Institute,   Bard  College,  Chairman  of
                    Municipal Assistance  Corporation for the
                    City  of  New   York,   New  York   State
                    Comptroller   and  Trustee  of  New  York
                    State   and   Local    Retirement   Fund.
                    Oversees 31  investment  companies in the
                    OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Russell S.          Chairman     (since    1993)    of    The $0         $10,001-$50,000
Reynolds, Jr.,      Directorship     Search    Group,    Inc.
Trustee since 1989  (corporate   governance   consulting  and
Age: 70             executive recruiting);  a life trustee of
                    International      House      (non-profit
                    educational organization),  and a trustee
                    (since 1996) of the Greenwich  Historical
                    Society.  Oversees 31  portfolios  in the
                    OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Donald W. Spiro,    Chairman  Emeritus  (since  January 1991) $0         Over
Vice Chairman of    of  the  Manager.   Formerly  a  director            $100,000
the Board of        (January   1969-August   1999)   of   the
Trustees,           Manager.  Oversees 31  portfolios  in the
Trustee since 1987  OppenheimerFunds complex.
Age: 76
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Clayton K.          Of Counsel (since 1993),  Hogan & Hartson $0         $50,001-$100,000
Yeutter, Trustee    (a  law   firm).   Other   directorships:
since 1991          Caterpillar,   Inc.   (since   1993)  and
Age: 71             Weyerhaeuser  Co. (since 1999).  Oversees
                    31  portfolios  in  the  OppenheimerFunds
                    complex.
-------------------------------------------------------------------------------------

      The address of Mr. Murphy in the chart below is 498 Seventh Avenue, New
York, NY 10018.  Mr. Murphy serves for an indefinite term, until his resignation, death or removal.

-------------------------------------------------------------------------------------
                           Interested Trustee and Officer
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Name,               Principal Occupation(s) During Past 5     Dollar     Aggregate
                                                                         Dollar
                                                                         Range Of
                                                                         Shares
                                                                         Beneficially
                                                                         Owned in
                    Years;                                    Range of   Any of the
Position(s) Held    Other Trusteeships/Directorships Held by  Shares     Oppenheimer
with Fund,          Trustee;                                  BeneficiallFunds
Length of Service   Number of Portfolios in Fund Complex      Owned in   Overseen
Age                 Currently Overseen by Trustee             the Fund   by Trustee
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
                                                                As of December 31,
                                                                       2001
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
John V. Murphy,     Chairman,  Chief  Executive  Officer  and $0            Over
President and       director  (since June 2001) and President             $100,000
Trustee,            (since  September  2000) of the  Manager;
Trustee since 2001  President  and a  director  or trustee of
Age: 53             other Oppenheimer funds;  President and a
                    director    (since    July    2001)    of
                    Oppenheimer    Acquisition   Corp.   (the
                    Manager's  parent holding company) and of
                    Oppenheimer  Partnership  Holdings,  Inc.
                    (a  holding  company  subsidiary  of  the
                    Manager);   a  director  (since  November
                    2001)  of  OppenheimerFunds  Distributor,
                    Inc.  (a   subsidiary  of  the  Manager);
                    Chairman  and  a  director   (since  July
                    2001) of Shareholder  Services,  Inc. and
                    of Shareholder  Financial Services,  Inc.
                    (transfer   agent   subsidiaries  of  the
                    Manager);   President   and  a   director
                    (since  July  2001)  of  OppenheimerFunds
                    Legacy   Program  (a   charitable   trust
                    program  established  by the Manager);  a
                    director  of  the   investment   advisory
                    subsidiaries   of   the   Manager:    OFI
                    Institutional Asset Management,  Inc. and
                    Centennial Asset  Management  Corporation
                    (since November 2001),  HarbourView Asset
                    Management  Corporation  and OFI  Private
                    Investments,   Inc.  (since  July  2001);
                    President  (since November 1, 2001) and a
                    director    (since    July    2001)    of
                    Oppenheimer Real Asset Management,  Inc.;
                    a  director   (since  November  2001)  of
                    Trinity  Investment  Management Corp. and
                    Tremont   Advisers,    Inc.   (Investment
                    advisory   affiliates  of  the  Manager);
                    Executive Vice President  (since February
                    1997)  of   Massachusetts   Mutual   Life
                    Insurance  Company (the Manager's  parent
                    company);  a director  (since  June 1995)
                    of   DLB   Acquisition   Corporation   (a
                    holding  company  that owns the shares of
                    David  L.   Babson  &   Company,   Inc.);
                    formerly,    Chief   Operating    Officer
                    (September   2000-June   2001)   of   the
                    Manager;  President and trustee (November
                    1999-November   2001)   of   MML   Series
                    Investment     Fund    and     MassMutual
                    Institutional Funds (open-end  investment
                    companies);    a   director    (September
                    1999-August  2000) of C.M. Life Insurance
                    Company;   President,   Chief   Executive
                    Officer    and    director     (September
                    1999-August  2000) of MML Bay State  Life
                    Insurance   Company;   a  director  (June
                    1989-June  1998) of Emerald  Isle Bancorp
                    and    Hibernia     Savings    Bank    (a
                    wholly-owned  subsidiary  of Emerald Isle
                    Bancorp).  Oversees 69  portfolios in the
                    OppenheimerFunds complex.
-------------------------------------------------------------------------------------

      The address of the Officers in the chart below is as follows: for
Messrs. Evans, Levine, Molleur, Negri, Rubinstein and Zack and Mses. Feld and
Switzer, 498 Seventh Avenue, New York, NY 10018, for Messrs. Masterson,
Vottiero and Wixted and Mses. Bechtolt and Ives 6803 S. Tucson Way,
Centennial, CO 80112-3924. Each Officer serves for an annual term or until his or her earlier resignation, death or removal.

-------------------------------------------------------------------------------------
                                Officers of the Fund
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Name,                   Principal Occupation(s) During Past 5 Years
Position(s) Held with
Fund, Length of
Service,
Age
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Richard H. Rubinstein,  Senior Vice  President  (since October 1995) of the Manager;
Vice President and      an officer of 2 portfolios in the OppenheimerFunds  complex;
Portfolio Manager       formerly  a Vice  President  of  the  Manager  (June  1990 -
since 1998              October 1995).
Age:  54
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
David P. Negri, Vice    Senior Vice  President  of the Manager  (since May 1998) and
President and           of HarbourView  Asset  Management  Corporation  (since April
Portfolio Manager       1999);  an officer of 9 portfolios  in the  OppenheimerFunds
since 1998              complex;  formerly Vice  President of the Manager (July 1988
Age:  48                - May 1998).
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
George Evans, Vice      Vice President of the Manager (since October 1993) and of
President and           HarbourView Asset Management Corporation (since July 1994);
Portfolio Manager       an officer of 4 portfolios in the OppenheimerFunds complex.
since 1998
Age:  43
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Michael S. Levine,      Vice President (since June 1998) of the Manager;  an officer
Vice President and      of 4 portfolios in the  OppenheimerFunds  complex;  formerly
Portfolio Manager       Assistant  Vice  President  and  Portfolio  Manager  of  the
since 1998              Manager  (April  1996 - June  1998);  prior to  joining  the
Age:  37                Manager  in  June  1994,  he  was a  portfolio  manager  and research associate for Amas Securities,  Inc. (February 1990
                        - February 1994).
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Susan Switzer, Vice     Vice President of the Manager (since December 2000);
President and           Assistant Vice President of the Manager (December 1997 -
Portfolio Manager       December 2000); an officer of 3 portfolios in the
since 2001              OppenheimerFunds complex. Prior to joining the Manager, she
Age:  36                was a portfolio manager at Neuberger Berman (November 1994
                        - November 1997).
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Brian W. Wixted,        Senior Vice  President and  Treasurer  (since March 1999) of
Treasurer, Principal    the Manager;  Treasurer  (since  March 1999) of  HarbourView
Financial and           Asset Management  Corporation,  Shareholder Services,  Inc.,
Accounting Officer      Oppenheimer Real Asset Management  Corporation,  Shareholder
since 1999              Financial Services,  Inc., Oppenheimer Partnership Holdings,
Age: 43                 Inc.,  OFI Private  Investments,  Inc.  (since  March 2000),
                        OppenheimerFunds    International   Ltd.   and   Oppenheimer
                        Millennium Funds plc (since May 2000) and OFI  Institutional
                        Asset Management,  Inc. (since November 2000) (offshore fund management  subsidiaries  of  the  Manager);  Treasurer  and
                        Chief  Financial  Officer  (since  May 2000) of  Oppenheimer
                        Trust Company (a trust  company  subsidiary of the Manager);
                        Assistant   Treasurer  (since  March  1999)  of  Oppenheimer
                        Acquisition  Corp.  and   OppenheimerFunds   Legacy  Program
                        (since April 2000);  formerly  Principal and Chief Operating
                        Officer    (March    1995-March    1999),    Bankers   Trust
                        Company-Mutual  Fund  Services  Division.  An  officer of 85 portfolios in the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Philip Vottiero,        Vice  President/Fund  Accounting of the Manager (since March
Assistant Treasurer     2002;  formerly Vice  President/Corporate  Accounting of the
since 2002              Manager (July  1999-March  2002) prior to which he was Chief
Age: 39                 Financial  Officer at Sovlink  Corporation  (April 1996-June
                        1999).  An officer of 85 portfolios in the  OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Connie Bechtolt,        Assistant Vice President of the Manager  (since September
Assistant Treasurer     1998); formerly Manager/Fund Accounting (September
since 2002              1994-September 1998) of the Manager. An officer of 85
Age: 39                 portfolios in the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Robert G. Zack,         Senior Vice President  (since May 1985) and General  Counsel
Secretary since 2001    (since February 2002) of the Manager;  General Counsel and a
Age: 54                 director   (since   November   2001)   of   OppenheimerFunds
                        Distributor,   Inc.;   Senior  Vice  President  and  General
                        Counsel  (since   November   2001)  of   HarbourView   Asset
                        Management  Corporation;   Vice  President  and  a  director
                        (since November 2000) of Oppenheimer  Partnership  Holdings,
                        Inc.; Senior Vice President,  General Counsel and a director
                        (since  November  2001)  of  Shareholder   Services,   Inc.,
                        Shareholder   Financial   Services,    Inc.,   OFI   Private
                        Investments,   Inc.,   Oppenheimer  Trust  Company  and  OFI
                        Institutional   Asset  Management,   Inc.;  General  Counsel
                        (since  November  2001)  of  Centennial   Asset   Management
                        Corporation;   a   director   (since   November   2001)   of
                        Oppenheimer   Real   Asset   Management,   Inc.;   Assistant
                        Secretary   and  a  director   (since   November   2001)  of
                        OppenheimerFunds  International  Ltd.; Vice President (since
                        November   2001)   of   OppenheimerFunds   Legacy   Program;
                        Secretary  (since November 2001) of Oppenheimer  Acquisition
                        Corp.;    formerly   Acting   General   Counsel    (November
                        2001-February  2002)  and  Associate  General  Counsel  (May
                        1981-October  2001) of the Manager;  Assistant  Secretary of
                        Shareholder   Services,   Inc.  (May  1985-November   2001),
                        Shareholder     Financial    Services,     Inc.    (November
                        1989-November  2001);  OppenheimerFunds  International  Ltd.
                        and Oppenheimer  Millennium Funds plc (October 1997-November
                        2001).  An officer of 85 portfolios in the  OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Philip T. Masterson,    Vice President and Assistant Counsel of the Manager (since
Assistant Secretary     July 1998); formerly, an associate with Davis, Graham, &
since 2002              Stubbs LLP (January 1997-June 1998). An officer of 85
Age: 38                 portfolios in the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Denis R. Molleur,       Vice  President  and Senior  Counsel of the  Manager  (since
Assistant Secretary     July 1999);  formerly a Vice President and Associate Counsel
since 2001              of the Manager (September  1995-July 1999). An officer of 82
Age: 45                 portfolios in the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Katherine P. Feld,      Vice  President and Senior  Counsel (since July 1999) of the
Assistant Secretary     Manager;    Vice    President    (since    June   1990)   of
since 2001              OppenheimerFunds    Distributor,    Inc.;   Director,   Vice
Age: 44                 President  and  Assistant  Secretary  (since  June  1999) of
                        Centennial  Asset  Management  Corporation;  Vice  President
                        (since 1997) of  Oppenheimer  Real Asset  Management,  Inc.;
                        formerly  Vice  President  and  Associate   Counsel  of  the
                        Manager (June  1990-July  1999). An officer of 85 portfolios in the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Kathleen T. Ives,       Vice  President and Assistant  Counsel  (since June 1998) of
Assistant Secretary     the    Manager;    Vice    President    (since    1999)   of
since 2001              OppenheimerFunds  Distributor,   Inc.;  Vice  President  and
Age: 36                 Assistant  Secretary  (since 1999) of Shareholder  Services,
                        Inc.;   Assistant   Secretary   (since   December  2001)  of
                        OppenheimerFunds  Legacy Program and  Shareholder  Financial
                        Services,   Inc.;  formerly  Assistant  Vice  President  and
                        Assistant  Counsel of the Manager (August  1997-June  1998);
                        Assistant Counsel of the Manager (August  1994-August 1997).
                        An officer of 85 portfolios in the OppenheimerFunds complex.
-------------------------------------------------------------------------------------

      |X|  Remuneration  of Trustees.  The officers of the Fund and one of the
Trustees of the Fund (Mr.  Murphy) who are affiliated with the Manager receive no salary or fee from the Fund.  The  remaining  Trustees of the Fund received the  compensation  shown below from the Fund with respect to the Fund's fiscal year  ended  September  30,  2002.  The  compensation  from all of the Board I
Funds  (including the Fund)  represents  compensation  received as a director, trustee or member of a committee of the Board during the calendar year 2001.

-------------------------------------------------------------------------------------
Trustee Name and          For Fiscal Year Ended    For Calendar Year Ended 12/31/01
Other Fund
Position(s)
(as applicable)                  9/30/02
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                         Aggregate    Retirement      Estimated    Total
                                                                   Compensation
                                                       Annual      From          All
                                                     Retirement    Oppenheimer
                                                    Benefits Paid  Funds  For  Which
                                       Benefits     at Retirement  Individual
                                      Accrued as   from all Board  Serves         As
                       Compensation  Part of Fund      I Funds     Trustee/Director
                        From Fund1     Expenses     (33 Funds) 2      (33 Funds)
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Leon Levy                 $4,105          $0          $133,352         $173,700
Chairman
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Robert G. Galli           $2,499        $3,581        $55,6782         $202,8863
Study Committee Member
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Phillip Griffiths         $1,2974        $854          $10,256          $54,889
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Benjamin Lipstein         $3,548        $1,149        $115,270         $150,152
Study Committee
Chairman, Audit
Committee Member
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Joel W. Motley5             $0            $0             $0               $0
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Elizabeth B. Moynihan     $2,499        $4,351         $57,086         $105,760
Study Committee Member
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-------------------------------------------------------------------------------------
Kenneth A. Randall        $2,293         $913          $74,471          $97,012
Audit Committee
Chairman
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Edward V. Regan           $2,268        $2,293         $46,313          $95,960
Proxy Committee
Chairman, Audit
Committee Member
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Russell S. Reynolds,      $1,696        $2,539         $48,991          $71,792
Jr.
Proxy Committee Member
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Donald Spiro              $1,514        $1,050         $9,396           $64,080
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Clayton K. Yeutter        $1,6966       $2,371         $36,372          $71,792
Proxy Committee
Member
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1.    Aggregate   compensation  from  the  Fund  includes  fees  and  deferred compensation, if any.
2.    Estimated  annual  retirement  benefits paid at retirement is based on a straight life payment plan election.  The amount for Mr. Galli includes  $24,989 for  serving  as a trustee  or  director  of 10  Oppenheimer  funds that are not
 Board I Funds.
3.    Includes  $97,126 for Mr. Galli for serving as trustee or director of 10
 Oppenheimer funds that are not Board I Funds.
4.    Aggregate  total  compensation  from the Fund includes  $1,297  deferred under Deferred Compensation Plan described below.
5.    Elected to the Board on October 10, 2002 and  therefore  did not receive any compensation.
6.    Aggregate  compensation  from  the Fund  includes  $424  deferred  under
Deferred Compensation Plan described below.

      |X| Retirement Plan for Trustees. The Fund has adopted a retirement plan that provides for payments to retired Trustees. Payments are up to 80%
of the average compensation paid during a Trustee's five years of service in which the highest compensation was received. A Trustee must serve as trustee for any of the Board I Funds for at least 15 years to be eligible for the maximum payment. Each Trustee's retirement benefits will depend on the amount of the Trustee's future compensation and length of service.

      |X| Deferred Compensation Plan for Trustees. The Board of Trustees has
adopted a Deferred Compensation Plan for disinterested trustees that enables them to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from the Fund. Under the plan, the compensation deferred by a Trustee is periodically adjusted as though an equivalent amount had been invested in shares of one or more Oppenheimer funds selected by the
Trustee. The amount paid to the Trustee under the plan will be determined based upon the performance of the selected funds.

      Deferral of Trustees' fees under the plan will not materially affect the Fund's assets, liabilities or net income per share. The plan will not obligate the Fund to retain the services of any Trustee or to pay any particular level of compensation to any Trustee. Pursuant to an Order issued by the Securities and Exchange Commission, the Fund may invest in the funds selected by the Trustee under the plan without shareholder approval for the limited purpose of determining the value of the Trustee's deferred fee account.

      |X| Major Shareholders.  As of October 29, 2002, there were no persons who owned of record or were known by the Fund to own of record 5% or more of any class of the Fund's outstanding Class A, Class B, Class C or Class N shares except the following:

      Sandra Joan Morris TR Sandra Joan Morris, a Prof Corp. 401(K) PSP, 3200
      4th Avenue, Suite 101, San Diego, CA 92103-5716, which owned 5,326.53
      Class N shares (5.81% of the Class N shares then outstanding).

      HSBC U/A Jun 01 95, Attn: Lynne Marshall, North American Watch Corp.
      Deferred Compensation Plan, 1 HSBC Center, Floor 17, Buffalo, NY
      14203-2842, which owned 22,092.10 Class N shares (24.11% of the Class N shares then outstanding).

      Reliance Trust Co. TR Mission Gorge Development, P.O. Box 48529,
      Atlanta, GA 30362-1529, which owned 5,311.01 Class N shares (5.79% of the Class N shares then outstanding).

      RPSS TR Rollover IRA FBO Michael W. Smith, 123 142nd Avenue, NW,
      Andover, MN 55304-6794, which owned 7,070.07 Class N shares (7.71% of the Class N shares then outstanding).

      RPSS TR Rollover IRA FBO Jacqueline M. Flanery, 5920 Parkoaks Drive,
      Citrus Heights, CA 95621-6113, which owned 4,784.59 Class N shares
      (5.22% of the Class N shares then outstanding).

      Oppenheimer Trust Co. Cust Greater Leveland Hospital Assoc. FBO Account
      Pooled, 1226 Huron Road E, Cleveland, OH 44115-1702, which owned
      7,299.85 Class N shares (7.96% of the Class N shares then outstanding).

      RPSS TR Healthcomp Inc. 401(K) Plan, Attn: Pam Szucs, 1226 Huron Road
      E, Cleveland, OH 44115-1702, which owned 5,660.27 Class N shares (6.17%
      of the Class N shares then outstanding).

The Manager. The Manager is wholly-owned by Oppenheimer Acquisition Corp., a holding company controlled by Massachusetts Mutual Life Insurance Company.

      |X| Code of Ethics.  The Fund, The Manager and the Distributor have a
Code of Ethics.  It is designed to detect and prevent improper personal trading by certain employees, including portfolio managers, that would compete with or take advantage of the Fund's portfolio transactions.  Covered persons include persons with knowledge of the investments and investment intentions of the Fund and other funds advised by the Manager.  The Code of
Ethics does permit personnel subject to the Code to invest in securities, including securities that may be purchased or held by the Fund, subject to a number of restrictions and controls.  Compliance with the Code of Ethics is carefully monitored and enforced by the Manager.

      The Code of Ethics is an exhibit to the Fund's registration statement filed with the Securities and Exchange Commission and can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C.  You can obtain information about the hours of operation of the Public Reference Room by calling the SEC at 1.202.942.8090.  The Code of Ethics can also be viewed as part of the Fund's registration statement on the SEC's EDGAR database at the
SEC's Internet website at www.sec.gov.  Copies may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address:
publicinfo@sec.gov., or by writing to the SEC's Public Reference Section,
Washington, D.C., 20549-0102.

      |X| The Investment Advisory Agreement.  The Manager provides investment advisory and management services to the Fund under an investment advisory agreement between the Manager and the Fund. The Manager selects securities for the Fund's portfolio and handles its day-to-day business. The portfolio managers of the Fund are employed by the Manager and are the persons who are principally responsible for the day-to-day management of the Fund's portfolio. Other members of the Manager's Equity Portfolio Team provide the portfolio managers with counsel and support in managing the Fund's portfolio.

      The investment advisory agreement requires the Manager, at its expense, to provide the Fund with adequate office space, facilities and equipment. It also requires the Manager to provide and supervise the activities of all administrative and clerical personnel required to provide effective administration for the Fund. Those responsibilities include the compilation and maintenance of records with respect to its operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund.

      The Fund pays expenses not expressly assumed by the Manager under the advisory agreement. The advisory agreement lists examples of expenses paid by the Fund. The major categories relate to interest, taxes, brokerage commissions, fees to independent Trustees, legal and audit expenses, custodian and transfer agent expenses, share issuance costs, certain printing and registration costs and non-recurring expenses, including litigation costs. The management fees paid by the Fund to the Manager are calculated at the rates described in the Prospectus, which are applied to the assets of the
Fund as a whole. The fees are allocated to each class of shares based upon the relative proportion of the Fund's net assets represented by that class.
The management fee paid by the fund to the manager during its last three fiscal years are listed below.

      --------------------------------------------------------------------
      Fiscal Year ended 9/30:  Management Fees Paid to OppenheimerFunds,
                                                 Inc.
      --------------------------------------------------------------------
      --------------------------------------------------------------------
               2000                           $5,313,004
      --------------------------------------------------------------------
      --------------------------------------------------------------------
               2001                           $5,197,414
      --------------------------------------------------------------------
      --------------------------------------------------------------------
               2002                           $4,805,477
      --------------------------------------------------------------------

      The investment advisory agreement states that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the investment advisory agreement, the Manager is not liable for any loss resulting from a good faith error or omission on its part with respect to any of its duties under the agreement.

      The agreement permits the Manager to act as investment advisor for any other person, firm or corporation and to use the name "Oppenheimer" in connection with other investment companies for which it may act as investment advisor or general distributor. If the Manager shall no longer act as investment advisor to the Fund, the Manager may withdraw the right of the
Fund to use the name "Oppenheimer" as part of its name.

         |X|      Annual Approval of Investment Advisory Agreement.  Each
year, the Board of Trustees, including a majority of the Independent
Trustees, is required to approve the renewal of the investment advisory agreement. The Investment Company Act requires that the Board request and evaluate and the Manager provide such information as may be reasonably necessary to evaluate the terms of the investment advisory agreement.  The
Board employs an independent consultant to prepare a report that provides such information as the Board requests for this purpose.

      The Board also receives information about the 12b-1 distribution fees the Fund pays.  These distribution fees are reviewed and approved at a different time of the year.

      The Board reviewed the foregoing information in arriving at its decision to renew the investment advisory agreement.  Among other factors, the Board considered:
o     The nature, cost, and quality of the services provided to the Fund and its shareholders;
o     The profitability of the Fund to the Manager;
o     The investment performance of the Fund in comparison to regular market indices;
o     Economies of scale that may be available to the Fund from the Manager;
o     Fees paid by other mutual funds for similar services;
o     The value and quality of any other benefits or services received by the
   Fund from its relationship with the Manager; and
o     The direct and indirect benefits the Manager received from its relationship with the Fund.  These included services provided by the
   Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under Section 28(e) of the Securities Exchange
   Act.

      The Board considered that the Manager must be able to pay and retain high quality personnel at competitive rates to provide services to the Fund.
The Board also considered that maintaining the financial viability of the
Manager is important so that the Manager will be able to continue to provide quality services to the Fund and its shareholders in adverse times.  The
Board also considered the investment performance of other mutual funds advised by the Manager. The Board is aware that there are alternatives to the use of the Manager.

      These matters were also considered by the Independent Trustees, meeting separately from the full Board with experienced Counsel to the Fund who assisted the Board in its deliberations.  The Fund's Counsel is independent of the Manager within the meaning and intent of the SEC Rules regarding the independence of counsel.

    In arriving at a decision, the Board did not single out any one factor or group of factors as being more important than other factors, but considered all factors together.  The Board judged the terms and conditions of the investment advisory agreement, including the investment advisory fee, in light of all of the surrounding circumstances.

Brokerage Policies of the Fund

Brokerage Provisions of the Investment Advisory Agreement. One of the duties of the Manager under the investment advisory agreement is to arrange the portfolio transactions for the Fund. The advisory agreement contains provisions relating to the employment of broker-dealers to effect the Fund's portfolio transactions. The Manager is authorized by the advisory agreement to employ broker-dealers, including "affiliated" brokers, as that term is defined in the Investment Company Act. The Manager may employ broker-dealers that the Manager thinks, it its best judgment based on all relevant factors, will implement the policy of the Fund to obtain, at reasonable expense, the
"best execution" of the Fund's portfolio transactions. "Best execution" means prompt and reliable execution at the most favorable price obtainable. The
Manager need not seek competitive commission bidding. However, it is expected to be aware of the current rates of eligible brokers and to minimize the commissions paid to the extent consistent with the interests and policies of the Fund as established by its Board of Trustees.

      Under the investment advisory agreement, the Manager may select brokers
(other than affiliates) that provide brokerage and/or research services for the Fund and/or the other accounts over which the Manager or its affiliates have investment discretion. The commissions paid to such brokers may be higher than another qualified broker would charge, if the Manager makes a good faith determination that the commission is fair and reasonable in relation to the services provided. Subject to those considerations, as a factor in selecting brokers for the Fund's portfolio transactions, the
Manager may also consider sales of shares of the Fund and other investment companies for which the Manager or an affiliate serves as investment advisor.

Brokerage Practices Followed by the Manager. The Manager allocates brokerage for the Fund subject to the provisions of the investment advisory agreement and the procedures and rules described above. Generally, the Manager's portfolio traders allocate brokerage based upon recommendations from the
Manager's portfolio managers. In certain instances, portfolio managers may directly place trades and allocate brokerage. In either case, the Manager's executive officers supervise the allocation of brokerage.

      Transactions in securities other than those for which an exchange is the primary market are generally done with principals or market makers. In transactions on foreign exchanges, the Fund may be required to pay fixed brokerage commissions and therefore would not have the benefit of negotiated commissions available in U.S. markets. Brokerage commissions are paid primarily for transactions in listed securities or for certain fixed-income agency transactions in the secondary market. Otherwise brokerage commissions are paid only if it appears likely that a better price or execution can be obtained by doing so. In an option transaction, the Fund ordinarily uses the same broker for the purchase or sale of the option and any transaction in the securities to which the option relates. Other funds advised by the Manager have investment policies similar to those of the Fund. Those other funds may purchase or sell the same securities as the Fund at the same time as the
Fund, which could affect the supply and price of the securities. If two or more funds advised by the Manager purchase the same security on the same day from the same dealer, the transactions under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

      Most purchases of debt obligations are principal transactions at net prices. Instead of using a broker for those transactions, the Fund normally deals directly with the selling or purchasing principal or market maker unless the Manager determines that a better price or execution can be obtained by using the services of a broker. Purchases of portfolio securities from underwriters include a commission or concession paid by the issuer to the underwriter. Purchases from dealers include a spread between the bid and asked prices. The Fund seeks to obtain prompt execution of these orders at the most favorable net price.

      The investment advisory agreement permits the Manager to allocate brokerage for research services. The research services provided by a particular broker may be useful only to one or more of the advisory accounts of the Manager and its affiliates. The investment research received for the commissions of those other accounts may be useful both to the Fund and one or more of the Manager's other accounts. Investment research may be supplied to the Manager by a third party at the instance of a broker through which trades are placed.

      Investment research services include information and analysis on particular companies and industries as well as market or economic trends and portfolio strategy, market quotations for portfolio evaluations, information systems, computer hardware and similar products and services. If a research service also assists the Manager in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid in commission dollars.

      The Board of Trustees permits the Manager to use stated commissions on secondary fixed-income agency trades to obtain research if the broker represents to the Manager that: (i) the trade is not from or for the broker's own inventory, (ii) the trade was executed by the broker on an agency basis at the stated commission, and (iii) the trade is not a riskless principal transaction. The Board of Trustees permits the Manager to use commissions on fixed-price offerings to obtain research, in the same manner as is permitted for agency transactions.

      The research services provided by brokers broadens the scope and supplements the research activities of the Manager. That research provides additional views and comparisons for consideration, and helps the Manager to obtain market information for the valuation of securities that are either held in the Fund's portfolio or are being considered for purchase. The
Manager provides information to the Board about the commissions paid to brokers furnishing such services, together with the Manager's representation that the amount of such commissions was reasonably related to the value or benefit of such services.

 ------------------------------------------------------------------------------
  Fiscal Year Ended 9/30:     Total Brokerage Commissions Paid by the Fund1
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
           2000                                 $720,340
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
           2001                                 $874,242
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
           2002                                 $559,5972
 ------------------------------------------------------------------------------

1.    Amounts do not include spreads or commissions on principal  transactions on a net trade basis.
2.    In the fiscal year ended 9/30/02,  the amount of  transactions  directed to brokers for  research  services  was  $20,997,522  and the amount of the commissions paid to broker-dealers for those services was $37,478.

Distribution and Service Plans

            The Distributor. Under its General Distributor's Agreement with the Fund, the Distributor whose primary address is P.O. Box 5270, Denver, CO
80217 acts as the Fund's principal underwriter in the continuous public offering of the Fund's classes of shares. The Distributor is not obligated to sell a specific number of shares.
      The Distributor bears the expenses normally attributable to sales, including advertising and the cost of printing and mailing prospectuses, other than those furnished to existing shareholders.

      The sales charges and concessions paid to, or retained by, the
Distributor from the sale of shares during the Fund's three most recent fiscal years, and the contingent deferred sales charges retained by the
Distributor on the redemption of shares for the three most recent fiscal years are shown in the tables below.

             ------------------------------------------------------
                                  Aggregate       Class A Front-
                  Fiscal          Front-End         End Sales
                   Year         Sales Charges        Charges
                  Ended          on Class A        Retained by
                  9/30:            Shares          Distributor
             ------------------------------------------------------
             ------------------------------------------------------
                   2000           $392,339           $144,549
             ------------------------------------------------------
             ------------------------------------------------------
                   2001           $436,534           $155,780
             ------------------------------------------------------
             ------------------------------------------------------
                   2002           $428,672          $152,0451
             ------------------------------------------------------

1.  Includes  amounts  retained by a  broker-dealer  that is an affiliate or a parent of the Distributor.

-------------------------------------------------------------------------
                 Concessions   Concessions   Concessions   Concessions
                 on Class A    on Class B    on Class C     on Class N
  Fiscal Year      Shares        Shares        Shares         Shares
  Ended 9/30     Advanced by   Advanced by   Advanced by   Advanced by
                Distributor1  Distributor1  Distributor1   Distributor1
-------------------------------------------------------------------------
-------------------------------------------------------------------------
     2000          $14,825      $348,915       $48,291         N/A
-------------------------------------------------------------------------
-------------------------------------------------------------------------
     2001          $21,811      $477,441       $69,856        $ 172
-------------------------------------------------------------------------
-------------------------------------------------------------------------
     2002          $19,253      $449,947       $57,203        $7,184
-------------------------------------------------------------------------

1. The Distributor  advances  concession payments to dealers for certain sales of Class A shares  and for  sales  of Class B,  Class C and  Class N shares from its own resources at the time of sale.

   -------------------------------------------------------------------------
    Fiscal Year     Class A        Class B        Class C       Class N
       Ended      Contingent     Contingent     Contingent     Contingent
       9/30        Deferred    Deferred Sales    Deferred       Deferred
                     Sales         Charges         Sales     Sales Charges
                    Charges       Retained        Charges     Retained by
                   Retained    by Distributor    Retained     Distributor
                      by                            by
                  Distributor                   Distributor
   -------------------------------------------------------------------------
   -------------------------------------------------------------------------
       2002         $3,142        $171,979        $4,681         $1,298
   -------------------------------------------------------------------------

Distribution and Service Plans. The Fund has adopted a Service Plan for Class
A shares and Distribution and Service Plans for Class B, Class C and Class N
shares under Rule 12b-1 of the Investment Company Act. Under those plans the
Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.

      Under the plans, the Manager and the Distributor may make payments to affiliates and in their sole discretion, from time to time, may use their own resources (at no direct cost to the Fund) to make payments to brokers, dealers or other financial institutions for distribution and administrative services they perform. The Manager may use its profits from the advisory fee it receives from the Fund. In their sole discretion, the Distributor and the
Manager may increase or decrease the amount of payments they make from their own resources to plan recipients.

      Unless a plan is terminated as described below, the plan continues in effect from year to year but only if the Fund's Board of Trustees and its
Independent Trustees specifically vote annually to approve its continuance.
Approval must be by a vote cast in person at a meeting called for the purpose of voting on continuing the plan. A plan may be terminated at any time by the vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding shares of that class.

      The Board of Trustees and the Independent Trustees must approve all material amendments to a plan. An amendment to increase materially the amount of payments to be made under a plan must be approved by shareholders of the class affected by the amendment. Because Class B shares of the Fund automatically convert into Class A shares after six years, the Fund must obtain the approval of both Class A and Class B shareholders for a proposed material amendment to the Class A plan that would materially increase payments under the plan. That approval must be by a "majority" (as defined in the Investment Company Act) of the shares of each Class, voting separately by class.

      While the Plans are in effect, the Treasurer of the Fund shall provide separate written reports on the plans to the Board of Trustees at least quarterly for its review. The reports shall detail the amount of all payments made under a plan, and the purpose for which the payments were made. The reports on the Class B, Class C and Class N plans shall also include the
Distributor's distribution costs for that quarter. Those reports are subject to the review and approval of the Independent Trustees.

      Each Plan states that while it is in effect, the selection and nomination of those Trustees of the Fund who are not "interested persons" of the Fund is committed to the discretion of the Independent Trustees. This does not prevent the involvement of others in the selection and nomination process as long as the final decision as to selection or nomination is approved by a majority of the Independent Trustees.

      Under the plan for a class, no payment will be made to any recipient in any quarter in which the aggregate net asset value of all Fund shares of that class held by the recipient for itself and its customers does not exceed a minimum amount, if any, that may be set from time to time by a majority of the Independent Trustees. The Board of Trustees has set no minimum amount of assets to qualify for payments under the plans.

      |X| Class A Service Plan. Under the Class A service plan, the
Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions (they are referred to as
"recipients") for personal services and account maintenance services they provide for their customers who hold Class A shares. The services include, among others, answering customer inquiries about the Fund, assisting in establishing and maintaining accounts in the Fund, making the Fund's investment plans available and providing other services at the request of the
Fund or the Distributor. While the plan permits the Board to authorize payments to the Distributor to reimburse itself for services under the plan, the Board has not yet done so. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed 0.25% of the average annual net assets consisting of Class A shares.  With respect to purchases of
Class A shares subject to a contingent deferred sales charge by certain retirement plans that purchased such shares prior to March 1, 2001
("grandfathered retirement accounts"), the Distributor currently intends to pay the service fee to Recipients in advance for the first year after the shares are purchased.  After the first year shares are outstanding, the
Distributor makes service fee payments to Recipients quarterly on those shares.  The advance payment is based on the net asset value of shares sold.
Shares purchased by exchange do not qualify for the advance service fee payment. If Class A shares purchased by grandfathered retirement accounts are redeemed during the first year after their purchase, the Recipient of the service fees on those shares will be obligated to repay the Distributor a pro rata portion of the advance payment of the service fee made on those shares.

      For the fiscal period ended September 30, 2002, payments under the
Class A Plan totaled $1,114,460, all of which was paid by the Distributor to recipients.  That included $65,458 paid to an affiliate of the Distributor's parent company. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.
The Distributor may not use payments received the Class A Plan to pay any of its interest expenses, carrying charges, or other financial costs, or allocation of overhead.

      |X| Class B, Class C and Class N Service and Distribution Plans. Under
each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid. The types of services that recipients provide are similar to the services provided under the Class A service plan, described above.

      The Class B, Class C and the Class N Plans permit the Distributor to retain both the asset-based sales charges and the service fees or to pay recipients the service fee on a quarterly basis, without payment in advance.
However, the Distributor currently intends to pay the service fee to recipients in advance for the first year after the shares are purchased.
After the first year shares are outstanding, the Distributor makes service fee payments quarterly on those shares. The advance payment is based on the net asset value of shares sold. Shares purchased by exchange do not qualify for the advance service fee payment. If Class B, Class C or Class N shares are redeemed during the first year after their purchase, the recipient of the service fees on those shares will be obligated to repay the Distributor a pro rata portion of the advance payment of the service fee made on those shares.

      The asset-based sales charge and service fees increase Class B and
Class C expenses by 1.00% and increase Class N expenses by 0.50% of the net asset per year of the respective class.  The Distributor retains the asset-based sales charge on Class B and Class N shares. The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. It pays the asset-based sales charge as an ongoing concession to the recipient on Class C shares outstanding for a year or more. If a dealer has a special agreement with the Distributor, the
Distributor will pay the Class B, Class C and/or Class N service fee and the asset-based sales charge to the dealer quarterly in lieu of paying the sales concessions and service fee in advance at the time of purchase.

      The asset-based sales charges on Class B, Class C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares. The Fund pays the asset-based sales charges to the Distributor for its services rendered in distributing Class B, Class C and Class N shares. The payments are made to the Distributor in recognition that the Distributor:

      o  pays sales concessions to authorized brokers and dealers at the time of sale and pays service fees as described above,
      o  may finance payment of sales concessions and/or the advance of the service fee payment to recipients under the plans, or may provide such financing from its own resources or from the resources of an affiliate,
      o  employs personnel to support distribution of Class B, Class C and
         Class N shares,
      o  bears the costs of sales literature, advertising and prospectuses
         (other than those furnished to current shareholders) and state "blue sky" registration fees and certain other distribution expenses;
o     may not be able to adequately compensate dealers that sell Class B,
         Class C and Class N shares without receiving payment under the plans and therefore may not be able to offer such Classes for sale absent the plans,
o     receives payments under the plans consistent with the service fees and asset-based sales charges paid by other non-proprietary funds that charge 12b-1 fees,
o     may use the payments under the plan to include the Fund in various third-party distribution programs that may increase sales of Fund shares,
o     may experience increased difficulty selling the Fund's shares if payments under the plan are discontinued because most competitor funds have plans that pay dealers for rendering distribution services as much or more than the amounts currently being paid by the Fund, and
o     may not be able to continue providing, at the same or at a lesser cost, the same quality distribution sales efforts and services, or to obtain such services from brokers and dealers, if the plan payments were to be discontinued.

         When Class B, Class C or Class N shares are sold without the designation of a broker-dealer, the Distributor is automatically designated as the broker-dealer of record.  In those cases, the
   Distributor retains the service fee and asset-based sales charge paid on
   Class B, Class C and Class N shares.

      The Distributor's actual expenses in selling Class B, Class C and Class
N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and from the Fund under the plans.  If either the Class B, Class C or Class N plan is terminated by the Fund, the Board of Trustees may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated.

-------------------------------------------------------------------------------
  Distribution Fees Paid to the Distributor in the Fiscal Year Ended 9/30/02
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                                Distributor's   Distributor's
                                                  Aggregate      Unreimbursed
                     Total         Amount       Unreimbursed    Expenses as %
                   Payments     Retained by       Expenses      of Net Assets
     Class        Under Plan    Distributor      Under Plan        of Class
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Class B Plan       $647,256      $513,1681       $2,557,075         4.67%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Class C Plan       $374,199      $ 64,6052        $873,469          2.62%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Class N Plan        $ 2,259       $ 1,8473         $ 9,675          1.21%
-------------------------------------------------------------------------------
1.    Includes  $9,257  paid  to an  affiliate  of  the  Distributor's  parent company.
2.    Includes  $10,471  paid  to an  affiliate  of the  Distributor's  parent company.
3.    Includes $0 paid to an affiliate of the Distributor's parent company.

      All payments under the Class B, Class C and the Class N plans are subject to the limitations imposed by the Conduct Rules of the National
Association of Securities Dealers, Inc. on payments of asset-based sales charges and service fees.

Performance of the Fund

Explanation of Performance Terminology. The Fund uses a variety of terms to illustrate its investment performance. Those terms include "cumulative total return," "average annual total return," "average annual total return at net asset value" and "total return at net asset value." An explanation of how total returns are calculated is set forth below. The charts below show the
Fund's performance as of the Fund's most recent fiscal year end. You can obtain current performance information by calling the Fund's Transfer Agent at 1.800.225.5677 or by visiting the OppenheimerFunds Internet website at
www.oppenheimerfunds.com.

      The Fund's illustrations of its performance data in advertisements must comply with rules of the Securities and Exchange Commission.  Those rules describe the types of performance data that may be used and how it is to be calculated.  In general, any advertisement by the Fund of its performance data must include the average annual total returns for the advertised class of shares of the Fund.  Those returns must be shown for the one-, five- and ten-year periods (or the life of the class, if less) ending as of the most recently ended calendar quarter prior to the publication of the advertisement
(or its submission for publication).

      Use of standardized performance calculations enables an investor to compare the Fund's performance to the performance of other funds for the same periods. However, a number of factors should be considered before using the
Fund's performance information as a basis for comparison with other investments:

o     Total returns measure the performance of a hypothetical account in the
      Fund over various periods and do not show the performance of each shareholder's account. Your account's performance will vary from the model performance data if your dividends are received in cash, or you buy or sell shares during the period, or you bought your shares at a different time and price than the shares used in the model.
o     An investment in the Fund is not insured by the FDIC or any other government agency.
o     The Fund's performance returns may not reflect the effect of taxes on dividends and capital gains distributions.
o     The principal value of the Fund's shares and total returns are not guaranteed and normally will fluctuate on a daily basis.
o     When an investor's shares are redeemed, they may be worth more or less than their original cost.
o     Total returns for any given past period represent historical performance information and are not, and should not be considered, a prediction of future returns.

      The performance of each class of shares is shown separately, because the performance of each class of shares will usually be different. That is because of the different kinds of expenses each class bears. The total returns of each class of shares of the Fund are affected by market conditions, the quality of the Fund's investments, the maturity of debt investments, the types of investments the Fund holds, and its operating expenses that are allocated to the particular class.

      |X| Total Return Information. There are different types of "total returns" to measure the Fund's performance. Total return is the change in value of a hypothetical investment in the Fund over a given period, assuming that all dividends and capital gains distributions are reinvested in additional shares and that the investment is redeemed at the end of the period. Because of differences in expenses for each class of shares, the total returns for each class are separately measured. The cumulative total return measures the change in value over the entire period (for example, ten years). An average annual total return shows the average rate of return for each year in a period that would produce the cumulative total return over the entire period. However, average annual total returns do not show actual year-by-year performance. The Fund uses standardized calculations for its total returns as prescribed by the SEC. The methodology is discussed below.

      In calculating total returns for Class A shares, the current maximum sales charge of 5.75% (as a percentage of the offering price) is deducted from the initial investment ("P") (unless the return is shown without sales charge, as described below). For Class B shares, payment of the applicable contingent deferred sales charge is applied, depending on the period for which the return is shown: 5.0% in the first year, 4.0% in the second year,
3.0% in the third and fourth years, 2.0% in the fifth year, 1.0% in the sixth year and none thereafter. For Class C shares, the 1.0% contingent deferred sales charge is deducted for returns for the one-year period. For Class N shares, the 1% contingent deferred sales charge is deducted for returns for the one year and life of class periods.  Class N total returns may also be calculated for the periods prior to 3/1/01 (the inception date for Class N shares), based on the Fund's Class A returns, adjusted to reflect the higher
Class N 12b-1 fees.

            |_| Average Annual Total Return. The "average annual total
return" of each class is an average annual compounded rate of return for each year in a specified number of years. It is the rate of return based on the change in value of a hypothetical initial investment of $1,000 ("P" in the formula below) held for a number of years ("n" in the formula) to achieve an
Ending Redeemable Value ("ERV" in the formula) of that investment, according to the following formula:

ERV - 1 = AVERAGE ANNUAL TOTAL RETURN
-------
  P

|_|   Average Annual Total Return (After Taxes on Distributions). The
"average annual total return (after taxes on distributions)" of Class A shares is an average annual compounded rate of return for each year in a specified number of years, adjusted to show the effect of federal taxes
(calculated using the highest individual marginal federal income tax rates in effect on any reinvestment date) on any distributions made by the Fund during the specified period. It is the rate of return based on the change in value of a hypothetical initial investment of $1,000 ("P" in the formula below)
held for a number of years ("n" in the formula) to achieve an ending value
("ATVD" in the formula) of that investment, after taking into account the effect of taxes on Fund distributions, but not on the redemption of Fund shares, according to the following formula:

ATVD        - 1=  Average Annual Total Return (After Taxes on
----
1/n         Distributions)
  P

|_|   Average Annual Total Return (After Taxes on Distributions and
Redemptions).  The "average annual total return (after taxes on distributions and redemptions)" of Class A shares is an average annual compounded rate of return for each year in a specified number of years, adjusted to show the effect of federal taxes (calculated using the highest individual marginal federal income tax rates in effect on any reinvestment date) on any distributions made by the Fund during the specified period and the effect of capital gains taxes or capital loss tax benefits (each calculated using the highest federal individual capital gains tax rate in effect on the redemption date) resulting from the redemption of the shares at the end of the period.
It is the rate of return based on the change in value of a hypothetical initial investment of $1,000 ("P" in the formula below) held for a number of years ("n" in the formula) to achieve an ending value ("ATVDR" in the formula) of that investment, after taking into account the effect of taxes on fund distributions and on the redemption of Fund shares, according to the following formula:

ATVDR       - 1=  Average Annual Total Return (After Taxes on
-----
1/n         Distributions and Redemption)
  P

--------------------------------------------------------------------------

      Average Annual Total Returns for Class A Shares (After Taxes)
                      For the Periods Ended 9/30/02
--------------------------------------------------------------------------
--------------------------------------------------------------------------
                                 1-Year         5-Year
                                                              10-Year
--------------------------------------------------------------------------
--------------------------------------------------------------------------
After Taxes on Distributions    -15.18%         -2.59%         4.66%1
--------------------------------------------------------------------------
--------------------------------------------------------------------------
After Taxes on                   -7.75%         -0.59%         5.09%1
Distributions and
Redemption of Fund Shares
--------------------------------------------------------------------------
   1. Inception date of Class A: 4/24/87

      |_| Cumulative Total Return. The "cumulative total return" calculation measures the change in value of a hypothetical investment of $1,000 over an entire period of years. Its calculation uses some of the same factors as average annual total return, but it does not average the rate of return on an annual basis. Cumulative total return is determined as follows:

ERV - P = TOTAL RETURN
-------
   P

      |_| Total Returns at Net Asset Value. From time to time the Fund may also quote a cumulative or an average annual total return "at net asset value" (without deducting sales charges) for Class A, Class B, Class C or
Class N shares. Each is based on the difference in net asset value per share at the beginning and the end of the period for a hypothetical investment in that class of shares (without considering front-end or contingent deferred sales charges) and takes into consideration the reinvestment of dividends and capital gains distributions.

 --------------------------------------------------------------------------------
             The Fund's Total Returns for the Periods Ended 9/30/02
 --------------------------------------------------------------------------------
 --------------------------------------------------------------------------------
          Cumulative Total               Average Annual Total Returns
          Returns (10 years
 Class    or Life of Class)
 of
 Shares
 --------------------------------------------------------------------------------
 --------------------------------------------------------------------------------
                                                   5-Year           10-Year
                                  1-Year            (or               (or
                                               life-of-class)   life-of-class)
 --------------------------------------------------------------------------------
 --------------------------------------------------------------------------------
          After     Without   After   Without After    Without After    Without
          Sales     Sales     Sales   Sales   Sales    Sales   Sales    Sales
          Charge    Charge    Charge  Charge  Charge   Charge  Charge   Charge
 --------------------------------------------------------------------------------
 --------------------------------------------------------------------------------
 Class A  103.65%(1)116.07%(1)-13.83% -8.58%   0.07%    1.26%  7.37%(1) 8.01%(1)
 --------------------------------------------------------------------------------
 --------------------------------------------------------------------------------
 Class B                      -13.70% -9.38%   0.16%    0.42%  5.67%(2) 5.67%(2)
          47.80%(2) 47.80%(2)
 --------------------------------------------------------------------------------
 --------------------------------------------------------------------------------
 Class C  70.36%(3) 70.36%(3) -10.27% -9.41%   0.43%    0.43%  6.22%(3) 6.22%(3)
 --------------------------------------------------------------------------------
 --------------------------------------------------------------------------------
 Class N  -17.34%(4)-17.34%(4)-9.81%  -8.94%  -11.35%  -11.35%   N/A      N/A
 --------------------------------------------------------------------------------

 1. Inception of Class A:     4/24/87.
 2. Inception of Class B:     8/29/95.
 3. Inception of Class C:     12/1/93.
 4. Inception of Class N:     3/1/01.

Other Performance Comparisons.  The Fund compares its performance annually to that of an appropriate broadly-based market index in its Annual Report to shareholders. You can obtain that information by contacting the Transfer
Agent at the addresses or telephone numbers shown on the cover of this
Statement of Additional Information. The Fund may also compare its performance to that of other investments, including other mutual funds, or use rankings of its performance by independent ranking entities. Examples of these performance comparisons are set forth below.

      |X| Lipper Rankings. From time to time the Fund may publish the ranking of the performance of its classes of shares by Lipper, Inc. ("Lipper").
Lipper is a widely-recognized independent mutual fund monitoring service.
Lipper monitors the performance of regulated investment companies, including the Fund, and ranks their performance for various periods based in categories based on investment styles.  The performance of the Fund is ranked by Lipper against all other balanced funds.  The Lipper performance rankings are based on total returns that include the reinvestment of capital gain distributions and income dividends but do not take sales charges or taxes into consideration.  Lipper also publishes "peer-group" indices of the performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.

      |X| Morningstar Ratings. From time to time the Fund may publish the star rating of the performance of its classes of shares by Morningstar, Inc., an independent mutual fund monitoring service. Morningstar rates mutual funds in their specialized market sector.  The Fund is rated among domestic hybrid funds.

      Morningstar proprietary star ratings reflect historical risk-adjusted total investment return. For each fund with at least a three-year history,
Morningstar calculates a Morningstar Rating(TM)based on a Morningstar
Risk-Adjusted Return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent
performance.   The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5%
receive 2 stars, and the bottom 10% receive 1 star.  (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The
Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five-and ten-year (if applicable) Morningstar Rating metrics.

      |X| Performance Rankings and Comparisons by Other Entities and
Publications. From time to time the Fund may include in its advertisements and sales literature performance information about the Fund cited in newspapers and other periodicals such as The New York Times, The Wall Street
Journal, Barron's, or similar publications. That information may include performance quotations from other sources, including Lipper and Morningstar.
The performance of the Fund's classes of shares may be compared in publications to the performance of various market indices or other investments, and averages, performance rankings or other benchmarks prepared by recognized mutual fund statistical services.

      Investors may also wish to compare the returns on the Fund's share classes to the return on fixed-income investments available from banks and thrift institutions. Those include certificates of deposit, ordinary interest-paying checking and savings accounts, and other forms of fixed or variable time deposits, and various other instruments such as Treasury bills.
However, the Fund's returns and share price are not guaranteed or insured by the FDIC or any other agency and will fluctuate daily, while bank depository obligations may be insured by the FDIC and may provide fixed rates of return.
Repayment of principal and payment of interest on Treasury securities is backed by the full faith and credit of the U.S. government.

      From time to time, the Fund may publish rankings or ratings of the
Manager or Transfer Agent, and of the investor services provided by them to shareholders of the Oppenheimer funds, other than performance rankings of the
Oppenheimer funds themselves. Those ratings or rankings of shareholder and investor services by third parties may include comparisons of their services to those provided by other mutual fund families selected by the rating or ranking services. They may be based upon the opinions of the rating or ranking service itself, using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

      From time to time the Fund may include in its advertisements and sales literature the total return performance of a hypothetical investment account that includes shares of the fund and other Oppenheimer funds. The combined account may be part of an illustration of an asset allocation model or similar presentation. The account performance may combine total return performance of the fund and the total return performance of other Oppenheimer funds included in the account. Additionally, from time to time, the Fund's advertisements and sales literature may include, for illustrative or comparative purposes, statistical data or other information about general or specific market and economic conditions. That may include, for example,

o     information about the performance of certain securities or commodities markets or segments of those markets,
o     information about the performance of the economies of particular countries or regions,
o     the earnings of companies included in segments of particular industries, sectors, securities markets, countries or regions,
o     the availability of different types of securities or offerings of securities,
o     information relating to the gross national or gross domestic product of the United States or other countries or regions,
o     comparisons of various market sectors or indices to demonstrate performance, risk, or other characteristics of the Fund.

ABOUT your account

How to Buy Shares

Additional information is presented below about the methods that can be used to buy shares of the Fund. Appendix C contains more information about the special sales charge arrangements offered by the Fund, and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are purchased through AccountLink, each purchase must be at least $50 and shareholders must invest at least $500 before an
                     ---
Asset Builder Plan (described below) can be established on a new account.
Accounts established prior to November 1, 2002 will remain at $25 for additional purchases. Shares will be purchased on the regular business day the Distributor is instructed to initiate the Automated Clearing House
("ACH") transfer to buy the shares.  Dividends will begin to accrue on shares purchased with the proceeds of ACH transfers on the business day the Fund receives Federal Funds for the purchase through the ACH system before the close of The New York Stock Exchange. The Exchange normally closes at 4:00
P.M., but may close earlier on certain days.  If Federal Funds are received on a business day after the close of the Exchange, the shares will be purchased and dividends will begin to accrue on the next regular business day.  The proceeds of ACH transfers are normally received by the Fund three days after the transfers are initiated. If the proceeds of the ACH transfer are not received on a timely basis, the Distributor reserves the right to cancel the purchase order. The Distributor and the Fund are not responsible for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced Sales Charges.  As discussed in the Prospectus, a reduced sales charge rate may be obtained for Class A shares under Right of Accumulation and Letters of Intent because of the economies of sales efforts and reduction in expenses realized by the Distributor, dealers and brokers making such sales.  No sales charge is imposed in certain other circumstances described in Appendix C to this Statement of Additional Information because the
Distributor or dealer or broker incurs little or no selling expenses.

      ?  Right of Accumulation. To qualify for the lower sales charge rates that apply to larger purchases of Class A shares, you and your spouse can add together:
o     Class A and Class B shares you purchase for your individual accounts
            (including IRAs and 403(b) plans), or for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
o     Current purchases of Class A and Class B shares of the Fund and other
            Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
o     Class A and Class B shares of Oppenheimer funds you previously purchased subject to an initial or contingent deferred sales charge to reduce the sales charge rate for current purchases of
            Class A shares, provided that you still hold your investment in one of the Oppenheimer funds.

      A fiduciary can count all shares purchased for a trust, estate or other fiduciary account (including one or more employee benefit plans of the same employer) that has multiple accounts. The Distributor will add the value, at current offering price, of the shares you previously purchased and currently own to the value of current purchases to determine the sales charge rate that applies. The reduced sales charge will apply only to current purchases. You must request it when you buy shares.

The Oppenheimer Funds.  The Oppenheimer funds are those mutual funds for which the Distributor acts as the distributor and currently include the following:

Oppenheimer Bond Fund                     Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund     Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Appreciation Fund     Oppenheimer New York Municipal Fund
Oppenheimer Capital Preservation Fund     Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund           Oppenheimer Quest Balanced Value Fund
                                          Oppenheimer  Quest  Capital  Value Fund,
Oppenheimer Champion Income Fund          Inc.
                                          Oppenheimer  Quest  Global  Value  Fund,
Oppenheimer Convertible Securities Fund   Inc.
Oppenheimer Developing Markets Fund       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Disciplined Allocation Fund   Oppenheimer Quest Value Fund, Inc.
Oppenheimer Discovery Fund                Oppenheimer Real Asset Fund
                                          Oppenheimer      Rochester      National
Oppenheimer Emerging Growth Fund          Municipals
Oppenheimer Emerging Technologies Fund    Oppenheimer Senior Floating Rate Fund
Oppenheimer Enterprise Fund               Oppenheimer Small Cap Value Fund
Oppenheimer Europe Fund                   Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                   Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Growth & Income Fund   Oppenheimer Trinity Core Fund
                                          Oppenheimer  Trinity  Large  Cap  Growth
Oppenheimer Gold & Special Minerals Fund  Fund
Oppenheimer Growth Fund                   Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund               Oppenheimer U.S. Government Trust
Oppenheimer International Bond Fund       Oppenheimer Value Fund
Oppenheimer International Growth Fund     Limited-Term New York Municipal Fund
Oppenheimer  International  Small Company
Fund                                      Rochester Fund Municipals
Oppenheimer Limited-Term Government Fund  OSM1- Gartmore Millennium Growth Fund II
Oppenheimer Limited Term Municipal Fund   OSM1 - Jennison Growth Fund
Oppenheimer  Main Street  Growth & Income OSM1 -  Mercury  Advisors  S& P 500 Index
Fund                                      Fund
                                          OSM1 -  Mercury  Advisors  Focus  Growth
Oppenheimer Main Street Opportunity Fund  Fund
Oppenheimer Main Street Small Cap Fund    OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                   OSM1 - Salomon Brothers All Cap Fund
Oppenheimer Multiple Strategies Fund
And the following money market funds:

Centennial America Fund, L. P.            Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust    Centennial Tax Exempt Trust
Centennial Government Trust               Oppenheimer Cash Reserves
Centennial Money Market Trust             Oppenheimer Money Market Fund, Inc.
1 - "OSM" stands for Oppenheimer Select Managers

      There is an initial sales charge on the purchase of Class A shares of each of the Oppenheimer funds described above except the money market funds and Oppenheimer Senior Floating Rate Fund. Under certain circumstances described in this Statement of Additional Information, redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

Letters of Intent.  Under a Letter of Intent, if you purchase Class A shares or Class A and Class B shares of the Fund and other Oppenheimer funds during a 13-month period, you can reduce the sales charge rate that applies to your purchases of Class A shares.  The total amount of your intended purchases of both Class A and Class B shares will determine the reduced sales charge rate for the Class A shares purchased during that period.  You can include purchases made up to 90 days before the date of the Letter.  Letters of
Intent do not consider Class C or Class N shares you purchase or may have purchased.

      A Letter of Intent is an investor's statement in writing to the
Distributor of the intention to purchase Class A shares or Class A and Class
B shares of the Fund (and other Oppenheimer funds) during a 13-month period
(the "Letter of Intent period"). At the investor's request, this may include purchases made up to 90 days prior to the date of the Letter.  The Letter states the investor's intention to make the aggregate amount of purchases of shares which, when added to the investor's holdings of shares of those funds, will equal or exceed the amount specified in the Letter.  Purchases made by reinvestment of dividends or distributions of capital gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

      A Letter enables an investor to count the Class A and Class B shares purchased under the Letter to obtain the reduced sales charge rate on purchases of Class A shares of the Fund (and other Oppenheimer funds) that applies under the Right of Accumulation to current purchases of Class A shares.  Each purchase of Class A shares under the Letter will be made at the offering price (including the sales charge) that applies to a single lump-sum purchase of shares in the amount intended to be purchased under the Letter.

      In submitting a Letter, the investor makes no commitment to purchase shares.  However, if the investor's purchases of shares within the Letter of
Intent period, when added to the value (at offering price) of the investor's holdings of shares on the last day of that period, do not equal or exceed the intended purchase amount, the investor agrees to pay the additional amount of sales charge applicable to such purchases. That amount is described in "Terms of Escrow," below (those terms may be amended by the Distributor from time to time).  The investor agrees that shares equal in value to 5% of the intended purchase amount will be held in escrow by the Transfer Agent subject to the
Terms of Escrow.  Also, the investor agrees to be bound by the terms of the
Prospectus, this Statement of Additional Information and the application used for a Letter of Intent. If those terms are amended, as they may be from time to time by the Fund, the investor agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

      If the total eligible purchases made during the Letter of Intent period do not equal or exceed the intended purchase amount, the concessions previously paid to the dealer of record for the account and the amount of sales charge retained by the Distributor will be adjusted to the rates applicable to actual total purchases.  If total eligible purchases during the
Letter of Intent period exceed the intended purchase amount and exceed the amount needed to qualify for the next sales charge rate reduction set forth in the Prospectus, the sales charges paid will be adjusted to the lower rate.
That adjustment will be made only if and when the dealer returns to the
Distributor the excess of the amount of concessions allowed or paid to the dealer over the amount of concessions that apply to the actual amount of purchases.  The excess concessions returned to the Distributor will be used to purchase additional shares for the investor's account at the net asset value per share in effect on the date of such purchase, promptly after the
Distributor's receipt thereof.

      The  Transfer  Agent  will not hold  shares in escrow for  purchases  of shares of the Fund and other Oppenheimer funds by  OppenheimerFunds  prototype
401(k) plans under a Letter of Intent.  If the intended  purchase amount under a Letter of Intent entered into by an  OppenheimerFunds  prototype 401(k) plan is not purchased by the plan by the end of the Letter of Intent period,  there will be no adjustment of concessions  paid to the  broker-dealer  or financial institution of record for accounts held in the name of that plan.

      In determining the total amount of purchases made under a Letter, shares redeemed by the investor prior to the termination of the Letter of
Intent period will be deducted.  It is the responsibility of the dealer of record and/or the investor to advise the Distributor about the Letter in placing any purchase orders for the investor during the Letter of Intent period.  All of such purchases must be made through the Distributor.

      |X|   Terms of Escrow That Apply to Letters of Intent.

      1. Out of the initial purchase (or subsequent purchases if necessary)
made pursuant to a Letter, shares of the Fund equal in value up to 5% of the intended purchase amount specified in the Letter shall be held in escrow by the Transfer Agent.  For example, if the intended purchase amount is $50,000, the escrow shall be shares valued in the amount of $2,500 (computed at the offering price adjusted for a $50,000 purchase).  Any dividends and capital gains distributions on the escrowed shares will be credited to the investor's account.

      2. If the total minimum investment specified under the Letter is completed within the 13-month Letter of Intent period, the escrowed shares will be promptly released to the investor.

      3. If, at the end of the 13-month Letter of Intent period the total purchases pursuant to the Letter are less than the intended purchase amount specified in the Letter, the investor must remit to the Distributor an amount equal to the difference between the dollar amount of sales charges actually paid and the amount of sales charges which would have been paid if the total amount purchased had been made at a single time.  That sales charge adjustment will apply to any shares redeemed prior to the completion of the
Letter.  If the difference in sales charges is not paid within twenty days after a request from the Distributor or the dealer, the Distributor will, within sixty days of the expiration of the Letter, redeem the number of escrowed shares necessary to realize such difference in sales charges.  Full and fractional shares remaining after such redemption will be released from escrow.  If a request is received to redeem escrowed shares prior to the payment of such additional sales charge, the sales charge will be withheld from the redemption proceeds.

      4. By signing the Letter, the investor irrevocably constitutes and appoints the Transfer Agent as attorney-in-fact to surrender for redemption any or all escrowed shares.

5.    The shares eligible for purchase under the Letter (or the holding of which may be counted toward completion of a Letter) include:
(a)   Class A shares sold with a front-end sales charge or subject to a Class
            A contingent deferred sales charge,
(b)   Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)   Class A or Class B shares acquired by exchange of either (1) Class A shares of one of the other Oppenheimer funds that were acquired subject to a Class A initial or contingent deferred sales charge or (2) Class B shares of one of the other Oppenheimer funds that were acquired subject to a contingent deferred sales charge.

      6. Shares held in escrow hereunder will automatically be exchanged for shares of another fund to which an exchange is requested, as described in the section of the Prospectus entitled "How to Exchange Shares" and the escrow will be transferred to that other fund.

Asset Builder Plans.  As explained in the Prospectus, you must initially establish your account with $500. Subsequently, you can establish an Asset
Builder Plan to automatically purchase additional shares directly from a bank account for as little as $50. For those accounts established prior to
November 1, 2002 and which have previously established Asset Builder Plans, additional purchases will remain at $25. Shares purchased by Asset Builder
Plan payments from bank accounts are subject to the redemption restrictions for recent purchases described in the Prospectus.  Asset Builder Plans are available only if your bank is an ACH member.  Asset Builder Plans may not be used to buy shares for OppenheimerFunds employer-sponsored qualified retirement accounts. Asset Builder Plans also enable shareholders of
Oppenheimer Cash Reserves to use their fund account to make monthly automatic purchases of shares of up to four other Oppenheimer funds.

      If you make payments from your bank account to purchase shares of the
Fund, your bank account will be debited automatically.  Normally the debit will be made two business days prior to the investment dates you selected on your application.  Neither the Distributor, the Transfer Agent nor the Fund
shall be responsible for any delays in purchasing shares that result from delays in ACH transmissions.

      Before you establish Asset Builder payments, you should obtain a prospectus of the selected fund(s) from your financial advisor (or the
Distributor) and request an application from the Distributor.  Complete the application and return it.  You may change the amount of your Asset Builder payment or you can terminate these automatic investments at any time by writing to the Transfer Agent.  The Transfer Agent requires a reasonable period (approximately 10 days) after receipt of your instructions to implement them.  The Fund reserves the right to amend, suspend or discontinue offering Asset Builder plans at any time without prior notice.

Retirement Plans. Certain types of retirement plans are entitled to purchase shares of the Fund without sales charge or at reduced sales charge rates, as described in Appendix C to this Statement of Additional Information. Certain special sales charge arrangements described in that Appendix apply to retirement plans whose records are maintained on a daily valuation basis by
Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch") or an independent record keeper that has a contract or special arrangement with Merrill Lynch.
If on the date the plan sponsor signed the Merrill Lynch record keeping service agreement the plan has less than $3 million in assets (other than assets invested in money market funds) invested in applicable investments, then the retirement plan may purchase only Class B shares of the Oppenheimer funds. Any retirement plans in that category that currently invest in Class B shares of the Fund will have their Class B shares converted to Class A shares of the Fund when the plan's applicable investments reach $5 million.
OppenheimerFunds has entered into arrangements with certain record keepers whereby the Transfer Agent compensates the record keeper for its record keeping and account servicing functions that it performs on behalf of the participant level accounts of a retirement plan.  While such compensation may act to reduce the record keeping fees charged by the retirement plan's record keeper, that compensation arrangement may be terminated at any time, potentially affecting the record keeping fees charged by the retirement plan's record keeper.

Cancellation of Purchase Orders.  Cancellation of purchase orders for the
Fund's shares (for example, when a purchase check is returned to the Fund unpaid) causes a loss to be incurred when the net asset values of the Fund's shares on the cancellation date is less than on the purchase date. That loss is equal to the amount of the decline in the net asset value per share multiplied by the number of shares in the purchase order. The investor is responsible for that loss. If the investor fails to compensate the Fund for the loss, the Distributor will do so. The Fund may reimburse the Distributor for that amount by redeeming shares from any account registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares. Each class of shares of the Fund represents an interest in the same portfolio of investments of the Fund.  However, each class has different shareholder privileges and features.  The net income attributable to Class B, Class C or Class N shares and the dividends payable on Class B,
Class C or Class N shares will be reduced by incremental expenses borne solely by that class. Those expenses include the asset-based sales charges to which Class B, Class C and Class N shares are subject.

      The availability of different classes of shares permits an investor to choose the method of purchasing shares that is more appropriate for the investor. That may depend on the amount of the purchase, the length of time the investor expects to hold shares, and other relevant circumstances. Class
A shares normally are sold subject to an initial sales charge. While Class B,
Class C and Class N shares have no initial sales charge, the purpose of the deferred sales charge and asset-based sales charge on Class B, Class C and
Class N shares is the same as that of the initial sales charge on Class A shares - to compensate the Distributor and brokers, dealers and financial institutions that sell shares of the Fund.  A salesperson who is entitled to receive compensation from his or her firm for selling Fund shares may receive different levels of compensation for selling one class of shares rather than another.

      The Distributor will not accept any order in the amount of $500,000 or more for Class B shares or $1 million or more for Class C shares on behalf of a single investor (not including dealer "street name" or omnibus accounts).
That is because generally it will be more advantageous for that investor to purchase Class A shares of the Fund.

Class A Shares Subject to a Contingent  Deferred  Sales Charge.  For purchases of Class A shares at net asset value  whether or not  subject to a  contingent deferred  sales charge as described in the  Prospectus,  no sales  concessions will be paid to the  broker-dealer of record,  as described in the Prospectus, on sales of Class A shares  purchased with the  redemption  proceeds of shares of another  mutual fund offered as an investment  option in a retirement  plan in which  Oppenheimer  funds are also offered as  investment  options  under a special arrangement with the Distributor,  if the purchase occurs more than 30 days after the Oppenheimer  funds are added as an investment option under that plan.  Additionally,  that concession will not be paid on purchases of Class A shares  by a  retirement  plan made with the  redemption  proceeds  of Class N shares  of one or more  Oppenheimer  funds  held by the plan for more  than 18 months.

      |X|   Class B Conversion. Under current interpretations of applicable federal income tax law by the Internal Revenue Service, the conversion of
Class B shares to Class A shares after six years is not treated as a taxable event for the shareholder. If those laws or the IRS interpretation of those laws should change, the automatic conversion feature may be suspended. In that event, no further conversions of Class B shares would occur while that suspension remained in effect.  Although Class B shares could then be exchanged for Class A shares on the basis of relative net asset value of the two classes, without the imposition of a sales charge or fee, such exchange could constitute a taxable event for the shareholder, and absent such exchange, Class B shares might continue to be subject to the asset-based sales charge for longer than six years.

      |X|   Availability of Class N Shares.  In addition to the description of the types of retirement plans which may purchase Class N shares contained in the prospectus, Class N shares also are offered to the following:
o     to all rollover IRAs (including SEP IRAs and SIMPLE IRAs),
o     to all rollover contributions made to Individual 401(k) plans,
            Profit-Sharing Plans and Money Purchase Pension Plans,
o     to all direct rollovers from OppenheimerFunds-sponsored Pinnacle and
            Ascender retirement plans,
o     to all trustee-to-trustee IRA transfers,
o     to all 90-24 type 403(b) transfers,
o     to Group Retirement Plans (as defined in Appendix C to this Statement of Additional Information) which have entered into a special agreement with the Distributor for that purpose,
o     to Retirement Plans qualified under Sections 401(a) or 401(k) of the
            Internal Revenue Code, the recordkeeper or the plan sponsor for which has entered into a special agreement with the Distributor,
o     to Retirement Plans of a plan sponsor where the aggregate assets of all such plans invested in the Oppenheimer funds is $500,000 or more,
o     to OppenheimerFunds-sponsored Ascender 401(k) plans that pay for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds.
o     to certain customers of broker-dealers and financial advisors that are identified in a special agreement between the broker-dealer or financial advisor and the Distributor for that purpose.

      The sales concession and the advance of the service fee, as described in the Prospectus, will not be paid to dealers of record on sales of Class N shares on:
o     purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds
            (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer funds),
o     purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of  Class C shares of one or more Oppenheimer funds held by the plan for more than one year (other than rollovers from an
            OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer funds), and
o     on purchases of Class N shares by an OppenheimerFunds-sponsored
            Pinnacle or Ascender 401(k) plan made with the redemption
            proceeds of Class A shares of one or more Oppenheimer funds.

      No sales concessions will be paid to the broker-dealer of record, as described in the Prospectus, on sales of Class N shares purchased with the redemption proceeds of shares of another mutual fund offered as an investment option in a retirement plan in which Oppenheimer funds are also offered as investment options under a special arrangement with the Distributor, if the purchase occurs more than 30 days after the Oppenheimer funds are added as an investment option under that plan.

      |X|   Allocation of Expenses. The Fund pays expenses related to its daily operations, such as custodian fees, Trustees' fees, transfer agency fees, legal fees and auditing costs.  Those expenses are paid out of the
Fund's assets and are  not paid directly by shareholders.  However, those expenses reduce the net asset values of shares, and therefore are indirectly borne by shareholders through their investment.

      The methodology for calculating the net asset value, dividends and distributions of the Fund's share classes recognizes two types of expenses.
General expenses that do not pertain specifically to any one class are allocated pro rata to the shares of all classes. The allocation is based on the percentage of the Fund's total assets that is represented by the assets of each class, and then equally to each outstanding share within a given class.  Such general expenses include management fees, legal, bookkeeping and audit fees, printing and mailing costs of shareholder reports, Prospectuses,
Statements of Additional Information and other materials for current shareholders, fees to unaffiliated Trustees, custodian expenses, share issuance costs, organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

      Other expenses that are directly attributable to a particular class are allocated equally to each outstanding share within that class.  Examples of such expenses include distribution and  service plan (12b-1) fees, transfer and shareholder servicing agent fees and expenses, and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Account Fees. As stated in the Prospectus, a $12 annual fee is assessed on any account valued at less than $500.  This fee will not be assessed on the following accounts:
o     Accounts that have balances below $500 due to the automatic conversion of shares from Class B to Class A shares;
o     Accounts with an active Asset Builder Plan, payroll deduction plan or a military allotment plan;
o     OppenheimerFunds-sponsored group retirement accounts that are making continuing purchases;
o     Certain accounts held by broker-dealers through the National Securities
      Clearing Corporation; and
o     Accounts that fall below the $500 threshold due solely to market fluctuations within the 12-month period preceding the date the fee is deducted.

      The fee is automatically deducted from qualifying accounts annually on or about the second to last business day of September.  This annual fee is waived for any shareholders who elect to access their account documents through electronic document delivery rather than in paper copy and who elect to utilize the Internet or PhoneLink as their primary source for their general servicing needs.  To sign up to access account documents electronically via eDocs Direct, please visit the Service Center on our website at www.oppenheimerfunds.com or call 1.888.470.0862 for instructions.
           ------------------------

Determination of Net Asset Values Per Share.  The net asset values per share of each class of shares of the Fund are determined as of the close of business of The New York Stock Exchange ("the Exchange") on each day that the
Exchange is open. The calculation is done by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding.  The Exchange normally closes at 4:00 P.M., Eastern time, but may close earlier on some other days (for example, in case of weather emergencies or on days falling before a U.S. holiday).  All references to time in this Statement of Additional Information mean "Eastern time." The
Exchange's most recent annual announcement (which is subject to change)
states that it will close on New Year's Day, Presidents' Day, Martin Luther
King, Jr. Day, Good Friday, Memorial Day, Independence Day, Labor Day,
Thanksgiving Day and Christmas Day.  It may also close on other days.

      Dealers other than Exchange members may conduct trading in certain securities on days on which the Exchange is closed (including weekends and holidays) or after 4:00 P.M. on a regular business day. Because the Fund's net asset values will not be calculated on those days, the Fund's net asset values per share may be significantly affected on such days when shareholders may not purchase or redeem shares. Additionally, trading on European and
Asian stock exchanges and over-the-counter markets normally is completed before the close of The Exchange.

      Changes in the values of securities traded on foreign exchanges or markets as a result of events that occur after the prices of those securities are determined, but before the close of The Exchange, will not be reflected in the Fund's calculation of its net asset values that day unless the Manager determines that the event is likely to effect a material change in the value of the security. The Manager, or an internal valuation committee established by the Manager, as applicable, may establish a valuation, under procedures established by the Board and subject to the approval, ratification and confirmation by the Board at its next ensuing meeting.

      ?  Securities Valuation.  The Fund's Board of Trustees has established procedures for the valuation of the Fund's securities. In general those procedures are as follows:
o     Equity securities traded on a U.S. securities exchange or on Nasdaq(R)
are valued as follows:
(1)   if last sale information is regularly reported, they are valued at the last reported sale price on the principal exchange on which they are traded or on Nasdaq, as applicable, on that day, or
(2)   if last sale information is not available on a valuation date, they are valued at the last reported sale price preceding the valuation date if it is within the spread of the closing "bid" and
               "asked" prices on the valuation date or, if not,  at the
               closing "bid" price on the valuation date.
o     Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:
(1)   at the last sale price available to the pricing service approved by the
               Board of Trustees, or
(2)   at the last sale price obtained by the Manager from the report of the principal exchange on which the security is traded at its last trading session on or immediately before the valuation date, or
(3)   at the mean between the "bid" and "asked" prices obtained from the principal exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.
o     Long-term debt securities having a remaining maturity in excess of 60 days are valued based on the mean between the "bid" and "asked" prices determined by a portfolio pricing service approved by the Fund's Board of
Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry.
o     The following securities are valued at the mean between the "bid" and
"asked" prices determined by a pricing service approved by the Fund's Board of Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry:
(1)   debt instruments that have a maturity of more than 397 days when issued,
(2)   debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days, and
(3)   non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.
o     The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:
(1)   money market debt securities held by a non-money market fund that had a maturity of less than 397 days when issued that have a
               remaining maturity of 60 days or less, and
(2)   debt instruments held by a money market fund that have a remaining maturity of 397 days or less.
o     Securities (including restricted securities) not having
readily-available market quotations are valued at fair value determined under the Board's procedures.  If the Manager is unable to locate two market makers willing to give quotes, a security may be priced at the mean between the
"bid" and "asked" prices provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available).

      In the case of U.S. government securities, mortgage-backed securities, corporate bonds and foreign government securities, when last sale information is not generally available, the Manager may use pricing services approved by the Board of Trustees. The pricing service may use "matrix" comparisons to the prices for comparable instruments on the basis of quality, yield and maturity. Other special factors may be involved (such as the tax-exempt status of the interest paid by municipal securities).  The Manager will monitor the accuracy of the pricing services. That monitoring may include comparing prices used for portfolio valuation to actual sales prices of selected securities.

      The closing prices in the London foreign exchange market on a particular business day that are provided to the Manager by a bank, dealer or pricing service that the Manager has determined to be reliable are used to value foreign currency, including forward contracts, and to convert to U.S.
dollars securities that are denominated in foreign currency.

      Puts, calls, and futures are valued at the last sale price on the principal exchange on which they are traded or on Nasdaq, as applicable, as determined by a pricing service approved by the Board of Trustees or by the
Manager.  If there were no sales that day, they shall be valued at the last sale price on the preceding trading day if it is within the spread of the closing "bid" and "asked" prices on the principal exchange or on Nasdaq on the valuation date. If not, the value shall be the closing bid price on the principal exchange or on Nasdaq on the valuation date.  If the put, call or future is not traded on an exchange or on Nasdaq, it shall be valued by the mean between "bid" and "asked" prices obtained by the Manager from two active market makers. In certain cases that may be at the "bid" price if no "asked"
price is available.

      When the Fund writes an option, an amount equal to the premium received is included in the Fund's Statement of Assets and Liabilities as an asset. An equivalent credit is included in the liability section.  The credit is adjusted ("marked-to-market") to reflect the current market value of the option. In determining the Fund's gain on investments, if a call or put written by the Fund is exercised, the proceeds are increased by the premium received.  If a call or put written by the Fund expires, the Fund has a gain in the amount of the premium. If the Fund enters into a closing purchase transaction, it will have a gain or loss, depending on whether the premium received was more or less than the cost of the closing transaction.  If the
Fund exercises a put it holds, the amount the Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the
Fund.

How to Sell Shares

The information below supplements the terms and conditions for redeeming shares set forth in the Prospectus.

Reinvestment Privilege.  Within six months of a redemption, a shareholder may reinvest all or part of the redemption proceeds of:
o     Class A shares purchased subject to an initial sales charge or Class A shares on which a contingent deferred sales charge was paid, or
o     Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

      The reinvestment may be made without sales charge only in Class A shares of the Fund or any of the other Oppenheimer funds into which shares of the Fund are exchangeable as described in "How to Exchange Shares" below.
Reinvestment will be at the net asset value next computed after the Transfer
Agent receives the reinvestment order.  The shareholder must ask the Transfer
Agent for that privilege at the time of reinvestment. This privilege does not apply to Class C and Class N shares. The Fund may amend, suspend or cease offering this reinvestment privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

      Any capital gain that was realized when the shares were redeemed is taxable, and reinvestment will not alter any capital gains tax payable on that gain.  If there has been a capital loss on the redemption, some or all of the loss may not be tax deductible, depending on the timing and amount of the reinvestment.  Under the Internal Revenue Code, if the redemption proceeds of Fund shares on which a sales charge was paid are reinvested in shares of the Fund or another of the Oppenheimer funds within 90 days of payment of the sales charge, the shareholder's basis in the shares of the
Fund that were redeemed may not include the amount of the sales charge paid.
That would reduce the loss or increase the gain recognized from the redemption.  However, in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind". The Prospectus states that payment for shares tendered for redemption is ordinarily made in cash. However, under certain circumstances, the Board of Trustees of the Fund may determine that it would be detrimental to the best interests of the remaining shareholders of the
Fund to make payment of a redemption order wholly or partly in cash. In that case, the Fund may pay the redemption proceeds in whole or in part by a distribution "in kind" of liquid securities from the portfolio of the Fund, in lieu of cash.

      The Fund has elected to be governed by Rule 18f-1 under the Investment
Company Act. Under that rule, the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net assets of the Fund during any 90-day period for any one shareholder. If shares are redeemed in kind, the redeeming shareholder might incur brokerage or other costs in selling the securities for cash. The Fund will value securities used to pay redemptions in kind using the same method the Fund uses to value its portfolio securities described above under "Determination of Net Asset Values
Per Share." That valuation will be made as of the time the redemption price is determined.

Involuntary Redemptions. The Fund's Board of Trustees  has the right to cause the involuntary redemption of the shares held in any account if the aggregate net asset value of those shares is less than $500 or such lesser amount as the Board may fix.  The Board will not cause the involuntary redemption of shares in an account if the aggregate net asset value of such shares has fallen below the stated minimum solely as a result of market fluctuations.
If the Board exercises this right, it may also fix the requirements for any notice to be given to the shareholders in question (not less than 30 days).
The Board may alternatively set requirements for the shareholder to increase the investment, or set other terms and conditions so that the shares would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different registration is not an event that triggers the payment of sales charges. Therefore, shares are not subject to the payment of a contingent deferred sales charge of any class at the time of transfer to the name of another person or entity. It does not matter whether the transfer occurs by absolute assignment, gift or bequest, as long as it does not involve, directly or indirectly, a public sale of the shares.  When shares subject to a contingent deferred sales charge are transferred, the transferred shares will remain subject to the contingent deferred sales charge. It will be calculated as if the transferee shareholder had acquired the transferred shares in the same manner and at the same time as the transferring shareholder.

      If less than all shares held in an account are transferred, and some but not all shares in the account would be subject to a contingent deferred sales charge if redeemed at the time of transfer, the priorities described in the Prospectus under "How to Buy Shares" for the imposition of the Class B,
Class C and Class N contingent deferred sales charge will be followed in determining the order in which shares are transferred.

Distributions From Retirement Plans.  Requests for distributions from
OppenheimerFunds-sponsored IRAs, SEP-IRAs, SIMPLE IRAs, 403(b)(7) custodial plans, 401(k) plans or pension or profit-sharing plans should be addressed to
"Trustee, OppenheimerFunds Retirement Plans," c/o the Transfer Agent at its
address listed in "How To Sell Shares" in the Prospectus or on the back cover of this Statement of Additional Information.  The request must:
(1)   state the reason for the distribution;
(2)   state the owner's awareness of tax penalties if the distribution is premature; and
(3)   conform to the requirements of the plan and the Fund's other redemption requirements.

      Participants (other than self-employed plan sponsors) in
OppenheimerFunds-sponsored pension or profit-sharing plans with shares of the
Fund held in the name of the plan or its fiduciary may not directly request redemption of their accounts.  The plan administrator or fiduciary must sign the request.

      Distributions from pension and profit sharing plans are subject to special requirements under the Internal Revenue Code and certain documents
(available from the Transfer Agent) must be completed and submitted to the
Transfer Agent before the distribution may be made.  Distributions from retirement plans are subject to withholding requirements under the Internal
Revenue Code, and IRS Form W-4P (available from the Transfer Agent) must be submitted to the Transfer Agent with the distribution request, or the distribution may be delayed.  Unless the shareholder has provided the
Transfer Agent with a certified tax identification number, the Internal
Revenue Code requires that tax be withheld from any distribution even if the shareholder elects not to have tax withheld.  The Fund, the Manager, the
Distributor, and the Transfer Agent assume no responsibility to determine whether a distribution satisfies the conditions of applicable tax laws and will not be responsible for any tax penalties assessed in connection with a distribution.

Special Arrangements for Repurchase of Shares from Dealers and Brokers.  The
Distributor is the Fund's agent to repurchase its shares from authorized dealers or brokers on behalf of their customers.  Shareholders should contact their broker or dealer to arrange this type of redemption. The repurchase price per share will be the net asset value next computed after the
Distributor receives an order placed by the dealer or broker. However, if the
Distributor receives a repurchase order from a dealer or broker after the close of The Exchange on a regular business day, it will be processed at that day's net asset value if the order was received by the dealer or broker from its customers prior to the time the Exchange closes. Normally, the Exchange closes at 4:00 P.M., but may do so earlier on some days. Additionally, the order must have been transmitted to and received by the Distributor prior to its close of business that day (normally 5:00 P.M.).

      Ordinarily, for accounts redeemed by a broker-dealer under this procedure, payment will be made within three business days after the shares have been redeemed upon the Distributor's receipt of the required redemption documents in proper form. The signature(s) of the registered owners on the redemption documents must be guaranteed as described in the Prospectus.

Automatic Withdrawal and Exchange Plans.  Investors owning shares of the Fund valued at $5,000 or more can authorize the Transfer Agent to redeem shares
(having a value of at least $50) automatically on a monthly, quarterly, semi-annual or annual basis under an Automatic Withdrawal Plan.  Shares will be redeemed three business days prior to the date requested by the shareholder for receipt of the payment.  Automatic withdrawals of up to
$1,500 per month may be requested by telephone if payments are to be made by check payable to all shareholders of record. Payments must also be sent to the address of record for the account and the address must not have been changed within the prior 30 days.  Required minimum distributions from
OppenheimerFunds-sponsored retirement plans may not be arranged on this basis.

      Payments are normally made by check, but shareholders having
AccountLink privileges (see "How To Buy Shares") may arrange to have
Automatic Withdrawal Plan payments transferred to the bank account designated on the account application or by signature-guaranteed instructions sent to the Transfer Agent.  Shares are normally redeemed pursuant to an Automatic
Withdrawal Plan three business days before the payment transmittal date you select in the account application.  If a contingent deferred sales charge applies to the redemption, the amount of the check or payment will be reduced accordingly.

      The Fund cannot guarantee receipt of a payment on the date requested.
The Fund reserves the right to amend, suspend or discontinue offering these plans at any time without prior notice. Because of the sales charge assessed on Class A share purchases, shareholders should not make regular additional
Class A share purchases while participating in an Automatic Withdrawal Plan.
Class B, Class C and Class N shareholders should not establish automatic withdrawal plans, because of the potential imposition of the contingent deferred sales charge on such withdrawals (except where the Class B, Class C or Class N contingent deferred sales charge is waived as described in
Appendix C to this Statement of Additional Information).

      By requesting an Automatic Withdrawal or Exchange Plan, the shareholder agrees to the terms and conditions that apply to such plans, as stated
below.  These provisions may be amended from time to time by the Fund and/or the Distributor.  When adopted, any amendments will automatically apply to existing Plans.

      |X|   Automatic Exchange Plans.  Shareholders can authorize the
Transfer Agent to exchange a pre-determined amount of shares of the Fund for shares (of the same class) of other Oppenheimer funds automatically on a monthly, quarterly, semi-annual or annual basis under an Automatic Exchange
Plan. The minimum amount that may be exchanged to each other fund account is
$50. Instructions should be provided on the OppenheimerFunds Application or signature-guaranteed instructions. Exchanges made under these plans are subject to the restrictions that apply to exchanges as set forth in "How to
Exchange Shares" in the Prospectus and below in this Statement of Additional
Information.

Automatic  Withdrawal  Plans.  Fund shares will be  redeemed as  necessary  to meet  withdrawal  payments.  Shares  acquired  without a sales  charge will be redeemed first.  Shares  acquired with reinvested  dividends and capital gains distributions will be redeemed next,  followed by shares acquired with a sales charge,  to the extent necessary to make withdrawal  payments.  Depending upon the amount  withdrawn,  the  investor's  principal  may be depleted.  Payments made under these plans should not be  considered  as a yield or income on your investment.

      The Transfer Agent will administer the investor's Automatic Withdrawal
Plan as agent for the shareholder(s) (the "Planholder") who executed the Plan authorization and application submitted to the Transfer Agent.  Neither the
Fund nor the Transfer Agent shall incur any liability to the Planholder for any action taken or not taken by the Transfer Agent in good faith to administer the Plan. Share certificates will not be issued for shares of the
Fund purchased for and held under the Plan, but the Transfer Agent will credit all such shares to the account of the Planholder on the records of the
Fund. Any share certificates held by a Planholder may be surrendered unendorsed to the Transfer Agent with the Plan application so that the shares represented by the certificate may be held under the Plan.

      For accounts subject to Automatic Withdrawal Plans, distributions of capital gains must be reinvested in shares of the Fund, which will be done at net asset value without a sales charge. Dividends on shares held in the account may be paid in cash or reinvested.

      Shares will be redeemed to make withdrawal payments at the net asset value per share determined on the redemption date.  Checks or AccountLink payments representing the proceeds of Plan withdrawals will normally be transmitted three business days prior to the date selected for receipt of the payment, according to the choice specified in writing by the Planholder.
Receipt of payment on the date selected cannot be guaranteed.

      The amount and the interval of disbursement payments and the address to which checks are to be mailed or AccountLink payments are to be sent may be changed at any time by the Planholder by writing to the Transfer Agent.  The
Planholder should allow at least two weeks' time after mailing such notification for the requested change to be put in effect.  The Planholder may, at any time, instruct the Transfer Agent by written notice to redeem all, or any part of, the shares held under the Plan. That notice must be in proper form in accordance with the requirements of the then-current
Prospectus of the Fund. In that case, the Transfer Agent will redeem the number of shares requested at the net asset value per share in effect and will mail a check for the proceeds to the Planholder.

      The Planholder may terminate a Plan at any time by writing to the
Transfer Agent.  The Fund may also give directions to the Transfer Agent to terminate a Plan. The Transfer Agent will also terminate a Plan upon its receipt of evidence satisfactory to it that the Planholder has died or is legally incapacitated. Upon termination of a Plan by the Transfer Agent or the Fund, shares that have not been redeemed will be held in uncertificated form in the name of the Planholder. The account will continue as a dividend-reinvestment, uncertificated account unless and until proper instructions are received from the Planholder, his or her executor or guardian, or another authorized person.

      To use shares held under the Plan as collateral for a debt, the
Planholder may request issuance of a portion of the shares in certificated form.  Upon written request from the Planholder, the Transfer Agent will determine the number of shares for which a certificate may be issued without causing the withdrawal checks to stop. However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

      If the Transfer Agent ceases to act as transfer agent for the Fund, the
Planholder will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

As stated in the Prospectus, shares of a particular class of Oppenheimer funds having more than one class of shares may be exchanged only for shares of the same class of other Oppenheimer funds. Shares of Oppenheimer funds that have a single class without a class designation are deemed "Class A"
shares for this purpose. You can obtain a current list showing which funds offer which classes of shares by calling the Distributor.

o     All of the Oppenheimer funds currently offer Class A, B, C, N and Y shares with the following exceptions:

      The following funds only offer Class A shares:
      Centennial America Fund, L.P.           Centennial New York Tax Exempt
                                              Trust
      Centennial California Tax Exempt Trust  Centennial Tax Exempt Trust
      Centennial Government Trust             Oppenheimer Money Market Fund, Inc.
      Centennial Money Market Trust

      The following funds do not offer Class N shares:
      Oppenheimer California Municipal Fund   Oppenheimer Pennsylvania Municipal
                                              Fund
      Oppenheimer Limited Term Municipal Fund Oppenheimer Rochester National
                                              Municipals
      Oppenheimer Municipal Bond Fund         Oppenheimer Senior Floating Rate
                                              Fund
      Oppenheimer New Jersey Municipal Fund   Limited Term New York Municipal
                                              Fund
      Oppenheimer New York Municipal Fund     Rochester Fund Municipals

      The following funds do not offer Class Y shares:

      Oppenheimer California Municipal Fund   Oppenheimer Limited Term Municipal
                                              Fund
      Oppenheimer Capital Income Fund         Oppenheimer Multiple Strategies
                                              Fund
      Oppenheimer Cash Reserves               Oppenheimer New Jersey Municipal
                                              Fund
      Oppenheimer Champion Income Fund        Oppenheimer New York Municipal Fund
      Oppenheimer Convertible Securities Fund Oppenheimer Pennsylvania Municipal
                                              Fund
      Oppenheimer Disciplined Allocation Fund Oppenheimer Quest Capital Value
                                              Fund, Inc.
      Oppenheimer Developing Markets Fund     Oppenheimer Quest Global Value
                                              Fund, Inc.
      Oppenheimer Gold & Special Minerals     Oppenheimer Rochester National
      Fund                                    Municipals
      Oppenheimer International Bond Fund     Oppenheimer Senior Floating Rate
                                              Fund
      Oppenheimer International Growth Fund   Oppenheimer Small Cap Value Fund
      Oppenheimer International Small         Limited Term New York Municipal
      Company Fund                            Fund

o     Class Y shares of Oppenheimer Real Asset Fund may not be exchanged for shares of any other fund.
o     Class B, Class C and Class N shares of Oppenheimer Cash Reserves are generally available only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored 401(k)
      plans.
o     Class M shares of Oppenheimer Convertible Securities Fund may be exchanged only for Class A shares of other Oppenheimer funds. They may not be acquired by exchange of shares of any class of any other
      Oppenheimer funds except Class A shares of Oppenheimer Money Market
      Fund or Oppenheimer Cash Reserves acquired by exchange of Class M shares.
o     Class X shares of Limited Term New York Municipal Fund may be exchanged only for Class B shares of other Oppenheimer funds and no exchanges may be made to Class X shares.
o     Shares of Oppenheimer Capital Preservation Fund may not be exchanged for shares of Oppenheimer Money Market Fund, Inc., Oppenheimer Cash
      Reserves or Oppenheimer Limited-Term Government Fund.  Only
      participants in certain retirement plans may purchase shares of
      Oppenheimer Capital Preservation Fund, and only those participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer
      Capital Preservation Fund.
o     Class A shares of Oppenheimer Senior Floating Rate Fund are not available by exchange of shares of Oppenheimer Money Market Fund or
      Class A shares of Oppenheimer Cash Reserves.
o     Shares of Oppenheimer Select Managers Mercury Advisors S& P Index Fund
      and Oppenheimer Select Managers QM Active Balanced Fund are only available to retirement plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

o     Class A shares of Oppenheimer funds may be exchanged at net asset value for shares of any money market fund offered by the Distributor. Shares of any money market fund purchased without a sales charge may be exchanged for shares of Oppenheimer funds offered with a sales charge upon payment of the sales charge. They may also be used to purchase shares of Oppenheimer funds subject to an early withdrawal charge or contingent deferred sales charge.
o     Shares of Oppenheimer Money Market Fund, Inc. purchased with the redemption proceeds of shares of other mutual funds (other than funds managed by the Manager or its subsidiaries) redeemed within the 30 days prior to that purchase may subsequently be exchanged for shares of other Oppenheimer funds without being subject to an initial sales charge or contingent deferred sales charge. To qualify for that privilege, the investor or the investor's dealer must notify the
      Distributor of eligibility for this privilege at the time the shares of
      Oppenheimer Money Market Fund, Inc. are purchased. If requested, they must supply proof of entitlement to this privilege.
o     Shares of the Fund acquired by reinvestment of dividends or distributions from any of the other Oppenheimer funds or from any unit investment trust for which reinvestment arrangements have been made with the Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

      The Fund may amend, suspend or terminate the exchange privilege at any time. Although the Fund may impose these changes at any time, it will provide you with notice of those changes whenever it is required to do so by applicable law. It may be required to provide 60 days' notice prior to materially amending or terminating the exchange privilege. That 60 day notice is not required in extraordinary circumstances.

      |X|   How Exchanges Affect Contingent Deferred Sales Charges. No
contingent deferred sales charge is imposed on exchanges of shares of any class purchased subject to a contingent deferred sales charge, with the following exceptions:

o     When Class A shares of any Oppenheimer fund (other than Rochester
National Municipals and Rochester Fund Municipals) acquired by exchange of
Class A shares of any Oppenheimer fund purchased subject to a Class A contingent deferred sales charge are redeemed within 18 months measured from the beginning of the calendar month of the initial purchase of the exchanged
Class A shares, the Class A contingent deferred sales charge is imposed on the redeemed shares.

o     When Class A shares of Rochester National Municipals and Rochester Fund
Municipals acquired by exchange of Class A shares of any Oppenheimer fund purchased subject to a Class A contingent deferred sales charge are redeemed within 24 months of the beginning of the calendar month of the initial purchase of the exchanged Class A shares, the Class A contingent deferred sales charge is imposed on the redeemed shares.

o     If any Class A shares of another Oppenheimer fund that are exchanged for Class A shares of Oppenheimer Senior Floating Rate Fund are subject to the Class A contingent deferred sales charge of the other Oppenheimer fund at the time of exchange, the holding period for that Class A contingent deferred sales charge will carry over to the Class A shares of Oppenheimer Senior
Floating Rate Fund acquired in the exchange. The Class A shares of
Oppenheimer Senior Floating Rate Fund acquired in that exchange will be subject to the Class A Early Withdrawal Charge of Oppenheimer Senior Floating
Rate Fund if they are repurchased before the expiration of the holding period.

o     When Class A shares of Oppenheimer Cash Reserves and Oppenheimer Money
Market Fund, Inc. acquired by exchange of Class A shares of any Oppenheimer fund purchased subject to a Class A contingent deferred sales charge are redeemed within the Class A holding period of the fund from which the shares were exchanged, the Class A contingent deferred sales charge of the fund from which the shares were exchanged is imposed on the redeemed shares.

o     With respect to Class B shares, the Class B contingent deferred sales charge is imposed on Class B shares acquired by exchange if they are redeemed within six years of the initial purchase of the exchanged Class B shares.

o     With respect to Class C shares, the Class C contingent deferred sales charge is imposed on Class C shares acquired by exchange if they are redeemed within 12 months of the initial purchase of the exchanged Class C shares.

o     With respect to Class N shares, a 1% contingent deferred sales charge will be imposed if the retirement plan (not including IRAs and 403(b) plans)
is terminated or Class N shares of all Oppenheimer funds are terminated as an investment option of the plan and Class N shares are redeemed within 18 months after the plan's first purchase of Class N shares of any Oppenheimer fund or with respect to an individual retirement plan or 403(b) plan, Class N shares are redeemed within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

o     When Class B, Class C or Class N shares are redeemed to effect an exchange, the priorities described in "How To Buy Shares" in the Prospectus for the imposition of the Class B, Class C or Class N contingent deferred sales charge will be followed in determining the order in which the shares are exchanged. Before exchanging shares, shareholders should take into account how the exchange may affect any contingent deferred sales charge that might be imposed in the subsequent redemption of remaining shares.

      Shareholders owning shares of more than one class must specify which class of shares they wish to exchange.

      |X|   Limits on Multiple Exchange Orders. The Fund reserves the right to reject telephone or written exchange requests submitted in bulk by anyone on behalf of more than one account.  The Fund may accept requests for exchanges of up to 50 accounts per day from representatives of authorized dealers that qualify for this privilege.

      |X|   Telephone Exchange Requests. When exchanging shares by telephone, a shareholder must have an existing account in the fund to which the exchange is to be made. Otherwise, the investors must obtain a prospectus of that fund before the exchange request may be submitted. If all telephone lines are busy
(which might occur, for example, during periods of substantial market fluctuations), shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

Processing  Exchange  Requests.  Shares to be  exchanged  are  redeemed on the regular  business  day the  Transfer  Agent  receives an  exchange  request in proper  form  (the  "Redemption  Date").  Normally,  shares  of the fund to be acquired are  purchased on the  Redemption  Date,  but such  purchases  may be delayed  by either  fund up to five  business  days if it  determines  that it would be  disadvantaged by an immediate  transfer of the redemption  proceeds.
The Fund  reserves  the  right,  in its  discretion,  to refuse  any  exchange request  that may  disadvantage  it. For  example,  if the receipt of multiple exchange  requests  from a dealer might require the  disposition  of portfolio securities at a time or at a price that might be  disadvantageous to the Fund, the Fund may refuse the request.

      When you exchange some or all of your shares from one fund to another, any special account feature such as an Asset Builder Plan or Automatic
Withdrawal Plan, will be switched to the new fund account unless you tell the
Transfer Agent not to do so.  However, special redemption and exchange features such as Automatic Exchange Plans and Automatic Withdrawal Plans
cannot be switched to an account in Oppenheimer Senior Floating Rate Fund.

      In connection with any exchange request, the number of shares exchanged may be less than the number requested if the exchange or the number requested would include shares subject to a restriction cited in the Prospectus or this
Statement of Additional Information, or would include shares covered by a share certificate that is not tendered with the request.  In those cases, only the shares available for exchange without restriction will be exchanged.

      The different Oppenheimer funds available for exchange have different investment objectives, policies and risks. A shareholder should assure that the fund selected is appropriate for his or her investment and should be aware of the tax consequences of an exchange.  For federal income tax purposes, an exchange transaction is treated as a redemption of shares of one fund and a purchase of shares of another.  "Reinvestment Privilege," above, discusses some of the tax consequences of reinvestment of redemption proceeds in such cases.  The Fund, the Distributor, and the Transfer Agent are unable to provide investment, tax or legal advice to a shareholder in connection with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends and Distributions. The Fund has no fixed dividend rate and there can be no assurance as to the payment of any dividends or the realization of any capital gains. The dividends and distributions paid by a class of shares will vary from time to time depending on market conditions, the composition of the Fund's portfolio, and expenses borne by the Fund or borne separately by a class. Dividends are calculated in the same manner, at the same time, and on the same day for each class of shares. However, dividends on Class B,
Class C and Class N shares are expected to be lower than dividends on Class A shares. That is because of the effect of the asset-based sales charge on
Class B, Class C and Class N shares. Those dividends will also differ in amount as a consequence of any difference in the net asset values of the different classes of shares.

      Dividends, distributions and proceeds of the redemption of Fund shares represented by
checks returned to the Transfer Agent by the Postal Service as undeliverable will be invested in shares of Oppenheimer Money Market Fund, Inc.
Reinvestment will be made as promptly as possible after the return of such checks to the Transfer Agent, to enable the investor to earn a return on otherwise idle funds. Unclaimed accounts may be subject to state escheatment laws, and the Fund and the Transfer Agent will not be liable to shareholders or their representatives for compliance with those laws in good faith.

Tax Status of the Fund's Dividends, Distributions and Redemptions of Shares.
The federal tax treatment of the Fund's dividends and capital gains distributions is briefly highlighted in the Prospectus. The following is only a summary of certain additional tax considerations generally affecting the
Fund and its shareholders.

      The tax discussion in the Prospectus and this Statement of Additional
Information is based on tax law in effect on the date of the Prospectus and this Statement of Additional Information. Those laws and regulations may be changed by legislative, judicial, or administrative action, sometimes with retroactive effect. State and local tax treatment of ordinary income dividends and capital gain dividends from regulated investment companies may differ from the treatment under the Internal Revenue Code described below.
Potential purchasers of shares of the Fund are urged to consult their tax advisers with specific reference to their own tax circumstances as well as the consequences of federal, state and local tax rules affecting an investment in the Fund.

      |X|  Qualification as a Regulated Investment Company.  The Fund has
elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.  As a regulated investment company, the Fund is not subject to federal income tax on the portion of its net investment income (that is, taxable interest, dividends, and other taxable ordinary income, net of expenses) and capital gain net income (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders. That qualification enables the
Fund to "pass through" its income and realized capital gains to shareholders without having to pay tax on them. This avoids a "double tax" on that income and capital gains, since shareholders normally will be taxed on the dividends and capital gains they receive from the Fund (unless their Fund shares are held in a retirement account or the shareholder is otherwise exempt from tax).

      The Internal Revenue Code contains a number of complex tests relating to qualification that the Fund might not meet in a particular year. If it did not qualify as a regulated investment company, the Fund would be treated for tax purposes as an ordinary corporation and would receive no tax deduction for payments made to shareholders.

      To qualify as a regulated investment company, the Fund must distribute at least 90% of its investment company taxable income (in brief, net investment income and the excess of net short-term capital gain over net long-term capital loss) for the taxable year. The Fund must also satisfy certain other requirements of the Internal Revenue Code, some of which are described below.  Distributions by the Fund made during the taxable year or, under specified circumstances, within 12 months after the close of the taxable year, will be considered distributions of income and gains for the taxable year and will therefore count toward satisfaction of the above-mentioned requirement.

      To qualify as a regulated investment company, the Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and certain other income.

      In addition to satisfying the requirements described above, the Fund must satisfy an asset diversification test in order to qualify as a regulated investment company.  Under that test, at the close of each quarter of the
Fund's taxable year, at least 50% of the value of the Fund's assets must consist of cash and cash items (including receivables), U.S. government securities, securities of other regulated investment companies, and securities of other issuers. As to each of those issuers, the Fund must not have invested more than 5% of the value of the Fund's total assets in securities of each such issuer and the Fund must not hold more than 10% of the outstanding voting securities of each such issuer. No more than 25% of the value of its total assets may be invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses.
For purposes of this test, obligations issued or guaranteed by certain agencies or instrumentalities of the U.S. government are treated as U.S.
government securities.

      |X|  Excise Tax on Regulated Investment Companies. Under the Internal
Revenue Code, by December 31 each year, the Fund must distribute 98% of its taxable investment income earned from January 1 through December 31 of that year and 98% of its capital gains realized in the period from November 1 of the prior year through October 31 of the current year. If it does not, the
Fund must pay an excise tax on the amounts not distributed. It is presently anticipated that the Fund will meet those requirements. To meet this requirement, in certain circumstances the Fund might be required to liquidate portfolio investments to make sufficient distributions to avoid excise tax liability. However, the Board of Trustees and the Manager might determine in a particular year that it would be in the best interests of shareholders for the Fund not to make such distributions at the required levels and to pay the excise tax on the undistributed amounts. That would reduce the amount of income or capital gains available for distribution to shareholders.

      |X| Taxation of Fund  Distributions.  The Fund anticipates  distributing substantially  all of its investment  company  taxable income for each taxable year. Those  distributions  will be taxable to shareholders as ordinary income and treated as dividends for federal income tax purposes.

      Special provisions of the Internal Revenue Code govern the eligibility of the Fund's dividends for the dividends-received deduction for corporate shareholders.  Long-term capital gains distributions are not eligible for the deduction.  The amount of dividends paid by the Fund that may qualify for the deduction is limited to the aggregate amount of qualifying dividends that the
Fund derives from portfolio investments that the Fund has held for a minimum period, usually 46 days. A corporate shareholder will not be eligible for the deduction on dividends paid on Fund shares held for 45 days or less.  To the extent the Fund's dividends are derived from gross income from option premiums, interest income or short-term gains from the sale of securities or dividends from foreign corporations, those dividends will not qualify for the deduction.

      The Fund may either retain or distribute to shareholders its net capital gain for each taxable year.  The Fund currently intends to distribute any such amounts.  If net long term capital gains are distributed and designated as a capital gain distribution, it will be taxable to shareholders as a long-term capital gain and will be properly identified in reports sent to shareholders in January of each year. Such treatment will apply no matter how long the shareholder has held his or her shares or whether that gain was recognized by the Fund before the shareholder acquired his or her shares.

      If the Fund elects to retain its net capital gain, the Fund will be subject to tax on it at the 35% corporate tax rate. If the Fund elects to retain its net capital gain, the Fund will provide to shareholders of record on the last day of its taxable year information regarding their pro rata share of the gain and tax paid. As a result, each shareholder will be required to report his or her pro rata share of such gain on their tax return as long-term capital gain, will receive a refundable tax credit for his/her pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for his/her shares by an amount equal to the deemed distribution less the tax credit.

      Investment income that may be received by the Fund from sources within foreign countries may be subject to foreign taxes withheld at the source.
The United States has entered into tax treaties with many foreign countries which entitle the Fund to a reduced rate of, or exemption from, taxes on such income.

      Distributions by the Fund that do not constitute ordinary income dividends or capital gain distributions will be treated as a return of capital to the extent of the shareholder's tax basis in their shares. Any excess will be treated as gain from the sale of those shares, as discussed below. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year. If prior distributions made by the Fund must be re-characterized as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's investment policies, they will be identified as such in notices sent to shareholders.

      Distributions by the Fund will be treated in the manner described above regardless of whether the distributions are paid in cash or reinvested in additional shares of the Fund (or of another fund).  Shareholders receiving a distribution in the form of additional shares will be treated as receiving a distribution in an amount equal to the fair market value of the shares received, determined as of the reinvestment date.

      The Fund will be required in certain cases to withhold 30% (29% for payments after December 31, 2003) of ordinary income dividends, capital gains distributions and the proceeds of the redemption of shares, paid to any shareholder (1) who has failed to provide a correct taxpayer identification
                                            -------
number or to properly certify that number when required, (2) who is subject to backup withholding for failure to report the receipt of interest or dividend income properly, or (3) who has failed to certify to the Fund that the shareholder is not subject to backup withholding or is an "exempt recipient" (such as a corporation). All income and any tax withheld by the
Fund is remitted by the Fund to the U.S. Treasury and is identified in reports mailed to shareholders in January of each year.

      |X| Tax Effects of Redemptions of Shares.  If a shareholder  redeems all or a portion of his/her shares,  the shareholder will recognize a gain or loss on the  redeemed  shares  in an amount  equal to the  difference  between  the proceeds of the redeemed  shares and the  shareholder's  adjusted tax basis in the  shares.  All or a portion of any loss  recognized  in that  manner may be disallowed  if the  shareholder  purchases  other shares of the Fund within 30 days before or after the redemption.

      In general, any gain or loss arising from the redemption of shares of the Fund will be considered capital gain or loss, if the shares were held as a capital asset. It will be long-term capital gain or loss if the shares were held for more than one year.  However, any capital loss arising from the redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on those shares. Special holding period rules under the Internal
Revenue Code apply in this case to determine the holding period of shares and there are limits on the deductibility of capital losses in any year.

      |X|  Foreign Shareholders.  Under U.S. tax law, taxation of a
shareholder who is a foreign person (to include, but not limited to, a nonresident alien individual, a foreign trust, a foreign estate, a foreign corporation, or a foreign partnership) primarily depends on whether the foreign person's income from the Fund is effectively connected with the conduct of a U.S. trade or business. Typically, ordinary income dividends paid from a mutual fund are not considered "effectively connected" income.

      Ordinary income dividends that are paid by the Fund (and are deemed not
"effectively connected income") to foreign persons will be subject to a U.S.
tax withheld by the Fund at a rate of 30%, provided the Fund obtains a properly completed and signed Certificate of Foreign Status. The tax rate may be reduced if the foreign person's country of residence has a tax treaty with the U.S. allowing for a reduced tax rate on ordinary income dividends paid by the Fund. All income and any tax withheld by the Fund is remitted by the Fund to the U.S. Treasury and is identified in reports mailed to shareholders in
March of each year.

      If the ordinary income dividends from the Fund are effectively
                                                     ---
connected with the conduct of a U.S. trade or business, then the foreign person may claim an exemption from the U.S. tax described above provided the
Fund obtains a properly completed and signed Certificate of Foreign Status.

      If the foreign person fails to provide a certification of his/her foreign status, the Fund will be required to withhold U.S. tax at a rate of
30% (29% for payments after December 31, 2003) on ordinary income dividends, capital gains distributions and the proceeds of the redemption of shares, paid to any foreign person. All income and any tax withheld (in this situation) by the Fund is remitted by the Fund to the U.S. Treasury and is identified in reports mailed to shareholders in January of each year.

      The tax consequences to foreign persons entitled to claim the benefits of an applicable tax treaty may be different from those described herein.
Foreign shareholders are urged to consult their own tax advisors or the U.S.
Internal Revenue Service with respect to the particular tax consequences to them of an investment in the Fund, including the applicability of the U.S.
withholding taxes described above.

Dividend Reinvestment in Another Fund.  Shareholders of the Fund may elect to reinvest all dividends and/or capital gains distributions in shares of the same class of any of the other Oppenheimer funds listed above. Reinvestment will be made without sales charge at the net asset value per share in effect at the close of business on the payable date of the dividend or distribution.
To elect this option, the shareholder must notify the Transfer Agent in writing and must have an existing account in the fund selected for reinvestment. Otherwise the shareholder first must obtain a prospectus for that fund and an application from the Distributor to establish an account.
Dividends and/or distributions from shares of certain other Oppenheimer funds
(other than Oppenheimer Cash Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor.  The Fund's shares are sold through dealers, brokers and other financial institutions that have a sales agreement with
OppenheimerFunds Distributor, Inc., a subsidiary of the Manager that acts as the Fund's Distributor.  The Distributor also distributes shares of the other
Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Manager.

The Transfer Agent. OppenheimerFunds Services, the Fund's Transfer Agent, is
a division of the Manager. It is responsible for maintaining the Fund's shareholder registry and shareholder accounting records, and for paying dividends and distributions to shareholders. It also handles shareholder servicing and administrative functions. . It serves as the Transfer Agent for an annual per account fee. It also acts as shareholder servicing agent for the other Oppenheimer funds. Shareholders should direct inquiries about their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

The Custodian.  JPMorgan Chase Bank is the custodian of the Fund's assets.
The custodian's responsibilities include safeguarding and controlling the
Fund's portfolio securities and handling the delivery of such securities to and from the Fund.  It is the practice of the Fund to deal with the custodian in a manner uninfluenced by any banking relationship the custodian may have with the Manager and its affiliates.  The Fund's cash balances with the custodian in excess of $100,000 are not protected by federal deposit insurance.  Those uninsured balances at times may be substantial.

Independent Auditors. KPMG LLP are the independent auditors of the Fund. They audit the Fund's financial statements and perform other related audit services.  They also act as auditors for certain other funds advised by the
Manager and its affiliates.

INDEPENDENT AUDITORS' REPORT
 OPPENHEIMER MULTIPLE STRATEGIES FUND

===============================================================================
 The Board of Trustees and Shareholders of
 Oppenheimer Multiple Strategies Fund:

We have  audited  the  accompanying  statement  of  assets  and  liabilities  of
Oppenheimer Multiple Strategies Fund, including the statement of investments, as of September 30, 2002, and the related statement of operations for the year then ended,  the statements of changes in net assets for each of the two years in the period then ended,  and the financial  highlights  for each of the five years in the period then ended. These financial  statements and financial  highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these  financial  statements  and financial  highlights  based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements and financial highlights are free of material misstatement.  An audit includes  examining,  on a test  basis,  evidence  supporting  the  amounts  and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2002, by correspondence  with the custodian and brokers or by other  appropriate  auditing  procedures  where  replies  from brokers were not  received.  An audit also  includes  assessing  the  accounting principles  used  and  significant  estimates  made  by  management,  as well as evaluating the overall financial statement presentation.

We believe that our audits  provide a reasonable  basis for our opinion.  In our opinion,  the financial  statements and financial  highlights  referred to above present fairly, in all material respects,  the financial position of Oppenheimer
Multiple Strategies Fund as of September 30, 2002, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period  then ended,  and the  financial  highlights  for each of the five years in the  period  then  ended,  in  conformity  with  accounting  principles generally accepted in the United States of America.

/s/KPMG LLP
 KPMG LLP

 Denver, Colorado
 October 21, 2002

OPPENHEIMER MULTIPLE STRATEGIES FUND

STATEMENT OF INVESTMENTS  September 30, 2002

                                                                      Market
Value
                                                             Shares     See
Note 1
----------------------------------------------------------------------------------

 Common Stocks--50.3%
----------------------------------------------------------------------------------
 Consumer Discretionary--9.1%
----------------------------------------------------------------------------------
 Auto Components--0.8%
 Borg-Warner Automotive, Inc.(1)                             43,000    $
2,134,520
----------------------------------------------------------------------------------
 Delphi Corp.                                               250,000
2,137,500

-----------

4,272,020

----------------------------------------------------------------------------------
 Hotels, Restaurants & Leisure--0.7%
 Brinker International, Inc.(2)                              90,000
2,331,000
----------------------------------------------------------------------------------
 MGM Mirage, Inc.(2)                                         49,700
1,853,810

-----------

4,184,810

----------------------------------------------------------------------------------
 Household Durables--0.8%
 Matsushita Electric Industrial Co. Ltd., Sponsored ADR     100,000
1,037,000
----------------------------------------------------------------------------------
 Nintendo Co. Ltd.                                           16,000
1,863,644
----------------------------------------------------------------------------------
 Sony Corp.                                                  13,000
545,671
----------------------------------------------------------------------------------
 Sony Corp., Sponsored ADR                                   10,000
411,000
----------------------------------------------------------------------------------
 Toll Brothers, Inc.(2)                                      22,200
482,628

-----------

4,339,943

----------------------------------------------------------------------------------
 Leisure Equipment & Products--1.2%
 Callaway Golf Co.(1)                                       155,000
1,612,000
----------------------------------------------------------------------------------
 Mattel, Inc.                                               163,000
2,935,630
----------------------------------------------------------------------------------
 Shimano, Inc.                                              165,000
2,473,509

-----------

7,021,139

----------------------------------------------------------------------------------
 Media--3.9%
 Cox Radio, Inc., Cl. A(2)                                   61,900
1,619,304
----------------------------------------------------------------------------------
 EchoStar Communications Corp., Cl. A(2)                    132,000
2,283,600
----------------------------------------------------------------------------------
 General Motors Corp., Cl. H(2)                              56,000
512,400
----------------------------------------------------------------------------------
 News Corp. Ltd. (The), Sponsored ADR, Preference            60,000
996,000
----------------------------------------------------------------------------------
 Omnicom Group, Inc.(1)                                      61,900
3,446,592
----------------------------------------------------------------------------------
 Reed Elsevier plc                                          180,000
1,546,967
----------------------------------------------------------------------------------
 SCMP Group Ltd.                                          2,356,000
1,019,475
----------------------------------------------------------------------------------
 SES Global, FDR                                            110,000
543,565
----------------------------------------------------------------------------------
 Viacom, Inc., Cl. B(2)                                     260,000
10,543,000

-----------

22,510,903

----------------------------------------------------------------------------------
 Multiline Retail--0.3%
 Federated Department Stores, Inc.(1,2)                      37,500
1,104,000
----------------------------------------------------------------------------------
 Sears Roebuck & Co.                                         20,000
780,000

-----------

1,884,000

11 | OPPENHEIMER MULTIPLE STRATEGIES FUND

STATEMENT OF INVESTMENTS  Continued

                                                                      Market
Value
                                                             Shares     See
Note 1
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
 Specialty Retail--1.0%
 Borders Group, Inc.(1,2)                                    90,000    $
1,422,000
----------------------------------------------------------------------------------
 Children's Place Retail Stores, Inc.(2)                     42,000
424,200
----------------------------------------------------------------------------------
 Gap, Inc. (The)                                            160,000
1,736,000
----------------------------------------------------------------------------------
 Talbots, Inc. (The)                                         44,000
1,232,000
----------------------------------------------------------------------------------
 Tiffany & Co.(1)                                            33,000
707,190

-----------

5,521,390

----------------------------------------------------------------------------------
 Textiles & Apparel--0.4%
 Compagnie Financiere Richemont AG, A Units                  30,650
454,590
----------------------------------------------------------------------------------
 Nike, Inc., Cl. B(1)                                        44,000
1,899,920

-----------

2,354,510

----------------------------------------------------------------------------------
 Consumer Staples--3.2%
----------------------------------------------------------------------------------
 Food & Drug Retailing--0.3%
 Safeway, Inc.(2)                                            77,000
1,717,100
----------------------------------------------------------------------------------
 Food Products--1.2%
 ConAgra Foods, Inc.                                         65,000
1,615,250
----------------------------------------------------------------------------------
 Sara Lee Corp.                                              66,000
1,207,140
----------------------------------------------------------------------------------
 Tyson Foods, Inc., Cl. A                                   205,000
2,384,150
----------------------------------------------------------------------------------
 Unilever NV, NY Shares                                      33,500
1,991,575

-----------

7,198,115

----------------------------------------------------------------------------------
 Personal Products--1.0%
 Estee Lauder Cos., Inc. (The), Cl. A                        60,000
1,724,400
----------------------------------------------------------------------------------
 Wella AG                                                    93,210
3,971,269

-----------

5,695,669

----------------------------------------------------------------------------------
 Tobacco--0.7%
 Philip Morris Cos., Inc.                                   100,000
3,880,000
----------------------------------------------------------------------------------
 Energy--4.6%
----------------------------------------------------------------------------------
 Energy Equipment & Services--1.3%
 Cooper Cameron Corp.(2)                                     23,000
960,480
----------------------------------------------------------------------------------
 Core Laboratories NV(2)                                     91,000
852,670
----------------------------------------------------------------------------------
 GlobalSantaFe Corp.                                         91,000
2,033,850
----------------------------------------------------------------------------------
 Noble Corp.(1,2)                                            98,000
3,038,000
----------------------------------------------------------------------------------
 Petroleum Geo-Services ASA, Sponsored ADR(2)               110,000
83,600
----------------------------------------------------------------------------------
 Transocean, Inc.(1)                                         20,000
416,000

-----------

7,384,600

----------------------------------------------------------------------------------
 Oil & Gas--3.3%
 ChevronTexaco Corp.                                         11,000
761,750
----------------------------------------------------------------------------------
 Devon Energy Corp.(1)                                       62,000
2,991,500
----------------------------------------------------------------------------------
 Exxon Mobil Corp.                                           16,000
510,400
----------------------------------------------------------------------------------
 Houston Exploration Co.(2)                                  21,700
675,955

12 | OPPENHEIMER MULTIPLE STRATEGIES FUND

STATEMENT OF INVESTMENTS  Continued

                                                                      Market
Value
                                                             Shares     See
Note 1
----------------------------------------------------------------------------------

 Oil & Gas Continued
 Ocean Energy, Inc.                                          60,000    $
1,197,000
----------------------------------------------------------------------------------
 Perez Companc SA, Sponsored ADR(2)                          28,336
142,530
----------------------------------------------------------------------------------
 Petroleo Brasileiro SA, Preference                          33,300
312,108
----------------------------------------------------------------------------------
 Talisman Energy, Inc.                                       90,000
3,608,624
----------------------------------------------------------------------------------
 TotalFinaElf SA, Sponsored ADR                              33,000
2,173,050
----------------------------------------------------------------------------------
 Unocal Corp.(1)                                            173,000
5,430,470
----------------------------------------------------------------------------------
 Westport Resources Corp.(2)                                 74,900
1,370,670

-----------

19,174,057

----------------------------------------------------------------------------------
 Financials--7.4%
----------------------------------------------------------------------------------
 Banks--3.3%
 Bank of America Corp.(1)                                   114,000
7,273,200
----------------------------------------------------------------------------------
 Bank of New York Co., Inc. (The)                            73,000
2,098,020
----------------------------------------------------------------------------------
 BBVA Banco Frances SA, ADR(2)                               25,000
43,750
----------------------------------------------------------------------------------
 U.S. Bancorp                                               110,000
2,043,800
----------------------------------------------------------------------------------
 UBS AG(2)                                                   33,600
1,398,100
----------------------------------------------------------------------------------
 UniCredito Italiano SpA                                    620,000
2,242,650
----------------------------------------------------------------------------------
 Washington Mutual, Inc.                                    110,000
3,461,700

-----------

18,561,220

----------------------------------------------------------------------------------
 Diversified Financials--1.5%
 CIT Group, Inc.(2)                                          91,000
1,636,180
----------------------------------------------------------------------------------
 J.P. Morgan Chase & Co.                                    315,000
5,981,850
----------------------------------------------------------------------------------
 Merrill Lynch & Co., Inc.                                   36,000
1,186,200

-----------

8,804,230

----------------------------------------------------------------------------------
 Insurance--0.9%
 American International Group, Inc.                          37,000
2,023,900
----------------------------------------------------------------------------------
 Hartford Financial Services Group, Inc.                     64,000
2,624,000
----------------------------------------------------------------------------------
 Zurich Financial Services AG                                 3,300
308,003

-----------

4,955,903

----------------------------------------------------------------------------------
 Real Estate--1.7%
 Camden Property Trust                                       35,000
1,160,250
----------------------------------------------------------------------------------
 CarrAmerica Realty Corp.                                    45,000
1,132,650
----------------------------------------------------------------------------------
 Developers Diversified Realty Corp.                         54,000
1,188,540
----------------------------------------------------------------------------------
 Equity Office Properties Trust                              59,000
1,523,380
----------------------------------------------------------------------------------
 Health Care Property Investors, Inc.                        48,000
2,044,800
----------------------------------------------------------------------------------
 Host Marriott Corp.(2)                                     295,000
2,737,600
----------------------------------------------------------------------------------
 IRSA Inversiones y Representaciones SA, Sponsored GDR(2)    33,151
187,303

-----------

9,974,523

13 | OPPENHEIMER MULTIPLE STRATEGIES FUND

STATEMENT OF INVESTMENTS  Continued

                                                                      Market
Value
                                                             Shares     See
Note 1
----------------------------------------------------------------------------------

 Health Care--8.4%
----------------------------------------------------------------------------------
 Biotechnology--1.1%
 Affymetrix, Inc.(2)                                         52,000    $
1,081,600
----------------------------------------------------------------------------------
 Human Genome Sciences, Inc.(2)                              89,500
1,079,370
----------------------------------------------------------------------------------
 Millennium Pharmaceuticals, Inc.(1,2)                       46,000
428,720
----------------------------------------------------------------------------------
 Wyeth                                                      105,000
3,339,000

-----------

5,928,690

----------------------------------------------------------------------------------
 Health Care Equipment & Supplies--0.6%
 Boston Scientific Corp.(2)                                  35,000
1,104,600
----------------------------------------------------------------------------------
 Guidant Corp.(2)                                            76,000
2,455,560
----------------------------------------------------------------------------------
 Sun Healthcare Group, Inc.(2)                                  198
1,050

-----------

3,561,210

----------------------------------------------------------------------------------
 Health Care Providers & Services--1.5%
 Anthem, Inc.(1,2)                                           20,000
1,300,000
----------------------------------------------------------------------------------
 Covance, Inc.(2)                                           114,000
2,230,980
----------------------------------------------------------------------------------
 Healthsouth Corp.(2)                                       177,000
734,550
----------------------------------------------------------------------------------
 Humana, Inc.(2)                                            142,000
1,760,800
----------------------------------------------------------------------------------
 Quintiles Transnational Corp.(2)                           133,000
1,264,830
----------------------------------------------------------------------------------
 Service Corp. International(2)                             420,000
1,470,000

-----------

8,761,160

----------------------------------------------------------------------------------
 Pharmaceuticals--5.2%
 Abbott Laboratories                                        118,000
4,767,200
----------------------------------------------------------------------------------
 AstraZeneca plc                                             61,600
1,833,551
----------------------------------------------------------------------------------
 Bristol-Myers Squibb Co.                                    73,000
1,737,400
----------------------------------------------------------------------------------
 GlaxoSmithKline plc, ADR                                    84,000
3,228,120
----------------------------------------------------------------------------------
 Johnson & Johnson                                          103,000
5,570,240
----------------------------------------------------------------------------------
 Merck & Co., Inc.                                           15,000
685,650
----------------------------------------------------------------------------------
 Novartis AG                                                118,800
4,697,325
----------------------------------------------------------------------------------
 Pharmacia Corp.                                             50,000
1,944,000
----------------------------------------------------------------------------------
 Pliva d.d., GDR(3)                                          20,000
246,000
----------------------------------------------------------------------------------
 Schering-Plough Corp.                                      121,000
2,579,720
----------------------------------------------------------------------------------
 Watson Pharmaceuticals, Inc.(2)                            107,600
2,637,276

-----------

29,926,482

----------------------------------------------------------------------------------
 Industrials--2.7%
----------------------------------------------------------------------------------
 Aerospace & Defense--0.5%
 Boeing Co.                                                  47,000
1,604,110
----------------------------------------------------------------------------------
 Northrop Grumman Corp.                                       8,000
992,320
----------------------------------------------------------------------------------
 Orbital Sciences Corp.(2)                                      790
2,686

-----------

2,599,116

14 | OPPENHEIMER MULTIPLE STRATEGIES FUND

STATEMENT OF INVESTMENTS  Continued

                                                                      Market
Value
                                                             Shares     See
Note 1
----------------------------------------------------------------------------------

 Air Freight & Couriers--0.2%
 United Parcel Service, Inc., Cl. B                          23,000    $
1,438,190
----------------------------------------------------------------------------------
 Airlines--0.2%
 Delta Air Lines, Inc.(1)                                    70,000
650,300
----------------------------------------------------------------------------------
 Singapore Airlines Ltd.                                    144,000
777,809

-----------

1,428,109

----------------------------------------------------------------------------------
 Commercial Services & Supplies--0.4%
 Pittston Brink's Group                                     100,000
2,240,000
----------------------------------------------------------------------------------
 Construction & Engineering--0.1%
 Insituform Technologies, Inc., Cl. A(2)                     35,100
503,650
----------------------------------------------------------------------------------
 Electrical Equipment--0.0%
 Active Power, Inc.(2)                                      160,000
214,400
----------------------------------------------------------------------------------
 Industrial Conglomerates--0.3%
 Tyco International Ltd.(1)                                 110,000
1,551,000
----------------------------------------------------------------------------------
 Machinery--0.4%
 Komatsu Ltd.                                               227,000
762,633
----------------------------------------------------------------------------------
 Morgan Crucible Co. plc                                    400,200
376,858
----------------------------------------------------------------------------------
 SureBeam Corp., Cl. A(2)                                   166,885
300,393
----------------------------------------------------------------------------------
 Wolverine Tube, Inc.(2)                                    123,000
753,990

-----------

2,193,874

----------------------------------------------------------------------------------
 Road & Rail--0.6%
 Burlington Northern Santa Fe Corp.                          56,000
1,339,520
----------------------------------------------------------------------------------
 Swift Transportation Co., Inc.(1,2)                        120,000
1,872,000

-----------

3,211,520

----------------------------------------------------------------------------------
 Information Technology--7.7%
----------------------------------------------------------------------------------
 Communications Equipment--0.7%
 Brocade Communications Systems, Inc.(2)                     75,000
564,750
----------------------------------------------------------------------------------
 Cisco Systems, Inc.(2)                                     115,000
1,205,200
----------------------------------------------------------------------------------
 Juniper Networks, Inc.(2)                                   45,000
216,000
----------------------------------------------------------------------------------
 Motorola, Inc.                                             183,000
1,862,940

-----------

3,848,890

----------------------------------------------------------------------------------
 Computers & Peripherals--1.7%
 EMC Corp.(2)                                               131,000
598,670
----------------------------------------------------------------------------------
 International Business Machines Corp.(1)                   160,000
9,342,400

-----------

9,941,070

----------------------------------------------------------------------------------
 Electronic Equipment & Instruments--1.2%
 Cognex Corp.(2)                                             90,000
1,251,900
----------------------------------------------------------------------------------
 Keyence Corp.                                               13,530
2,271,671
----------------------------------------------------------------------------------
 Millipore Corp.                                             51,000
1,621,290
----------------------------------------------------------------------------------
 Waters Corp.(2)                                             77,000
1,867,250

-----------

7,012,111

15 | OPPENHEIMER MULTIPLE STRATEGIES FUND

STATEMENT OF INVESTMENTS  Continued

                                                                      Market
Value
                                                             Shares     See
Note 1
----------------------------------------------------------------------------------

 Internet Software & Services--0.1%
 Yahoo!, Inc.(2)                                             43,000    $
411,510
----------------------------------------------------------------------------------
 IT Consulting & Services--0.3%
 Titan Corp. (The)(2)                                       160,000
1,536,000
----------------------------------------------------------------------------------
 Office Electronics--0.2%
 Canon, Inc.                                                 35,000
1,144,242
----------------------------------------------------------------------------------
 Semiconductor Equipment & Products--2.3%
 Analog Devices, Inc.(2)                                     73,000
1,438,100
----------------------------------------------------------------------------------
 Applied Micro Circuits Corp.(2)                            115,000
328,900
----------------------------------------------------------------------------------
 ASML Holding NV(2)                                         113,000
699,470
----------------------------------------------------------------------------------
 Intel Corp.                                                316,000
4,389,240
----------------------------------------------------------------------------------
 KLA-Tencor Corp.(2)                                         60,000
1,676,400
----------------------------------------------------------------------------------
 Lam Research Corp.(2)                                       96,000
854,400
----------------------------------------------------------------------------------
 National Semiconductor Corp.(1,2)                           67,000
799,980
----------------------------------------------------------------------------------
 STMicroelectronics NV, NY Registered Shares                 84,000
1,136,520
----------------------------------------------------------------------------------
 Teradyne, Inc.(1,2)                                        150,000
1,440,000
----------------------------------------------------------------------------------
 Texas Instruments, Inc.                                     32,000
472,640

-----------

13,235,650

----------------------------------------------------------------------------------
 Software--1.2%
 BEA Systems, Inc.(2)                                       130,000
673,400
----------------------------------------------------------------------------------
 i2 Technologies, Inc.(2)                                   165,000
85,800
----------------------------------------------------------------------------------
 Intuit, Inc.(1,2)                                           10,000
455,300
----------------------------------------------------------------------------------
 Peoplesoft, Inc.(2)                                        102,000
1,261,740
----------------------------------------------------------------------------------
 Rational Software Corp.(2)                                  83,000
358,560
----------------------------------------------------------------------------------
 Red Hat, Inc.(2)                                           137,000
650,750
----------------------------------------------------------------------------------
 Reynolds & Reynolds Co., Cl. A                              50,000
1,122,000
----------------------------------------------------------------------------------
 Synopsys, Inc.(2)                                           45,000
1,716,750
----------------------------------------------------------------------------------
 Veritas Software Corp.(2)                                   38,300
561,861

-----------

6,886,161

----------------------------------------------------------------------------------
 Materials--4.3%
----------------------------------------------------------------------------------
 Chemicals--2.8%
 Cabot Corp.(1)                                              94,600
1,986,600
----------------------------------------------------------------------------------
 Dow Chemical Co.                                            37,000
1,010,470
----------------------------------------------------------------------------------
 Engelhard Corp.(1)                                         110,000
2,621,300
----------------------------------------------------------------------------------
 Ferro Corp.                                                 90,000
2,079,000
----------------------------------------------------------------------------------
 Hercules, Inc.(2)                                          210,000
1,934,100
----------------------------------------------------------------------------------
 International Flavors & Fragrances, Inc.                    85,000
2,707,250
----------------------------------------------------------------------------------
 Monsanto Co.                                                84,823
1,296,944
----------------------------------------------------------------------------------
 Praxair, Inc.(1)                                            43,000
2,197,730

-----------

15,833,394

16 | OPPENHEIMER MULTIPLE STRATEGIES FUND

STATEMENT OF INVESTMENTS  Continued

                                                                      Market
Value
                                                             Shares     See
Note 1
----------------------------------------------------------------------------------

 Metals & Mining--0.8%
 Alcoa, Inc.                                                 68,000    $
1,312,400
----------------------------------------------------------------------------------
 Companhia Vale do Rio Doce, Sponsored ADR                   83,200
1,801,280
----------------------------------------------------------------------------------
 GrafTech International Ltd.(2)                             200,000
1,450,000

-----------

4,563,680

----------------------------------------------------------------------------------
 Paper & Forest Products--0.7%
 Georgia-Pacific Corp.                                      168,000
2,199,120
----------------------------------------------------------------------------------
 Sappi Ltd., Sponsored ADR                                   70,000
801,500
----------------------------------------------------------------------------------
 UPM-Kymmene Oyj                                             45,000
1,236,363

-----------

4,236,983

----------------------------------------------------------------------------------
 Telecommunication Services--1.3%
----------------------------------------------------------------------------------
 Diversified Telecommunication Services--0.1%
 Adelphia Business Solutions, Inc.(2)
3,333            117
----------------------------------------------------------------------------------
 Focal Communications Corp.(2)                                3,813
1,906
----------------------------------------------------------------------------------
 SBC Communications, Inc.(1)                                 15,000
301,500
----------------------------------------------------------------------------------
 Tele Norte Leste Participacoes SA (Telemar)             26,283,402
107,557
----------------------------------------------------------------------------------
 Tele Norte Leste Participacoes SA (Telemar), Preference  3,077,585
16,747
----------------------------------------------------------------------------------
 Telefonica SA, BDR(2)                                       16,262
116,603
----------------------------------------------------------------------------------
 WorldCom, Inc./WorldCom Group(2)                           500,000
50,000

-----------

594,430

----------------------------------------------------------------------------------
 Wireless Telecommunication Services--1.2%
 AT& T Corp.                                                 390,000
4,683,900
----------------------------------------------------------------------------------
 AT& T Wireless Services, Inc.(2)                            425,000
1,751,000
----------------------------------------------------------------------------------
 Millicom International Cellular SA(2)                      225,000
148,725
----------------------------------------------------------------------------------
 Telesp Celular Participacoes SA(2)                      49,153,261
32,727

-----------

6,616,352

----------------------------------------------------------------------------------
 Utilities--1.6%
----------------------------------------------------------------------------------
 Electric Utilities--0.8%
 Edison International(1,2)                                   58,000
580,000
----------------------------------------------------------------------------------
 Northeast Utilities Co.                                    115,000
1,943,500
----------------------------------------------------------------------------------
 Progress Energy, Inc.                                       37,000
1,512,190
----------------------------------------------------------------------------------
 Xcel Energy, Inc.                                           80,000
744,800

-----------

4,780,490

----------------------------------------------------------------------------------
 Gas Utilities--0.4%
 El Paso Corp.                                               90,000
744,300
----------------------------------------------------------------------------------
 NiSource, Inc.                                              72,000
1,240,560

-----------

1,984,860

17 | OPPENHEIMER MULTIPLE STRATEGIES FUND

STATEMENT OF INVESTMENTS  Continued

                                                                      Market
Value
                                                             Shares     See
Note 1
----------------------------------------------------------------------------------

 Multi-Utilities--0.4%
 Energy East Corp.                                           75,000    $
1,485,750
----------------------------------------------------------------------------------
 NorthWestern Corp.                                          75,000
732,000

-----------

2,217,750

 Total Common Stocks (Cost $299,977,206)
287,835,106

==================================================================================
 Preferred Stocks--0.4%
----------------------------------------------------------------------------------

 Qwest Trends Trust, 5.75% Cv.(3)                            40,000
316,800
----------------------------------------------------------------------------------
 Rouse Co. (The), $3.00 Cv., Series B                        23,000
1,058,000
----------------------------------------------------------------------------------
 Sovereign Capital Trust II, 7.50% Cv. Preferred Income Equity
 Redeemable Stock, Units (each unit consists of one preferred plus one warrant to purchase 5.3355 shares of Sovereign Bancorp
 common stock)(4)                                            12,500
912,500

-----------
 Total Preferred Stocks (Cost $3,254,427)
2,287,300

                                                              Units
==================================================================================
 Rights, Warrants and Certificates--0.0%
----------------------------------------------------------------------------------

 Comunicacion Celular SA Wts., Exp. 11/15/03(2,5)
300              6
----------------------------------------------------------------------------------
 Covergent Communications, Inc. Wts., Exp. 4/1/08(2,5)
1,000             10
----------------------------------------------------------------------------------
 Sun Healthcare Group, Inc. Wts., Exp. 2/28/05(2,5)
496            248

-----------
 Total Rights, Warrants and Certificates (Cost $0)
                        264

                                                          Principal
                                                             Amount
==================================================================================
 Mortgage-Backed Obligations--6.5%
----------------------------------------------------------------------------------

 Federal Home Loan Mortgage Corp., Gtd. Mtg. Pass-Through
 Certificates, Series 151, Cl. F, 9%, 5/15/21           $   212,971
222,498
----------------------------------------------------------------------------------
 Federal Home Loan Mortgage Corp., Gtd. Multiclass Mtg.
 Pass-Through Certificates, 7%, 5/1/29                    3,305,649
3,452,456
----------------------------------------------------------------------------------
 Federal Home Loan Mortgage Corp., Interest-Only
 Stripped Mtg.-Backed Security:
 Series 199, Cl. IO, (19.84)%, 8/1/28(6)                    789,654
104,876
 Series 203, Cl. IO, (18.19)%, 6/15/29(6)                 9,408,691
1,290,755
 Series 204, Cl. IO, (11.83)%, 5/15/29(6)                 9,372,366
1,397,068
----------------------------------------------------------------------------------
 Federal National Mortgage Assn.:
 6%, 5/1/16                                              15,750,788
16,377,066
 6.50%, 12/1/27-2/1/28                                    4,438,968
4,610,146
----------------------------------------------------------------------------------
 Federal National Mortgage Assn. Nts., 7.125%, 1/15/30      500,000
621,932
----------------------------------------------------------------------------------
 Government National Mortgage Assn.:
 5.375%, 3/20/26                                            144,717
148,879
 7%, 4/15/26                                              1,588,285
1,672,585
 7.50%, 5/15/27                                           5,840,365
6,212,229
----------------------------------------------------------------------------------
 Mortgage Capital Funding, Inc., Commercial Mtg. Pass-Through
 Certificates, Series 1996-MC1, Cl. G, 7.15%, 6/15/06(5)    400,000
402,875

18 | OPPENHEIMER MULTIPLE STRATEGIES FUND

STATEMENT OF INVESTMENTS  Continued

                                                          Principal   Market
Value
                                                             Amount     See
Note 1
==================================================================================

 Mortgage-Backed Obligations Continued
----------------------------------------------------------------------------------

 Salomon Brothers Mortgage Securities VII, Inc., Commercial Mtg.
 Pass-Through Certificates:
 Series 1996-B, Cl. 1, 7.054%, 4/25/26(5)               $   199,194    $
161,223
 Series 1996-C1, Cl. F, 8.493%, 1/20/06(7)                  250,000
242,344

-----------
 Total Mortgage-Backed Obligations (Cost $36,795,698)
36,916,932

==================================================================================
 U.S. Government Obligations--7.8%
----------------------------------------------------------------------------------

 U.S. Treasury Bonds:
 6%, 2/15/26                                                500,000
582,988
 6.50%, 11/15/26                                            360,000
445,922
 8.875%, 8/15/17                                          3,650,000
5,411,698
 STRIPS, 6.30%, 8/15/25(8)                               15,300,000
4,707,887
 STRIPS, 6.54%, 8/15/15(8)                                8,500,000
4,745,363
 STRIPS, 7.10%, 11/15/18(8)                               9,350,000
4,190,773
 STRIPS, 7.31%, 8/15/19(8)                               10,200,000
4,353,788
----------------------------------------------------------------------------------
 U.S. Treasury Nts.:
 5%, 8/15/11                                              4,000,000
4,443,596
 5.875%, 2/15/04                                         15,000,000
15,885,945

-----------
 Total U.S. Government Obligations (Cost $37,883,730)
44,767,960

==================================================================================
 Foreign Government Obligations--8.7%
----------------------------------------------------------------------------------

 Argentina (Republic of) Nts.:
 11.75%, 2/12/07(2,5,9)[ARP]                                150,000
2,303
 14.062%, 11/30/02(2,5,9)                                13,125,000
2,756,250
----------------------------------------------------------------------------------
 Argentina (Republic of) Par Bonds, 5.984%, 3/31/23(2,9)  2,335,000
1,062,425
----------------------------------------------------------------------------------
 Brazil (Federal Republic of) Debt Capitalization Bonds,
 Series 20 yr., 8%, 4/15/14                              14,783,077
7,317,623
----------------------------------------------------------------------------------
 Brazil (Federal Republic of) Eligible Interest Bonds,
 3.063%, 4/15/06(7)                                       6,348,800
4,221,952
----------------------------------------------------------------------------------
 Canada (Government of) Bonds:
 6.50%, 6/1/04[CAD]                                      13,320,000
8,868,524
 8.75%, 12/1/05[CAD]                                        495,000
359,959
 11.75%, 2/1/03[CAD]                                        290,000
188,524
 Series WL43, 5.75%, 6/1/29[CAD]                          7,130,000
4,708,533
----------------------------------------------------------------------------------
 Denmark (Kingdom of) Bonds, 8%, 3/15/06[DKK]            21,900,000
3,299,162
----------------------------------------------------------------------------------
 Eskom Depositary Receipts, Series E168, 11%,
 6/1/08[ZAR]                                              6,430,000
574,349
----------------------------------------------------------------------------------
 Eskom Sec. Bonds, Series E168, 11%, 6/1/08[ZAR]          3,000,000
267,970
----------------------------------------------------------------------------------
 Finland (Republic of) Bonds, Series RG, 9.50%,
 3/15/04[EUR]                                               672,752
724,135
----------------------------------------------------------------------------------
 Germany (Republic of) Bonds, Series 94, 6.25%,
 1/4/24[EUR]                                              1,362,593
1,581,506
----------------------------------------------------------------------------------
 New South Wales Treasury Corp. Gtd. Bonds, 7%,
 4/1/04[AUD]                                              1,570,000
876,681
----------------------------------------------------------------------------------
 Philippines (Republic of) Bonds, 8.60%, 6/15/27          1,150,000
967,437
----------------------------------------------------------------------------------
 Poland (Republic of) Bonds, Series 0403, Zero Coupon,
 14.37%, 4/21/03(8)[PLZ]                                 23,285,000
5,409,686
----------------------------------------------------------------------------------
 Queensland Treasury Corp. Global Exchangeable Gtd. Nts.,
 10.50%, 5/15/03[AUD]                                     2,590,000
1,455,855
----------------------------------------------------------------------------------
 United Kingdom Treasury Bonds:
 7.25%, 12/7/07[GBP]                                      2,400,000
4,304,521
 10%, 9/8/03[GBP]                                           325,000
540,585

19 | OPPENHEIMER MULTIPLE STRATEGIES FUND

STATEMENT OF INVESTMENTS  Continued

                                                          Principal   Market
Value
                                                             Amount     See
Note 1
==================================================================================

----------------------------------------------------------------------------------
 Foreign Government Obligations Continued
----------------------------------------------------------------------------------

 United Mexican States Bonds, Series RG, 16.50%,
 9/1/08[GBP]                                                 35,000    $
77,624

-----------
 Total Foreign Government Obligations (Cost $67,817,013)
49,565,604

==================================================================================
 Non-Convertible Corporate Bonds and Notes--10.8%
----------------------------------------------------------------------------------

 ABN Amro Bank NV (NY Branch), 7.125% Sub. Nts.,
 Series B, 10/15/93                                         500,000
549,179
----------------------------------------------------------------------------------
 Adelphia Communications Corp.:
 10.25% Sr. Unsec. Sub. Nts., 6/15/11(9)                    200,000
74,000
 10.875% Sr. Unsec. Nts., 10/1/10(9)                        200,000
73,000
----------------------------------------------------------------------------------
 AES Corp. (The), 8.875% Sr. Unsec. Nts., 2/15/11           300,000
154,500
----------------------------------------------------------------------------------
 Alcoa, Inc., 6% Bonds, 1/15/12                           1,000,000
1,109,119
----------------------------------------------------------------------------------
 Allied Waste North America, Inc.:
 8.50% Sr. Sub. Nts., 12/1/08                               300,000
286,500
 8.875% Sr. Nts., Series B, 4/1/08                          400,000
390,000
 10% Sr. Unsec. Sub. Nts., Series B, 8/1/09                 200,000
185,000
----------------------------------------------------------------------------------
 Amazon.com, Inc., 0%/10% Sr. Unsec. Disc. Nts., 5/1/08(10) 500,000
463,750
----------------------------------------------------------------------------------
 AMC Entertainment, Inc., 9.50% Sr. Unsec.
 Sub. Nts., 2/1/11                                          600,000
525,000
----------------------------------------------------------------------------------
 American Cellular Corp., 9.50% Sr. Sub. Nts.,
 10/15/09(9)                                              1,300,000
175,500
----------------------------------------------------------------------------------
 American International Group, Inc./SunAmerica Global
 Financing VI,  6.30% Sr. Sec. Nts., 5/10/11(3)           1,000,000
1,114,551
----------------------------------------------------------------------------------
 American Tower Corp., 9.375% Sr. Nts., 2/1/09              150,000
89,250
----------------------------------------------------------------------------------
 Amgen, Inc., 8.125% Unsec. Debs., 4/1/97                   110,000
134,650
----------------------------------------------------------------------------------
 Amkor Technology, Inc., 9.25% Sr. Unsec. Nts., 5/1/06      600,000
417,000
----------------------------------------------------------------------------------
 AMRESCO, Inc., 10% Sr. Sub. Nts., Series 97-A,
 3/15/04(2,9)                                               200,000
45,000
----------------------------------------------------------------------------------
 Amtran, Inc., 10.50% Sr. Nts., 8/1/04                      500,000
202,500
----------------------------------------------------------------------------------
 Aurora Foods, Inc., 8.75% Sr. Sub. Nts., Series B, 7/1/08  400,000
230,500
----------------------------------------------------------------------------------
 Bank of America Corp., 7.80% Jr. Unsec. Sub. Nts.,
 2/15/10                                                    500,000
605,250
----------------------------------------------------------------------------------
 Beazer Homes USA, Inc., 8.375% Sr. Nts., 4/15/12           400,000
402,000
----------------------------------------------------------------------------------
 Blount, Inc., 13% Sr. Sub. Nts., 8/1/09                    350,000
208,250
----------------------------------------------------------------------------------
 Boeing Capital Corp., 6.50% Nts., 2/15/12                1,000,000
1,074,336
----------------------------------------------------------------------------------
 Boyd Gaming Corp., 8.75% Sr. Sub. Nts., 4/15/12            200,000
209,000
----------------------------------------------------------------------------------
 Bristol-Myers Squibb Co., 5.75% Nts., 10/1/11            1,000,000
1,082,779
----------------------------------------------------------------------------------
 BRL Universal Equipment Corp., 8.875% Sr. Sec. Nts.,
 2/15/08                                                    500,000
512,500
----------------------------------------------------------------------------------
 Calpine Corp.:
 8.50% Sr. Unsec. Nts., 2/15/11                           1,000,000
415,000
 8.75% Sr. Nts., 7/15/07                                    150,000
65,250
----------------------------------------------------------------------------------
 Canandaigua Brands, Inc., 8.625% Sr. Unsec. Nts., 8/1/06   750,000
791,250
----------------------------------------------------------------------------------
 Caterpillar, Inc., 7.375% Unsec. Debs., 3/1/97             500,000
608,570
----------------------------------------------------------------------------------
 Celcaribe SA, 14.50% Sr. Sec. Nts., 3/15/04(5)             350,000
176,750
----------------------------------------------------------------------------------
 Charter Communications Holdings LLC/
 Charter Communications Holdings Capital Corp.:
 0%/9.92% Sr. Unsec. Disc. Nts., 4/1/11(10)                 400,000
188,000
 10% Sr. Nts., 4/1/09                                       600,000
375,000

20 | OPPENHEIMER MULTIPLE STRATEGIES FUND

STATEMENT OF INVESTMENTS  Continued

                                                          Principal   Market
Value
                                                             Amount     See
Note 1
==================================================================================

----------------------------------------------------------------------------------
 Non-Convertible Corporate Bonds and Notes Continued
----------------------------------------------------------------------------------

 Chesapeake Energy Corp.:
 8.125% Sr. Unsec. Nts., 4/1/11                            $200,000    $
201,000
 8.375% Sr. Unsec. Nts., 11/1/08                            400,000
404,500
----------------------------------------------------------------------------------
 CIT Group, Inc., 7.75% Sr. Unsec. Unsub. Nts., 4/2/12    1,000,000
1,089,793
----------------------------------------------------------------------------------
 Citigroup, Inc., 6.875% Unsec. Nts., 2/15/98               550,000
568,939
----------------------------------------------------------------------------------
 Coast Hotels & Casinos, Inc., 9.50% Sr.
 Unsec. Sub. Nts., 4/1/09                                   200,000
210,000
----------------------------------------------------------------------------------
 Coca-Cola Co. (The), 7.375% Unsec. Debs., 7/29/93          440,000
530,225
----------------------------------------------------------------------------------
 Collins & Aikman Floorcoverings, Inc., 9.75% Sr.
 Sub. Nts., 2/15/10(3)                                      200,000
204,000
----------------------------------------------------------------------------------
 Comcast UK Cable Partner Ltd., 11.20% Sr.
 Unsec. Disc. Debs., 11/15/07                               850,000
693,812
----------------------------------------------------------------------------------
 Conoco, Inc., 6.95% Sr. Unsec. Nts., 4/15/29               500,000
566,648
----------------------------------------------------------------------------------
 CSK Auto, Inc., 12% Sr. Unsec. Nts., 6/15/06               300,000
319,125
----------------------------------------------------------------------------------
 Cumulus Media, Inc., 10.375% Sr. Unsec. Sub. Nts., 7/1/08  400,000
424,000
----------------------------------------------------------------------------------
 D.R. Horton, Inc., 9.75% Sr. Sub. Nts., 9/15/10            600,000
592,500
----------------------------------------------------------------------------------
 Dole Food Co., Inc., 7.25% Sr. Nts., 5/1/09                500,000
450,581
----------------------------------------------------------------------------------
 Doman Industries Ltd., 8.75% Sr. Nts., 3/15/04(9)        1,400,000
287,000
----------------------------------------------------------------------------------
 Dyncorp, Inc., 9.50% Sr. Sub. Nts., 3/1/07(5)              100,000
103,500
----------------------------------------------------------------------------------
 Dynegy Holdings, Inc., 8.75% Sr. Nts., 2/15/12             250,000
78,750
----------------------------------------------------------------------------------
 EchoStar Broadband Corp., 10.375% Sr. Unsec. Nts.,
 10/1/07                                                  1,000,000
995,000
----------------------------------------------------------------------------------
 EchoStar DBS Corp., 9.375% Sr. Unsec. Nts., 2/1/09         700,000
675,500
----------------------------------------------------------------------------------
 Entravision Communications Corp., 8.125% Sr. Sub. Nts.,
 3/15/09                                                    200,000
205,000
----------------------------------------------------------------------------------
 Fleming Cos., Inc., 10.625% Sr. Unsec. Sub. Nts.,
 Series D, 7/31/07                                          400,000
234,000
----------------------------------------------------------------------------------
 Focal Communications Corp., 11.875% Sr. Unsec. Nts.,
 Series B, 1/15/10                                           85,000
8,075
----------------------------------------------------------------------------------
 Ford Motor Co., 7.70% Unsec. Debs., 5/15/97                500,000
410,165
----------------------------------------------------------------------------------
 Forest Oil Corp., 10.50% Sr. Unsec. Sub. Nts., 1/15/06     600,000
642,000
----------------------------------------------------------------------------------
 Frontier Oil Corp., 11.75% Sr. Nts., 11/15/09              250,000
255,000
----------------------------------------------------------------------------------
 Georgia-Pacific Corp., 8.125% Sr. Unsec. Nts., 5/15/11     600,000
501,031
----------------------------------------------------------------------------------
 Goldman Sachs Group, Inc. (The), 7.80% Sr. Unsec.
 Unsub. Nts., Series B, 1/28/10                             500,000
580,653
----------------------------------------------------------------------------------
 Graphic Packaging Corp., 8.625% Sub. Nts., 2/15/12         200,000
202,000
----------------------------------------------------------------------------------
 Great Atlantic & Pacific Tea Co., Inc. (The),
 9.125% Sr. Nts., 12/15/11                                  100,000
74,500
----------------------------------------------------------------------------------
 Hornbeck-Leevac Marine Services, Inc.,
 10.625% Sr. Nts., 8/1/08                                   250,000
262,500
----------------------------------------------------------------------------------
 Horseshoe Gaming LLC, 8.625% Sr. Sub. Nts., 5/15/09        600,000
630,000
----------------------------------------------------------------------------------
 Host Marriott LP, 9.50% Sr. Nts., 1/15/07                  400,000
401,000
----------------------------------------------------------------------------------
 Huntsman Corp./ICI Chemical Co. plc, Zero Coupon Sr. Unsec.
 Disc. Nts., 13.08%, 12/31/09(8)                            800,000
180,000
----------------------------------------------------------------------------------
 Huntsman International LLC, 9.875% Sr. Nts., 3/1/09(3)     200,000
201,000
----------------------------------------------------------------------------------
 International Business Machines Corp., 7.125% Sr. Unsec.
 Unsub. Debs., 12/1/96                                      500,000
547,479
----------------------------------------------------------------------------------
 International Wire Group, Inc., 11.75% Sr. Sub. Nts.,
 Series B, 6/1/05                                           500,000
320,000
----------------------------------------------------------------------------------
 Isle of Capri Casinos, Inc., 9% Sr. Sub. Nts., 3/15/12     300,000
309,750
----------------------------------------------------------------------------------
 ISP Holdings, Inc., 10.625% Sr. Sec. Nts., 12/15/09        250,000
226,250
----------------------------------------------------------------------------------
 IT Group, Inc., 11.25% Sr. Unsec. Sub. Nts.,
 Series B, 4/1/09(2,5,9)
600,000            750

21 | OPPENHEIMER MULTIPLE STRATEGIES FUND

STATEMENT OF INVESTMENTS  Continued

                                                          Principal   Market
Value
                                                             Amount     See
Note 1
==================================================================================

----------------------------------------------------------------------------------
 Non-Convertible Corporate Bonds and Notes Continued
----------------------------------------------------------------------------------

 J.P. Morgan Chase & Co., 6.75% Sub. Nts., 2/1/11        $1,000,000    $
1,092,579
----------------------------------------------------------------------------------
 John Deere Capital Corp., 6% Unsec. Nts., 2/15/09          700,000
766,996
----------------------------------------------------------------------------------
 K. Hovnanian Enterprises, Inc.,
 8.875% Sr. Sub. Nts., 4/1/12                               700,000
626,500
----------------------------------------------------------------------------------
 Kaiser Aluminum & Chemical Corp.:
 10.875% Sr. Nts., Series B, 10/15/06(9)                    250,000
172,500
 12.75% Sr. Sub. Nts., 2/1/03(2,9)                          500,000
62,500
----------------------------------------------------------------------------------
 KB Home:
 7.75% Sr. Nts., 10/15/04                                   400,000
402,000
 8.625% Sr. Sub. Nts., 12/15/08                             600,000
594,000
----------------------------------------------------------------------------------
 Lamar Advertising Co., 9.625% Sr. Unsec. Sub. Nts.,
 12/1/06                                                    100,000
103,750
----------------------------------------------------------------------------------
 Leap Wireless International, Inc.:
 0%/14.50% Sr. Unsec. Disc. Nts., 4/15/10(9,10)             300,000
13,500
 12.50% Sr. Nts., 4/15/10(9)                                600,000
58,500
----------------------------------------------------------------------------------
 Lyondell Chemical Co.:
 9.625% Sr. Sec. Nts., Series A, 5/1/07                     150,000
139,125
 9.875% Sec. Nts., Series B, 5/1/07                         400,000
371,000
----------------------------------------------------------------------------------
 MBNA America Bank NA, 6.625% Sub. Nts., 6/15/12          1,000,000
999,494
----------------------------------------------------------------------------------
 Mediacom LLC/Mediacom Capital Corp.,
 9.50% Sr. Unsec. Nts., 1/15/13                             400,000
328,000
----------------------------------------------------------------------------------
 MeriStar Hospitality Corp.:
 8.75% Sr. Unsec. Sub. Nts., 8/15/07                        500,000
402,500
 9.125% Sr. Unsec. Nts., 1/15/11                            750,000
671,250
----------------------------------------------------------------------------------
 MGM Mirage, Inc., 8.375% Sr. Unsec. Sub. Nts., 2/1/11      600,000
624,000
----------------------------------------------------------------------------------
 Millicom International Cellular SA,
 13.50% Sr. Disc. Nts., 6/1/06                            1,500,000
412,500
----------------------------------------------------------------------------------
 Mohegan Tribal Gaming Authority, 8% Sr. Sub. Nts.,
 4/1/12                                                     600,000
618,000
----------------------------------------------------------------------------------
 Motorola, Inc., 5.22% Unsec. Debs., 10/1/97                170,000
104,497
----------------------------------------------------------------------------------
 News America Holdings, Inc., 8.50% Sr. Nts., 2/15/05     1,000,000
1,069,252
----------------------------------------------------------------------------------
 Nextel Communications, Inc.:
 0%/9.95% Sr. Disc. Nts., 2/15/08(10)                       200,000
149,000
 9.375% Sr. Unsec. Nts., 11/15/09                           400,000
306,000
 12% Sr. Unsec. Nts., 11/1/08                               250,000
211,250
----------------------------------------------------------------------------------
 Norfolk Southern Corp., 7.90% Sr. Bonds, 5/15/97           500,000
607,848
----------------------------------------------------------------------------------
 Ocwen Financial Corp., 11.875% Nts., 10/1/03               325,000
326,625
----------------------------------------------------------------------------------
 OM Group, Inc., 9.25% Sr. Sub. Nts., 12/15/11              250,000
247,500
----------------------------------------------------------------------------------
 Orbcomm Global LP (Escrow)
155,000             --
----------------------------------------------------------------------------------
 PanAmSat Corp., 8.50% Sr. Nts., 2/1/12(3)                  300,000
241,500
----------------------------------------------------------------------------------
 Pathmark Stores, Inc., 8.75% Sr. Sub. Nts., 2/1/12         300,000
279,000
----------------------------------------------------------------------------------
 Penn National Gaming, Inc., 8.875% Sr. Sub. Nts., 3/15/10  500,000
505,000
----------------------------------------------------------------------------------
 Pennzoil-Quaker State Co., 10% Sr. Nts., 11/1/08           250,000
297,187
----------------------------------------------------------------------------------
 Petco Animal Supplies, Inc., 10.75% Sr. Sub. Nts.,
 11/1/11                                                    250,000
270,000
----------------------------------------------------------------------------------
 R& B Falcon Corp., 9.50% Sr. Unsec. Nts., 12/15/08          750,000
946,030
----------------------------------------------------------------------------------
 Revlon Consumer Products Corp., 12% Sr. Sec. Nts.,
 12/1/05                                                    250,000
226,250
----------------------------------------------------------------------------------
 Riverwood International Corp.:
 10.625% Sr. Unsec. Nts., 8/1/07                            500,000
512,500
 10.875% Sr. Sub. Nts., 4/1/08                              250,000
251,250

22 | OPPENHEIMER MULTIPLE STRATEGIES FUND

STATEMENT OF INVESTMENTS  Continued

                                                          Principal   Market
Value
                                                             Amount     See
Note 1
==================================================================================

----------------------------------------------------------------------------------
 Non-Convertible Corporate Bonds and Notes Continued
----------------------------------------------------------------------------------

 Rogers Cablesystems Ltd.,
 10% Second Priority Sr. Sec. Debs., 12/1/07            $ 1,300,000
$1,300,000
----------------------------------------------------------------------------------
 Rohm & Haas Co., 7.85% Unsec. Debs., 7/15/29               500,000
631,567
----------------------------------------------------------------------------------
 Rural Cellular Corp., 9.625% Sr. Sub. Nts.,
 Series B, 5/15/08                                          750,000
401,250
----------------------------------------------------------------------------------
 Sears Roebuck Acceptance Corp.,
 6.70% Unsec. Unsub. Nts., 4/15/12                        1,000,000
1,061,251
----------------------------------------------------------------------------------
 Sinclair Broadcast Group, Inc.:
 8.75% Sr. Sub. Nts., 12/15/07                            1,100,000
1,133,000
 8.75% Sr. Sub. Nts., 12/15/11                              250,000
259,375
 9% Sr. Unsec. Sub. Nts., 7/15/07                           375,000
388,125
----------------------------------------------------------------------------------
 Six Flags, Inc., 8.875% Sr. Nts., 2/1/10                   300,000
247,500
----------------------------------------------------------------------------------
 Smithfield Foods, Inc., 8% Sr. Nts., Series B, 10/15/09    600,000
594,000
----------------------------------------------------------------------------------
 Standard Pacific Corp., 9.25% Sr. Sub. Nts., 4/15/12       200,000
190,000
----------------------------------------------------------------------------------
 Sterling Chemicals, Inc., 12.375% Sr. Sec. Nts.,
 Series B, 7/15/06(2,9)                                     400,000
406,000
----------------------------------------------------------------------------------
 Stone Energy Corp., 8.25% Sr. Unsec. Sub. Nts., 12/15/11   250,000
257,500
----------------------------------------------------------------------------------
 Subic Power Corp.:
 9.50% Sr. Sec. Nts., 12/28/08                              224,138
219,655
 9.50% Sr. Sec. Nts., 12/28/08(3)                            44,828
43,931
----------------------------------------------------------------------------------
 Sun International Hotels Ltd.,
 8.875% Sr. Sub. Unsec. Nts., 8/15/11                       400,000
403,000
----------------------------------------------------------------------------------
 Swift & Co., 10.125% Sr. Nts., 10/1/09(3)                1,500,000
1,398,750
----------------------------------------------------------------------------------
 Terex Corp., 9.25% Sr. Unsec. Sub. Nts., 7/15/11           250,000
245,000
----------------------------------------------------------------------------------
 Toll Corp., 8.25% Sr. Sub. Nts., 12/1/11                 2,000,000
1,980,000
----------------------------------------------------------------------------------
 Tritel PCS, Inc., 10.375% Sr. Sub. Nts., 1/15/11           377,000
329,875
----------------------------------------------------------------------------------
 Triton PCS, Inc., 8.75% Sr. Unsec. Sub. Nts., 11/15/11     400,000
266,000
----------------------------------------------------------------------------------
 TV Azteca SA de CV, 10.50% Sr. Nts., Series B, 2/15/07     200,000
186,500
----------------------------------------------------------------------------------
 Tyco International Group SA, 6.375% Nts., 10/15/11       1,000,000
821,590
----------------------------------------------------------------------------------
 Unifrax Investment Corp., 10.50% Sr. Nts., 11/1/03(5)      500,000
502,500
----------------------------------------------------------------------------------
 United Auto Group, Inc., 9.625% Sr. Sub. Nts., 3/15/12(3)  100,000
101,500
----------------------------------------------------------------------------------
 United Pan-Europe Communications NV,
 10.875% Sr. Unsec. Nts., Series B, 8/1/09(2,9)             400,000
14,000
----------------------------------------------------------------------------------
 United Rentals, Inc., 9% Sr. Unsec. Sub. Nts.,
 Series B, 4/1/09                                           500,000
415,000
----------------------------------------------------------------------------------
 United States Steel LLC, 10.75% Sr. Nts., 8/1/08           600,000
594,000
----------------------------------------------------------------------------------
 Venetian Casino Resort LLC/Las Vegas Sands, Inc.,
 11% Bonds, 6/15/10(3)                                      200,000
197,000
----------------------------------------------------------------------------------
 Viacom, Inc., 7.70% Sr. Unsec. Nts., 7/30/10             1,000,000
1,176,726
----------------------------------------------------------------------------------
 Vodafone Group plc, 7.75% Unsec. Unsub. Nts., 2/15/10      500,000
566,468
----------------------------------------------------------------------------------
 VoiceStream Wireless Corp., 10.375% Sr. Unsec. Nts.,
 11/15/09                                                   149,000
153,470
----------------------------------------------------------------------------------
 Wal-Mart Stores, Inc., 7.55% Sr. Unsec. Nts., 2/15/30      500,000
643,669
----------------------------------------------------------------------------------
 Walt Disney Co. (The), 6.375% Sr. Unsec, Nts., 3/1/12    1,000,000
1,064,688
----------------------------------------------------------------------------------
 Westport Resources Corp., 8.25% Sr. Unsec. Sub. Nts.,
 11/1/11                                                    250,000
258,750
----------------------------------------------------------------------------------
 Williams Scotsman, Inc., 9.875% Sr. Unsec. Nts., 6/1/07    400,000
342,000
----------------------------------------------------------------------------------
 Wolverine Tube, Inc., 10.50% Sr. Nts., 4/1/09              500,000
477,500
----------------------------------------------------------------------------------
 WorldCom, Inc., 6.95% Sr. Unsec. Nts., 8/15/28(2,9)      1,000,000
125,000

-----------
 Total Non-Convertible Corporate Bonds and Notes (Cost $68,425,257)
61,924,483

23 | OPPENHEIMER MULTIPLE STRATEGIES FUND

STATEMENT OF INVESTMENTS  Continued

                                                          Principal   Market
Value
                                                             Amount     See
Note 1
==================================================================================

 Convertible Corporate Bonds and Notes--0.3%
----------------------------------------------------------------------------------

 Fletcher Building Ltd., 8.05% Cv. Sub. Nts., 6/15/03[NZD]   12,500    $
5,889
----------------------------------------------------------------------------------
 Fletcher Challenge Ltd., 10.50% Cv. Unsec. Sub. Nts.,
 4/30/05[NZD]                                                12,500
6,193
----------------------------------------------------------------------------------
 Gilat Satellite Networks Ltd.,
 4.25% Cv. Unsec. Sub. Nts., 3/15/05(5,9)                 1,500,000
225,000
----------------------------------------------------------------------------------
 Incyte Genomics, Inc., 5.50% Cv. Unsec. Nts., 2/1/07     2,500,000
1,684,375

-----------
 Total Convertible Corporate Bonds and Notes (Cost $3,057,602)
1,921,457

==================================================================================
 Loan Participations--0.1%
----------------------------------------------------------------------------------

 Morocco (Kingdom of) Loan Participation Agreement, Tranche A,
 2.563%, 1/1/09(5,7) (Cost $386,949)                        411,667
363,296

==================================================================================
 Structured Notes--0.8%
----------------------------------------------------------------------------------

 JPMorgan Chase Bank, Credit Linked Trust Certificates,
 8.75%, 5/15/07 (Cost $4,555,765)                         4,900,000
4,508,000

==================================================================================
 Joint Repurchase Agreements--14.1%
----------------------------------------------------------------------------------

 Undivided interest of 26.89% in joint repurchase
 agreement with BNP Paribas Securities Corp., 1.85%,
 dated 9/30/02, to be repurchased at $80,832,154
 on 10/1/02, collateralized by U.S. Treasury Bonds,
 7.25%--10.375%, 11/15/12--2/15/20, with a value of
 $308,594,118 (Cost $80,828,000)                         80,828,000
80,828,000
----------------------------------------------------------------------------------
 Total Investments, at Value (Cost $602,981,647)               99.8%
570,918,402
----------------------------------------------------------------------------------
 Other Assets Net of Liabilities                                0.2
1,248,550

--------------------
 Net Assets                                                   100.0%
$572,166,952

====================

24 | OPPENHEIMER MULTIPLE STRATEGIES FUND

Footnotes to Statement of Investments
Principal amount is reported in U.S. Dollars, except for those denoted in the following currencies:

ARP   Argentine Peso                 GBP   British Pound Sterling
AUD   Australian Dollar              NZD   New Zealand Dollar
CAD   Canadian Dollar                PLZ   Polish Zloty
DKK   Danish Krone                   ZAR   South African Rand
EUR   Euro

1. A sufficient amount of liquid assets has been designated to cover outstanding
written options, as follows:

                                  Contracts  Expiration   Exercise
Premium   Market Value
                            Subject to Call       Dates      Price
Received     See Note 1
----------------------------------------------------------------------------------------------

 Anthem, Inc.                            80     3/24/03   $  65.00   $
80,559       $ 60,000
 Anthem, Inc.                           120    12/23/02      80.00
62,039          8,400
 Bank of America Corp.                  250    11/18/02      75.00
70,499          5,000
 Borders Group, Inc.                    150    11/18/02      25.00
28,800             --
 Borg-Warner Automotive, Inc.           220    10/21/02      65.00
109,613             --
 Cabot Corp.                            230    10/21/02      40.00
28,060             --
 Callaway Golf Co.                      260    11/18/02      22.50
27,820             --
 Delta Air Lines, Inc.                  100    10/21/02      45.00
27,700             --
 Devon Energy Corp.                     130    10/21/02      55.00
23,660             --
 Edison International                   480    10/21/02      17.50
56,159             --
 Engelhard Corp.                        204    10/21/02      35.00
17,136             --
 Federated Department Stores, Inc.      225    11/18/02      47.50
74,136             --
 International Business Machines Corp.  224    10/21/02     140.00
25,088             --
 Intuit, Inc.                           100    10/21/02      50.00
29,700          4,000
 Millennium Pharmaceuticals, Inc.       230    11/18/02      45.00
17,020             --
 National Seimiconductor Corp.          280    11/18/02      45.00
55,159             --
 Nike, Inc. Cl. B                        64    10/21/02      75.00
12,288             --
 Noble Corp.                            181     1/20/03      50.00
39,276          1,810
 Omnicom Group, Inc.                    129     4/21/03      75.00
62,822         31,605
 Praxair, Inc.                          160    10/21/02      65.00
36,106             --
 SBC Communications, Inc.               150    10/21/02      45.00
14,100             --
 Swift Transportation Co., Inc.         240    10/21/02      25.00
57,378             --
 Teradyne, Inc.                         460    10/21/02      50.00
120,715             --
 Tiffany & Co.                           70    11/18/02      42.50
18,340             --
 Transocean, Inc.                       170    11/18/02      45.00
19,890             --
 Tyco International Ltd.                320    10/21/02      47.50
32,640             --
 Unocal Corp.                           250    10/21/02      40.00
56,749             --

-------------------------

$1,203,452       $110,815

=========================

2. Non-income producing security.
3. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have
been determined to be liquid under guidelines established by the Board of
Trustees. These securities amount to $4,065,032 or 0.71% of the Fund's net assets as of September 30, 2002.
4. Units may be comprised of several components, such as debt and equity and/or
warrants to purchase equity at some point in the future. For units, which represent debt securities, principal amount disclosed represents total underlying principal.
5. Identifies issues considered to be illiquid--See Note 7 of Notes to
Financial
Statements.
6. Interest-Only Strips represent the right to receive the monthly interest payments on an underlying pool of mortgage loans. These securities typically decline in price as interest rates decline. Most other fixed income securities increase in price when interest rates decline. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The price of these securities is typically more sensitive to changes
in prepayment rates than traditional mortgage-backed securities (for example,
GNMA pass-throughs). Interest rates disclosed represent current yields based upon the current cost basis and estimated timing and amount of future cash flows.
7. Represents the current interest rate for a variable or increasing rate security.
8. Zero coupon bond reflects effective yield on the date of purchase.
9. Issuer is in default.
10. Denotes a step bond: a zero coupon bond that converts to a fixed or variable
interest rate at a designated future date.

See accompanying Notes to Financial Statements.

25 | OPPENHEIMER MULTIPLE STRATEGIES FUND

STATEMENT OF ASSETS AND LIABILITIES  September 30, 2002

==================================================================================

 Assets
----------------------------------------------------------------------------------

 Investments, at value
 (including $80,828,000 in repurchase agreements)
 (cost $602,981,647)--see accompanying statement
$570,918,402
----------------------------------------------------------------------------------
 Cash
76,517
----------------------------------------------------------------------------------
 Receivables and other assets:
 Interest, dividends and principal paydowns
4,075,440
 Shares of beneficial interest sold
241,346
 Investments sold
10,059
 Other
2,497

------------
 Total assets
575,324,261

==================================================================================
 Liabilities
 Options written, at value (premiums received $1,203,452)
 --see accompanying statement
110,815
----------------------------------------------------------------------------------
 Payables and other liabilities:
 Shares of beneficial interest redeemed
1,235,824
 Investments purchased
1,027,288
 Distribution and service plan fees
313,717
 Transfer and shareholder servicing agent fees
153,362
 Shareholder reports
139,162
 Trustees' compensation
137,052
 Other
40,089

------------
 Total liabilities
3,157,309

==================================================================================
 Net Assets
$572,166,952

============

==================================================================================
 Composition of Net Assets
----------------------------------------------------------------------------------

 Paid-in capital                                                    $
607,985,574
----------------------------------------------------------------------------------
 Undistributed net investment income
2,930,086
----------------------------------------------------------------------------------
 Accumulated net realized loss on
 investments and foreign currency transactions(7,786,275)
----------------------------------------------------------------------------------
 Net unrealized depreciation on investments and translation of assets and liabilities denominated in foreign currencies
(30,962,433)

------------
 Net Assets
$572,166,952

============

26 | OPPENHEIMER MULTIPLE STRATEGIES FUND

==================================================================================

 Net Asset Value Per Share
----------------------------------------------------------------------------------

 Class A Shares:
 Net asset value and redemption price per share (based on net assets of
 $483,310,948 and 46,005,114 shares of beneficial interest outstanding)
$10.51
 Maximum offering price per share (net asset value plus sales charge of 5.75% of offering price)
$11.15
----------------------------------------------------------------------------------
 Class B Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $54,757,251 and 5,274,727 shares of beneficial interest outstanding)
$10.38
----------------------------------------------------------------------------------
 Class C Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $33,300,283 and 3,195,530 shares of beneficial interest outstanding)
$10.42
----------------------------------------------------------------------------------
 Class N Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $798,470 and 76,215 shares of beneficial interest outstanding)
$10.48

 See accompanying Notes to Financial Statements.

27 | OPPENHEIMER MULTIPLE STRATEGIES FUND

STATEMENT OF OPERATIONS  For the Year Ended September 30, 2002

==================================================================================

 Investment Income
----------------------------------------------------------------------------------

 Interest (net of foreign withholding taxes of $243)                $
21,940,954
----------------------------------------------------------------------------------
 Dividends (net of foreign withholding taxes of $83,507)
4,877,035

--------------
 Total investment income
26,817,989

==================================================================================
 Expenses
----------------------------------------------------------------------------------
 Management fees
4,805,477
----------------------------------------------------------------------------------
 Distribution and service plan fees:
 Class A
1,114,460
 Class B
647,256
 Class C
374,199
 Class N
2,259
----------------------------------------------------------------------------------
 Transfer and shareholder servicing agent fees:
 Class A
987,951
 Class B
121,998
 Class C
66,482
 Class
N                                                                       918
----------------------------------------------------------------------------------
 Shareholder reports
306,771
----------------------------------------------------------------------------------
 Trustees' compensation
42,516
----------------------------------------------------------------------------------
 Custodian fees and expenses
25,838
----------------------------------------------------------------------------------
 Other
50,482

--------------
 Total expenses
8,546,607
 Less reduction to custodian expenses
(4,790)

--------------
 Net expenses
8,541,817

==================================================================================
 Net Investment Income
18,276,172

==================================================================================
 Realized and Unrealized Gain (Loss)
----------------------------------------------------------------------------------

 Net realized gain (loss) on:
 Investments (including premiums on options exercised)
(1,387,001)
 Closing and expiration of option contracts written
5,775,584
 Foreign currency transactions
(3,778,161)

--------------
 Net realized gain
610,422

----------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation) on:
 Investments
(78,476,758)
 Translation of assets and liabilities denominated in foreign currencies
5,088,697

--------------
 Net change
(73,388,061)

--------------
 Net realized and unrealized loss
(72,777,639)

==================================================================================
 Net Decrease in Net Assets Resulting from Operations               $
(54,501,467)

==============

 See accompanying Notes to Financial Statements.

28 | OPPENHEIMER MULTIPLE STRATEGIES FUND

STATEMENTS OF CHANGES IN NET ASSETS

 Year Ended September 30,                                       2002
2001
==================================================================================

 Operations
----------------------------------------------------------------------------------

 Net investment income                                  $ 18,276,172  $
22,334,614
----------------------------------------------------------------------------------
 Net realized gain                                           610,422
17,877,549
----------------------------------------------------------------------------------
 Net change in unrealized depreciation                   (73,388,061)
(92,767,891)
----------------------------------------------------------------------------------
 Net decrease in net assets resulting from operations    (54,501,467)
(52,555,728)

==================================================================================
 Dividends and/or Distributions to Shareholders
----------------------------------------------------------------------------------
 Dividends from net investment income:
 Class A                                                 (14,210,521)
(17,552,533)
 Class B                                                  (1,133,097)
(1,403,156)
 Class C                                                    (661,527)
(799,605)
 Class N                                                     (11,506)
(860)
----------------------------------------------------------------------------------
 Distributions from net realized gain:
 Class A                                                 (17,457,674)
(33,019,457)
 Class B                                                  (1,994,603)
(3,502,853)
 Class C                                                  (1,138,028)
(2,017,780)
 Class N
(3,571)           --

==================================================================================
 Beneficial Interest Transactions
----------------------------------------------------------------------------------
 Net increase (decrease) in net assets resulting from
 beneficial interest transactions:
 Class A                                                  (2,115,218)
16,962,286
 Class B                                                     184,684
7,203,058
 Class C                                                   2,353,216
3,669,703
 Class N                                                     822,605
102,856

==================================================================================
 Net Assets
----------------------------------------------------------------------------------
 Total decrease                                          (89,866,707)
(82,914,069)
----------------------------------------------------------------------------------
 Beginning of period                                     662,033,659
744,947,728

--------------------------
 End of period [including undistributed net investment
 income of $2,930,086 and $2,198,544, respectively]     $572,166,952
$662,033,659

==========================

 See accompanying Notes to Financial Statements.

29 | OPPENHEIMER MULTIPLE STRATEGIES FUND

FINANCIAL HIGHLIGHTS

Class A  Year Ended September 30,             2002      2001      2000
1999      1998
==========================================================================================

 Per Share Operating Data
------------------------------------------------------------------------------------------

 Net asset value, beginning of period       $12.14    $14.23    $14.06
$13.69    $16.17
------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                         .35       .43       .53
..54       .51
 Net realized and unrealized gain (loss)     (1.29)    (1.40)     1.21
1.59     (1.22)

----------------------------------------------
 Total from investment operations             (.94)     (.97)     1.74
2.13      (.71)
------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income         (.31)     (.38)     (.48)
(.54)     (.49)
 Distributions from net realized gain         (.38)     (.74)    (1.09)
(1.22)    (1.28)

----------------------------------------------
 Total dividends and/or distributions
 to shareholders                              (.69)    (1.12)    (1.57)
(1.76)    (1.77)
------------------------------------------------------------------------------------------
 Net asset value, end of period             $10.51    $12.14    $14.23
$14.06    $13.69
------------------------------------------------------------------------------------------

==========================================================================================
 Total Return, at Net Asset Value(1)         (8.58)%   (7.27)%   13.31%
16.29%    (4.71)%
------------------------------------------------------------------------------------------

==========================================================================================
 Ratios/Supplemental Data
------------------------------------------------------------------------------------------

 Net assets, end of period
 (in thousands)                           $483,311  $562,281  $639,648
$635,603  $624,895
------------------------------------------------------------------------------------------
 Average net assets (in thousands)        $570,796  $626,251  $644,356
$660,113  $699,665
------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income                        2.84%     3.16%     3.71%
3.70%     3.34%
 Expenses                                     1.15%     1.01%     1.13%
1.09%     1.08%(3)
------------------------------------------------------------------------------------------
 Portfolio turnover rate                        31%       40%       33%
15%       59%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

30 | OPPENHEIMER MULTIPLE STRATEGIES FUND

FINANCIAL HIGHLIGHTS Continued

Class B  Year Ended September 30,             2002      2001      2000
1999      1998
==========================================================================================

 Per Share Operating Data
------------------------------------------------------------------------------------------
 Net asset value, beginning of period      $ 12.01   $ 14.08   $ 13.93   $
13.57   $ 16.04
------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                         .25       .31       .41
..41       .38
 Net realized and unrealized gain (loss)     (1.29)    (1.36)     1.19
1.58     (1.20)

-----------------------------------------------
 Total from investment operations            (1.04)    (1.05)     1.60
1.99      (.82)
------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income         (.21)     (.28)     (.36)
(.41)     (.37)
 Distributions from net realized gain         (.38)     (.74)    (1.09)
(1.22)    (1.28)

-----------------------------------------------
 Total dividends and/or distributions
 to shareholders                              (.59)    (1.02)    (1.45)
(1.63)    (1.65)
------------------------------------------------------------------------------------------
 Net asset value, end of period             $10.38    $12.01    $14.08
$13.93    $13.57

==============================================

==========================================================================================
 Total Return, at Net Asset Value(1)         (9.38)%   (7.96)%   12.30%
15.35%    (5.49)%
------------------------------------------------------------------------------------------

==========================================================================================
 Ratios/Supplemental Data
------------------------------------------------------------------------------------------

 Net assets, end of period (in thousands)  $54,757   $63,487   $66,777
$68,875   $73,036
------------------------------------------------------------------------------------------
 Average net assets (in thousands)         $64,702   $67,959   $66,956
$73,673   $74,442
 Ratios to average net assets:(2)
 Net investment income                        2.02%     2.37%     2.92%
2.85%     2.53%
 Expenses                                     1.97%     1.81%     1.94%
1.93%     1.91%(3)
------------------------------------------------------------------------------------------
 Portfolio turnover rate                        31%       40%       33%
15%       59%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses. See accompanying Notes to Financial Statements.

31 | OPPENHEIMER MULTIPLE STRATEGIES FUND

FINANCIAL HIGHLIGHTS Continued

Class C  Year Ended September 30,             2002      2001      2000
1999      1998
==========================================================================================

 Per Share Operating Data
------------------------------------------------------------------------------------------

 Net asset value, beginning of period      $ 12.06   $ 14.13   $ 13.97   $
13.61   $ 16.07
------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                         .24       .31       .41
..42       .38
 Net realized and unrealized gain (loss)     (1.29)    (1.37)     1.20
1.57     (1.20)

-----------------------------------------------
 Total from investment operations            (1.05)    (1.06)     1.61
1.99      (.82)
------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income         (.21)     (.27)     (.36)
(.41)     (.36)
 Distributions from net realized gain         (.38)     (.74)    (1.09)
(1.22)    (1.28)

-----------------------------------------------
 Total dividends and/or distributions
 to shareholders                              (.59)    (1.01)    (1.45)
(1.63)    (1.64)
------------------------------------------------------------------------------------------
 Net asset value, end of period             $10.42    $12.06    $14.13
$13.97    $13.61

==============================================
==========================================================================================
 Total Return, at Net Asset Value(1)         (9.41)%   (8.00)%   12.35%
15.28%    (5.43)%
------------------------------------------------------------------------------------------

==========================================================================================
 Ratios/Supplemental Data
------------------------------------------------------------------------------------------

 Net assets, end of period (in thousands)  $33,300   $36,171   $38,522
$38,978   $48,417
------------------------------------------------------------------------------------------
 Average net assets (in thousands)         $37,412   $39,030   $38,597
$43,701   $52,325
------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income                        2.03%     2.37%     2.92%
2.85%     2.51%
 Expenses                                     1.96%     1.81%     1.94%
1.93%     1.91%(3)
------------------------------------------------------------------------------------------
 Portfolio turnover rate                        31%       40%       33%
15%       59%

1. Assumes an investment on the business day before the first day of the fiscal
period, with all dividends and distributions reinvested in additional shares on
the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.Total returns are not annualized for periods of less than one full
year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses. See accompanying Notes to Financial Statements.

32 | OPPENHEIMER MULTIPLE STRATEGIES FUND

FINANCIAL HIGHLIGHTS Continued

Class N  Year Ended September 30,                               2002
2001(1)
===============================================================================
 Per Share Operating Data
-------------------------------------------------------------------------------
 Net asset value, beginning of period                        $ 12.13   $ 13.67
-------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                           .39       .24
 Net realized and unrealized loss                              (1.38)
(1.48)

------------------
 Total from investment operations                               (.99)
(1.24)
-------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                           (.28)
(.30)
 Distributions from net realized gain                           (.38)       --

------------------
 Total dividends and/or distributions
 to shareholders                                                (.66)
(.30)
-------------------------------------------------------------------------------
 Net asset value, end of period                               $10.48    $12.13

=================

===============================================================================
 Total Return, at Net Asset Value(2)                           (8.94)%
(9.30)%
-------------------------------------------------------------------------------

===============================================================================
 Ratios/Supplemental Data
-------------------------------------------------------------------------------

 Net assets, end of period (in thousands)                       $798       $95
-------------------------------------------------------------------------------
 Average net assets (in thousands)                              $454       $12
-------------------------------------------------------------------------------
 Ratios to average net assets:(3)
 Net investment income                                          2.49%
5.81%
 Expenses                                                       1.48%
1.32%
-------------------------------------------------------------------------------
 Portfolio turnover rate                                          31%
40%

1. For the period from March 1, 2001 (inception of offering) to September 30,
2001.
2. Assumes an investment on the business day before the first day of the fiscal
period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the
net asset value calculated on the last business day of the fiscal period.
Sales
charges are not reflected in the total returns. Total returns are not annualized
for periods of less than one full year.
3. Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

33 | OPPENHEIMER MULTIPLE STRATEGIES FUND

NOTES TO FINANCIAL STATEMENTS

================================================================================
 1. Significant Accounting Policies
 Oppenheimer Multiple Strategies Fund (the Fund) is registered under the
 Investment Company Act of 1940, as amended, as an open-end management investment company. The Fund's investment objective is to seek high total investment return consistent with preservation of principal. The Fund's investment advisor is OppenheimerFunds, Inc. (the Manager).
    The Fund offers Class A, Class B, Class C and Class N shares. Class A shares
 are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without
a
 front-end sales charge but may be subject to a contingent deferred sales charge
 (CDSC). Class N shares are sold only through retirement plans. Retirement plans
 that offer Class N shares may impose charges on those accounts. All classes of
 shares have identical rights and voting privileges. Earnings, net assets and net asset value per share may differ by minor amounts due to each class having
 its own expenses directly attributable to that class. Classes A, B, C and N have separate distribution and/or service plans. Class B shares will automatically convert to Class A shares six years after the date of purchase.
    The following is a summary of significant accounting policies consistently followed by the Fund.

--------------------------------------------------------------------------------
 Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price
 of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last
 sale price on the prior trading day, if it is within the spread of the closing
 bid and asked prices, and if not, at the closing bid price. Securities
 (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees, or at their fair value.
 Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type"
 debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

--------------------------------------------------------------------------------
 Structured Notes. The Fund invests in structured notes whose market values
and
 redemption prices are linked to the market value of specific securities. The structured notes are leveraged, which increases the Fund's exposure to changes
 in prices of the underlying securities and increases the volatility of each note's market value relative to the change in the underlying security prices.
 Fluctuations in value of these securities are recorded as unrealized gains
and
 losses in the accompanying financial statements. The Fund records a realized gain or loss when a structured note is sold or matures. As of September 30,
 2002, the market value of these securities comprised of 0.8% of the Fund's net
 assets, and resulted in unrealized losses in the current period of $47,765.

34 | OPPENHEIMER MULTIPLE STRATEGIES FUND

--------------------------------------------------------------------------------
 Security Credit Risk. The Fund invests in high-yield securities, which may be subject to a greater degree of credit risk, greater market fluctuations and risk of loss of income and principal, and may be more sensitive to economic conditions than lower-yielding, higher-rated fixed-income securities. The
Fund
 may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of September 30, 2002, securities with an aggregate market value of $5,553,228, representing 0.97%
of
 the Fund's net assets, were in default.

--------------------------------------------------------------------------------

 Foreign Currency Translation. The accounting records of the Fund are maintained
 in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related
 to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such
 transactions.
    The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.

--------------------------------------------------------------------------------
 Joint Repurchase Agreements. The Fund, along with other affiliated funds of the
 Manager, may transfer uninvested cash balances into one or more joint repurchase agreement accounts. These balances are invested in one or more repurchase agreements, secured by U.S. government securities. Securities pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal;
 however, in the event of default by the other party to the agreement, retention
 of the collateral may be subject to legal proceedings.

--------------------------------------------------------------------------------
 Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than
 those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

--------------------------------------------------------------------------------
 Federal Taxes. The Fund intends to continue to comply with provisions of the
 Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders.
 Therefore, no federal income or excise tax provision is required.
    As of September 30, 2002, the Fund had approximately $1,180,000 of post-October losses available to offset future capital gains, if any. Such losses, if unutilized, will expire in 2011. Additionally, the Fund had approximately $2,413,000 of post-October foreign currency losses which were deferred.

35 | OPPENHEIMER MULTIPLE STRATEGIES FUND

NOTES TO FINANCIAL STATEMENTS  Continued

--------------------------------------------------------------------------------
 1. Significant Accounting Policies Continued
 Trustees' Compensation. The Fund has adopted an unfunded retirement plan for the Fund's independent trustees. Benefits are based on years of service and fees paid to each trustee during the years of service. During the year ended
 September 30, 2002, the Fund's projected benefit obligations were increased by
 $19,102 and payments of $9,080 were made to retired trustees, resulting in an accumulated liability of $130,481 as of September 30, 2002.
    The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all
or
 a portion of annual compensation they are entitled to receive from the Fund.
 Under the plan, the compensation deferred is periodically adjusted as though an
 equivalent amount had been invested for the Board of Trustees in shares of one
 or more Oppenheimer funds selected by the trustee. The amount paid to the
Board
 of Trustees under the plan will be determined based upon the performance of the
 selected funds. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share.

--------------------------------------------------------------------------------
 Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

--------------------------------------------------------------------------------
 Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the
 fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized
 gain was recorded by the Fund.
    The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended September 30, 2002, amounts have been reclassified to reflect an increase in paid-in capital of $58,107, a decrease in undistributed net investment income of $1,527,979, and a decrease in accumulated net realized loss on investments of $1,469,872. This reclassification includes $2,894 distributed in connection with Fund share redemptions which increased paid-in capital and reduced accumulated net realized gain. Net assets of the Fund were
 unaffected by the reclassifications.

36 | OPPENHEIMER MULTIPLE STRATEGIES FUND

 The tax character of distributions paid during the years ended September 30,
2002 and September 30, 2001 was as follows:

                                           Year Ended          Year Ended
                                   September 30, 2002  September 30, 2001
-------------------------------------------------------------------------
                 Distributions paid from:
                 Ordinary income          $16,739,835         $23,605,134
                 Long-term capital gain    19,870,692          34,691,110
                 Return of capital                 --                  --
                                          -------------------------------
                 Total                    $36,610,527         $58,296,244
                                          ===============================

 As of September 30, 2002, the components of distributable earnings on a tax basis were as follows:
                 Undistributed net investment income  $  2,930,086
                 Accumulated net realized loss          (7,786,275)
                 Net unrealized depreciation           (30,962,433)
                                                      -------------
                 Total                                $(35,818,622)
                                                      =============

--------------------------------------------------------------------------------
 Investment Income. Dividend income is recorded on the ex-dividend date or upon
 ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.

--------------------------------------------------------------------------------
 Security Transactions. Security transactions are recorded on the trade date.
 Realized gains and losses on securities sold are determined on the basis of identified cost.

--------------------------------------------------------------------------------
 Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income
and
 expenses during the reporting period. Actual results could differ from those estimates.

37 | OPPENHEIMER MULTIPLE STRATEGIES FUND

NOTES TO FINANCIAL STATEMENTS  Continued

===============================================================================
 2. Shares of Beneficial Interest
 The Fund has authorized an unlimited number of no par value shares of beneficial interest for each class. Transactions in shares of beneficial interest were as follows:

                            Year Ended September 30, 2002        Year Ended
September 30, 2001(1)
                                Shares             Amount
Shares         Amount
-------------------------------------------------------------------------------------------------

 Class A
 Sold                        3,119,704       $ 38,219,004
2,352,686   $ 31,857,830
 Dividends and/or
 distributions reinvested    2,300,598         28,557,940
3,456,341     45,547,155
 Redeemed                   (5,720,740)       (68,892,162)
(4,468,559)   (60,442,699)

---------------------------------------------------------------------
 Net increase (decrease)      (300,438)      $ (2,115,218)
1,340,468   $ 16,962,286

=====================================================================

--------------------------------------------------------------------------------------------------
 Class B
 Sold                        1,621,677       $ 19,347,586
1,243,002   $ 16,611,081
 Dividends and/or
 distributions reinvested      237,129          2,923,736
347,123      4,528,696
 Redeemed                   (1,869,194)       (22,086,638)
(1,046,722)   (13,936,719)

---------------------------------------------------------------------
 Net increase (decrease)       (10,388)      $    184,684
543,403   $  7,203,058

=====================================================================

--------------------------------------------------------------------------------------------------
 Class C
 Sold                          785,399       $  9,356,388
659,612   $  8,880,910
 Dividends and/or
 distributions reinvested      129,600          1,602,446
190,652      2,495,830
 Redeemed                     (719,571)        (8,605,618)
(576,263)    (7,707,037)

---------------------------------------------------------------------
 Net increase                  195,428       $  2,353,216
274,001   $  3,669,703

=====================================================================

--------------------------------------------------------------------------------------------------
 Class N
 Sold                           83,325       $  1,000,643
7,987   $    104,522
 Dividends and/or
 distributions reinvested        1,206
14,492                       69            838
 Redeemed                      (16,163)          (192,530)
(209)        (2,504)

---------------------------------------------------------------------
 Net increase                   68,368       $    822,605
7,847   $    102,856

=====================================================================

 1. For the year ended September 30, 2001, for Class A, B and C shares and for the period from March 1, 2001 (inception of offering) to September 30, 2001, for Class N shares.

38 | OPPENHEIMER MULTIPLE STRATEGIES FUND

===============================================================================
 3. Purchases and Sales of Securities
 The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended September 30, 2002, were
 $184,248,689 and $214,348,729, respectively.

 As of September 30, 2002, unrealized appreciation (depreciation) based on cost
 of securities for federal income tax purposes of $605,435,403 was composed of:

                     Gross unrealized appreciation  $  66,734,752
                     Gross unrealized depreciation   (101,251,753)
                                                    --------------
                     Net unrealized depreciation    $ (34,517,001)
                                                    ==============
    The difference between book-basis and tax-basis unrealized appreciation
and
 depreciation, if applicable, is attributable primarily to the tax deferral of losses on wash sales, or return of capital dividends, and the realization for tax purposes of unrealized gain (loss) on certain futures contracts, investments in passive foreign investment companies, and forward foreign currency exchange contracts.

===============================================================================
 4. Fees and Other Transactions with Affiliates
 Management Fees. Management fees paid to the Manager are in accordance with the
 investment advisory agreement with the Fund which provides for a fee of 0.75%
 of the first $200 million of average annual net assets of the Fund, 0.72% of the next $200 million, 0.69% of the next $200 million, 0.66% of the next $200 million, 0.60% of the next $700 million, and 0.58% of average annual net assets
 in excess of $1.5 billion.

--------------------------------------------------------------------------------
 Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the
 Manager, acts as the transfer and shareholder servicing agent for the Fund.
 The Fund pays OFS a $19.75 per account fee.
    OFS has voluntarily agreed to limit transfer and shareholder servicing agent
 fees for all classes, up to an annual rate of 0.35% of average net assets per class. This undertaking may be amended or withdrawn at any time.

--------------------------------------------------------------------------------
 Distribution and Service Plan (12b-1) Fees. Under its General Distributor's
 Agreement with the Manager, OppenheimerFunds Distributor, Inc. (the
 Distributor) acts as the Fund's principal underwriter in the continuous public
 offering of the different classes of shares of the Fund.

39 | OPPENHEIMER MULTIPLE STRATEGIES FUND

NOTES TO FINANCIAL STATEMENTS  Continued

===============================================================================
 4. Fees and Other Transactions with Affiliates Continued
 The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                    Aggregate        Class A     Concessions
Concessions     Concessions     Concessions
                    Front-End   Front-End on         Class A      on Class
B      on Class C      on Class N
                Sales Charges  Sales Charges          Shares
Shares          Shares          Shares
                   on Class A    Retained by     Advanced by     Advanced
by     Advanced by     Advanced by
 Year Ended            Shares    Distributor  Distributor(1)  Distributor(1)
Distributor(1)  Distributor(1)
------------------------------------------------------------------------------------------------------------

 September 30, 2002  $428,672       $152,045         $19,253
$449,947         $57,203          $7,184

 1. The Distributor advances concession payments to dealers for certain sales of
 Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

                            Class A       Class B        Class C        Class
N
                         Contingent    Contingent     Contingent
Contingent
                           Deferred      Deferred       Deferred
Deferred
                      Sales Charges Sales Charges  Sales Charges  Sales
Charges
                        Retained by   Retained by    Retained by    Retained
by
 Year Ended             Distributor   Distributor    Distributor
Distributor
-------------------------------------------------------------------------------
 September 30, 2002          $3,142      $171,979         $4,681
$1,298

--------------------------------------------------------------------------------
 Service Plan for Class A Shares. The Fund has adopted a Service Plan for
Class
 A Shares. It reimburses the Distributor for a portion of its costs incurred for
 services provided to accounts that hold Class A shares. Reimbursement is made quarterly at an annual rate of up to 0.25% of the average annual net assets of
 Class A shares of the Fund. For the year ended September 30, 2002, payments under the Class A Plan totaled $1,114,460, all of which were paid by the
 Distributor to recipients, and included $65,458 paid to an affiliate of the
 Manager. Any unreimbursed expenses the Distributor incurs with respect to
Class
 A shares in any fiscal year cannot be recovered in subsequent years.

--------------------------------------------------------------------------------
 Distribution and Service Plans for Class B, Class C and Class N Shares. The
 Fund has adopted Distribution and Service Plans for Class B, Class C and
Class
 N shares. Under the plans, the Fund pays the Distributor an annual asset-based
 sales charge of 0.75% per year on Class B shares and on Class C shares and the
 Fund pays the Distributor an annual asset-based sales charge of 0.25% per year
 on Class N shares. The Distributor also receives a service fee of 0.25% per year under each plan.

 Distribution fees paid to the Distributor for the year ended September 30,
 2002, were as follows:

                                                                 Distributor's
                                                  Distributor's      Aggregate
                                                      Aggregate   Unreimbursed
                                                   Unreimbursed  Expenses as %
                  Total Payments Amount Retained       Expenses  of Net Assets
                      Under Plan  by Distributor     Under Plan       of Class
------------------------------------------------------------------------------
 Class B Plan           $647,256        $513,168     $2,557,075
4.67%
 Class C Plan            374,199          64,605        873,469           2.62
 Class N Plan              2,259           1,847          9,675           1.21

40 | OPPENHEIMER MULTIPLE STRATEGIES FUND

===============================================================================
 5. Foreign Currency Contracts
 A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts for operational purposes and to seek to protect against adverse exchange rate fluctuations. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.
    The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates as provided by a reliable bank, dealer or pricing service. Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of
 Assets and Liabilities as a receivable or payable and in the Statement of
 Operations with the change in unrealized appreciation or depreciation.
    The Fund may realize a gain or loss upon the closing or settlement of the foreign currency transactions. Such realized gains and losses are reported with
 all other foreign currency gains and losses in the Statement of Operations.

===============================================================================
 6. Option Activity
 The Fund may buy and sell put and call options, or write put and covered call options on portfolio securities in order to produce incremental earnings or protect against changes in the value of portfolio securities.
    The Fund generally purchases put options or writes covered call options to hedge against adverse movements in the value of portfolio holdings. When an option is written, the Fund receives a premium and becomes obligated to sell
or
 purchase the underlying security at a fixed price, upon exercise of the option.
    Options are valued daily based upon the last sale price on the principal exchange on which the option is traded and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss upon the expiration or closing of the option transaction. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option, or the cost of the security for a purchased put or call option is adjusted by the amount of premium received or paid.
    Securities designated to cover outstanding call options are noted in the
 Statement of Investments where applicable. Shares subject to call, expiration date, exercise price, premium received and market value are detailed in a note
 to the Statement of Investments. Options written are reported as a liability in
 the Statement of Assets and Liabilities. Realized gains and losses are reported
 in the Statement of Operations.
    The risk in writing a call option is that the Fund gives up the opportunity
 for profit if the market price of the security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised.
The
 risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of not being able to
 enter into a closing transaction if a liquid secondary market does not exist.

41 | OPPENHEIMER MULTIPLE STRATEGIES FUND

NOTES TO FINANCIAL STATEMENTS  Continued

===============================================================================
 6. Option Activity Continued
 Written option activity for the year ended September 30, 2002 was as follows:

                                        Call Options                   Put
Options
                             -----------------------
------------------------
                             Number of     Amount of      Number of
Amount of
                             Contracts      Premiums      Contracts
Premiums
----------------------------------------------------------------------------------

 Options outstanding as of
 September 30, 2001             10,910   $ 2,787,906          1,529      $
460,058
 Options written                21,365     4,777,196
--             --
 Options closed or expired     (24,936)   (5,776,669)          (600)
(127,696)
 Options exercised              (1,862)     (584,981)          (929)
(332,362)

------------------------------------------------------
 Options outstanding as of
 September 30, 2002              5,477    $1,203,452             --
$      --

======================================================

===============================================================================
 7. Illiquid Securities
 As of September 30, 2002, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available
 market or if its valuation has not changed for a certain period of time. The
 Fund intends to invest no more than 10% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of
 September 30, 2002 was $4,694,711, which represents 0.82% of the Fund's net assets.

===============================================================================
 8. Bank Borrowings
 The Fund may borrow from a bank for temporary or emergency purposes including,
 without limitation, funding of shareholder redemptions provided asset coverage
 for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of
 credit with a bank, which permits borrowings up to $400 million, collectively.
 Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable within 30 days after
 such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of
 0.08% per annum.
    The Fund had no borrowings outstanding during the year ended or at
September
 30, 2002.

                                  Appendix A

                             RATINGS DEFINITIONS
                             -------------------

Below are summaries of the rating definitions used by the
nationally-recognized rating agencies listed below. Those ratings represent the opinion of the agency as to the credit quality of issues that they rate.
The summaries below are based upon publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc.
------------------------------------------------------------------------------

Long-Term (Taxable) Bond Ratings

Aaa: Bonds rated Aaa are judged to be the best quality. They carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds rated Aa are judged to be of high quality by all standards.
Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as with Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than those of Aaa securities.

A: Bonds rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa: Bonds rated Baa are considered medium grade obligations; that is, they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds rated Ba are judged to have speculative elements. Their future cannot be considered well-assured. Often the protection of interest and principal payments may be very moderate and not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B: Bonds rated B generally lack characteristics of desirable investment.
Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds rated Caa are of poor standing and may be in default or there may be present elements of danger with respect to principal or interest.

Ca: Bonds rated Ca represent obligations which are speculative in a high degree and are often in default or have other marked shortcomings.

C: Bonds rated C are the lowest class of rated bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through Caa. The modifier "1" indicates that the obligation ranks in the higher end of its category; the modifier "2"
indicates a mid-range ranking and the modifier "3" indicates a ranking in the lower end of the category.

Short-Term Ratings - Taxable Debt

These ratings apply to the ability of issuers to repay punctually senior debt obligations having an original maturity not exceeding one year:

Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations.

Prime-2: Issuer has a strong ability for repayment of senior short-term debt obligations. Earnings trends and coverage, while sound, may be subject to variation. Capitalization characteristics, while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3: Issuer has an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard & Poor's Rating Services
------------------------------------------------------------------------------

Long-Term Credit Ratings

AAA: Bonds rated "AAA" have the highest rating assigned by Standard & Poor's.
The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA: Bonds rated "AA" differ from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated "A" are somewhat more susceptible to adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB: Bonds rated BBB exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Bonds rated BB, B, CCC, CC and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and
C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: Bonds rated BB are less vulnerable to nonpayment than other speculative issues. However, these face major uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: A bond rated B is more vulnerable to nonpayment than an obligation rated
BB, but the obligor currently has the capacity to meet its financial commitment on the obligation.

CCC: A bond rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.
CC: An obligation rated CC is currently highly vulnerable to nonpayment.

C: The C rating may used where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

D: Bonds rated D are in default. Payments on the obligation are not being made on the date due.

The ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.
The "r" symbol is attached to the ratings of instruments with significant noncredit risks.

Short-Term Issue Credit Ratings

A-1: Rated in the highest category. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, a plus (+) sign designation indicates the issuer's capacity to meet its financial obligation is very strong.

A-2: Obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3: Exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: Regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C: Currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: In payment default. Payments on the obligation have not been made on the due date. The rating may also be used if a bankruptcy petition has been filed or similar actions jeopardize payments on the obligation.

Fitch, Inc.
------------------------------------------------------------------------------

International Long-Term Credit Ratings

Investment Grade:
AAA: Highest Credit Quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality. "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality. "A" ratings denote a low expectation of credit risk.
The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit Quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB: Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time. However, business or financial alternatives may be available to allow financial commitments to be met. Securities rates in this category are not investment grade.

B: Highly Speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met. However, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC C: High Default Risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D: Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. `DDD' obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. `DD' indicates potential recoveries in the range of 50%-90%, and
`D' the lowest recovery potential, i.e., below 50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated `DDD' have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated `DD' and `D' are generally undergoing a formal reorganization or liquidation process; those rated `DD' are likely to satisfy a higher portion of their outstanding obligations, while entities rated `D'
have a poor prospect for repaying all obligations.

Plus (+) and minus (-) signs may be appended to a rating symbol to denote relative status within the major rating categories. Plus and minus signs are not added to the "AAA" category or to categories below "CCC," nor to short-term ratings other than "F1" (see below).

International Short-Term Credit Ratings

F1: Highest credit quality. Strongest capacity for timely payment of financial commitments. May have an added "+" to denote any exceptionally strong credit feature.

F2:  Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of higher ratings.

F3:  Fair credit quality. Capacity for timely payment of financial commitments is adequate. However, near-term adverse changes could result in a reduction to non-investment grade.

B:  Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C:   High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D:   Default. Denotes actual or imminent payment default.

                                  Appendix B

                           Industry Classifications
                           ------------------------

Aerospace & Defense                Household Durables
Air Freight & Couriers             Household Products
Airlines                           Industrial Conglomerates
Auto Components                    Insurance
Automobiles                        Internet & Catalog Retail
Banks                              Internet Software & Services
Beverages                          Information Technology Consulting &
                                   Services
Biotechnology                      Leisure Equipment & Products
Building Products                  Machinery
Chemicals                          Marine
Commercial Services & Supplies     Media
Communications Equipment           Metals & Mining
Computers & Peripherals            Multiline Retail
Construction & Engineering         Multi-Utilities
Construction Materials             Office Electronics
Containers & Packaging             Oil & Gas
Distributors                       Paper & Forest Products
Diversified Financials             Personal Products
Diversified Telecommunication      Pharmaceuticals
Services
Electric Utilities                 Real Estate
Electrical Equipment               Road & Rail
Electronic Equipment & Instruments Semiconductor Equipment & Products
Energy Equipment & Services        Software
Food & Drug Retailing              Specialty Retail
Food Products                      Textiles & Apparel
Gas Utilities                      Tobacco
Health Care Equipment & Supplies   Trading Companies & Distributors
Health Care Providers & Services   Transportation Infrastructure
Hotels Restaurants & Leisure       Water Utilities
                                   Wireless Telecommunication Services

                                  Appendix C

OppenheimerFunds Special Sales Charge Arrangements and Waivers
--------------------------------------------------------------

In certain cases, the initial sales charge that applies to purchases of Class
A shares1 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.2  That is because of the economies of sales efforts realized by OppenheimerFunds
Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to
Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans. Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional Information of the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
         1) plans qualified under Sections 401(a) or 401(k) of the Internal
            Revenue Code,
         2) non-qualified deferred compensation plans,
         3) employee benefit plans3
         4) Group Retirement Plans4
         5) 403(b)(7) custodial plan accounts
         6) Individual Retirement Accounts ("IRAs"), including traditional
            IRAs, Roth IRAs, SEP-IRAs, SARSEPs or SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the
Distributor or the transfer agent (referred to in this document as the
"Transfer Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.
I.

 Applicability of Class A Contingent Deferred Sales Charges in Certain Cases
------------------------------------------------------------------------------

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to
Initial Sales Charge but May Be Subject to the Class A Contingent Deferred
Sales Charge (unless a waiver applies).

      There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months (24 months in the case of Oppenheimer Rochester National
Municipals and Rochester Fund Municipals) of the beginning of the calendar month of their purchase, as described in the Prospectus (unless a waiver described elsewhere in this Appendix applies to the redemption).
Additionally, on shares purchased under these waivers that are subject to the
Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent
Deferred Sales Charge."5 This waiver provision applies to:
|_|   Purchases of Class A shares aggregating $1 million or more.
|_|   Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001. That included plans
         (other than IRA or 403(b)(7) Custodial Plans) that: 1) bought shares costing $500,000 or more, 2) had at the time of purchase 100 or more eligible employees or total plan assets of $500,000 or more, or 3)
         certified to the Distributor that it projects to have annual plan purchases of $200,000 or more.
|_|   Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
         1) through a broker, dealer, bank or registered investment adviser that has made special arrangements with the Distributor for those purchases, or
         2) by a direct rollover of a distribution from a qualified
            Retirement Plan if the administrator of that Plan has made special arrangements with the Distributor for those purchases.
|_|   Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
         1) The record keeping is performed by Merrill Lynch Pierce Fenner &
            Smith, Inc. ("Merrill Lynch") on a daily valuation basis for the
            Retirement Plan. On the date the plan sponsor signs the
            record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by Merrill Lynch
            Investment Management, L.P. ("MLIM"), that are made available under a Service Agreement between Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by MLIM (the funds described in (a) and (b)
            are referred to as "Applicable Investments").
         2) The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement
            Plan and Merrill Lynch. On the date the plan sponsor signs the record keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable
            Investments.
         3) The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager).
II.

            Waivers of Class A Sales Charges of Oppenheimer Funds
------------------------------------------------------------------------------

A. Waivers of Initial and Contingent Deferred Sales Charges for Certain
Purchasers.

Class A shares purchased by the following investors are not subject to any
Class A sales charges (and no concessions are paid by the Distributor on such purchases):
|_|   The Manager or its affiliates.
|_|   Present or former officers, directors, trustees and employees (and their "immediate families") of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees. The term "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews;
         relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
|_|   Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the
         Distributor for that purpose.
|_|   Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
|_|   Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the
         Distributor. The purchaser must certify to the Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
|_|   Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the Distributor providing
         specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
|_|   Investment advisors and financial planners who have entered into an agreement for this purpose with the Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
|_|   "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|   Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
|_|   Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
|_|   Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
|_|   A unit investment trust that has entered into an appropriate agreement with the Distributor.
|_|   Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
|-|

      Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal Revenue
         Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|   A TRAC-2000 401(k) plan (sponsored by the former Quest for Value
         Advisors) whose Class B or Class C shares of a Former Quest for
         Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November
         24, 1995.
|_|   A qualified Retirement Plan that had agreed with the former Quest for
         Value Advisors to purchase shares of any of the Former Quest for
         Value Funds at net asset value, with such shares to be held through
         DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by
         December 31, 1996.

B. Waivers of Initial and Contingent Deferred Sales Charges in Certain
Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the Distributor on such purchases):
|_|   Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party.
|_|   Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other Oppenheimer funds
         (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
|_|   Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market Fund,
         Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
|_|   Shares purchased with the proceeds of maturing principal units of any
         Qualified Unit Investment Liquid Trust Series.
|_|   Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the Manager or an affiliate acts as sponsor.

C. Waivers of the Class A Contingent Deferred Sales Charge for Certain
Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
|_|   To make Automatic Withdrawal Plan payments that are limited annually to no more than 12% of the account value adjusted annually.
|_|   Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts (please refer to "Shareholder Account
         Rules and Policies," in the applicable fund Prospectus).
|_|   For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
         1) Following the death or disability (as defined in the Internal
            Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was
            established.
         2) To return excess contributions.
         3) To return contributions made due to a mistake of fact.
         4) Hardship withdrawals, as defined in the plan.6
         5) Under a Qualified Domestic Relations Order, as defined in the
            Internal Revenue Code, or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal
            Revenue Code.
         6) To meet the minimum distribution requirements of the Internal
            Revenue Code.
         7) To make "substantially equal periodic payments" as described in
            Section 72(t) of the Internal Revenue Code.
         8) For loans to participants or beneficiaries.
         9) Separation from service.7
         10)      Participant-directed redemptions to purchase shares of a
            mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) if the plan has made special
            arrangements with the Distributor.
         11)      Plan termination or "in-service distributions," if the
            redemption proceeds are rolled over directly to an
            OppenheimerFunds-sponsored IRA.
|_|   For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special agreement with the Distributor allowing this waiver.
|_|   For distributions from retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor.
|_|   For distributions from retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or record keepers which have entered into a special agreement with the Distributor.
III.    Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer
                                        Funds
--------------------------------------------------------------------------------

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A. Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
|_|   Shares redeemed involuntarily, as described in "Shareholder Account
         Rules and Policies," in the applicable Prospectus.
|_|   Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social Security Administration.
|_|   The contingent deferred sales charges are generally not waived following the death or disability of a grantor or trustee for a trust account. The contingent deferred sales charges will only be waived in the limited case of the death of the trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social Security
         Administration.
|_|   Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
|_|   Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
|_|   Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
|_|   Redemptions requested in writing by a Retirement Plan sponsor of Class
         C shares of an Oppenheimer fund in amounts of $500,000 or more and made more than 12 months after the Retirement Plan's first purchase of Class C shares, if the redemption proceeds are invested in Class
         N shares of one or more Oppenheimer funds.
|_|   Distributions8 from Retirement Plans or other employee benefit plans for any of the following purposes:
         1) Following the death or disability (as defined in the Internal
            Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was
            established in an Oppenheimer fund.
         2) To return excess contributions made to a participant's account.
         3) To return contributions made due to a mistake of fact.
         4) To make hardship withdrawals, as defined in the plan.9
         5) To make distributions required under a Qualified Domestic
            Relations Order or, in the case of an IRA, a divorce or
            separation agreement described in Section 71(b) of the Internal
            Revenue Code.
         6) To meet the minimum distribution requirements of the Internal
            Revenue Code.
         7) To make "substantially equal periodic payments" as described in
            Section 72(t) of the Internal Revenue Code.
         8) For loans to participants or beneficiaries.10
         9) On account of the participant's separation from service.11
         10)      Participant-directed redemptions to purchase shares of a
            mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) offered as an investment option in a
            Retirement Plan if the plan has made special arrangements with the Distributor.
         11)      Distributions made on account of a plan termination or
            "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
         12)      For distributions from a participant's account under an
            Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually.
         13)      Redemptions of Class B shares under an Automatic Withdrawal
            Plan for an account other than a Retirement Plan, if the
            aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
         14)      For distributions from 401(k) plans sponsored by
            broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.
|_|   Redemptions of Class B shares or Class C shares under an Automatic
         Withdrawal Plan from an account other than a Retirement Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B. Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
|_|   Shares sold to the Manager or its affiliates.
|_|   Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|   Shares issued in plans of reorganization to which the Fund is a party.
|_|   Shares sold to present or former officers, directors, trustees or employees (and their "immediate families" as defined above in
         Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.
IV.        Special Sales Charge Arrangements for Shareholders of Certain
      Oppenheimer Funds Who Were Shareholders of Former Quest for Value Funds
------------------------------------------------------------------------------

The initial and contingent deferred sales charge rates and waivers for Class
A, Class B and Class C shares described in the Prospectus or Statement of
Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value
Funds.  To be eligible, those persons must have been shareholders on November
24, 1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds.  Those funds include:
   Oppenheimer Quest Value Fund, Inc.           Oppenheimer Small Cap Value
   Fund
   Oppenheimer Quest Balanced Value Fund        Oppenheimer Quest Global
   Value Fund, Inc.
   Oppenheimer Quest Opportunity Value Fund

      These arrangements also apply to shareholders of the following funds when they merged (were reorganized) into various Oppenheimer funds on
November 24, 1995:

   Quest for Value U.S. Government Income Fund  Quest for Value New York
   Tax-Exempt Fund
   Quest for Value Investment Quality Income Fund     Quest for Value
   National Tax-Exempt Fund
   Quest for Value Global Income Fund     Quest for Value California
   Tax-Exempt Fund

      All of the funds listed above are referred to in this Appendix as the
"Former Quest for Value Funds."  The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an
Oppenheimer fund that are either:
|_|   acquired by such shareholder pursuant to an exchange of shares of an
         Oppenheimer fund that was one of the Former Quest for Value Funds,
         or
|_|   purchased by such shareholder by exchange of shares of another
         Oppenheimer fund that were acquired pursuant to the merger of any of the Former Quest for Value Funds into that other Oppenheimer fund on
         November 24, 1995.

A. Reductions or Waivers of Class A Sales Charges.

|X|   Reduced Class A Initial Sales Charge Rates for Certain Former Quest for
Value Funds Shareholders.

Purchases by Groups and Associations.  The following table sets forth the initial sales charge rates for Class A shares purchased by members of
"Associations" formed for any purpose other than the purchase of securities.
The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

--------------------------------------------------------------------------------
                      Initial Sales       Initial Sales Charge   Concession as
Number of Eligible    Charge as a % of    as a % of Net Amount   % of Offering
Employees or Members  Offering Price      Invested               Price
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
9 or Fewer                   2.50%                2.56%              2.00%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
At  least  10 but not        2.00%                2.04%              1.60%
more than 49
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
      For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus.

      Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an
Association, or the sales charge rate that applies under the Right of
Accumulation described in the applicable fund's Prospectus and Statement of
Additional Information. Individuals who qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the Distributor.

|X|   Waiver of Class A Sales Charges for Certain Shareholders.  Class A
shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
o     Shareholders who were shareholders of the AMA Family of Funds on
            February 28, 1991 and who acquired shares of any of the Former
            Quest for Value Funds by merger of a portfolio of the AMA Family of Funds.
o     Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.

|X|   Waiver of Class A Contingent Deferred Sales Charge in Certain
Transactions.  The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

      Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the Employee
Retirement Income Security Act of 1974 and regulations adopted under that law.

B. Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

|X|   Waivers for Redemptions of Shares Purchased Prior to March 6, 1995.  In
the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged. Those shares must have been purchased prior to March 6, 1995 in connection with:
o     withdrawals under an automatic withdrawal plan holding only either
            Class B or Class C shares if the annual withdrawal does not exceed 10% of the initial value of the account value, adjusted annually, and
o     liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

|X|   Waivers for Redemptions of Shares Purchased on or After March 6, 1995
but Prior to November 24, 1995. In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or
Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest For Value Fund or into which such
Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6, 1995, but prior to November 24, 1995:
o     redemptions following the death or disability of the shareholder(s) (as evidenced by a determination of total disability by the U.S.
            Social Security Administration);
o     withdrawals under an automatic withdrawal plan (but only for Class B or
            Class C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
o     liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

      A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class
B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another
Oppenheimer fund within 90 days after redemption.
V.         Special Sales Charge Arrangements for Shareholders of Certain
          Oppenheimer Funds Who Were Shareholders of Connecticut Mutual
                            Investment Accounts, Inc.
---------------------------------------------------------------------------

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective Prospectus (or this Appendix)
of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
   Oppenheimer U. S. Government Trust,
   Oppenheimer Bond Fund,
   Oppenheimer Value Fund and
   Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds (referred to as the "Former Connecticut
Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the Former Connecticut Mutual Funds:
   Connecticut Mutual Liquid Account      Connecticut Mutual Total Return
   Account
   Connecticut Mutual Government Securities Account   CMIA LifeSpan Capital
   Appreciation Account
   Connecticut Mutual Income Account      CMIA LifeSpan Balanced Account
   Connecticut Mutual Growth Account      CMIA Diversified Income Account

A. Prior Class A CDSC and Class A Sales Charge Waivers.

|X|   Class A Contingent Deferred Sales Charge. Certain shareholders of a
Fund and the other Former Connecticut Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a
Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18, 1996 (the "prior Class A
CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

      Those shareholders who are eligible for the prior Class A CDSC are:
         1) persons whose purchases of Class A shares of a Fund and other
            Former Connecticut Mutual Funds were $500,000 prior to March 18,
            1996, as a result of direct purchases or purchases pursuant to the Fund's policies on Combined Purchases or Rights of
            Accumulation, who still hold those shares in that Fund or other
            Former Connecticut Mutual Funds, and
         2) persons whose intended purchases under a Statement of Intention entered into prior to March 18, 1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge

      Any of the Class A shares of a Fund and the other Former Connecticut
Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior Class A CDSC.

|X|   Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March 18, 1996, and still holds Class A shares:
         1) any purchaser, provided the total initial amount invested in the
            Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more, including investments made pursuant to the Combined Purchases, Statement of Intention and Rights of
            Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the
            Former Connecticut Mutual Funds or a Fund into which such Fund merged;
         2) any participant in a qualified plan, provided that the total initial amount invested by the plan in the Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
         3) Directors of the Fund or any one or more of the Former
            Connecticut Mutual Funds and members of their immediate families;
         4) employee benefit plans sponsored by Connecticut Mutual Financial
            Services, L.L.C. ("CMFS"), the prior distributor of the Former
            Connecticut Mutual Funds, and its affiliated companies;
         5) one or more members of a group of at least 1,000 persons (and persons who are retirees from such group) engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between CMFS and such group; and
         6) an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the Former Connecticut Mutual
            Funds, provided the institution had an agreement with CMFS.

      Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the Former Connecticut Mutual Funds described above.

      Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual Life Insurance Company through the Panorama Separate
Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund.

B. Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of
Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class B shares of a Former Connecticut
Mutual Fund provided that the Class A or Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut
Mutual Fund. Additionally, the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18, 1996:
   1) by the estate of a deceased shareholder;
   2) upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
   3) for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under Sections 401(a) or
      403(b)(7)of the Code, or from IRAs, deferred compensation plans created under Section 457 of the Code, or other employee benefit plans;
   4) as tax-free returns of excess contributions to such retirement or employee benefit plans;
   5) in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;
   6) in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
   7) in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
   8) in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic
      Withdrawal Plan but limited to no more than 12% of the original value annually; or
   9) as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's Articles of Incorporation, or as adopted by the Board of Directors of the Fund.
VI.       Special Reduced Sales Charge for Former Shareholders of Advance
                                America Funds, Inc.
------------------------------------------------------------------------------

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government
Trust, Oppenheimer Strategic Income Fund and Oppenheimer Capital Income Fund
who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance America Funds, Inc. into those
Oppenheimer funds on October 18, 1991, and who held shares of Advance America
Funds, Inc. on March 30, 1990, may purchase Class A shares of those four
Oppenheimer funds at a maximum sales charge rate of 4.50%.
VII.     Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer
                            Convertible Securities Fund
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Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11, 1996, owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
|_|   the Manager and its affiliates,
|_|   present or former officers, directors, trustees and employees (and their "immediate families" as defined in the Fund's Statement of
         Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,
|_|   registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
|_|   dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
|_|   employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the
         Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
|_|   dealers, brokers, or registered investment advisors that had entered into an agreement with the Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the
         Fund in specific investment products made available to their clients, and
|_|   dealers, brokers or registered investment advisors that had entered into an agreement with the Distributor or prior distributor of the
         Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

Oppenheimer Multiple Strategies Fund

Internet Website:
      www.oppenheimerfunds.com
      ------------------------

Investment Advisor
      OppenheimerFunds, Inc.
      498 Seventh Avenue
      New York, New York 10018

Distributor
      OppenheimerFunds Distributor, Inc.
      498 Seventh Avenue
      New York, New York 10018

Transfer Agent
      OppenheimerFunds Services
      P.O. Box 5270
      Denver, Colorado 80217
      1.800.CALL.OPP (225.5677)

Custodian Bank
      JP Morgan Chase Bank
      4 Chase MetroTech Center
      Brooklyn, New York 11245

Independent Auditors
      KPMG LLP
      707 Seventeenth Street
      Denver, Colorado 80202

Legal Counsel
      Mayer, Brown, Rowe & Maw
      1675 Broadway
      New York, New York 10019

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